EXHIBIT 2.1

STOCK PURCHASE AGREEMENT

dated as of

March 7, 2012

among

CANO PETROLEUM, INC.,

CANO PETRO OF NEW MEXICO, INC.,

LADDER COMPANIES, INC.,

SQUARE ONE ENERGY, INC.,

TRI-FLOW, INC.,

W.O. ENERGY OF NEVADA, INC.,

WO ENERGY, INC.,

W.O. OPERATING COMPANY, LTD.,

and

W.O. PRODUCTION COMPANY, LTD.

as Debtors,

NBI Services, Inc.

as Buyer

CONFIDENTIAL

i

ii

iii

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of March 7, 2012, among Cano Petroleum, Inc., a Delaware corporation (“Cano”), and each of Cano Petro of New Mexico, Inc., a Texas corporation, Ladder Companies, Inc., a Delaware corporation, Square One Energy, Inc., a Texas corporation, Tri-Flow, Inc., an Oklahoma corporation, W.O. Energy of Nevada, Inc., a Nevada corporation, WO Energy, Inc., a Texas corporation, W.O. Operating Company, Ltd., a Texas limited partnership, and W.O. Production Company, Ltd., a Texas limited partnership (each a “Cano Subsidiary” and, collectively, the “Cano Subsidiaries” and, together with Cano, the “Debtors”), NBI Services, Inc. or its assignee affiliate, an Oklahoma corporation (“Buyer”).  Debtors and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

W I T N E S S E T H :

WHEREAS, Cano has concluded that, promptly after the date hereof, Debtors will file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as defined below) in the  United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and pursuant to Chapter 11 of the Bankruptcy Code, Debtors will request that the cases (collectively, the “Bankruptcy Cases”) be jointly administered for procedural purposes;

WHEREAS, as part of the Bankruptcy Cases, Debtors intend to file (i) a plan of reorganization for the Debtors in the form attached hereto as Exhibit A (as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof and thereof, the “Plan”), (ii) a disclosure statement for the Plan intended to meet the requirements of Section 1125(b) of the Bankruptcy Code in the form attached as Exhibit B (as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof, the “Disclosure Statement”), (iii) a motion seeking approval of the Disclosure Statement and (iv) a motion seeking entry of the Bid Procedures Order (as defined below);

WHEREAS, subject to the entry of the Confirmation Order, Cano desires to cause the Reorganized Cano (as defined below) to issue and sell to Buyer, and Buyer desires to purchase from the Reorganized Cano, 1,000 shares of common stock, par value $0.01 per share, of the Reorganized Cano (the “New Cano Shares”) in accordance with the terms and subject to the conditions set forth herein, which New Cano Shares shall constitute, immediately following the Closing (as defined below), all of the issued and outstanding capital stock and other equity interests of the Reorganized Cano;

WHEREAS, simultaneously with the execution hereof, Debtors, the Senior Secured Lenders and the Junior Secured Lenders are entering into a plan support agreement (the “Plan Support Agreement”); and

WHEREAS, Cano has been soliciting bids to purchase either all or substantially all of Cano’s properties or the New Cano Shares and has determined that Buyer’s offer to purchase the New Cano Shares is the highest and best offer received to date for the New Cano Shares or all or substantially all of Cano’s properties and constitutes a fair and adequate purchase price.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             Definitions.

(a)                            The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For such purposes, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Bidder” means any Third Party that has made a bona fide written proposal after the date hereof and prior to the Bid Deadline relating to an Alternative Transaction.

“Alternative Transaction” means, other than the Transactions, the Plan or any transactions effected in the Ordinary Course of Business, any (i) sale, transfer or other disposition, directly or indirectly, of any material assets of any Debtor (except any such sale, transfer or other disposition (A) to the extent permitted by Section 5.01(b)(vi), (B) with respect to any Trust Assets or (C) solely between or among Debtors), (ii) issuance, sale, transfer or other disposition, in each case by any Debtor, of any class of equity securities, ownership interests or voting securities of any Debtor (except for any such issuance, sale, transfer or other disposition (A) by any Cano Subsidiary to any Debtor or (B) by Cano upon the exercise of stock options or the vesting of restricted shares outstanding as of the date of this Agreement), (iii) merger, consolidation, recapitalization, business combination or other similar transaction involving any Debtor (except for any such transaction solely between or among Debtors) or (iv) Chapter 11 plan of reorganization or other restructuring or reorganization for, or liquidation of, any Debtor.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, ordinance, code, rule, regulation, order, injunction or judgment adopted or promulgated by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas or any other court having jurisdiction over the Bankruptcy Cases from time to time.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, in each case as amended, or any successor rules.

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“Bid Deadline” has the meaning set forth in the Bid Procedures Order.

“Bid Procedures Order” means an order of the Bankruptcy Court, substantially in the form attached hereto as Exhibit C, approving this Agreement and procedures for consummating an Alternative Transaction and the Break-Up Fee pursuant to Section 9.03, which order must be reasonably acceptable in form and substance to Buyer and Cano.

“Board of Directors” means the board of directors of Cano or any committee of the board of directors of Cano acting pursuant to authority of such committee granted by such board of directors.

“Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as referenced in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Dallas, Texas.

“Cano’s Knowledge” means the actual knowledge of any of the following individuals:  James R. Latimer III and John H. Homier after consultation with Eric Hyman.

“Cash Deposits” means the total amount of any cash and negotiable instruments of Debtors that constitute deposits securing any performance bonds, surety bonds, letters of credit, guarantees, security deposits or similar assurances outstanding as of the Closing Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

“Claim” means a claim against any Debtors as defined in the Bankruptcy Code and including, but not limited to, administrative claims or expenses as defined by 11 U.S.C. § 503.

“Closing Accounts Receivable” means all accounts receivable of the Debtors, determined in accordance with GAAP, immediately prior to the Closing.

“Closing Cash Balance” means all cash and cash equivalents of the Debtors, determined in accordance with GAAP, immediately prior to the Closing, excluding all Withholding Taxes and all Cash Deposits.

“Closing Date” means the date of the Closing.

“COBRA” means COBRA as defined in Sections 601, et. seq. of ERISA and Section 4980B of the Code.

“Committee” means the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

“Confirmation Order” means an order of the Bankruptcy Court confirming the Plan, which order must be reasonably acceptable in form and substance to Buyer and Cano.

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“Contract” means any contract, agreement, lease, license, indenture, note, bond, sale and purchase order, instrument or other commitment, whether oral or written (including any amendments or modifications thereto.

“Cure Costs” means, with respect to any Desired 365 Contract, any and all amounts necessary to cure all defaults, if any, and to pay all losses that have resulted from defaults under such Desired 365 Contract.

“Disclosure Schedule” means the letter dated the date hereof, executed by the Debtors and delivered to Buyer on the date hereof in connection with the execution and delivery of this Agreement, which letter is identified therein as the Disclosure Schedule for purposes of this Agreement.

“Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement, which order must be reasonably acceptable in form and substance to Buyer and Cano.

“Environmental Laws” means any Applicable Law or any agreement with any Governmental Authority relating to human health and safety, pollutants, contaminants, wastes, chemicals, or toxic or other hazardous substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Escrow Agreement” means the Escrow Agreement dated as of the date hereof among Cano, Buyer and the Escrow Agent, in the form attached hereto as Exhibit D.

“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, (i) which has not been reversed, stayed, modified, amended, enjoined, set aside, annulled or suspended or (ii) with respect to which no stay shall have been issued in connection with any notice of appeal or petition for certiorari filed within any deadline provided by applicable statute or regulation.

“Firm Financing Date” means the date on which Cano receives the Financing Commitment from Buyer pursuant to Section 6.04.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof, or any tribal authority.

“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other Hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

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“Hydrocarbons” means crude oil, natural gas, condensate, casinghead gas, drip gasoline,  natural gasoline, petroleum, natural gas liquids, products, liquids and other hydrocarbons and other minerals and materials of every kind and description.

“Junior Secured Lenders” means the holders of indebtedness under the Subordinated Credit Agreement dated December 17, 2008 between Cano, the lenders thereto from time to time and UnionBanCal Equities, Inc., as administrative agent and as issuing lender.

“Knowledge” means, except as to Cano: (i) in the case of any Person that is not an individual, the actual knowledge of such Person’s executive officers, without a duty of inquiry or investigation and (ii) in the case of any individual, the actual knowledge of such Person, without a duty of inquiry or investigation.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Liquidating Trust” means the Liquidating Trust as defined in the Plan.

“Liquidating Trust Agreement” means the Liquidating Trust Agreement in the form filed as part of the Plan supplement.

“Liquidating Trustee” means the person appointed to serve as the trustee of the Liquidating Trust.

“Material Adverse Effect” means a material adverse effect on (i) the ability of the Debtors (or the Reorganized Debtors after the Closing) to produce Hydrocarbons from the Oil and Gas Interests, taken as a whole, in the Ordinary Course of Business, (ii) the Debtors’ (or Reorganized Debtors’, after Closing) entitlement to receive revenues (net to the Debtors’ (or the Reorganized Debtors’) interest) from Hydrocarbons produced from the Oil and Gas Interests, as applicable or (iii) the ability of the Debtors to perform their respective obligations under the Transaction Documents or consummate the Transactions; provided that any such material adverse effect that results primarily from any of the following matters shall not be taken into account in determining whether a material adverse effect has occurred under clause (i) or clause (ii) of this definition:  (A) changes in financial markets generally, (B) changes in general economic conditions in the United States, (C) changes in the market price of oil and natural gas, (D) matters disclosed on, and facts and circumstances that gave rise to the matters disclosed on, Schedule 3.11 and (E) actions taken or omissions made after the date of this Agreement with the express written consent of Buyer.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations as promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Non-Income Tax” means any Tax other than U.S. federal income tax and income tax imposed by any state or subdivision of the U.S., but including any property tax, franchise tax (including the Texas margin tax), severance tax, production tax or sales and use tax.

“Oil and Gas Interests” means (i) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind or nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; (ii) all interests in rights with respect to Hydrocarbons and other minerals or revenues therefrom, all Contracts in connection therewith and claims and rights thereto (including all Oil and Gas Agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; (iii) all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (iv) all interests in equipment and machinery (including Wells, Well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, in each case in which any Debtor has an ownership interest.

“Oil and Gas Lease” means any Contract pursuant to which Debtors lease, have rights of ingress, egress, easement or passage, or otherwise have rights in or access to surface or subsurface real property and/or the Hydrocarbons or other minerals located thereon or thereunder for the purpose or use of exploration, drilling, production, gathering or transportation of Hydrocarbons.

“Ordinary Course of Business” means the ordinary course of business of the Debtors, consistent in all material respects with past custom and practice of the Debtors from July 1, 2010 until the Petition Date.  Without limiting the effect of the foregoing, the term “Ordinary Course of Business” as used herein shall be no broader than the term “ordinary course of business” as used in Section 363 of the Bankruptcy Code.

“Organizational Documents” means, with respect to any Person, the certificate or articles of incorporation, bylaws, certificate of formation or organization, partnership agreement, operating agreement, limited liability company agreement or any other similar organizational documents of such Person.

“Permits” means all material governmental (whether federal, state or local) permits, licenses, franchises, certificates, approvals or other similar authorizations.

“Permitted Liens” means:

(i)                                     easements, restrictive covenants, servitudes, permits, surface leases and other rights with respect to surface operations, and rights-of-way on, over or in respect of any of the Oil and Gas Interests that, singularly or in the aggregate, do not materially

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interfere with the ownership or operation of the affected Oil and Gas Interests for the production of Hydrocarbons and which are of a nature that would be reasonably acceptable to a prudent owner or operator of oil and gas properties;

(ii)                                  all rights reserved to or vested in any Governmental Authority to control or regulate the Oil and Gas Interests and all obligations and duties under all Applicable Laws or under any Permit issued by any Governmental Authority;

(iii)                               the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the leases, Contracts, instruments and documents which create or reserve to Debtors their interests in any of the Oil and Gas Interests disclosed on Schedule 3.10(a) that, singularly or in the aggregate, do not materially interfere with the operation of such Oil and Gas Interests for the production of Hydrocarbons and which are of a nature that would be reasonably acceptable to a prudent owner or operator of oil and gas properties;

(iv)                              Liens for taxes or other governmental fees not yet due and payable or being contested in good faith;

(v)                                 mechanic’s, materialmen’s, carrier’s, supplier’s, vendor’s, repairer’s or other similar statutory Liens arising in the ordinary course of business securing amounts that are not delinquent or are being contested in good faith;

(vi)                              utility easements, restrictive covenants, zoning, entitlement, building, subdivision, environmental and other similar restrictions that, singularly or in the aggregate, do not materially interfere with the operation of the Oil and Gas Interests for the production of Hydrocarbons and which are of a nature that would be reasonably acceptable to a prudent owner or operator of oil and gas properties;

(vii)                           Liens created by Buyer or any of its successors or assigns;

(viii)                        inchoate liens or security interests created pursuant to Section 9.343 of the Uniform Commercial Code of the State of Texas and similar statutory provisions in jurisdictions other than Texas where the Oil and Gas Interests are located, provided that payments of obligations upon which such liens may arise will be caused to be paid as set forth in the Plan on the effective date thereof;

(ix)                              all lessors’ royalties, overriding royalties, net profits interests, carried interests, and reversionary interests, and all other Liens, rights to take in kind and any other burden or right, provided for in any Oil and Gas Lease or in any other Contract or instrument disclosed on Schedule 3.10(a);

(x)                                 any liens, rights to take in kind and any other burden contained in or created pursuant to any Oil and Gas Lease or in any other Contract or instrument disclosed on Schedule 3.10(a);

(xi)                              any Liens disclosed on Schedule 3.11 or Schedule 3.13;

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(xii)                           mortgages given by surface owners of the Oil and Gas Interests to secure indebtedness to third parties;

(xiii)                        Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; and

(xiv)                       any other Liens that do not, individually or in the aggregate, exceed $50,000 or materially interfere with the ownership or operation of the Oil and Gas Interests subject thereto or affected thereby for the production of Hydrocarbons (as currently operated) and that would be acceptable by a prudent owner or operator of oil and gas properties.

Notwithstanding the foregoing or anything to the contrary in Section 10.14 or in the Disclosure Schedules or introduction thereto, Permitted Liens shall not include any matters referenced in the Disclosure Schedules except to the extent expressly set forth in a Disclosure Schedule (or portion thereof) specified in this definition.

“Permitted Post-Closing Liens” means, in the case of any Debtor, any Liens described in the definition of Permitted Liens, except to the extent the liabilities which any such Lien secures are discharged pursuant to the Plan or assigned to or assumed by the Liquidating Trust.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Petition Date” means the date upon which the Debtors commence the Bankruptcy Cases.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Proceeding” means any action, claim, demand, audit, hearing, complaint, investigation, litigation, or suit commenced, brought, conducted, or heard by or before any Governmental Authority.

“Reorganized Cano” means Cano as of and after the Closing.

“Reorganized Cano Subsidiaries” means the Cano Subsidiaries as of and after the Closing.

“Reorganized Debtor” means any Debtor as of and after the Closing.

“Representatives” means, with respect to any Person, the officers, directors, employees, members, managers, partners, investment bankers, attorneys, accountants, consultants or other advisors, agents or representatives of such Person, when acting in such capacity on behalf of such Person; provided in the case of the Debtors, the term Representatives shall not include any officer or director of any Debtor other than the Chief Restructuring Officer of Cano and directors of Cano.

“SEC” means the Securities and Exchange Commission.

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“Senior Secured Lenders” means the holders of indebtedness under (i) the Amended and Restated Credit Agreement dated December 17, 2008 among Cano, the lenders thereto from time to time, and Union Bank of California, N.A., as administrative agent and (ii) commodity swap transactions and interest rate swap transactions between the Debtors and Natixis and/or Natixis Financial Products, Inc.

“Straddle Tax Period” means any Tax period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of Cano or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of Cano or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of Cano or any of its Subsidiaries for the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement).

“Tax Refund” means any refund, credit, or offset of Taxes, including, but not limited to, any refund, credit, or offset of Taxes attributable to (i) any severance, production or other Taxes imposed upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom and (ii) the exemption from any state production Taxes for horizontally drilled wells.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” means any Person other than a Party or its Affiliates.

“365 Contracts” means all Contracts that may be assumed by one or more Debtors pursuant to Section 365 of the Bankruptcy Code.

“Transaction Documents” means this Agreement, the Plan, the Confirmation Order, the Disclosure Statement, the Plan Support Agreement, the Escrow Agreement, the Liquidating Trust Agreement, any other agreement between or among Buyer and any Debtors that expressly states that it constitutes a Transaction Document for purposes of this Agreement, and all other agreements, documents and instruments entered into as of or after the date hereof and at or prior to Closing in connection with the transactions contemplated hereby.

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“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the purchase and sale of New Cano Shares for the Purchase Consideration in accordance with this Agreement and the other Transaction Documents.

“Trust Liabilities” means those liabilities and obligations set forth on Schedule 2.02, and all liabilities and obligations relating to the Trust Assets from and after the time such Trust Assets are conveyed, transferred, assigned and delivered to the Liquidating Trust.

“Well” means a well for the purpose of discovering or producing Hydrocarbons or disposing of fluids produced in connection with the production of Hydrocarbons.

“Withholding Taxes” means all applicable federal, state or local income taxes and applicable employment (social security, unemployment insurance and Medicare) and other withholding obligations, in each case withheld from employees of Debtors prior to Closing.

(a)           Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Bankruptcy Cases	Recitals
Break-Up Fee	9.03(a)
Buyer	Preamble
Cano	Preamble
Cano Reserve Report	3.14(a)
Cano SEC Documents	3.07(a)
Cano Securities	3.05(a)
Cano Subsidiary	Preamble
Cano Subsidiaries	Preamble
Capital Expenditures	2.01(b)
Chosen Courts	10.07
Closing	2.02
Closing Accounts Receivables Statement	2.03(a)
Closing Date Tank Oil	2.01(b)
Collected Accounts Receivables	2.03(c)
Confidentiality Agreement	5.05
Debtors	Preamble
Desired 365 Contracts	5.03(b)
Disclosure Statement	Recitals
Employee Plans	3.21(a)
End Date	9.01(b)
Environmental Costs	7.09(a)
Environmental Escrow Funds	7.09(b)
Escrow Agent	11.01
Escrow Amount	11.01
Escrow Termination Date	7.09(b)
FERC	3.16

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Term	Section

Financing	6.04
Financing Commitment	6.04
Initial Rejected Contracts	5.03(f)
Joint Direction	11.03
New Cano Shares	Recitals
NGA	3.16
No Longer Desired 365 Contracts	5.03(f)
Oil and Gas Agreements	3.10(a)(vii)
Party	Preamble
Parties	Preamble
Plan	Recitals
Plan Support Agreement	Recitals
Post-Signing Financial Statements	5.02(a)
Prepaid JOA Funds	2.04
Purchase Price	2.01
Rejection Amount	5.03(a)
Remaining Accounts Receivable	2.03(d)
Repair Efforts	7.09(a)
Returns	3.23(a)
Subsidiary Securities	3.06(a)
Suspense Funds	2.05
Tax Proceeding	7.08
Taxing Authority	1.01
365 Notice Date	5.03(a)
365 Schedule	5.03(a)
Transferred Employee	6.01(a)
Trust Assets	2.02(b)

Section 1.02          Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein and defined herein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any Person include the successors and permitted assigns of that Person.  References from or through any

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date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.  The word “or” will have the inclusive meaning represented by the phrase “and/or.”  The phrase “and/or” when used in a conjunctive phrase, shall mean any one or more of the Persons specified in or the existence or occurrence of any one or more of the events, conditions or circumstances set forth in that phrase; provided, however, that when used to describe the obligation of one or more Persons to do any act, it shall mean that the obligation is the obligation of each of the Persons but that it may be satisfied by performance by any one or more of them.  “Shall” and “will” have equal force and effect.  The Parties and their counsel have reviewed the provisions of this Agreement and have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars.  THE PARTIES AGREE THAT THE BOLD AND/OR CAPITALIZED LETTERS IN THIS AGREEMENT CONSTITUTE CONSPICUOUS LEGENDS.

ARTICLE II
PURCHASE AND SALE

Section 2.01          Purchase and Sale of Cano Shares.  Upon the terms and subject to the conditions of this Agreement, Cano will cause the Reorganized Cano to issue and sell to Buyer, and Buyer will purchase from the Reorganized Cano, all of the New Cano Shares at the Closing, free and clear of all Liens and Claims other than Permitted Post-Closing Liens.  At the Closing, Buyer shall pay to the Liquidating Trust (or its designee as directed in the Plan), as consideration for the New Cano Shares, $47,500,000, payable in cash (the “Purchase Price”); provided that such amount:

(a)        is subject to adjustment pursuant to Section 5.03(f) and Section 7.09; and

(b)        shall be adjusted upward by (i) all capital expenditures, including drilling costs, reworking costs, shut-in royalties and all other capital expenditures (collectively, for purposes of this Section 2.01, “Capital Expenditures”) incurred and paid by Debtors in connection with the development, exploration or operation of the Oil and Gas Interests during the period commencing at 7:00 a.m. Central Time on the date hereof, and ending at 7:00 a.m. Central Time on the Closing Date to the extent that the Capital Expenditures are incurred as permitted under Section 5.01(b)(iv) and (ii) the value of all Hydrocarbons in the tanks and pipeline gathering systems of the Debtors at 7:00 a.m. Central Time on the Closing Date (except tank fill that is neither merchantable nor marketable) that is collectable by the customary mode of collection in the normal course of business (“Closing Date Tank Oil”) to be calculated as follows:  the value (net of Non-Income Taxes) shall be the product of (A) the volume of marketable Closing Date Tank Oil (attributable to Debtors’ Interest) measured in barrels or portions thereof at the Closing Date as shown by gauging reports prepared by the Debtors as of the Closing Date (absent any manifest errors), multiplied by (B) the price per barrel the Debtors receive under the applicable contracts for sale of Hydrocarbons in place, (C) but reduced by the amount of unpaid operating expenses incurred to produce such Closing Date

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Tank Oil; provided that the Reorganized Debtors shall have the obligation to pay any Capital Expenditures by Cano or any of its Subsidiaries in accordance with Section 5.01(b)(iv) from and after the date hereof that have not been paid prior to the Closing Date.

The Purchase Price, as adjusted, shall be paid as provided in Section 2.02.

Section 2.02          Closing.  The closing (the “Closing”) of the purchase and sale of the New Cano Shares hereunder shall take place at the offices of Thompson & Knight LLP located at One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas, on the first Business Day of the month following the satisfaction or waiver by the requisite Parties of the conditions to Closing set forth in Article VIII (other than those conditions that by their nature cannot be satisfied until the time of Closing, but subject to the satisfaction or waiver by the requisite Parties of those conditions), or at such other time or place as Buyer and Cano may agree in writing.  At and as of the Closing:

(a)        Pursuant to Sections 1141(b) and (c) of the Bankruptcy Code and the Plan, all right, title and interest of each Debtor in and to all assets, Contracts, leases, properties and businesses, and books, records, title, and distribution data, including pay decks, as the same shall exist as of the Closing Date of every kind, type or designation, whether tangible or intangible, known or unknown, real, personal or mixed, wherever located (including all Claims and Causes of Action (as defined in the Plan) against any Person to the extent not released and discharged pursuant to the Plan, other than the Trust Assets shall vest in the Reorganized Debtors, free and clear of all Claims and Liens other than Permitted Post-Closing Liens; and each Reorganized Debtor, Buyer and its Subsidiaries and their respective Representatives shall be fully released and discharged with respect to any and all such Claims and Liens, other than Permitted Post-Closing Liens, as of the Closing.  After the Closing, the Reorganized Debtors shall be authorized to operate their businesses and to use, acquire and dispose of property and take any and all other actions without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.  After Closing, the Reorganized Debtors shall assume, perform and pay when due liabilities under, or related to, the ownership or operation of the Vested Assets (as defined in the Plan), including, without limitation, (i) paying when due all Non-Income Tax liabilities of the Debtors not due and payable prior to Closing, provided that such Non-Income Tax liabilities for the 2012 year shall be prorated as of the Closing Date in the manner provided in Section 6.02(b) (and the Liquidating Trust shall be responsible for such Taxes to the extent allocable to the portion of the 2012 taxable year ending on the Closing Date) and (ii) remitting to the appropriate Governmental Authority any and all Withholding Taxes within the time period required by applicable law, and the Liquidating Trust shall not be responsible for any such liabilities;

(b)        Pursuant to the Plan and the Liquidating Trust Agreement, all of the Closing Cash Balance and all of the assets, Claims and liabilities set forth on Schedule 2.02 (the Closing Cash Balance and all of the assets set forth on Schedule 2.02 from and after the time such assets are conveyed, transferred, assigned and delivered to the Liquidating Trust referred to collectively herein as the “Trust Assets”) shall vest in the Liquidating Trust (and the Debtors shall execute such instruments as may be necessary to evidence the transfer and assignment to the Liquidating Trust of the Trust Assets), and the Trust Liabilities shall vest in, and be the sole responsibilities of, the Liquidating Trust;

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(c)        Reorganized Cano shall issue the New Cano Shares to Buyer, and shall deliver to Buyer certificates for the New Cano Shares, which, immediately following the Closing, shall constitute all the issued and outstanding capital stock and other equity interests of the Reorganized Cano.  Certificates evidencing the New Cano Shares will bear the following legend:  “These securities have not been registered under the Securities Act of 1933, as amended, or any state securities law.  These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act and any such state securities laws or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act and state securities laws.”; and

(d)           Unless otherwise provided in the Plan, Buyer shall deliver the Purchase Price by wire transfer of immediately available funds, to an account of the Liquidating Trustee designated by the Liquidating Trustee, by notice to Buyer, delivered no later than two (2) Business Days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the Liquidating Trustee in such amount), for distribution in accordance with the Plan.

Section 2.03          Closing Accounts Receivables.

(a)        On the Closing Date, the Debtors shall deliver to Buyer a statement setting forth (i) the names of the obligor and amount of each Closing Accounts Receivable, and (ii) the aggregate amount of all the Closing Accounts Receivables (as such statement may be modified or supplemented within thirty (30) days after the Closing Date by written notice of the Liquidating Trust to Buyer, the “Closing Accounts Receivables Statement”).

(b)        From and after the Closing until the date that is 120 calendar days after the Closing Date, Buyer shall use its good faith efforts to collect, or to cause Buyer to collect, the Closing Accounts Receivables; provided that Buyer must obtain the prior written consent of the Liquidating Trust (which consent may be withheld by the Liquidating Trust in its sole and absolute discretion) to settle any Closing Accounts Receivable for an amount less than the applicable amount set forth on the Closing Accounts Receivables Statement.  Buyer and any Person acting on their behalf shall not be liable for any act or omission taken, or omitted to be taken, related to, or in connection with, the collection of the Closing Accounts Receivables, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud.

(c)        Buyer shall promptly pay the amount of any and all Closing Accounts Receivables collected (the “Collected Accounts Receivables”) to the Liquidating Trust with remittance submitted on a weekly basis.

(d)        On the date that is 120 calendar days after the Closing Date, Buyer shall (i) deliver to the Liquidating Trust a statement setting forth (A) the names of the obligor and amount of each Closing Accounts Receivable that remains uncollected (collectively, the “Remaining Accounts Receivable”) and (B) the aggregate amount of all the Remaining Accounts Receivable; and (ii) convey, transfer, assign and deliver to the Liquidating Trust all the Remaining Accounts Receivable, without warranty of any kind.

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(e)        No adjustment to the Purchase Price shall be made with respect to the Collected Accounts Receivables or the Remaining Accounts Receivable.

Section 2.04          Prepaid JOA Funds.  To the extent that as of the Closing, any Debtor holds funds received by Debtors (in their capacity as operator with respect to the Operated Properties) as prepayments for items under operating agreements for which a payable has not been incurred as of the Closing Date (solely to the extent related to Assumed Contracts (as defined in the Plan)) (“Prepaid JOA Funds”), (a) no adjustment to the Purchase Consideration shall be made with respect to such prepaid JOA Funds or any funds received by Debtors that would constitute Prepaid JOA Funds if such funds were related to Assumed Contracts and (b) at and as of the Closing, all of the Prepaid JOA Funds shall vest in the Reorganized Debtors pursuant to Section 2.02(a), and the Reorganized Debtors shall from and after such time be responsible for the application of such Prepaid JOA Funds under the applicable operating or other agreement pursuant to which such Prepaid JOA Funds were collected.

Section 2.05          Suspense Funds.  To the extent that as of the Closing, any Debtor holds funds received by Debtors (in their capacity as operator with respect to the Operated Properties) in “suspense” (excluding any joint interest billings received by Debtors, in their capacity as operator with respect to the Operated Properties, on or prior to the Petition Date that any Debtor holds as of the Closing) (solely to the extent related to Assumed Contracts, “Suspense Funds”) (a) no adjustment to the Purchase Consideration shall be made with respect to such Suspense Funds or any funds received by Debtors that would constitute Suspense Funds if such funds were related to Assumed Contracts and (b) at and as of the Closing all of the Suspense Funds shall vest in the Reorganized Debtors pursuant to Section 2.02(a), and the Reorganized Debtors shall from and after such time be responsible for the application of such Suspense Funds under the applicable operating or other agreement governing the application of such Suspense Funds.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CANO

Cano represents and warrants to Buyer, as of the date hereof and as of the Closing Date, that:

Section 3.01          Corporate Existence and Power.  Except as set forth on Schedule 3.01, Cano is a corporation validly existing and in good standing under the laws of Delaware and has full power and authority to carry on its business as now conducted.  Each Cano Subsidiary is a corporation or limited partnership validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to carry on its business as now conducted.  Each Debtor is duly qualified to do business and in good standing in each jurisdiction set forth opposite the name of such Debtor on Schedule 3.01.  Prior to the date hereof, Cano has delivered to Buyer true and complete copies of the Organizational Documents for each Debtor, in each case as currently in effect.

Section 3.02          Corporate Authorization.  Subject to the entry of the Bid Procedures Order, the Disclosure Statement Order and the Confirmation Order, the execution, delivery and performance by each Debtor of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions are within the corporate or partnership

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powers of such Debtor and have been duly authorized by all necessary corporate or partnership action on the part of each Debtor.  Subject to the entry of the Bid Procedures Order, this Agreement and each other Transaction Document, dated as of the date hereof to which any Debtor is a party (assuming in each case due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of each Debtor party hereto or thereto, enforceable against each such Debtor in accordance with its terms, provided no stay exists with respect to the Bid Procedures Order.  Subject to the entry of the Bid Procedures Order, all other Transaction Documents executed and delivered by any Debtor party thereto (assuming in each case due authorization, execution and delivery thereof by the other parties thereto) shall, when executed by each such Debtor, constitute valid and binding agreements of each Debtor party thereto, enforceable against each such Debtor in accordance with their terms, provided no stay exists with respect to the Bid Procedures Order.

Section 3.03          Governmental Authorization.  The execution, delivery and performance by each Debtor of this Agreement and each other Transaction Document to which it is or will be a party and the consummation by each Debtor of the Transactions require no action by or in respect of, or filing with or notification to, any Governmental Authority other than (a) the filing of motions of approval for, and the approval by the Bankruptcy Court of, the Disclosure Statement Order, the Bid Procedures Order and the Confirmation Order and (b) compliance with the applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws.

Section 3.04          Noncontravention.  The execution, delivery and performance by each Debtor of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of any Debtor, (b) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) after giving effect to the entry of the Bid Procedures Order, Disclosure Statement Order and Confirmation Order, assuming compliance with the matters referred to in Section 3.03 and except as set forth on Schedule 3.04, require any material consent or other action by any Person under, constitute a material default, or an event that, with or without notice or lapse of time or both, would constitute a material default, under, or cause or permit the termination, cancellation, acceleration or other change of any material right or obligation or the loss of any material benefit to which any Debtor is entitled under any provision of any Contract binding upon any Debtor or by which any of their respective assets may be bound or any Permit affecting, or relating in any way to, any Debtor or its assets other than approvals, consents, filings and notifications as to which the failure to obtain, make or give have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (d) result in the creation or imposition of any Lien on any asset of any Debtor, other than Permitted Liens or Liens that may arise or be deemed to arise as a result of the Transactions.

Section 3.05          Capitalization.

(a)        Except as set forth on Schedule 3.05 and for changes after the date of this Agreement resulting from the exercise of stock options and the vesting or forfeiture of restricted shares outstanding as of the date of this Agreement, on the date hereof and at all

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times prior to the effectiveness of the Plan and the Closing hereunder, there is not and shall not be any outstanding (i) shares of capital stock or other voting securities of or ownership interests in Cano, (ii) securities of Cano convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in any Debtor, (iii) warrants, calls, options or other rights to acquire from Cano, or other obligation of Cano to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Debtor or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Cano (the items in clauses (i) through (iv) being referred to collectively as the “Cano Securities”).

(b)        Upon effectiveness of the Plan and the Closing hereunder, there shall not be issued, reserved for issuance or outstanding any (i) shares of capital stock or other voting securities of or ownership interests in the Reorganized Cano, other than the New Cano Shares issued to Buyer at the Closing, (ii) securities of the Reorganized Cano convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in any Debtor, (iii) warrants, calls, options or other rights to acquire from the Reorganized Cano, or other obligation of the Reorganized Cano to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Reorganized Cano or any Reorganized Cano Subsidiary or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Reorganized Cano.

Section 3.06          Subsidiaries.

(a)        Each Cano Subsidiary, its jurisdiction of organization and all shares of capital stock or other voting securities of or ownership interests in each such Cano Subsidiary (the “Subsidiary Securities”) as of the date hereof are set forth on Schedule 3.06(a).  The Cano Subsidiaries are the only Subsidiaries of Cano as of the date hereof.

(b)        Upon the effective date of the Plan and the Closing hereunder, (i) the Reorganized Cano Subsidiaries will be the only Subsidiaries of Cano and (ii) the outstanding shares of capital stock or other voting securities of, or ownership interests in, each Reorganized Cano Subsidiary is set forth on Schedule 3.06(b) (the “Reorganized Subsidiary Securities”).

(c)        Upon the effective date of the Plan and the Closing hereunder, all of the Reorganized Subsidiary Securities (i) will be owned directly or indirectly by the Reorganized Cano, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than Permitted Liens, Liens set forth in such Reorganized Cano Subsidiary’s Organizational Documents, Liens set forth on Schedule 3.06(c) and restrictions on transfer under applicable securities laws, and (ii) will have been duly authorized, validly issued, fully paid and nonassessable.  Upon the effective date of the Plan and the Closing hereunder, there is not and shall not be issued, reserved for issuance or

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outstanding any (A) shares of capital stock or other voting securities of or ownership interests in any Reorganized Cano Subsidiary, other than the Reorganized Subsidiary Securities, (B) securities of any Reorganized Cano Subsidiary that are convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, Cano, the Reorganized Cano, any Cano Subsidiary or any Reorganized Cano Subsidiary, (C) warrants, calls, options or other rights to acquire from any Reorganized Cano Subsidiary, or other obligations of any Reorganized Cano Subsidiary to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, Cano, the Reorganized Cano, any Cano Subsidiary or any Reorganized Cano Subsidiary or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Reorganized Cano Subsidiary.  Upon effectiveness of the Plan and the Closing hereunder, except for the Reorganized Subsidiary Securities and as set forth on Schedule 3.06(c), the Reorganized Cano will not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

Section 3.07          SEC Filings and the Sarbanes-Oxley Act.

(a)       To Cano’s Knowledge, except as set forth on Schedule 3.07, from February 10, 2011 to the date hereof, Cano has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with the SEC by Cano (such reports, schedules, forms, statements, prospectuses, registration statements and other documents actually filed during such period, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Cano SEC Documents”), all of which Cano SEC Documents are publicly available on the SEC’s EDGAR system.

(b)        To Cano’s Knowledge, except as set forth on Schedule 3.07, as of its filing date (or, if amended or superseded by a subsequent filing, as of the date of such subsequent filing), each Cano SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c)        To Cano’s Knowledge, as of its filing date (or, if amended or superseded by a subsequent filing, as of the date of such filing), each Cano SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)        To Cano’s Knowledge, there are no outstanding loans or other extensions of credit made by any Debtor to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of Cano.

Section 3.08          Financial Statements.  Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Cano (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on

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Form 10-K for the fiscal year ended June 30, 2011 and its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2011 have been prepared from, and are in accordance with, the books and records of Cano and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except as set forth on Schedule 3.08), have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Cano and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Cano and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

Section 3.09          Absence of Certain Changes.  From September 30, 2011 to the date of this Agreement, except (a) as otherwise set forth on Schedule 3.09, (b) for actions taken since the Petition Date in accordance with the Bankruptcy Code or orders of the Bankruptcy Court or (c)  for events, occurrences, developments or state of circumstances or facts arising or occurring in connection with or as a result of the commencement and/or continuation of the Bankruptcy Cases, (i) the Debtors have conducted their business in all material respects in the Ordinary Course of Business and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10          Material Contracts.

(a)        Schedule 3.10(a) identifies, as of the date of this Agreement, to Cano’s Knowledge the following Contracts to which any Debtor is a party or by which any Debtor is bound (whether as an original party, by succession or assignment or otherwise):

(i)            any lease of office space or other real property (other than Oil and Gas Leases);

(ii)           any Oil and Gas Lease;

(iii)          any Contract for the sale, exchange or other disposition of Hydrocarbons produced from the Oil and Gas Interests, and any other Contract granting any third party the right or option to purchase Hydrocarbons produced from the Oil and Gas Interests (other than any right of lessors under the Oil and Gas Leases, and any rights of Parties under operating agreements described on Schedule 3.10(a), to take Hydrocarbons in-kind), in each case that has a term of more than sixty (60) days and cannot be cancelled or terminated or that requires more than sixty (60) days prior written notice to cancel or terminate;

(iv)          any operating agreement to which any Debtor’s interests in any of the Oil and Gas Interests is subject;

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(v)           any Contract providing for an “earnout,” “back-in” working interest, or other contingent payment or interest;

(vi)          any Contract for drilling or well workover services or other well services agreement, in each case that has a term of more than sixty (60) days and cannot be cancelled or terminated or that requires more than sixty (60) days prior written notice to cancel or terminate;

(vii)         any development Contract, farm-in Contract, farm-out Contract, area of mutual interest Contract or similar Contract (clauses (ii) through (vii) collectively, the “Oil and Gas Agreements”);

(viii)        any partnership, joint venture or other similar agreement or arrangement;

(ix)          any Contract relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset of any Debtor);

(x)           any Contract to Cano’s Knowledge containing any preferential purchase rights, rights of purchase, right of first offer, right of first refusal or other similar rights affecting the Oil and Gas Interests that would require waivers or consent, as necessary, to carry out the Transactions contemplated by this Agreement;

(xi)          any Contract that restricts in any material respect the ability of any Debtor or any Affiliate of any Debtor (including Buyer or any of its Subsidiaries after the Closing) to own, operate, obtain, explore for or develop Oil and Gas Interests in a particular geographic area or otherwise to compete in any line of business or with any Person or in any geographic area;

(xii)         any employment or consulting agreement or other Contract with any employee or individual consultant;

(xiii)        any Contract with any Affiliate of Cano (other than operating agreements listed in Schedule 3.10(a) to which two or more Debtors and no other Affiliate of Cano are parties);

(xiv)        any other Contract that requires either (A) annual payments by any Debtor of $250,000 or more or (B) aggregate payments by any Debtor of $1,000,000 or more; or

(xv)         any other Contract that requires either (A) annual payments to any Debtor of $250,000 or more or (B) aggregate payments to any Debtor or $1,000,000 or more.

(b)        To Cano’s Knowledge, except as set forth on Schedule 3.10(b) and except for any 365 Contracts that are not Desired 365 Contracts, subject to entry of the Confirmation Order and payment of all Cure Costs, as of the date of this Agreement each Contract set forth on Schedule 3.10(a) is in full force and effect, and no Debtor party to any such Contract or any

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other party thereto is in default or breach under the terms of any such Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder except to the extent such breaches or defaults have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)        Schedule 3.10(c) sets forth, as of the date of this Agreement, all 365 Contracts that have been assumed by any Debtor.

Section 3.11          Litigation.  Except as set forth in Schedule 3.11, as of the date of this Agreement, other than the Bankruptcy Cases and Proceedings pending in the Bankruptcy Cases, there is no Proceeding pending against or, to Cano’s Knowledge, threatened against or affecting any Debtor or any present or former officer, director or employee of any Debtor that (a) if determined or resolved adversely in accordance with the plaintiff’s demands would reasonably be expected to have, individually or in the aggregate, a liability in excess of $100,000 after taking into account any applicable coverage under the Debtors’ insurance policies and fidelity bonds, (b) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions or (c) affects the execution, delivery or performance by any Debtor of this Agreement or any other Transaction Document to which any Debtor is or will be a party.

Section 3.12          Compliance with Laws and Court Orders.  Except as set forth on Schedule 3.12, to Cano’s Knowledge, as of the date of this Agreement each Debtor is in compliance in all material respects with and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation in any material respect of any Applicable Law.  There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against any Debtor that (a) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) in any manner seeks to prevent, enjoin, alter or materially delay the Transactions or (c) affects the execution, delivery or performance by any Debtor of this Agreement or any other Transaction Document to which any Debtor is or will be a party.  This Section 3.12 is not, and shall not be deemed to be, any representation or warranty with respect to employee benefit matters, which are covered exclusively in Section 3.21, or Environmental Laws, which are covered exclusively in Section 3.22 or Taxes, which are covered exclusively in Section 3.23.

Section 3.13          Properties.  Other than with respect to the Oil and Gas Interests, and except as set forth in Schedule 3.13, no Debtor has received notice of any adverse claim to its title to, or leasehold interests in, any of its property (whether real, personal, tangible or intangible), and, to Cano’s Knowledge, such title and leasehold interest is free and clear of Liens other than Permitted Liens.

Section 3.14          Oil and Gas Interests.

(a)        Cano has furnished to Buyer prior to the date hereof the report estimating the Debtors’ proved oil and gas reserves as of June 30, 2011, as prepared and audited by Haas Petroleum Engineering Services, Inc. (the “Cano Reserve Report”).  To Cano’s Knowledge, the factual, non-interpretive data on which the Cano Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Cano Reserve Report (and in any supplement thereto or update thereof) was accurate in all material respects as of the date of the Cano

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Reserve Report, except to the extent of any differences between any percentage net revenue interest or working interest set forth on the Cano Reserve Report and the corresponding percentage set forth on Schedule 3.14(a).  To Cano’s Knowledge, the Cano Reserve Report conforms to the guidelines with respect thereto of the SEC.  Except for changes (including changes in Hydrocarbon prices) generally affecting the oil and gas industry and normal depletion by production, there has been no material change in respect of the matters addressed in the Cano Reserve Report, except to the extent of any differences between any percentage net revenue interest or working interest set forth on the Cano Reserve Report and the corresponding percentage set forth on Schedule 3.14(a).  The representations and warranties contained in this Section 3.14(a) shall not be construed to be representations or warranties with respect to the accuracy of any estimates, forecasts or conclusions contained in any document.

(b)        Except as set forth on Schedule 3.14(b), to Cano’s Knowledge, the proceeds from the sale of Hydrocarbons produced from the Operated Properties are being received by the Debtors and are not being held in suspense for any reason.

(c)        No Debtor has received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and, on a net, company-wide basis, the Debtors’ properties are neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(d)        No claim, notice or order from any Governmental Authority or other Person has been received by any Debtor due to Hydrocarbon production from the Oil and Gas Interests in excess of allowable production established pursuant to Applicable Law that would result in any material curtailment of production from the Oil and Gas Interests after the Closing Date.

(e)        To Cano’s Knowledge, except as described in Schedule 3.14(e), none of the material Oil and Gas Interests is subject to any preferential purchase or similar right which would become operative as a result of the Transactions.

(f)        Except as set forth in Schedule 3.14(f), the Oil and Gas Interests are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 3.15          Hedging.  No Debtor is bound by any futures, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

Section 3.16          Natural Gas Act.  None of the facilities or operations of any gas gathering system constituting a part of the properties of any Debtor are certificated by the Federal Energy Regulatory Commission (the “FERC”) under Section 7(c) of the Natural Gas Act (the “NGA”) or, to Cano’s Knowledge, are now subject to FERC jurisdiction under the NGA; and none of the properties are providing service pursuant to Section 311 of the National Gas Policy Act of 1978.

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Section 3.17          Insurance Coverage.  Cano has furnished or made available to the Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to any Debtor, the business of the Debtors and/or the officers and employees of any Debtor.  To Cano’s Knowledge, as of the date of this Agreement, there is no claim by any Debtor pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.  All premiums payable under all such policies and bonds have been timely paid and, to Cano’s Knowledge, the Debtors have otherwise complied materially with the terms and conditions of all such policies and bonds.  Schedule 3.17 sets forth a list of all material insurance policies and fidelity bonds of the Debtors as of the date of this Agreement.

Section 3.18          Licenses and Permits.

(a)        All Permits necessary with regard to the ownership or operation of the Oil and Gas Interests have been obtained and maintained in effect.

(b)        This Section 3.18 is not, and shall not be deemed to be, any representation or warranty with respect to employee benefit matters, which are covered exclusively in Section 3.21, or Environmental Law, which are covered exclusively in Section 3.22, or Taxes, which are covered exclusively in Section 3.23.

Section 3.19          Finders’ Fees.  Except for Canaccord Genuity, Inc. and Global Hunter Securities, LLC, whose fees and expenses will be paid by Cano or the Liquidating Trust, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Cano who is or will be entitled to any fee or commission based on any arrangement or agreement made by or on behalf of Cano in connection with the Transactions.

Section 3.20          Employees.  Schedule 3.20 sets forth a true and complete list as of the date of this Agreement of the names, titles, annual salaries and other compensation of all directors and employees of any Debtor and the wage rates for non salaried employees of any Debtor (by classification).

Section 3.21          Employee Benefits Matters.

(a)        Schedule 3.21 contains a correct and complete list identifying each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Cano or any of its ERISA Affiliates and covers any employee or former employee of Debtors, or with respect to which Cano or any of its ERISA Affiliates has any liability.  Copies of such plans (and, if applicable, related trust or

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funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been made available to Buyer, together with the most recent Internal Revenue Service determination or opinion letter, if applicable, with respect to each such plan and the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust.  Any such plans shall be hereafter referred to collectively herein as the “Employee Plans.”

(b)        To Cano’s Knowledge, each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan.  To Cano’s Knowledge, neither Cano nor any ERISA Affiliate nor any predecessor thereof, sponsors, maintains, contributes to any Employee Plan subject to Title IV of ERISA.

(c)        There is no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the business of the Debtors, except as required to avoid excise tax under Section 4980B of the Code.

(d)        Except as set forth on Schedule 3.21, no employee of any Debtor will become entitled to any bonus, retirement, severance, job security or similar benefit, or the enhancement of any such benefit, as a result of the Transactions.

(e)        There is no action, suit, investigation, audit or proceeding pending against or, to Cano’s Knowledge, involving or threatened against, any Employee Plan before any arbitrator or any Governmental Authority.

Section 3.22          Environmental Matters.  Except as set forth in Schedule 3.22, as of the date of this Agreement:

(a)        To Cano’s Knowledge, no notice, notification, demand, request for information, citation, summons, directive, decree, injunction or order has been received that has not been resolved, responded to or complied with, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending or, to Cano’s Knowledge, threatened by any Governmental Authority or other Person against or affecting any Debtor and relating to or arising out of any Environmental Law.

(b)        To Cano’s Knowledge, no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) constructed or installed by Cano is present at, on or under any property owned, leased or operated by any Debtor as of the date of this Agreement in a condition or manner in violation of any Environmental Law.

(c)        To Cano’s Knowledge, (i) no property owned, leased or operated by any Debtor and (ii) no property to which any Debtor has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in

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CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup.

(d)        To Cano’s Knowledge, each Debtor is in compliance (i) with all Environmental Laws in all material respects; and (ii) with all Permits relating to or required by Environmental Law in all material respects.

(e)        To Cano’s Knowledge, there has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to any Debtor or the current or prior business of any Debtor or any property or facility now or previously owned, leased or operated by any Debtor which has not been delivered or made available to Buyer at least ten (10) days prior to the date hereof.

Buyer shall not have any rights under this Agreement or any other Transaction Document to which it is a party, with respect to the representation or warranty of Cano set forth under this Section 3.22 except in the event of an intentional, knowing breach of the representation and warranty of Debtors contained in this Section 3.22.

Section 3.23          Taxes.

(a)        Except as set forth on Schedule 3.23(a), to Cano’s Knowledge (i) all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of any Debtor (collectively, the “Returns”), have, to the extent required by Applicable Law to be filed, been filed when due in accordance with Applicable Law, (ii) as of the time of filing, the Returns were true and complete in all material respects; and (iii) each Debtor has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable.

(b)        Except as set forth on Schedule 3.23(b), there is no claim, audit, action, suit, proceeding or investigation now pending or, to Cano’s Knowledge, threatened against or with respect to any Debtor in respect of any Tax.

(c)        Except as set forth on Schedule 3.23(c), to Cano’s Knowledge, no Tax Authority has asserted that any Debtor is or may be liable for Tax in a jurisdiction in which such entity does not file Returns.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer jointly and severally represent and warrant to Cano, as of the date hereof and as of the Closing Date, that:

Section 4.01          Corporate Existence and Power.  Buyer is a corporation validly existing and in good standing under the laws of Oklahoma and has full corporate power and authority to carry on its business as now conducted.  Buyer has heretofore made available to Cano true and complete copies of the Organizational Documents of Buyer as currently in effect.

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Section 4.02          Authorization.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation of the Transactions are within the corporate powers of Buyer and have been duly authorized by all necessary action on the part of Buyer.  Each of this Agreement and the other Transaction Documents, dated as of the date hereof, to which Buyer is a party have been duly executed and delivered on behalf of Buyer and (assuming in each case due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).  All other Transaction Documents executed and delivered by Buyer shall, when executed and delivered by Buyer (assuming in each case due authorization, execution and delivery thereof by the other parties thereto) constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 4.03          Governmental Authorization.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by Buyer of the Transactions require no action by or in respect of, or filing with or notification to, any Governmental Authority other than (a) the entry by the Bankruptcy Court of the Disclosure Statement Order, the Bid Procedures Order and the Confirmation Order and (b) compliance with the applicable requirements of the 1934 Act and any other applicable state or federal securities laws.

Section 4.04          Noncontravention.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by Buyer of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of its Organizational Documents, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or (c) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer or any of its Subsidiaries is entitled under any provision of any Contract binding upon Buyer or any of its Subsidiaries or by which their respective assets may be bound or any Permit affecting, or relating in any way to, Buyer or the assets or business of Buyer.

Section 4.05          Litigation.  As of the date hereof, there is no Proceeding (or any basis therefor) pending against, or, to the Knowledge of Buyer, threatened against or affecting Buyer, any of its Subsidiaries, any present or former officer, director or employee of Buyer or any of its Subsidiaries or any other Person for whom Buyer or any of its Subsidiaries may be liable or any of their respective properties, that, (a) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions or (b) affects the execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is or will be a party.

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Section 4.06          Financing.  If Buyer receives the Financing Commitment, Buyer will have sufficient cash, committed and available lines of credit or other sources of committed and available funds to enable Buyer to perform all of their respective obligations under this Agreement and the other Transaction Documents to which Buyer is or will be a party, including to pay the Purchase Price.  Buyer is not aware of any facts or circumstances that create a reasonable basis to believe that it will be unable to obtain the financing contemplated by the Financing.

Section 4.07          Finders’ Fees.  There is no investment banker, broker, finder or other intermediary which has been or will be retained by or authorized to act on behalf of Buyer who might be entitled to any fee, commission or other compensation in connection with the Transactions.

Section 4.08          Investor Status; Investigation.

(a)        The New Cano Shares are being acquired by Buyer for investment purposes only, for Buyer’s own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the 1933 Act.

(b)        Buyer is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act.  Buyer acknowledges that the New Cano Shares have not been registered under the 1933 Act or any state or foreign securities laws and that the New Cano Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the 1933 Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the 1933 Act and any applicable state or foreign securities laws.

(c)        Buyer has such expertise, knowledge and sophistication in financial and business matters generally that it is capable of evaluating, and has evaluated, the merits and economic risks of its investment in the Reorganized Cano.

(d)        Buyer has had the opportunity to examine all aspects of Cano and/or the Reorganized Cano, as applicable, that Buyer has deemed relevant and has had access to all information requested by Buyer with respect to Cano and/or the Reorganized Cano, as applicable, in order to make an evaluation thereof.  In connection with the Transactions, Buyer has had the opportunity to ask such questions of and receive answers from the Representatives of Cano and obtain such additional information about Cano and/or the Reorganized Cano, as applicable, as Buyer deems necessary for an evaluation thereof.  Notwithstanding the foregoing, Buyer is entitled to and does rely upon the representations and warranties of Cano contained in Article III, in entering into this Transaction.

ARTICLE V
COVENANTS OF CANO

Section 5.01          Conduct of the Business.  From the date hereof until the Closing or, if earlier, the termination of this Agreement, except (v) as required by this Agreement or any other Transaction Documents, (w) as required by any lease, Contract, or instrument listed on any

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Schedule hereto, (x) as required by any Applicable Law or any Governmental Authority (including by order or directive of the Bankruptcy Court or fiduciary duty of the Debtors) or any requirements or limitations resulting from the Bankruptcy Cases, (y) to the extent related solely to Trust Assets and/or Trust Liabilities, or (z) as otherwise consented to in writing by Buyer:

(a)        Cano shall, and shall cause each of its Subsidiaries to, conduct the business of the Debtors in the Ordinary Course of Business and use all commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all Permits as may be necessary for the Reorganized Cano to own and, with respect to Operated Properties, operate (in the Ordinary Course of Business) the Oil and Gas Interests following the Closing and (iii) comply in all material respects with all Applicable Laws; and

(b)        Cano shall not, and shall not permit any of its Subsidiaries to:

(i)            amend, waive or otherwise modify any of its Organizational Documents (whether by merger, consolidation or otherwise);

(ii)           (A) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other equity securities, other than dividends by any of its wholly-owned Subsidiaries to Cano or (B) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Cano Securities or any Subsidiary Securities;

(iii)          (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock or other equity securities or (B) amend, waive or otherwise modify any term of any Cano Security or any Cano Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(iv)          except with respect to those matters identified on Schedule 5.01 (which expenditures shall be deemed permitted under this Section 5.01(b)(iv)), incur or make, commit to incur or make, any capital or operating expenditures, other than (A) capital expenditures not exceeding $250,000 in the aggregate (net to Debtors’ interest) during any calendar month, except when required by an emergency when there shall have been insufficient time to obtain advance consent (provided, that Cano will promptly notify Buyer of any such emergency expenditures) and (B) operating expenditures made in the Ordinary Course of Business;

(v)           acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than purchases of supplies in the Ordinary Course of Business;

(vi)          sell, lease or otherwise transfer, or voluntarily grant to any Third Party any Lien on, any Oil and Gas Interests, or otherwise divest or relinquish any right or asset having a value of $250,000 or more, other than (A) sales of inventory in the Ordinary Course of Business, (B) relinquishments resulting from the expiration of Oil and Gas Leases that Debtors do not have a right or option to renew, (C) Contracts for the sale of Hydrocarbons in the Ordinary Course of Business, not to exceed one (1) month in duration and (D) sales or other dispositions of materials, supplies, machinery, equipment,

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improvements, or other personal property or fixtures (i) in the Ordinary Course of Business which have been replaced with an item of substantially equal suitability or (ii) not used in current operations and which are not of a value in excess of $250,000 in the aggregate; provided that Cano shall provide notice to Buyer of any sale or disposition pursuant to this Section 5.01(b)(vi)(D)(ii) in an amount in excess of $100,000 in the aggregate;

(vii)         except as in effect on the date of this Agreement, create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or any guarantees thereof;

(viii)        assume or reject any 365 Contract, provided that the Debtors shall be permitted to reject any 365 Contract that is not a Desired 365 Contract at any time after the 365 Notice Date and assume any Desired 365 Contract at any time that such Contract is designated as a Desired 365 Contract in accordance with Section 5.03;

(ix)          enter into any material Contract that if entered into prior to the date hereof would be required to be listed in Schedule 3.10(a) other than (A) Contracts for capital expenditures permitted under Section 5.01(b)(iv) and Contracts permitted under Section 5.01(b)(vi), (B) Contracts of the type described in Section 3.10(a)(ii), Section 3.10(a)(iv), and Section 3.10(a)(vi) entered into in the Ordinary Course of Business, (C) confidentiality agreements entered into in accordance with the Bid Procedures Order, and (D) Contracts entered into to resolve Claims or otherwise in connection with the Bankruptcy Cases that would not affect any property or assets (other than cash) of any Debtor, create any obligation to be performed by any Reorganized Debtor after the Closing or otherwise adversely affect any Reorganized Debtor after the Closing.

(x)           amend or modify in any material respect or terminate any material Contract (other than terminations or expiration in accordance with its terms);

(xi)          request that the Bankruptcy Court approve or authorize the Debtors to take or omit to take any action that would breach the Debtor’s covenants under this Agreement or any other Transaction Document;

(xii)         (A) grant or amend any severance or termination pay or other arrangement with any director, officer or employee of any Debtor, (B) enter into or amend employment, deferred compensation or similar agreement with any director, officer or employee of any Debtor, (C) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of any Debtor or (D) increase the compensation, bonus or other benefits payable to any director, officer or employee of any Debtor;

(xiii)        change the methods of accounting or accounting practice by Cano, except as required by concurrent changes in GAAP as agreed to by its independent public accountants;

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(xiv)                       settle, or offer or propose to settle, (A) any material litigation, investigation, arbitration, proceeding or other claim involving or against any Debtor or (B) any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xv)                          change any annual Tax accounting period, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; or

(xvi)                       agree, resolve or commit to do any of the foregoing.

Section 5.02                             Additional Financial Information.

(a)                       Cano will use all commercially reasonable efforts to provide Buyer with the unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows of the Debtors for each fiscal quarter completed after the date of this Agreement and prior to Closing, as soon as reasonably practicable after the end of each such quarter (the “Post-Signing Financial Statements”).

(b)                       Cano shall cause the Post-Signing Financial Statements delivered in accordance with Section 5.02(a) to fairly present, to Cano’s Knowledge, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Debtors as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end audit adjustments and the absence of notes in the case of any unaudited interim financial statements).

Section 5.03                             Assumption and Rejection of Executory Contracts and Leases.

(a)                       Schedule 5.03(a) sets forth a complete set of the most recent “Schedule G — Executory Contracts and Unexpired Leases” of the Debtors (as such schedules may from time to time be amended or supplemented with written notice to Buyer, the “365 Schedule”).  Cano will amend or supplement the 365 Schedule from time to time promptly, and to provide Buyer written notice thereof, upon its determination that any Debtor is party to a 365 Contract that is not then set forth on the 365 Schedule.  At least fifteen (15) days prior to the date of mailing of notice in accordance with the Bid Procedures Order (the “365 Notice Date”) to all parties to 365 Contracts to be assumed, Cano will deliver to Buyer a copy of the 365 Schedule together with Cano’s good faith estimate of the Cure Costs that would be payable by any Debtor in connection with the assumption of each 365 Contract and, to the extent practicable, a good faith estimate of the rejection damages that would be payable by any Debtor in connection with the rejection of each 365 Contract (the actual amount of such rejection damages as finally determined, “Rejection Amount”).  If Cano has not previously provided or made available to Buyer a copy of any such 365 Contract, including any amendments, waivers or other modifications thereof, Cano shall upon Buyer’s request (i) provide a copy of such 365 Contract to Buyer if Cano has a copy of such 365 Contract readily available in its files or (ii) use its commercially reasonable efforts to obtain a copy of such 365 Contract if Cano does not have a

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copy of such 365 Contract readily available in its files and, upon obtaining a copy, provide a copy of such 365 Contract to Buyer.

(b)                       No later than three (3) days prior to the 365 Notice Date, Buyer shall provide Cano with a list of the 365 Contracts listed on the 365 Schedule received from Cano that Buyer desires to be assumed by the Debtor party thereto (collectively, and as further modified by the Buyer pursuant to the provisions of this Section 5.03(b), the “Desired 365 Contracts”).  As promptly as practicable following the designation by Buyer of any 365 Contract as a Desired 365 Contract, the Debtors shall commence appropriate proceedings before the Bankruptcy Court and otherwise take all necessary actions in order to determine the Cure Costs with respect to such Desired 365 Contract and to effect the assumption of such Desired 365 Contract by the applicable Debtor in accordance with the Bankruptcy Code, effective as of the Closing.  Furthermore, Cano shall take all necessary actions in order to effect the rejection or assignment to the Liquidating Trust by the applicable Debtor of each 365 Contract that is not a Desired 365 Contract at or prior to the Closing. Notwithstanding the foregoing, at any time prior to the Confirmation Hearing, Buyer may identify (i) any 365 Contract that has not been rejected as a Desired 365 Contract and upon receipt of any such notice Debtors shall use commercially reasonable efforts to effect the assumption of such 365 Contract by the applicable Debtor in accordance with the Bankruptcy Code and, if Debtors are successful in effecting such assumption as of Closing, such 365 Contract shall become a Desired 365 Contract and (ii) any Desired 365 Contract that has not been assumed as one that Buyer no longer desires to have assumed and such 365 Contract shall be deemed not to be a Desired 365 Contract.

(c)                        At, prior to or as soon as reasonably practicable after the Closing, Cano shall pay, or cause its Subsidiaries to pay, or cause the Liquidating Trust to pay all Cure Costs with respect to the Desired 365 Contracts, and the Debtors shall provide adequate assurance of future performance of all of the Desired 365 Contracts so that all Desired 365 Contracts can be assumed by the Debtors at or prior to the Closing in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement (provided that Buyer shall cooperate with Debtors in providing such adequate assurance of future performance of all of the Desired 365 Contracts and Buyer acknowledges that such cooperation may require Buyer to provide information regarding Buyer and its Subsidiaries, as well as a commitment of performance by Buyer and/or its Subsidiaries with respect to the Desired 365 Contracts from and after the Closing to demonstrate adequate assurance of the performance of the Desired 365 Contracts, and the Debtors’ obligation to provide such adequate assurances is subject to the cooperation and providing of such information and commitment by Buyer).  Except as set forth in this Section 5.03(c) and in Section 5.03(f), neither Buyer nor any of its Subsidiaries (including the Reorganized Debtors) shall have any liability or obligation to any Person for any default under or Cure Costs related to any 365 Contract of any Debtor existing at or prior to the Closing.

(d)                       Cano will provide to Buyer a copy of any motion, application or other court document filed with, and any proposed orders submitted to, the Bankruptcy Court seeking authorization to assume or reject any 365 Contract, enter into, amend or waive any provision of any 365 Contract, other than as permitted under Section 5.01, in advance of filing (with a reasonable opportunity to review and comment on same) all of which must be, prior to filing, in form and substance reasonably satisfactory to Buyer in all material respects.

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(e)                        Each 365 Contract that is assumed by any Debtor in accordance with this Agreement shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable assumption date.

(f)                         If any 365 Contract listed on Schedule 5.03(a), other than the 365 Contracts listed on Schedule 5.03(f) (the “Initial Rejected Contracts”), is (i) not designated by Buyer as a Desired 365 Contract in accordance with Section 5.03(b) or (ii) designated as a Desired 365 Contract and subsequently deemed not to be a Desired 365 Contract as permitted under Section 5.03(b)(ii) (all such 365 Contracts described in clauses (i) and (ii), collectively, the “No Longer Desired 365 Contracts”), and the aggregate actual amount to be paid by the Debtors (or the Liquidating Trust) pursuant to the Plan in respect of the Rejection Amounts related to all No Longer Desired 365 Contracts exceeds the aggregate Cure Costs that would be payable if such No Longer Desired 365 Contracts would be assumed by the applicable Debtors, then the Purchase Price payable by Buyer pursuant to Section 2.01 shall be increased by the amount that such Rejection Amounts exceed such Cure Costs.

Section 5.04                             Well Elections.  If any Debtor is provided notice of any proposed drilling, reworking, recompletion, sidetracking, deepening or similar activity with respect to any well (other than a Trust Asset), then (i) if the expenditures with respect to such activity are identified on Schedule 5.01, Debtors shall elect to participate in such activity and (ii) if expenditures with respect to such activity are not identified on Schedule 5.01, the Debtors shall provide notice of such proposal, together with relevant seismic and other data relating to such proposal that is in Debtors’ possession, to Buyer promptly after Debtors’ receipt of notice of such proposal.  Buyer shall respond to any such notice provided to Buyer promptly after Buyer’s receipt of such notice.  If Buyer instructs Debtors in writing to participate in such activity sufficiently in advance of the deadline to make an election to participate, Debtors shall elect to participate in such activity and the expenditures paid by Debtors with respect to such activity prior to Closing shall be deemed consented to by Buyer for purposes of Section 5.01(b)(iv), and the Purchase Price shall by adjusted pursuant to Section 2.01(b); provided that if Buyer instructs Debtors in writing not to participate in such activity, or fails to timely instruct Debtors in writing to participate in such activity, Debtors may, at Debtors’ option, elect to participate in such activity, but the expenditures paid by Debtors with respect to such activity shall not be reimbursed pursuant to Section 2.01(b).

Section 5.05                             Access to Information.  From the date hereof until the Closing and subject to Applicable Law and the confidentiality agreement dated August 9, 2011, between Cano and Buyer (the “Confidentiality Agreement”), Cano shall (a) give to Buyer and its Representatives reasonable access for the purpose of conducting due diligence during normal business hours to the offices, properties, books and records of Cano and its Subsidiaries (subject to the terms, conditions and restrictions of agreements related to such offices and properties and, with respect to Oil and Gas Interests with Third Parties acting as the operator, the consent of the operator); provided that such access shall be upon reasonable advance notice and under reasonable circumstances, (b) furnish to Buyer and its Representatives such financial and operating data and other information available as of the date hereof or that becomes available at any time prior to the Closing Date as Buyer may reasonably request in connection with the Transactions and (c) instruct its Representatives to cooperate with Buyer in its due diligence; provided that in no

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event shall Cano or any of its Subsidiaries be obligated to provide or permit (i) any information the disclosure of which would (I) cause the loss of any legal privilege available to any Person relating to such information or would cause Cano or its Subsidiaries to breach a confidentiality obligation to which it is bound or (II) result in a violation of Applicable Law, (ii) copies of bids, letters of intent, expressions of interest or other proposals received from other Persons prior to the Bid Deadline in connection with the Transactions or information and analyses relating to such communications, except to the extent required in the Bid Procedures Order or (iii) access for any invasive environmental testing of any property and Buyer shall not be entitled to conduct any invasive environmental testing at, on or under any property of Cano.  After the Closing, Buyer, Reorganized Cano, and the Reorganized Subsidiaries will allow the Liquidating Trustee and its Representatives reasonable access during normal business hours to the books and records of Reorganized Cano and Reorganized Subsidiaries as it relates solely to pre-Closing financial information germane to the Chapter 11 cases and the payment of claims and related matters or performance of obligations assumed by Buyer, Reorganized Cano, and Reorganized Subsidiaries under this Stock Purchase Agreement; provided that such access shall expire six months after the Closing Date, but may be extended upon mutual agreement of the Parties.  Any access provided pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Cano and, after the Closing, Reorganized Cano, Reorganized Subsidiaries, and the Buyer.

ARTICLE VI
COVENANTS OF BUYER

Section 6.01                             Health Coverage.  The following provisions shall govern Health Coverage of present or former Cano employees.

(a)                       Active Participant.  From and after the Closing Date, Buyer shall take such action as may be necessary so that, on and after the Closing Date, eligible employees (and/or their eligible spouses and dependent children) of Cano or its Subsidiaries who after the Closing Date are employed by Buyer or an Affiliate of Buyer (“Transferred Employees”) are provided health care coverage either, as Buyer may determine in its discretion from time to time, (i) pursuant to terms and conditions of the health care arrangement as in effect and maintained by Cano immediately prior to the Closing Date (to the extent Buyer decides to maintain such arrangement following the Closing), or (ii) pursuant to a health care plan or program sponsored by Buyer on substantially the same basis as employees of Buyer and its Subsidiaries having similar responsibilities and positions.

(b)                       COBRA Benefits.  From and after the Closing Date and with respect to any former employee of Cano or its Subsidiaries (and/or his or her spouse and dependent children) who was an eligible COBRA beneficiary and experienced a “qualifying event” (as defined in COBRA) and has elected COBRA coverage or is in the election period prior to the Closing Date, Buyer shall at its election (i) provide coverage under a group health plan sponsored by Buyer in compliance with COBRA or (ii) provide coverage under Cano’s existing health plan or another subsequent Cano health plan for as long as Cano is required to offer COBRA eligible benefits to any “qualified beneficiary” and for a period of time no less than the period prescribed by or limited by COBRA.  Buyer shall be responsible after the Closing Date for the notices, extension of continuation coverage and other compliance with

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COBRA as to any of the persons described in the preceding sentence.  Seller shall assume the responsibility for providing to all employees on a timely basis, all necessary notices, documentation, and requests required prior to the Closing Date.

(c)                        Benefit Considerations.  The eligibility of any Transferred Employee to participate in any health care plan or program of Buyer or its Subsidiaries shall not be subject to any exclusions for any pre-existing conditions if such individual met the participation requirements of similar benefit plans and programs of Cano and its Subsidiaries.  Amounts paid before the Closing by Transferred Employees under any health plans of Cano and its Subsidiaries shall, after the Closing, be taken into account in applying deductible and out-of-pocket limits applicable under the health plans of Buyer and its Subsidiaries provided as of the Closing to the same extent as if such amounts had been paid under such health plans to Buyer and/or its Subsidiaries.

Section 6.02                             Tax Refunds.

(a)                       Buyer shall use commercially reasonable efforts to claim and prosecute, or to cause the Reorganized Debtors to claim and prosecute, all properly allowable Tax Refunds of the Debtors for all Pre-Closing Tax Periods and the portion of any Straddle Tax Period ending on the Closing Date (determined in accordance with Section 6.02(b)).  All such Tax Refunds shall be for the account of the Liquidating Trust and shall be promptly paid, after deduction for all reasonable and directly applicable costs and expenses incurred in obtaining said Tax Refunds by Buyer, to the Liquidating Trust when received by Buyer or any Reorganized Debtor.  As to all other Tax Refunds, the funds shall be for the account of Buyer or any Reorganized Debtor and not the Liquidating Trust.

(b)                       For purposes of Section 6.02(a), Tax Refunds of the Debtors for the portion of any Straddle Tax Period ending on the Closing Date shall be:

(i)                                     in the case of Tax Refunds attributable to Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any production, sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be allowed as a Tax Refund if the Tax period of the Debtors ended with (and included) the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and

(ii)                                  in the case of Tax Refunds attributable to Taxes that are imposed on a periodic basis with respect to the assets or capital of the Debtors, deemed equal to the amount that would be allowed as a Tax Refund for the entire Straddle Period, multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period.

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Section 6.03                             Tax Returns.

(a)                       Buyer shall refrain, and shall cause each Reorganized Debtor to refrain, from making or being deemed to make, any election, including any election under Section 338 of the Code, that could cause the Debtors to realize additional income with respect to any Pre-Closing Period or the pre-Closing portion of the Straddle Period.  Buyer shall prepare or cause to be prepared all Tax Returns of the Debtors required to be filed after the Closing Date for the Straddle Period and all Pre-Closing Tax Periods, including the Tax Period ending as of the day on the Closing Date pursuant to Treasury Regulation Section 1.1502-76(b)(1)(ii) if the Reorganized Debtors become members of Buyer’s consolidated group as a result of Buyer’s purchase of the New Cano shares; provided, however, that if the Closing occurs before the filing of the Debtors’ Federal income Tax Return for the taxable year ended June 30, 2011, then the Liquidating Trust shall be responsible for filing such Tax Return (with the reasonable cooperation of Buyer) but at Buyer’s expense.  In the event Reorganized Debtors become members of Buyer’s consolidated group, the Parties agree that the transactions of the Debtors or the Reorganized Debtors that occur on the Closing Date that are outside the ordinary course of business of the Debtors or the Reorganized Debtors will be treated for all federal and state tax purposes as occurring at the beginning of the day following the Closing Date.  Each such Tax Return shall be prepared on a basis consistent with past practice except to the extent otherwise required by Applicable Law.  Not later than thirty (30) days prior to the due date for filing any such Tax Return, Buyer shall deliver a copy of such Tax Return, together with all supporting documentation and workpapers, to the Liquidating Trust for its review and approval.  Buyer will cause such Tax Return (as revised to incorporate the Liquidating Trust’s comments) to be timely filed and will provide a copy to the Liquidating Trust.

(b)                       Buyer shall not amend any Tax Returns of the Debtors that are attributable to Pre-Closing Tax Periods or Straddle Tax Periods without the prior written consent of the Liquidating Trust.

Section 6.04                             Financing.  Within 45 days of the date hereof, Buyer shall deliver to Cano a complete and correct copy of an executed commitment letter from F&M Bank and Trust Co. and other qualified banking institutions, in a form reasonably acceptable to Cano, in its sole discretion, which shall not unreasonably be withheld (the “Financing Commitment”), with respect to a debt financing in an amount sufficient to enable Buyer to perform its obligation to pay the Purchase Price, as adjusted pursuant to Section 2.01, at the Closing (the “Financing”).

ARTICLE VII
COVENANTS OF BUYER AND CANO

Buyer and Cano agree that:

Section 7.01                             Commercially Reasonable Efforts; Further Assurances.  Subject to the terms and conditions of this Agreement and subject to the Bankruptcy Code and any orders of the Bankruptcy Court, Buyer and Cano each will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the Transactions, including (a) finalizing, executing and delivering all Transaction Documents to which it or any of its Subsidiaries is a party prior to the Closing, (b) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations,

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submissions of information, applications and other documents and (c) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Transactions; provided that the commercially reasonable efforts of any party hereto shall not be deemed to include (i) except as expressly set forth in this Agreement, entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the Transactions or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise) any assets of Cano, Buyer or any of its Subsidiaries.  Cano and Buyer will execute and deliver or cause to be executed and delivered such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions in accordance with the terms and conditions of this Agreement and the Plan.

Section 7.02                             Bankruptcy Proceedings.

(a)                       Cano will, and will cause each of its Subsidiaries to, commence appropriate proceedings before the Bankruptcy Court and otherwise use all of their respective commercially reasonable efforts to obtain entry of the Bid Procedures Order, the Disclosure Statement Order and the Confirmation Order, in each case prior to the applicable dates set forth in Article IX and any other order required to consummate the Plan and the Transactions as promptly as practicable, all of which orders, and any amendment or supplement to any of the foregoing, must be reasonably acceptable in form and substance to, and shall not be entered until consented to by, Cano and Buyer; provided that if, after the conclusion of the hearing to consider entry of any such order, the Bankruptcy Court makes any modifications to any proposed form of order which modification was not approved by Buyer prior to entry of such order, Buyer shall have five (5) Business Days after the entry of such order to raise any objections to such modifications.

(b)                       Cano agrees to provide Buyer and its counsel with copies of all material motions, applications, supporting papers and notices prepared by any Debtor (including forms of orders and notices to interested parties) relating in any way to the Bid Procedures Order, the Disclosure Statement, the Plan or otherwise relating to the Transactions prior to the filing of such documents and shall provide Buyer, to the extent practicable, with a reasonable opportunity to review and comment on such documents.  In addition, Cano will consult with Buyer prior to taking any other action in or with respect to the Bankruptcy Cases that could reasonably be expected, individually or in the aggregate, to (i) be inconsistent with this Agreement, any Transaction Document or the Transactions, (ii) materially impair or materially delay the Closing, (iii) have a Material Adverse Effect on the Transactions, any Desired 365 Contracts, the Reorganized Debtors, Buyer or its Subsidiaries or (iv) relate to the retention or compensation of any employees.

(c)                        Buyer will provide or cause to be provided to Cano, at its request, all information concerning Buyer as is reasonably required to be included in the Disclosure Statement to satisfy the requirements of Section 1125(a) of the Bankruptcy Code.

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(d)                       Cano will not permit any provision of the Disclosure Statement, the Plan or any schedules or exhibits thereto or any other material document relating to the Disclosure Statement, the Plan or the Transactions to be amended, modified, supplemented, withdrawn or revoked in any manner that adversely affects Buyer or the Reorganized Debtors or that material impairs or materially delays the Closing except with Buyer’s prior written consent.

(e)                        If entry of the Bid Procedures Order, the Disclosure Statement Order or the Confirmation Order or any other orders of the Bankruptcy Court relating to the Transactions, the Disclosure Statement, the solicitation of acceptances of the Plan or confirmation of the Plan shall be appealed or otherwise challenged by any party (including by petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument), Cano will diligently oppose such appeal, challenge, petition or motion and will use all commercially reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion.

(f)                         Cano shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to maintain the exclusive periods pursuant to Section 1121(d) of the Bankruptcy Code during which the Debtors may file a plan or plans of reorganization and solicit acceptances thereof.

Section 7.03                             Certain Filings.  Cano and Buyer shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Transactions and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 7.04                             Public Announcements.  Each of Cano and Buyer will obtain the consent (as to both form and content) of the other Party prior to issuing any press release or making any public statement with respect to this Agreement or the other Transaction Documents or the Transactions, except to the extent that such press release or other public announcement is required by Applicable Law.  Cano may file this Agreement and the other Transaction Documents with the SEC pursuant to the requirements of the 1934 Act and with the Bankruptcy Court upon execution of this Agreement, and Cano will give Buyer a prior opportunity to review and comment on drafts of such filings.  Cano may make this Agreement and the other Transaction Documents available to Alternative Bidders pursuant to the Bid Procedures Order.

Section 7.05                             Notices of Certain Events.  Each of Cano and Buyer shall promptly notify the other of:

(a)                       any written notice or other communication received by it from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b)                       any written notice or other communication received by it from any Governmental Authority in connection with the Transactions;

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(c)                        any Proceedings commenced or, in the case of Cano, to Cano’s Knowledge, or in the case of Buyer, to its Knowledge, threatened against, relating to or involving or otherwise affecting any Debtor or Buyer and any of its Subsidiaries, respectively, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions;

(d)                       in the case of Cano, the damage or destruction by fire or other casualty of any material Oil and Gas Interests or in the event that any material Oil and Gas Interest becomes the subject of any Proceeding or, to Cano’s Knowledge, threatened Proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

(e)                        any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 8.02(a) and Section 8.03(a) not to be satisfied, in the case of Buyer, to Buyer’s Knowledge, or in the case of Cano, to Cano’s Knowledge; and

(f)                         any failure of that Party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided that the delivery of any notice pursuant to this Section 7.05 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 7.06                             Confidentiality.  The Parties acknowledge that Buyer and Cano previously executed the Confidentiality Agreement.  Notwithstanding anything to the contrary in the Confidentiality Agreement, to the extent of any conflict between the provisions of the Confidentiality Agreement and the terms hereof, the terms hereof shall prevail.  The Parties acknowledge and understand that this Agreement will be filed with the Bankruptcy Court and may be made available by Debtors to Alternative Bidders as contemplated by the Bid Procedures Order.  The Parties agree that such disclosure shall not be deemed to violate any confidentiality obligations owing to any Party, whether pursuant to this Agreement, the Confidentiality Agreement or otherwise.  Notwithstanding the foregoing, this Section 7.06 shall not in any way limit, to the extent required by Applicable Law,  the disclosure of information by Debtors or their Affiliates in connection with the administration of the Bankruptcy Cases, pursuant to any provision of the Bankruptcy Code or any order of the Bankruptcy Court.

Section 7.07                             Indemnification.  BUYER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD EACH DEBTOR, EACH OF THEIR SUCCESSORS AND ALL OF THEIR RESPECTIVE MANAGERS, MEMBERS, PARTNERS, DIRECTORS, OFFICERS AND OWNERS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES CAUSED DIRECTLY OR INDIRECTLY BY THE ACTS OR OMISSIONS OF BUYER, ANY OF BUYER’S SUBSIDIARIES OR ANY PERSON ACTING ON BUYER’S OR ITS SUBSIDIARIES’ BEHALF IN CONNECTION WITH ANY DUE DILIGENCE CONDUCTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY SITE VISITS.  THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR

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NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.  Buyer shall comply with all rules, regulations, policies and instructions reasonably required by Debtors, or any Third Person operator of any Oil and Gas Interests, which are provided to Buyer regarding Buyer’s actions while upon, entering or leaving any property, including any insurance requirements that Debtors may reasonably impose, or any such Third Person operator may impose, on contractors authorized to perform work on any property owned or operated by Debtors (or any such Third Person operator, as applicable).

Section 7.08                             Audits and Other Tax Proceedings.  Buyer and Reorganized Cano shall control the conduct of any audit, litigation or other administrative or judicial proceeding with respect to Taxes of the Debtors (each a “Tax Proceeding”) for any Tax period.  Buyer and Reorganized Cano shall promptly provide the Liquidating Trust with notice regarding the commencement of any Tax Proceeding for any Pre-Closing Tax Period or Straddle Tax Period.  Neither Buyer nor Reorganized Cano shall enter into any settlement or agreement of compromise with respect to any Tax Proceeding for any Pre-Closing Tax Period or Straddle Tax Period without the prior written consent of the Liquidating Trust, which such consent will not be unreasonably withheld.

Section 7.09                             Environmental Costs.

(a)                       On or prior to the Closing Date, Cano shall, or shall cause one of the Debtors, to take such actions as may be reasonably necessary to repair or remediate those items listed on Schedule 3.22, to the reasonable satisfaction of Cano (and Cano or Reorganized Cano, as the case may be, shall not have received written notice from the appropriate governmental entity within 30 days after the submission of the initial sundry notices relating to the actions taken to repair or remediate those items set forth on Schedule 3.22, indicating that the actions described in such sundry notices were insufficient to repair or remediate those items set forth on Schedule 3.22) (“Repair Efforts”).  The costs and expenses related to the Repair Efforts (“Environmental Costs”) shall be paid as follows:

(i)                                     if the aggregate amount of Environmental Costs are equal to or less than $50,000, they shall be paid (A) 100% by Cano if incurred prior to the Closing or (B) 100% from the Environmental Escrow Funds if incurred subsequent to the Closing;

(ii)                                  if the aggregate amount of Environmental Costs exceeds $50,000, but is equal to or less than $250,000, (A) if such Environmental Costs are incurred prior to the Closing, 50% of such excess amount shall be paid by Cano and the Purchase Price shall be increased 50% of such excess amount or (B) if such Environmental Costs are incurred subsequent to the Closing, 50% of such excess amount shall be paid by Buyer and 50% of such excess amount shall be paid from the Environmental Escrow Funds; and

(iii)                               If the aggregate amount of Environmental Costs exceeds $250,000, Reorganized Cano shall pay all of such excess amounts.

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(b)                       If the Repair Efforts are not completed prior to the Closing, Debtors agree and authorize Buyer to retain from the Purchase Price, in an interest bearing account, an amount equal to $150,000 minus all Environmental Costs paid by Cano prior to the Closing (the “Environmental Escrow Funds”), to be used as set forth in Section 7.09(a)(i)-(ii) above until exhausted or transferred to the Liquidating Trust as set forth below. Neither the Debtors, nor the Liquidating Trust, shall have any obligation or other liability with respect to any Environmental Costs except as specifically set forth in this Section 7.09.  Upon the earlier to occur of (i) the date which is six months immediately following the Closing Date (ii) the completion of the Repair Efforts or (iii) the payment of all Environmental Costs (the “Escrow Termination Date”), the balance of the Environmental Escrow Funds, if any, together with interest thereon accruing from the date of the Closing through and including the Escrow Termination Date, will be transferred by Buyer to the Liquidating Trust for distribution in accordance with the Plan.

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.01                             Conditions to Obligations of Buyer and Cano.  The obligations of Buyer and Cano to consummate the Closing are subject to the satisfaction (or, in the case of clause (d) of this Section 8.01, waiver by each) of each of the following conditions:

(a)                       No Applicable Law shall prohibit the Transactions or the consummation of the Closing.

(b)                       All of the conditions to the effective date of the Plan shall have been satisfied such that the Plan shall have became effective or shall become effective simultaneously with the Closing.

(c)                        All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been taken, made or obtained.

(d)                       No Proceeding instituted by any Governmental Authority shall be pending and no injunction, order, decree or judgment of any Governmental Authority of competent jurisdiction shall be in effect, in each case which seeks to or does, as applicable, prohibit, restrain or enjoin the consummation of the Plan or the Transactions; provided that the Party seeking to rely on this Section 8.01(d) as a basis not to consummate the Closing must have used all commercially reasonable efforts to cause such Proceeding to have been dismissed or resolved in favor of the Parties or to prevent the entry of such injunction, order, decree or judgment.

Section 8.02                             Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the Closing is subject to the satisfaction (or waiver by Buyer) of each of the following further conditions:

(a)                       (i) Cano shall have performed in all material respects all of its covenants and other obligations hereunder required to be performed by it on or prior to the Closing Date and (ii) the representations and warranties of Cano set forth in Article III of this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of the Closing Date,

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other than those representations and warranties that are made as of a specific earlier date which representations need not be true and correct as of the Closing Date but must be true and correct as of such specific earlier date (except that, in each case, for purposes of this Section 8.02(a), in determining whether such representations and warranties are true and correct, all qualifications in such representations or warranties as to “material,” “in all material respects,” Material Adverse Effect or similar materiality qualifiers shall be disregarded) except: (A) for those failures to be true and correct that, individually or in the aggregate, do not constitute a Material Adverse Effect; (B) for changes therein specifically contemplated or permitted by this Agreement; and (C) that failure of any representation or warranty contained in Section 3.22 shall be disregarded for purposes of this Section 8.02(a) except to the extent of a knowing and intentional breach of such representation and warranty by Cano.

(b)                       The Bid Procedures Order, the Disclosure Statement Order and the Confirmation Order shall have been entered by the Bankruptcy Court, each such order shall be in form and substance reasonably acceptable to Buyer and each such order shall be a Final Order and in full force and effect.

(c)                        The Bankruptcy Court shall have determined that the Plan is feasible in accordance with its terms.

(d)                       Buyer shall have received all Post-Signing Financial Statements that are required to have been delivered to Buyer as of the Closing Date in compliance with Section 5.02.

(e)                        If Buyer shall have given Cano a written request at least fifteen (15) Business Days prior to Closing that any employees of any Debtor specified in such request shall cease to be employed by any Debtor effective at the Closing, each such specified employee shall have ceased to be employed by any Debtor.

(f)                         The Liquidating Trustee shall have executed and delivered the Liquidating Trust Agreement, and the Liquidating Trust Agreement shall be in full force and effect.

Section 8.03                             Conditions to Obligation of Cano.  The obligation of Cano to consummate the Closing is subject to the satisfaction of the following further conditions:

(a)                       (i) Buyer shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of Buyer set forth in Article IV of this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of the Closing Date.

(b)                       The Bid Procedures Order, the Disclosure Statement Order and the Confirmation Order, together with any other order of the Bankruptcy Court required to consummate the Plan and the Transactions, shall have been entered by the Bankruptcy Court and shall be in full force and effect.

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ARTICLE IX
TERMINATION

Section 9.01                             Grounds for Termination.  Subject to the penultimate sentence of this Section 9.01, this Agreement may be terminated at any time prior to the Closing:

(a)                       by mutual written agreement of Cano and Buyer;

(b)                       by either Cano or Buyer if the Closing and the effective date of the Plan shall not have been consummated on or before one hundred eighty (180) days after the Firm Financing Date (the “End Date”);

(c)                        by either Cano or Buyer if there shall be any Applicable Law that makes consummation of the Transactions illegal or otherwise prohibited or if consummation of the Transactions would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

(d)                       by Buyer if:

(i)                                     the Bid Procedures Order, in form and substance reasonably acceptable to Buyer, shall not have been entered before forty-five (45) days after the Firm Financing Date (subject to the proviso below) or if the Bid Deadline shall be a date later than ninety (90) days after the Firm Financing Date;

(ii)                                  the Disclosure Statement shall not have been approved by the Bankruptcy Court on or before ninety (90) days from the Firm Financing Date (subject to the proviso below);

(iii)                               the Confirmation Order shall not have been approved by the Bankruptcy Court on or before one hundred fifty (150) days from the Firm Financing Date (subject to the proviso below);

(iv)                              the Bankruptcy Court shall have approved any Alternative Transaction, or Cano shall have entered into any definitive agreement with respect to any Alternative Transaction which agreement has been approved by the Bankruptcy Court;

(v)                                 Cano shall have breached any of its representations and warranties, or shall have failed to perform or comply with any of its covenants and agreements, contained in this Agreement such that the condition set forth in clauses (i) and (ii) of Section 8.02(a) shall not be satisfied, and Buyer shall have given at least ten (10) days written notice to Cano to cure such breaches and failures but such condition remains unsatisfied; or

(vi)                              any condition set forth in Section 8.01 or Section 8.02 shall have become incapable of being satisfied by the End Date;

provided that the deadlines set forth in clause (i), (ii) or (iii) of this Section 9.01(d) shall be subject to the Court’s docket, and accordingly, (A) the deadline shall be deemed extended

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through the date of the hearing set by the Court if, after using reasonable efforts, the Debtors are unable to obtain a docket setting for such hearing prior to such date and (B) the deadline shall be deemed extended through the date of a continued hearing set by the Court for consideration of such order if, after using reasonable efforts, the Debtors are unable to conclude such hearing prior to the expiration of such deadlines.

(e)                        by Cano if:

(i)                                     the Bankruptcy Court shall have approved any Alternative Transaction, or Cano shall have entered into any definitive agreement with respect to any Alternative Transaction which agreement has been approved by the Bankruptcy Court;

(ii)                                  Buyer shall have breached any of their respective representations or warranties or failed to perform or comply with any of their respective covenants or agreements contained in this Agreement such that the condition set forth in clauses (i) and (ii) of Section 8.03(a) shall not to be satisfied, and Cano shall have given at least ten days written notice to Buyer to cure such breaches and failures but such condition remains unsatisfied;

(iii)                               any condition set forth in Section 8.01 or Section 8.03 shall have become incapable of being satisfied by the End Date;

(iv)                              Buyer shall not have deposited the Escrow Amount with the Escrow Agent within one (1) Business Day after the date of execution of this Agreement by all Parties; or

(v)                                 Buyer shall have breached its covenants in Section 6.04.

Notwithstanding the foregoing, Cano shall not be permitted to terminate this Agreement pursuant to this Section 9.01, other than pursuant to Section 9.01(e)(v), if it is in breach of any of its representations and warranties or shall have failed to perform or comply with any of its covenants and agreements such that either (A) the condition to closing set forth in clauses (i) and (ii) of Section 8.02(a) shall not be satisfied or (B) such breach or failure to perform or comply by Cano is the primary cause of the occurrence of any event giving Cano a right to terminate this Agreement or the failure of the Closing to have occurred; and Buyer shall not be permitted to terminate this Agreement pursuant to this Section 9.01 if Buyer is in breach of any of its respective representations and warranties or shall have failed to perform or comply with any of its respective covenants and agreements such that either (A) the condition to closing set forth in clauses (i) and (ii) of Section 8.03(a) shall not be satisfied or (B) such breach or failure to perform or comply by Buyer is the primary cause of the occurrence of any event giving Buyer a right to terminate this Agreement or the failure of the Closing to have occurred.  The Party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other Party.

Section 9.02                             Effect of Termination.  If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of either Party (or any stockholder or Representative of such Party) to the other Party to this Agreement, except as provided in this

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Section 9.02 or Section 9.03; provided that if such termination shall result from any intentional breach by either Party of any of its representations or warranties or intentional failure to perform or comply with any of its covenants or agreements contained in this Agreement, such Party shall be fully liable for any and all liabilities and damages incurred or suffered by the other Party as a result of such failure; provided further that if Cano terminates this Agreement pursuant to Section 9.01(e)(ii) (and Cano is permitted to so terminate this Agreement notwithstanding the last paragraph of Section 9.01), Section 9.01(e)(iv) or Section 9.01(e)(v), Cano shall be entitled to distribution of the Escrow Amount in accordance with Section 11.02(a), and, in addition, Buyer shall be fully liable for any and all liabilities, damages, costs and expenses (including reasonable attorneys’ fees) incurred or suffered by Cano as a result of Buyer not consummating the transactions contemplated by this Agreement.  The Parties acknowledge that in the event that Cano terminates this Agreement pursuant to Section 9.01(e)(ii) (and Cano is permitted to so terminate this Agreement notwithstanding the last paragraph of Section 9.01), Section 9.01(e)(iv) or Section 9.01(e)(v), (a) the distribution of the Escrow Amount in accordance with Section 11.02(a) shall not be deemed to constitute liquidated damages paid to Cano, (b) Cano fully reserves its rights and remedies under federal and state law in connection with such termination and (c) Cano shall not be limited or precluded in any manner from exercising such rights and remedies against Buyer, including for breach of contract.  The provisions of Section 7.06 and Articles IX, X and XI shall survive any termination hereof pursuant to Section 9.01.

Section 9.03                             Break-Up Fee.

(a)                       If (i) this Agreement is terminated by Buyer pursuant to and in accordance with Section 9.01(d)(iv) or by Cano pursuant to and in accordance with Section 9.01(e)(i), (ii) Buyer shall not have breached any of its representations or warranties or failed to perform or comply with any of its covenants or agreements contained in this Agreement such that the condition set forth in clauses (i) and (ii) of Section 8.03(a) shall not to be satisfied, (iii) Buyer shall have fully performed its obligations contained in Section 6.04 and (iv) any Debtor or Debtors consummate any Alternative Transaction at any time on or prior to the date that is twelve (12) calendar months after the date of this Agreement, the Debtors shall pay to Buyer a termination fee equal to $1,475,000 (the “Break-Up Fee”), which Break-Up Fee shall be payable upon consummation of such Alternative Transaction.

(b)                       Each Debtor acknowledges that the agreements contained in this Section 9.03 are an integral part of the Transactions and that, without these agreements, Buyer would not enter into this Agreement.

(c)                        Upon any termination of this Agreement under circumstances where the Break-Up Fee is payable by the Debtors pursuant to this Section 9.03 and such Break-Up Fee is paid in full to Buyer by the Debtors, such Break-Up Fee shall be Buyer’s sole remedy in connection with this Agreement, the Transactions and the termination hereof and thereof, and Buyer shall be precluded from any other remedy against the Debtors, at law or in equity or otherwise, and Buyer shall not seek to obtain any recovery, judgment, or damages of any kind, including direct, consequential, indirect, or punitive damages, against the Debtors or any of their respective Representatives, shareholders or Affiliates in connection with this Agreement or the Transactions or the termination hereof or thereof and the Debtors and their respective Representatives, shareholders and Affiliates shall be fully released and discharged from any

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liability or obligation under or resulting from this Agreement and the Transactions or the termination hereof and thereof.

(d)                       Buyer represent to Debtors that this Section 9.03 is a condition precedent to Buyer’s execution of this Agreement and is necessary to ensure that Buyer will continue to pursue the proposed acquisition of the Reorganized Cano, and each Debtor acknowledges that the Break-Up Fee, if payable hereunder, (i) constitutes an actual and necessary cost and expense of preserving the Debtors’ estates, within the meaning of Section 503(b) of the Bankruptcy Code, (ii) is of substantial benefit to the Debtors’ estates, (iii) is reasonable and appropriate, including in light of the size and nature of the Transactions and the efforts that have been or will be expended by Buyer, notwithstanding that the proposed Transactions are subject to higher or better offers, and (iv) was negotiated by the Parties at arm’s-length and in good faith.

(e)                        The Debtors’ obligation to pay the Break-Up Fee, as provided herein, shall (i) survive termination of this Agreement pursuant to Section 9.01(d)(iv) or Section 9.01(e)(i), (ii) be paid, in cash, on the date of consummation of the first Alternative Transaction consummated by the Debtors during the period specified in Section 9.03(a) or one (1) Business Day thereafter, from the sale proceeds thereof or otherwise from the Debtors’ cash balances, and (iii) constitute an administrative expense Claim against any Debtor under Section 503(b) or 507(a)(2) of the Bankruptcy Code.

ARTICLE X
MISCELLANEOUS

Section 10.01                      Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

If to Buyer:

NBI Services, Inc.

PO Box 4470

Tulsa, OK 74159

Attn: Richard Nichols

Fax:  (918) 582-0777

with a copy to:

McDonald, McCann & Metcalf, LLP

15 East 5th Street, Suite 1800

Tulsa, OK 74103

Attn: Gary M. McDonald and Chad J. Kutmas

Fax:  (918) 430-3707

If to Debtors:

Cano Petroleum, Inc.

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6500 North Belt Line Road, Suite 200

Irving, Texas 75063

Attn: James R. Latimer

Fax:  (214) 687-9298

with a copy to:

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Arthur J. Wright; David M. Bennett; Wesley P. Williams

Fax:  (214) 999-1695; (214) 880-3293; (214) 999-1567

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 10.02                      Survival.  The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall terminate upon and not survive the Closing and there shall be no liability thereafter in respect thereof.  Each of the covenants of the Parties hereto contained in this Agreement shall terminate upon the Closing except to the extent that performance under such covenant is to take place after Closing, in which case such covenant shall survive the Closing until the earlier of (i) performance of such covenant in accordance with this Agreement or, if time for performance of such covenant is specified in this Agreement, 60 days following the expiration of the time period for such performance and (ii) the expiration of applicable statute of limitations with respect to any claim for any failure to perform such covenant; provided that if a written notice of claim with respect to any covenant to be performed after Closing is given prior to the expiration of such covenant then such covenant shall survive until, but only for purposes of, the resolution of such claim by final, non-appealable judgment or settlement.

Section 10.03                      Amendments and Waivers.

(a)                       Any provision of this Agreement may be amended or waived prior to Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)                       No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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Section 10.04                      Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 10.05                      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of each other Party hereto, except that Buyer may assign, delegate or otherwise transfer its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Subsidiaries; provided that no such transfer or assignment will release Buyer of its obligations hereunder or enlarge, alter or change any obligation of any Debtor to Buyer.

Section 10.06                      Governing Law.  THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10.07                      Jurisdiction.  Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement and the Ancillary Agreements, exclusively in (a) the Bankruptcy Court so long as the Bankruptcy Cases remain open and (b) after the close of the Bankruptcy Cases or in the event that the Bankruptcy Court determines that it does not have jurisdiction, the United States District Court for the Northern District of Texas or any Texas State court sitting in Dallas (together with the Bankruptcy Court, the “Chosen Courts”), and solely in connection with claims arising under this Agreement or any other Transaction Document or the Transactions (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.01.  Cano irrevocably designates Delaware Registry, Ltd., 3511 Silverside Road, Suite 105, Wilmington, Delaware as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts, and Cano stipulates that such consent and appointment is irrevocable and coupled with an interest.  Buyer irrevocably designates Richard J. Nichols, PO Box 4470, Tulsa, Oklahoma 74159 as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the Chosen Courts, and Buyer stipulates that such consent and appointment is irrevocable and coupled with an interest.

Section 10.08                      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 10.09                      Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 10.10                      Entire Agreement.  This Agreement, the Confidentiality Agreement, the Escrow Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 10.11                      Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; and in lieu of each such invalid, void or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid, void or unenforceable provision as may be valid, binding and enforceable.

Section 10.12                      Specific Performance.  The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement (without posting any bond or other undertaking) or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the Northern District of Texas or any Texas State court sitting in Dallas, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13                      Certain Acknowledgements and Limitations.

(a)                       Buyer confirms, acknowledges and agrees that it has had access to and has inspected the books, records and assets of Debtors to the extent that it wished to do so prior to the execution of this Agreement and that Buyer is relying upon its own investigations and inspections of the books, records and assets of Debtors prior to the execution of this Agreement in entering into this Agreement and proceeding with the Transactions on the terms as set forth herein.  Buyer acknowledges and agrees that any description of the Debtors, their businesses, operations and assets (including the Oil and Gas Interests) in this Agreement, the Disclosure Schedules or any other Transaction Document is for the sole purpose of identification only and no representation, warranty or condition is or will be given by Debtors in respect of the accuracy of any description, except as expressly set forth in Article III herein.  Buyer has reviewed and has had access to all documents, records and information which it has desired to review prior to the execution of this Agreement, and has had the opportunity to ask questions,

48

and has received sufficient answers, in connection with its decision to enter into this Agreement, and to consummate the Transactions.  In deciding to enter into this Agreement, and to consummate the Transactions, other than the express representations and warranties of Cano set forth in Article III, Buyer has relied solely upon its own knowledge, investigation, judgment and analysis and not on any disclosure or representation made by, or any duty to disclose on the part of, Debtors or Debtors’ Representatives.

(b)                       Any and all duties and obligations which any Party may have to any other Party with respect to or in connection with this Agreement, the other Transaction Documents or the Transactions are limited to those specifically set forth in this Agreement and the other Transaction Documents.  Neither the duties nor obligations of any Party, nor the rights of any Party, shall be expanded beyond the terms of this Agreement and the other Transaction Documents on the basis of any legal or equitable principle or on any other basis whatsoever.  Neither any equitable or legal principle nor any implied obligation of good faith or fair dealing nor any other matter requires any Party to incur, suffer or perform any act, condition or obligation contrary to the terms of this Agreement and the other Transaction Documents, whether or not existing and whether foreseeable or unforeseeable.  Each of the Parties acknowledges that it would be unfair, and that it does not intend, to increase any of the obligations of the other Party on the basis of any implied obligation or otherwise.

(c)                        EACH OF BUYER AND THE DEBTORS AGREE THAT, (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY CANO THAT ARE EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT, NEITHER DEBTORS NOR ANY OF THEIR AFFILIATES OR REPRESENTATIVES HAVE MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO BUYER OR TO ANY OF ITS REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY BUYER THAT ARE EXPRESSLY SET FORTH IN ARTICLE IV AND SECTION 9.03(D) OF THIS AGREEMENT, NEITHER BUYER NOR ANY OF THEIR AFFILIATES OR REPRESENTATIVES HAVE MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO DEBTORS OR TO ANY OF ITS REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OF ANY KIND.  NO PERSON HAS BEEN AUTHORIZED BY DEBTORS TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO DEBTORS OR THEIR BUSINESS OR OPERATIONS OR THE ASSETS, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS AND, IF MADE, SUCH REPRESENTATION OR WARRANTY MAY NOT BE RELIED UPON.  NO PERSON HAS BEEN AUTHORIZED BY BUYER TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO BUYER OR ITS BUSINESSES OR OPERATIONS, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS AND, IF MADE, SUCH REPRESENTATION OR WARRANTY MAY NOT BE RELIED UPON.  BUYER FURTHER AGREES THAT NO DEBTORS SHALL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ANY OTHER PERSON OR ENTITY RESULTING FROM THE DISTRIBUTION TO BUYER, OR THEIR RESPECTIVE USE, OF ANY SUCH INFORMATION. BUYER FURTHER AGREES AND ACKNOWLEDGES THAT NO DEBTOR SHALL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ANY OTHER PERSON OR ENTITY RESULTING FROM

49

THE DISTRIBUTION TO BUYER, OR THEIR RESPECTIVE USE, OF ANY SUCH INFORMATION.

(d)                       UNDER NO CIRCUMSTANCES SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LIABILITIES ARISING OUT OF ANY ACTUAL, ALLEGED OR INTENTIONAL BREACH OF THIS AGREEMENT, INCLUDING LOSS OF REVENUE OR INCOME, DAMAGES BASED ON ANY MULTIPLIER OF PROFITS OR OTHER VALUATION METRIC, COST OF CAPITAL, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, AND NO CLAIM SHALL BE MADE OR AWARDED AGAINST ANY PARTY TO THIS AGREEMENT THEREFOR.

Section 10.14                      Disclosure Schedules.  All references to Schedules in Article III of this Agreement refer to Schedules contained in the Disclosure Schedule.  The information in the Disclosure Schedule constitutes exceptions, qualifications and/or supplements to particular representations or warranties of Cano as set forth in this Agreement.  The Disclosure Schedule shall not be construed as indicating that any disclosed information is required to be disclosed, and no disclosure shall be construed as an admission that such information is material to, outside the ordinary course of business of, or required to be disclosed by, Cano or constitutes a Material Adverse Effect.  Capitalized terms used in the Disclosure Schedule that are not defined therein and are defined in this Agreement shall have the meanings given to them in this Agreement.  The captions contained in the Disclosure Schedule are for the convenience of reference only, and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Schedules or this Agreement.  The statements in each Schedule of the Disclosure Schedule qualify and relate to the corresponding provisions in the Sections of this Agreement to which they expressly refer and to each other provision in this Agreement to which the applicability of a statement or disclosure in a particular Schedule of the Disclosure Schedule is reasonably apparent on its face.

ARTICLE XI
PURCHASE PRICE DEPOSIT

Section 11.01                      Escrow Deposit.  No later than one (1) Business Day after the execution of this Agreement by all Parties, Buyer shall deposit with Hal Commercial Escrow Services, Inc., a Texas corporation, in its capacity as escrow agent (the “Escrow Agent”) pursuant to the Escrow Agreement, $2,000,000 in cash or other form of immediately available U.S. funds (together with any and all interest and other earnings thereon while held by the Escrow Agent, the “Escrow Amount”), which Escrow Amount shall be held, invested and released by the Escrow Agent in accordance with the provisions of the Escrow Agreement and this Article XI.

Section 11.02                      Distribution of Escrow Amount.  Subject to the provisions of the Escrow Agreement, the Escrow Amount shall be distributed as follows:

(a)                       if (i) this Agreement is terminated prior to Closing by Cano pursuant to (A) Section 9.01(e)(ii) and Cano is permitted to so terminate this Agreement notwithstanding

50

the last paragraph of Section 9.01 or (B) Section 9.01(e)(v) or (ii) the conditions to the obligations of Buyer to consummate the Closing set forth in Section 8.01 and Section 8.02 shall have been satisfied or waived by Buyer but Buyer shall have failed to perform their obligations under Section 2.01 or Section 2.02 for more than two (2) Business Days after notice thereof by Cano, then the Escrow Amount shall be delivered to Cano (subject to deduction for any amounts payable by Cano or Buyer, as applicable, to the Escrow Agent under the Escrow Agreement); provided that such distribution of the Escrow Amount to Cano shall in no event be deemed a deposit, advance or other prepayment of any future amount that Buyer may become obligated to pay to Cano for any reason; or

(b)                       if the Closing shall occur or if this Agreement is terminated prior to Closing for any reason other than as stated in Section 11.02(a), the Escrow Amount shall be delivered to Buyer (subject to deduction for any amounts payable by Cano or Buyer to the Escrow Agent under the Escrow Agreement).

Section 11.03                      Disbursement Directions.  When any Party becomes entitled to any distribution of all or any portion of the Escrow Amount pursuant to this Agreement, Buyer and Cano shall promptly execute and deliver to the Escrow Agent joint written instructions setting forth the amounts to be paid to such Party from the Escrow Amount in accordance with Section 11.02 (a “Joint Direction”).  Each of Buyer and Cano agree to confer as promptly as practicable and to use its reasonable best efforts to reach agreement as to the calculation of and entitlement to such amounts.  In furtherance and not in limitation of the foregoing:

(a)                       Buyer and Cano agree jointly to instruct the Escrow Agent in writing within two (2) Business Days after any termination of this Agreement or prior to Closing to distribute the Escrow Amount in accordance with Section 11.02(a) or Section 11.02(b), as applicable; and

(b)                       if Cano or Buyer shall fail to execute and deliver a Joint Direction, either Cano or Buyer, as applicable, shall be entitled to receive distributions from the Escrow Amount from the Escrow Agent promptly upon delivery to the Escrow Agent of a written instruction, order or judgment (setting forth the amounts to be paid to such Party pursuant to Section 11.02) issued or entered by (A) the Bankruptcy Court, if the Bankruptcy Cases are open or the Bankruptcy Court then has jurisdiction to enter such instruction, order or judgment or (B) if the Bankruptcy Cases have been closed or the Bankruptcy Court no longer has such jurisdiction, a court of competent jurisdiction.

[Remainder of page intentionally left blank.  Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BUYER:

NBI SERVICES, INC.

By:	/s/ Richard J. Nichols
Richard J. Nichols,
Chief Executive Officer

DEBTORS:

Cano Petroleum, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
Chief Executive Officer

Cano Petro of New Mexico, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
President

Ladder Companies, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
President

Square One Energy, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
President

SIGNATURE PAGE TO

STOCK PURCHASE AGREEMENT

Tri-Flow, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
President

W.O. Energy of Nevada, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
President

WO Energy, Inc.

By:	/s/ James R. Latimer III
James R. Latimer III,
President

W.O. Operating Company, Ltd.

By: WO Energy, Inc., its general partner

By:	/s/ James R. Latimer III
James R. Latimer III,
President

W.O. Production Company, Ltd.

By: WO Energy, Inc., its general partner

By:	/s/ James R. Latimer III
James R. Latimer III,
President

SIGNATURE PAGE TO

STOCK PURCHASE AGREEMENT

EXHIBIT A

PLAN OF REORGANIZATION

[See attached.]

David M. Bennett

Texas Bar No. 02139600

Katharine E. Battaia

Texas Bar No. 24046712

THOMPSON & KNIGHT LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

214.969.1700 (telephone)

214.969.1751 (facsimile)

david.bennett@tklaw.com

katie.battaia@tklaw.com

Demetra L. Liggins Texas Bar No. 24026844 THOMPSON & KNIGHT LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 713.654.8111 (telephone) 713.654.1871 (facsimile) demetra.liggins@tklaw.com

Proposed Counsel for Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

IN RE	§
	§	CASE NO.
CANO PETROLEUM, INC., ET AL.	§	JOINTLY ADMINISTERED
§
Debtors.	§	(CHAPTER 11)

JOINT PLAN OF REORGANIZATION

DATED:  March 7, 2012.

JOINT PLAN OF REORGANIZATION

I

II

III

IV

INTRODUCTION

Cano Petroleum, Inc., (“Cano”) and its debtor affiliates, as debtors and debtors-in-possession (collectively, the “Debtors”)(1) filed for bankruptcy protection on March 7, 2012.  The Debtors hereby propose the following Joint Plan of Reorganization for the resolution of outstanding creditor claims against, and equity interests in, the Debtors.  The Debtors are the proponents of this Plan within the meaning of Bankruptcy Code § 1129 (as hereinafter defined).

Although styled as a “joint plan,” this Plan consists of nine (9) separate plans (one for each of the Debtors).  Consequently, except as provided in this Plan for purposes of voting on this Plan and making and receiving distributions under this Plan, votes will be tabulated separately for each Debtor with respect to each Debtor’s plan of reorganization and distributions will be made separately to each separate Class as provided in this Plan.  Reference is made to the Disclosure Statement (as hereinafter defined) for a discussion of the Debtors’ history, businesses, properties, results of operations and projections of future operations, as well as a summary and description of this Plan and certain related matters.  No materials other than the Disclosure Statement, this Plan and any exhibits and schedules attached hereto or thereto or referenced herein or therein have been authorized by the Debtors for use in soliciting acceptances or rejections of this Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THIS PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

Section 1.01         Scope of Defined Terms; Rules of Construction

For purposes of this Plan, except as expressly defined elsewhere in this Plan or unless the context otherwise requires, all capitalized terms used herein shall have the meanings ascribed to them in Article I of this Plan.  Any term used but not defined herein that is defined in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, shall have the meaning ascribed in the Bankruptcy Code or the Bankruptcy Rules.  Whenever the context requires, such terms shall include the plural as well as the singular.  The masculine gender shall include the feminine, and the feminine gender shall include the masculine.

Section 1.02         Defined Terms

(1)                                 Acquired Property means the New Interests and/or the Debtors’ Assets, as the case may be, that are purchased by the Successful Bidder pursuant to the Purchase and Sale Agreement.

(1)  The Debtors include Cano Petroleum, Inc., Cano Petro of New Mexico, Inc., Ladder Companies, Inc., Square One Energy, Inc., Tri-Flow, Inc., WO Energy of Nevada, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and WO Energy, Inc.

1

(2)           Administrative Claim(s) means a Claim(s) for costs and expenses of administration pursuant to Bankruptcy Code §§ 503(b), 507(a)(2), 507(b), or 1114(e)(2), including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of Title 28 of the United States Code; (c) all Allowed Professional Fee Claims; (d) any Cure Costs; and (e) all Claims for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Bankruptcy Code §§ 503(b)(3), (4), and (5) Allowed by the Bankruptcy Court.

(3)           Administrative Claims Bar Date shall have the meaning set forth in Section 2.02 of this Plan unless the Bankruptcy Court orders otherwise.

(4)           Affiliate has the meaning set forth in Bankruptcy Code § 101(2).  For purposes of Article XVI of the Plan and the definition of Related Person, an Affiliate of a Person shall also include another Person controlling, controlled by or under common control with such first Person.  For purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(5)           Allowed means with reference to any Claim or Interest:  any Claim or Interest or any portion thereof (a) as to which no objection to allowance has been interposed on or before the latter of (i) the Claims Objection Deadline or (ii) the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or is listed on the Bankruptcy Schedules as liquidated, non-contingent and undisputed; (b) as to which any objection to its allowance has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order; (c) as to which liability of the Debtors and the amount thereof has been determined and expressly allowed by a Final Order; (d) as to which the liability of the Debtors and the amount thereof are determined and expressly allowed by Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) that is expressly deemed allowed in a liquidated amount in this Plan; provided, however, that with respect to an Administrative Claim, “Allowed Administrative Claim” means an Administrative Claim as to which a timely request for payment has been made in accordance with Section 2.02 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtors, the Pre-Petition Agents, or the Liquidating Trustee (1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order.

(6)           Allowed Plan Carve Out Claims means the Allowed Administrative Claims (including Cure Costs), Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Miscellaneous Secured Claims, and Allowed Royalty Claims.

(7)           Auction means the Bankruptcy Court ordered event by which competing bids are obtained for the Acquired Property as contemplated by the Bid Procedures Order.

(8)           Available Cash means all Cash and Cash Equivalents of the Debtors, determined in accordance with generally accepted accounting principles in the United States, as of 11:59 PM on the date immediately before the Closing.

(9)           Avoidance Actions means any and all actual or potential claims or Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any

2

applicable section of the Bankruptcy Code, including §§ 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a).

(10)         Avoidance Actions Proceeds means the proceeds of the resolution of Avoidance Actions.

(11)         Avoidance Actions Proceeds Reserve means the Distribution Reserve Account established for the Avoidance Actions Proceeds.

(12)         Ballot means the document for accepting or rejecting the Plan, in the form approved by the Bankruptcy Court.

(13)         Balloting Agent means BMC Group, employed and retained by the Debtors pursuant to an order of the Bankruptcy Court [Dkt. No.       ], as noticing and balloting agent.

(14)         Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date as heretofore or hereafter amended.

(15)         Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division or any other bankruptcy court having jurisdiction over the Chapter 11 Cases from time to time.

(16)         Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

(17)         Bankruptcy Schedules means the schedules of assets and liabilities, lists of executory contracts and unexpired leases, and related information Filed by the Debtors pursuant to Bankruptcy Code § 521 and Bankruptcy Rule 1007(b), as such schedules may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(18)         Bankruptcy SOFAs means the statements of financial affairs and related financial information Filed by the Debtors pursuant to Bankruptcy Code § 521 and Bankruptcy Rule 1007(b), as such statements may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(19)         Bar Date(s) means the applicable date(s) designated by the Bankruptcy Court as the last date for Filing proofs of Claims or Interests in the Chapter 11 Cases of the respective Debtors.

(20)         Bid Procedures means those certain Bid Procedures approved pursuant to the Bid Procedures Order.

(21)         Bid Procedures and Sale Motion means that certain Motion to (A) Approve the Stock Purchase Agreement and Authorize the Debtors to Enter Into the Stock Purchase Agreement and Comply with Their Obligations Thereunder; (B) Approve a Break-Up Fee in Connection with the Transaction Contemplated by the Stock Purchase Agreement; (C)  Approve the Procedures for the Solicitation of Higher or Better Offers; (D) Approve the Form and Manner of Notice; (E) Approve Procedures for Determining Cure Amounts for Executory

3

Contracts and Unexpired Leases; and (F) Grant Related Relief [Dkt. No.       ] Filed on March 7, 2012.

(22)         Bid Procedures Order means that certain Order (A) Approving the Stock Purchase Agreement and Authorize the Debtors to Enter Into the Stock Purchase Agreement and Comply with Their Obligations Thereunder; (B) Approving the Break-Up Fee in Connection with the Transaction Contemplated by the Stock Purchase Agreement; (C)  Approving the Procedures for the Solicitation of Higher or Better Offers; (D) Approving the Form and Manner of Notice; (E) Approving Procedures for Determining Cure Amounts for Executory Contracts and Unexpired Leases; and (F) Granting Related Relief [Dkt. No.        ], which was entered by the Bankruptcy Court on                           , 2012.

(23)         Business Day means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Dallas, Texas.

(24)         Cano means Cano Petroleum, Inc., a Delaware corporation, the Debtor in Case No.                pending in the Bankruptcy Court, and one of the jointly-administered Debtors in the Chapter 11 Cases.

(25)         Cano New Mexico means Cano Petro of New Mexico, Inc., a Texas Corporation, the Debtor in Case No.          pending in the Bankruptcy Court, and one of the jointly administered Debtors in the Chapter 11 Cases.

(26)         Cash means legal currency of the United States of America or equivalents thereof, including bank deposits and checks.

(27)         Cash Collateral Budget(s) means the budget(s) approved as part of any Cash Collateral Order entered in the Bankruptcy Cases.

(28)         Cash Collateral Order  means an order(s) of the Bankruptcy Court authorizing the Debtors’ use of cash collateral during the pendency of the Chapter 11 Cases.

(29)         Cash Equivalents means any item or asset of Debtors readily converted to Cash, such as bank accounts, marketable securities, treasury bills, certificate of deposit, commercial paper maturing less than one year from date of issue, or other liquid investments.

(30)         Causes of Action means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring before the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

(31)         Chapter 11 Case(s) means (a) when used in reference to a particular Debtor or group of Debtors, the Chapter 11 case or cases pending for that Debtor or particular group of Debtors in the Bankruptcy Court, and (b) when used in reference to all of the Debtors, the above-captioned jointly-administered Chapter 11 cases pending for the Debtors in the Bankruptcy Court.

4

(32)         Claim means a claim, whether or not asserted or Allowed, as defined in Bankruptcy Code § 101(5).

(33)         Claim Objection Deadline means the first Business Day, which is at least 180 days after the Effective Date, or such later date as may be established by the Bankruptcy Court in accordance with Section 11.02(b) of the Plan.

(34)         Claims Reserve means the sum of (a) all budgeted expenses (including Professional Fees) set forth in the Cash Collateral Budget which are incurred and unpaid as of the Closing, but only to the extent any such expense is not greater than the budgeted line item for such expense and such expense exceeds the amount of any retainer or deposit held by the party to whom the expense is owed; and (b) the Plan Carve Out.

(35)         Class means a category of Claims or Interests as set forth in Article III below pursuant to Bankruptcy Code § 1122.

(36)         Closing means the closing of the sale of the Acquired Property to the Purchaser in accordance with the Sale Order and/or the Confirmation Order.

(37)         Closing Accounts Receivable shall have the meaning set forth in the Purchase and Sale Agreement.

(38)         Collateral means any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

(39)         Committee means the official committee of unsecured creditors, if any, appointed pursuant to Bankruptcy Code § 1102(a) in the Chapter 11 Cases.

(40)         Confirmation means entry by the Bankruptcy Court of the Confirmation Order on the docket of the Chapter 11 Cases.

(41)         Confirmation Date means the date on which the Confirmation Order is entered on the docket in the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

(42)         Confirmation Hearing means the hearing(s) held by the Bankruptcy Court to consider Confirmation of this Plan pursuant to Bankruptcy Code § 1129, as such hearing may be continued from time to time.

(43)         Confirmation Order means the order entered by the Bankruptcy Court confirming this Plan pursuant to Bankruptcy Code § 1129.

(44)         Consummation means the occurrence of the Effective Date, which shall take place simultaneously with the completion of the Closing.

(45)         Combined Hearing shall mean the Confirmation Hearing and the Sale Hearing, as such hearings may be continued from time to time.

(46)         Credit Agreements means the Senior Credit Agreement and the Junior Credit Agreement.

(47)         Creditor means any Person who holds a Claim against any Debtor.

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(48)         Cure Costs means all costs required of a Debtor to cure any and all monetary defaults including pecuniary losses, pursuant to Bankruptcy Code § 365, of such Debtor arising under any Desired 365 Contract.

(49)         Debtor(s) means individually or collectively the following debtors and debtors-in-possession:  Cano, Cano New Mexico, Ladder, Square One, Tri-Flow, W.O. Nevada, W.O. Operating, W.O. Production, and WO Energy.

(50)         Debtors’ Assets means substantially all of the assets of the Debtors as of the date of Auction, but specifically excluding cash, accounts receivables, deposits, interest in insurance policies (other than proceeds of a casualty loss), or the proceeds thereof, any and all other litigation rights or other claims and causes of action (including Avoidance Actions) arising under state or federal law, and any tax refund claims.

(51)         Desired 365 Contract means any and all executory contracts and unexpired leases (a) to be assumed by one or more of the Debtors and vested in the respective Reorganized Debtors; or (b) designated by the Purchaser as a Desired 365 Contract and assumed by one or more of the Debtors and assigned to the Purchaser, each on the Effective Date pursuant to the Purchase and Sale Agreement, and as set forth in Article X.

(52)         Disallowed means all or such part of a Claim that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

(53)         Disclosure Statement means the Joint Disclosure Statement for the Debtors’ Joint Plan of Reorganization dated as of March 7, 2012, as the same may be amended, modified or supplemented from time to time, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

(54)         Disclosure Statement Order means the Order (A) Approving (I) Disclosure Statement for the Joint Plan of Reorganization for the Debtors, (II) Summary Plan and Disclosure Statement, and (III) Unimpaired Class Notice; (B) Setting Dates for the Objection and Hearing Relating to the Confirmation of the Plan; and (C) Authorizing Other Relief Relating to Plan Solicitation and the Confirmation of the Plan [Dkt. No.       ] entered by the Bankruptcy Court on                       , 2012.

(55)         Disputed means, in reference to a Claim or Interest, any Claim or Interest not otherwise Allowed or Disallowed pursuant to this Plan or an order of the Bankruptcy Court (a) which has been Scheduled, or hereafter is listed on the Bankruptcy Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties (or, in the case of the Plan Carve Out Claims, which has not been resolved by written agreement of the parties and the Pre-Petition Agents or an order of the Bankruptcy Court with respect to which the Pre-Petition Agents have had notice and an opportunity to object); (b) proof of which was required to be Filed but as to which a Proof of Claim or Interest was not timely or properly Filed; (c) proof of which was timely and properly Filed and which has been or hereafter is listed on the Bankruptcy Schedules as unliquidated, disputed, or contingent; (d) that is disputed in accordance with the provisions of this Plan; or (e) as to which the Debtors or Reorganized Debtors, as applicable, or the Pre-Petition Agents or the Liquidating Trustee have interposed a timely objection in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtors or Reorganized Debtors, as applicable, or the Pre-Petition Agents or the Liquidating Trustee in accordance with applicable law, which objection or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim before the expiration of any period of limitation fixed for the interposition by the Debtors

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or the Pre-Petition Agents or the Liquidating Trustee of objections to the allowance of Claims, any Claim that is not an Allowed Claim shall be deemed Disputed.

(56)         Distribution Date means the date(s), occurring as soon as practicable after the Effective Date, upon which distributions are made pursuant to the terms of this Plan to Holders of Allowed Administrative Claims, and other Allowed Claims (other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim); provided, however, that should such Allowed Claims be paid in the ordinary course of business, the Distribution Date shall be the date such Allowed Claim becomes payable under the terms of any contract or agreement or applicable non-bankruptcy law.

(57)         Distribution Record Date means the record date which is set forth in Section 8.08 of this Plan.

(58)         Distribution Reserve Account(s) shall mean one or more of the following accounts established by the Liquidating Trustee pursuant to this Plan: the Claims Reserve, the Gift Reserve, the Undeliverable Distribution Reserve, the Liquidating Trust Expense Reserve, and/or the Avoidance Actions Proceeds Reserve.

(59)         Effective Date means the first Business Day on which all conditions precedent set forth in Section 12.02 of this Plan have been satisfied or waived as permitted hereunder.

(60)         Employee Benefit Plans means any employment, compensation, pension, welfare, healthcare, bonus, incentive compensation, sick leave and other leave, vacation pay, expense, reimbursement, dependent care, retirement, savings, deferred compensation, supplemental pension, retention, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, severance or other compensation or benefit plan, agreement or arrangement for the benefit of the current or former directors, offices or employees (whether salaried or hourly, active or retired) of the applicable Debtor.

(61)         Entity has the meaning set forth in Bankruptcy Code § 101(15).

(62)         Environmental Escrow Funds shall have the meaning set forth in the Purchase and Sale Agreement.

(63)         Equity Interests means the New Cano Stock sought to be purchased by the Stalking Horse under the Stalking Horse SPA.

(64)         Estate(s) means individually or collectively the estate created for such Debtor in its Chapter 11 Case pursuant to Bankruptcy Code § 541.

(65)         Exhibit means an exhibit annexed either to this Plan, the Plan Documents, or the Disclosure Statement or Filed as part of the Plan Supplement.

(66)         File, Filed or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

(67)         Final Order means an Order of the Bankruptcy Court: (a) as to which the time to appeal, petition for writ of certiorari, or otherwise seek appellate review or to move for re-argument, rehearing, or reconsideration has expired and to which no appeal, petition for writ of certiorari, or other appellate review, or proceeding for re-argument, rehearing, or reconsideration shall be pending; (b) as to which any right to appeal, petition for certiorari, or move for re-argument, rehearing, or reconsideration shall have been waived in writing by the party with such

7

right; or (c) as to which an appeal, writ of certiorari, motion for re-argument or rehearing has been Filed or sought and such order shall not have been stayed.

(68)         Free and Clear means, except as otherwise provided in the Purchase and Sale Agreement, free and clear of all Liens, Claims, Causes of Action, encumbrances, interests, claims, pledges, security interests, rights of setoff, restrictions or limitation on use, successor liabilities, conditions, rights of first refusal, options to purchase, obligations to allow participation, agreements or rights, rights asserted in litigation matters, rights asserted in adversary proceedings in these Cases, competing rights of possession, obligations to lend, matters filed of record that relate to, evidence or secure an obligation of the Debtors or the Estates, (and all created expenses and charges) of any type under, among other things, any document, instrument, agreement, affidavit, matter filed of record, cause, or state or federal law, whether known or unknown, legal or equitable, and all liens, rights of offset, replacement liens, adequate protection liens, charges, obligations, or claims granted, allowed or directed in any Order.

(69)         General Unsecured Claim means any Claim that is not Secured, entitled to priority under the Bankruptcy Code, or a Subordinated Equity Securities Claim.

(70)         Gifted Amount means Cash in the amount of the lesser of (i) ten percent (10%) of all Allowed General Unsecured Claims; and (ii) $300,000.00 to be transferred to the Liquidating Trust as provided in Section 9.04 of this Plan, but which would otherwise be distributed to the Pre-Petition Secured Lenders on account of the Allowed Senior Secured Claims or the Allowed UBE Junior Secured Claim.

(71)         Gift Reserve means the Distribution Reserve Account established for the Gifted Amount.

(72)         Governance Documents means any certificate of incorporation, certificate of formation, bylaws, limited liability company agreements (or any other formation and organizational documents) of the Debtors in effect as of the Petition Date.

(73)         Governors has the meaning given in Section 6.10 of this Plan.

(74)         Holder means the beneficial holder of any Claim or Interest.

(75)         Impaired means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Bankruptcy Code § 1124.

(76)         In Pay Status means as to Royalty Claims means the owner of the Royalty Claim (a) whose identity is known; (b) as to which no portion of his/her Royalty Claim is subject to a dispute; and (c) whose properly executed documents of title, including division orders, require the operator to pay such Royalty Claim in accordance with applicable non-bankruptcy law.  To the extent the ownership of a Royalty Claim is subject to a dispute or is the subject of pending litigation, the Royalty Claim is not In Pay Status.

(77)         Intercompany Claim means any Claim by a Debtor against another Debtor.

(78)         Interest(s) means the interest of any holder of equity securities in any of the Debtors represented by any issued and outstanding common stock or interests, preferred stock or interests, or other instrument evidencing a present ownership interest in any of the Debtors before the Effective Date (including before the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any

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other agreements of any character related to the common stock or preferred stock interests of any of the Debtors, obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of any of the Debtors, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common stock interests or preferred stock interests or other equity securities (or any right, claim, or interest in and to any common stock interests, preferred stock interests or other equity securities) of any of the Debtors, any claims for the payment of any distributions with respect to any common stock or preferred stock interests of any of the Debtors, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of any of the Debtors’ outstanding common stock interests, preferred stock interests or other equity securities, however evidenced but specifically excluding “Equity Interests” sold to the Purchaser pursuant to the Purchase and Sale Agreement.

(79)         Internal Revenue Code means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

(80)         Junior Credit Agreement means that certain Subordinated Credit Agreement dated December 17, 2008 among Cano, the financial institutions party thereto from time to time, and UBE as administrative agent and as issuing lender.

(81)         Junior Lien Documents means the Junior Credit Agreement, and all other notes, instruments, promissory notes, agreements, deeds of trust, mortgages, security agreements, assignments, pledges, and financing statements that evidence, secure or relate to the Junior Credit Agreement or any liens securing the UBE Junior Secured Claim.

(82)         Junior Pre-Petition Agent means UBE, as administrative agent and issuing lender under the Junior Credit Agreement, or any successor thereto.

(83)         Junior Secured Lenders mean the lenders and holders of indebtedness under the Junior Credit Agreement or any other Junior Lien Documents.

(84)         Ladder means Ladder Companies, Inc., a Delaware corporation, the Debtor in Case No.            pending in the Bankruptcy Court, and one of the jointly-administered Debtors in the Chapter 11 Cases.

(85)         Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.

(86)         Liquidating Trust means the entity created pursuant to Article VII of this Plan.

(87)         Liquidating Trust Agreement means the document titled “Liquidating Trust Agreement” approved and entered into in accordance with this Plan pursuant to which the Liquidating Trust will be established and administered.

(88)         Liquidating Trust Assets  means the assets transferred to the Liquidating Trust, which are: (a) Avoidance Actions; (b) Distribution Reserve Accounts; (c) Other Assets; (d) all remaining amounts from the Environmental Escrow Funds as provided in the Purchase and Sale Agreement; (e) such other assets identified in the Plan Supplement; (f) Unclaimed Property; and (g) the Closing Accounts Receivable and proceeds thereof as set forth in the Purchase and Sale Agreement.

(89)         Liquidating Trust Expense Reserve means that Distribution Reserve Account established in accordance with Section 9.05 of this Plan.

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(90)         Liquidating Trustee means the Person appointed in accordance with this Plan and the Liquidating Trust Agreement to oversee and administer the Liquidating Trust and as identified in the Plan Supplement.

(91)         Miscellaneous Secured Claim means any Secured Claim against any Debtor other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim.

(92)         Natixis  means both Natixis and Natixis Financial Products, Inc.

(93)         Natixis Hedge Claim means the entirety of any Claim arising under the termination of the Debtors’ swap contracts or under any of the other Natixis Lien Documents.

(94)         Natixis Lien Documents means that certain Interest Rate Basis Swap Contract for $20.0 million in notional exposure and those Fixed Priced Commodity Swap Contracts, and all other master agreements, confirmations, instruments, agreements, deeds of trust, mortgage, security agreements, assignments, pledges, and financing statements that evidence secure, or relate to the Natixis Hedge Claim, or any liens securing any of the Natixis Hedge Claim.

(95)         NBI means NBI Services, Inc., the buyer under the Stalking Horse SPA.

(96)         Net Proceeds means all proceeds received from the sale, disposition, collection or other monetization of any Other Asset, less reasonable and customary out-of-pocket expenses incurred by the Liquidating Trustee in connection with such sale, disposition, collection or other monetization.

(97)         New Cano Stock means the shares of stock in Reorganized Cano which will be issued under this Plan in accordance with Bankruptcy Code § 1145 and as described in Section 6.08.

(98)         New Interests means the New Cano Stock and New Subsidiaries Equity Interests.

(99)         New Subsidiaries Equity Interest means the shares of stock, membership and/or equity interests in the respective Reorganized Subsidiaries issued pursuant to this Plan.

(100)      Other Assets  means any assets of the Debtors that are not transferred to the Purchaser at Closing, including but not limited to Unclaimed Property, or (ii) not owned at Closing by a Debtor whose Equity Interests are sold to the Purchaser.

(101)      Person means an individual, corporation, general or limited partnership, limited liability company, trust, liquidating trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(102)      Petition Date means the date on which each of the respective Debtors Filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

(103)      Plan means this Joint Plan of Reorganization, including any Exhibits and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended, modified or supplemented from time to time as permitted herein and in accordance with the provisions of the Bankruptcy Code and the terms hereof.

(104)      Plan Carve Out means $4,900,000.00, the sum of all estimated Allowed Plan Carve Out Claims.  To the extent that any Allowed Plan Carve Out Claims are paid before the

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Plan Carve Out is provided to the Liquidating Trust pursuant to Section 6.02(a), the amount of the Plan Carve Out provided to the Liquidating Trust shall be reduced by the amount of such Claims paid previously

(105)      Plan Carve Out Claims means the Administrative Claims (including Cure Costs), the Priority Tax Claims, the Priority Non-Tax Claims, the Miscellaneous Secured Claims, and the Royalty Claims.

(106)      Plan Default Notice shall have the meaning set forth in Section 16.08 of this Plan.

(107)      Plan Distribution means the payment or distribution under this Plan of Cash, assets, securities or instruments evidencing an obligation under this Plan or other property of any nature to any Holder of an Allowed Claim.

(108)      Plan Documents means all documents, forms, lists and agreements contemplated under this Plan (including, but not limited to the Plan Supplement) to effectuate the terms and conditions hereof.

(109)      Plan Supplement means any supplement to this Plan, and the compilation of Plan Documents and forms of documents and Exhibits to this Plan, as amended, modified or supplemented from time to time, to be Filed by the Debtors as permitted herein on or before the Plan Supplement Filing Date.

(110)      Plan Supplement Filing Date means the date not later than five (5) days before the Voting Deadline, which date may be modified by agreement between the Debtors, the Pre-Petition Agents, the Purchaser, and the Committee, if any.

(111)      Plan Support Agreement means that certain Plan Support and Lock-Up Agreement entered into between the Debtors, Union, Natixis, UBE, and the other Supporting Lenders (as defined therein) dated as of March 7, 2012.

(112)      Potential Bidder means any Person who wishes to participate in the bidding process.

(113)      Preferred Stock means all of the outstanding Series D convertible preferred stock issued by Cano.

(114)      Prepaid JOA Funds means Cash paid to any Debtor (in its capacity as operator with respect to operated properties) as prepayments for non-operators’ share of items under operating agreements for which payment has not been made by any Debtor as of the Closing.

(115)      Priority Non-Tax Claims means any Claim other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment as specified in Bankruptcy Code § 507(a).

(116)      Priority Tax Claim means a Claim that is entitled to priority pursuant to Bankruptcy Code § 507(a)(8).

(117)      Pro Rata means that proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests in such Class, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims in such multiple Classes.

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(118)      Pre-Petition Agents means Union and UBE.

(119)      Pre-Petition Senior Secured Agent means Union, as administrative agent and issuing lender under the Senior Credit Agreement, or any successor thereto.

(120)      Pre-Petition Secured Lenders means Natixis and the lenders and holders of indebtedness under the Senior Credit Agreement and Junior Credit Agreement.

(121)      Professional means any professional (a) employed in the Chapter 11 Cases pursuant to Bankruptcy Code §§ 327, 328 or 1103 and to be compensated for services rendered pursuant to Bankruptcy Code §§ 327, 328, 329, 330 or 331, or (b) seeking compensation and reimbursement pursuant to Bankruptcy Code § 503(b)(4).

(122)      Professional Fee Claim means a Claim of a Professional for compensation or reimbursement of expenses relating to services after the Petition Date through the Effective Date.

(123)      Proof of Claim (or Interest) means the proof of claim (or interest) that must be Filed by a Holder of a Claim (or Interest) by the date(s), if any, designated by the Bankruptcy Court as the Bar Date.

(124)      PSA Sale Proceeds means all of the sale proceeds received from the sale, disposition, collection or other monetization of the Acquired Property as contemplated under the Purchase and Sale Agreement.

(125)      Purchase and Sale Agreement means the agreement for the purchase and sale of the Acquired Property between some or all of the Debtors and the Purchaser, as amended and restated, or otherwise modified from time to time.  If the Stalking Horse is the Purchaser, the Stalking Horse SPA shall be the Purchase and Sale Agreement.

(126)      Purchaser means the Person or group that is the Successful Bidder under the Bid Procedures and that purchases the Acquired Property pursuant to the Sale Order and/or the Confirmation Order.

(127)      Qualified Bidder means a Potential Bidder who has met the prerequisites to become a qualified bidder set forth in the Bid Procedures.

(128)      Related Persons means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective current and former members, partners, equity-holders, officers, directors, employees, managers, shareholders, partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, each acting in such capacity, and any Person claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals).

(129)      Released Parties means, collectively, each of the Debtors, the Reorganized Debtors, the Committee (if any), Union, UBE, Natixis, the Supporting Lenders, and each of their respective Related Persons.

(130)      Reorganized Cano means Cano from and after the Effective Date.

(131)      Reorganized Cano New Mexico means Cano New Mexico from and after the Effective Date.

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(132)      Reorganized Debtors means Reorganized Cano, Reorganized Cano New Mexico, Reorganized Ladder, Reorganized Square One, Reorganized Tri-Flow, Reorganized WO Energy, Reorganized W.O. Nevada, Reorganized W.O. Operating, and Reorganized W.O. Productions.

(133)      Reorganized Ladder means Ladder from and after the Effective Date.

(134)      Reorganized Square One means Square One from and after the Effective Date.

(135)      Reorganized Subsidiaries means each of the Subsidiaries from and after the Effective Date.

(136)      Reorganized Tri-Flow means Tri-Flow from and after the Effective Date.

(137)      Reorganized WO Energy means WO Energy from and after the Effective Date.

(138)      Reorganized W.O. Nevada means W.O. Nevada from and after the Effective Date.

(139)      Reorganized W.O. Operating means W.O. Operating from and after the Effective Date.

(140)      Reorganized W.O. Production means W.O. Production from and after the Effective Date.

(141)      Retained Funds means any Prepaid JOA Funds or Suspense Funds which at Closing are required to be (i) in a Reorganized Debtor whose Interests are sold to the Purchaser or (ii) delivered by a Debtor to the Purchaser pursuant to the Purchase and Sale Agreement.

(142)      Royalty means a cost-free share of production from the oil, gas and mineral estate measured by production and/or sale of minerals from the oil, gas and/or mineral leases owned by the Debtors and any related escheat obligations.

(143)      Royalty Claims means any Claim for Royalty other than claims related to Suspense Funds.

(144)      Royalty Owner means any royalty owner or working interest owner of the Debtors In Pay Status.

(145)      Sale Hearing means the hearing(s) held by the Bankruptcy Court to approve the Transaction and/or consider confirmation of this Plan pursuant to Bankruptcy Code § 363, as such hearing may be continued from time to time.

(146)      Sale Order means that certain Order (I) Authorizing the Debtors to Sell Their Property, (II) Authorizing the Debtors to Assume and Assign Certain Executory Contracts and Unexpired Leases and (III) Granting Related Relief, entered by the Bankruptcy Court, [Dkt. No.         ] which order may be the same as the Confirmation Order.

(147)      Scheduled means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Bankruptcy Schedules.

(148)      Secured means, when referring to a Claim:  (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to

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Bankruptcy Code § 553, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code § 506(a); or (b) Allowed pursuant to this Plan as a Secured Claim.

(149)      Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

(150)      Senior Credit Agreement means the Amended and Restated Credit Agreement dated as of December 17, 2008 among Cano, the financial institutions party thereto from time to time, and Union as administrative agent and as issuing lender, as amended.

(151)      Senior Lien Documents means the Senior Credit Agreement, the Senior Lien Notes, the Subordination and Intercreditor Agreement dated as of December 17, 2008, and all other instruments, agreements, deeds of trust, mortgages, security agreements, assignments, pledges, and financing statements that evidence, secure or relate to the Senior Credit Agreement, the Senior Lien Notes, or any Liens securing the Union Senior Secured Claim or the Natixis Hedge Claim.

(152)      Senior Lien Notes  means any and all promissory notes of Cano or the other Debtors, if any, payable to the order of any Senior Secured Lender evidencing indebtedness of Cano to such Lender under the Senior Credit Agreement.

(153)      Senior Pre-Petition Agent means Union Bank, N.A., as administrative agent and issuing lender under the Senior Credit Agreement, or any successor thereto.

(154)      Senior Secured Claims means collectively, the Union Senior Secured Claim and the Natixis Hedge Claim

(155)      Senior Secured Claim Distribution Amounts means all distributions made on account of the Senior Secured Claims pursuant to Section 4.02.

(156)      Senior Secured Deficiency Claim shall have the meaning set forth in Section 4.02 of this Plan.

(157)      Senior Secured Lenders mean the lenders and holders of indebtedness under the Senior Credit Agreement or any other Senior Lien Documents.

(158)      Square One means Square One Energy, Inc., a Texas corporation, the Debtor in Case No.          pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(159)      Stalking Horse means NBI and such other buyer as identified in the Stalking Horse SPA whether or not such party is the Successful Bidder at the Auction.

(160)      Stalking Horse SPA means the Stock Purchase Agreement dated March 7, 2012, as amended, restated, or otherwise modified from time to time, entered into between the Debtors and the Stalking Horse.

(161)      Subordinated Equity Securities Claim means a Claim, if any, subject to subordination under Bankruptcy Code § 510(b), including without limitation, any Claim that arises from the rescission of a purchase or sale of an Interest, or for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification, or contribution allowed under Bankruptcy Code § 502 on account of such Claim.

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(162)                   Subsidiary(ies) means a Debtor other than Cano; specifically Cano New Mexico, Ladder, Square One, Tri-Flow, WO Energy, W.O. Nevada, W.O. Operating, and W.O. Production.

(163)                   Successful Bidder has the meaning set forth in the Bid Procedures.

(164)                   Supporting Lenders has the meaning set forth in the Plan Support Agreement.

(165)                   Suspense Funds means any Cash received by any Debtor (in its capacity as an operator with respect to operated properties) in “suspense” and held by any Debtor at Closing.

(166)                   Transaction(s) means the transactions contemplated by the Purchase and Sale Agreement and approved by the Sale Order and/or Confirmation Order.

(167)                   Tri-Flow means Tri-Flow, Inc. an Oklahoma corporation, the Debtor in Case No.       pending in the Bankruptcy Court, and one of the jointly-administered Debtors in the Chapter 11 Cases.

(168)                   UBE means UnionBanCal Equities, Inc., as administrative agent and issuing lender under the Junior Credit Agreement.

(169)                   UBE Junior Secured Claim means all claims arising under the Junior Credit Agreement, or any other Junior Lien Documents.

(170)                   UBE Junior Secured Deficiency Claim shall have the meaning set forth in Section 4.03 of this Plan.

(171)                   Unclaimed Property has the meaning set forth in Section 8.03 of this Plan.

(172)                   Unimpaired means a Claim or Interest that is not Impaired.

(173)                   Union means Union Bank, N.A., as administrative agent and issuing lender under the Senior Credit Agreement.

(174)                   Union Senior Secured Claim means the entirety of any Claim arising under the Senior Credit Agreement, or any other Senior Lien Documents.

(175)                   Vested Assets means all of the Debtors’ (and their respective estates) right, title and interest in and to any assets, contracts, leases, oil and gas leases, as defined in the Purchase and Sale Agreement, properties and businesses, as the same shall exist as of the Effective Date of every kind, type of designation, whether tangible or intangible, known or unknown, real, personal or mixed wherever located, including all Claims and causes of action (for the avoidance of doubt, other than Avoidance Actions) against any Person to the extent not released or discharged pursuant to this Plan, that are to be owned by one or more of the Reorganized Debtors as described in the Purchase and Sale Agreement pursuant to which any New Interests are to be issued or transferred to the Purchaser.

(176)                   Voting Deadline means the date by which a Creditor must deliver a Ballot to accept or reject this Plan as set forth in the order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to this Plan.

(177)                   Voting Record Date means the record date for voting on this Plan, which shall be                                         , 2012.

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(178)                   WO Energy means WO Energy, Inc., a Texas corporation, the Debtor the Debtor in Case No.          pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(179)                   W.O. Nevada means W.O. Energy of Nevada, Inc., a Nevada corporation, the Debtor in Case No.          pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(180)                   W.O Operating means W.O. Operating Company, Ltd., a Texas limited partnership, the Debtor in Case No.          pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(181)                   W.O. Production means W.O. Production Company, Ltd., a Texas limited partnership, the Debtor in Case No.          pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

Section 1.03                            Rules of Interpretation

For purposes of this Plan, (i) except as provided in Article XIII, any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) except as provided in Article XIII, any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified, or supplemented as permitted herein; (iii) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan; (iv) the words “herein,” “hereto,” and “hereof” refer to this Plan in its entirety rather than to a particular portion of this Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (vi) the rules of construction set forth in Bankruptcy Code § 102 and in the Bankruptcy Rules shall apply.

Section 1.04                            Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Section 1.05                            Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to legal currency of the United States of America, unless otherwise expressly provided.

Section 1.06                            Exhibits and Plan Supplement

All Exhibits, all Plan Documents, as well as the Plan Supplement, are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits and Plan Supplement shall be timely Filed with the Clerk of the Bankruptcy Court on or before the Plan Supplement Filing Date.  Holders of Claims and Interests may obtain a copy of the Filed Exhibits and the Plan Supplement upon written request to the Debtors’ counsel.  Upon their Filing, the Exhibits and the Plan Supplement may be inspected in the office of the clerk of

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the Bankruptcy Court or at the Bankruptcy Court’s website at http://www.txnb.uscourts.gov, or at the Balloting Agent’s website for these Cases at www.bmcgroup.com/cano.  The documents contained in the Exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  The Debtors explicitly reserve the right to modify or make additions to or subtractions from any Exhibit to this Plan or the Plan Supplement and to amend, modify or supplement any Exhibit to this Plan before the Confirmation Date.

Section 1.07                            Deemed Acts

Whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of this Plan and the Confirmation Order.

ARTICLE II

UNCLASSIFIED CLAIMS
(NOT ENTITLED TO VOTE ON THIS PLAN)

In accordance with Bankruptcy Code § 1123(a)(l), Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III and Article IV hereof.  These unclassified Claims are treated as follows:

Section 2.01                            Treatment of Administrative Claims

Except as otherwise provided for in this Plan, and subject to the requirements of Section 2.02 of this Plan, each Holder of an Allowed Administrative Claim shall, in full satisfaction, release, settlement, and discharge of such Allowed Administrative Claim:  (a) to the extent such claim is due and owing on the Effective Date, be paid in full, in Cash, on the Effective Date; (b) to the extent such claim is not due and owing on the Effective Date, be paid in full, in Cash, (i) in accordance with the terms of any agreement among the Liquidating Trustee, the Pre-Petition Agents and such Holder, or (ii) when such claim becomes due and payable under applicable non-bankruptcy law, or (iii) in the ordinary course of business; or (c) receive such other treatment as to which such Holder may agree with the Liquidating Trustee and the Pre-Petition Agents.  Cash payments of Allowed Administrative Claims shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Administrative Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Section 2.02                            Bar Dates for Certain Claims

(a)                                 Administrative Claims; Substantial Contribution Claims.  The Confirmation Order will establish a Bar Date for Filing of all Administrative Claims, including substantial contribution claims (but not including Professional Fee Claims, claims for the expenses of the members of the Committee and Administrative Claims in section (b) or (c) below), which date will be thirty (30) days after the Confirmation Date (the “Administrative Claims Bar Date”).  Holders of asserted Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. §1930, administrative tax claims and administrative ordinary case liabilities described in section (b) below, must submit proofs of Administrative Claim on or

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before such Administrative Claims Bar Date or forever be barred from doing so.  A notice prepared by the Debtors will set forth such date and constitute notice of this Administrative Claims Bar Date.  The Reorganized Debtors and the Pre-Petition Agents shall have thirty days (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

(b)                                 Administrative Ordinary Course Liabilities.  Holders of Administrative Claims that are based on liabilities incurred and paid by any Debtor in the ordinary course of the applicable Debtor’s business (other than Claims of governmental units for taxes and for interest and/or penalties related to such taxes) on and after the Petition Date shall not be required to File any request for payment of such Administrative Claims.  For the avoidance of doubt, Holders of Administrative Claims pursuant to Bankruptcy Code § 503(b)(9) shall be required to File a proof of Administrative Claim on or before the Administrative Claims Bar Date.

(c)                                  Administrative Tax Claims.  All requests for payment of Administrative Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, must be Filed and served on the Reorganized Debtors, the Pre-Petition Agents, and any other party specifically requesting a copy in writing on or before the later of (a) thirty (30) days following the Confirmation Date; and (b) one hundred and twenty (120) days following the Filing of the tax return for such taxes for such tax year or period with the applicable governmental unit.  Any Holder of any such Claim that is required to File a request for payment of such taxes and does not File and properly serve such a claim by the applicable Bar Date shall be forever barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Liquidating Trust or their property, regardless of whether any such Claim is deemed to arise on or before the Effective Date.  Any interested party desiring to object to an Administrative Claim for taxes must File and serve its objection on counsel to the Debtors and the relevant taxing authority no later than ninety (90) days after the taxing authority Files and serves its application.

(d)                                 Professional Fee Claims.  All final requests for compensation or reimbursement of professional fees pursuant to Bankruptcy Code §§ 327, 328, 330, 331, 363, 503(b) or 1103 for services rendered to or on behalf of the applicable Debtors or the Committee (if one has been appointed) before the Confirmation Date (other than substantial contribution claims under Bankruptcy Code § 503(b)(4)) must be Filed and served on the Reorganized Debtors, the Pre-Petition Agents, and their respective counsel no later than thirty days (30) after the Confirmation Date, unless otherwise ordered by the Bankruptcy Court.  Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Debtors, Pre-Petition Agents, and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

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Section 2.03                            Payment of Statutory Fees

On or before the Effective Date (or as soon as reasonably practicable after such fees become due), the Debtors shall have paid in full, in Cash (including by check or wire transfer), in U.S. dollars, all fees payable pursuant to section 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

Section 2.04                            Treatment of Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim shall, in full satisfaction, release, and discharge thereof, receive (i) such treatment as to which such Holder may agree with the Liquidating Trustee, and the Pre-Petition Agents or (ii) at the sole option of the Liquidating Trustee, (a) payment in full, in Cash, of such Allowed Priority Tax Claim on the Effective Date; or (b) treatment in accordance with Bankruptcy Code §§ 1129(a)(9)(C) or 1129(a)(9)(D), as the case may be, with the Liquidating Trustee’s selection of (a) or (b) being subject to the prior written approval of Pre-Petition Agents.  Cash payments of Allowed Priority Tax Claims shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Priority Tax Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

ARTICLE III

CLASSIFICATION AND TREATMENT
OF CLAIMS AND INTERESTS

Section 3.01                            Introduction

The categories of Claims and Interests set forth herein classify Claims and Interests for all purposes, including for purposes of voting, confirmation, and distribution pursuant to this Plan and Bankruptcy Code §§ 1122 and 1123(a)(l).  A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes.  Notwithstanding anything to the contrary in this Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled before the Effective Date.

All Claims (except for Administrative Claims and Priority Tax Claims, which are not classified pursuant to Bankruptcy Code § 1123(a)(l)) are classified in Section 3.03 and Section 4.01 through Section 4.09 in this Plan.

Section 3.02                            Voting; Presumptions

(a)                                 Acceptance by Impaired Classes.  Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under this Plan shall be entitled to vote to accept or reject this Plan.  An Impaired Class of Claims shall have accepted this Plan if (i) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this

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Plan and (ii) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.  An Impaired Class of Interests shall have accepted this Plan if the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept this Plan.

(b)                                 Voting Presumptions.  Claims and Interests in Unimpaired Classes are conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f) and, therefore, are not entitled to vote to accept or reject this Plan.  Claims and Interests in Classes that do not entitle the Holders thereof to receive or retain any property under this Plan are conclusively deemed to have rejected this Plan pursuant to Bankruptcy Code § 1126(g) and, therefore, are not entitled to vote to accept or reject this Plan.

Section 3.03                            Identification of Claims and Interests

The following tables designate the Classes of Claims against, and Interests in, the Debtors and specify which of those Classes and Interest are (a) Impaired or Unimpaired by this Plan; (b) entitled to vote to accept or reject this Plan in accordance with Bankruptcy Code § 1126; and (c) deemed to accept or reject this Plan.

CHART 3.03(A) - CANO

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
A1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
A2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
A3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
A4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan.
A5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
A6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan

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A7	Preferred Stock	Canceled	Impaired	No, deemed to reject this Plan
A8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(B) — CANO NEW MEXICO

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
B1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
B2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
B3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
B4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
B5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
B6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
B7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
B8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(C) - LADDER

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the	Unclassified	No, not entitled to vote

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Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
Effective Date
C1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
C2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
C3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
C4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
C5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
C6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
C7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
C8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(D) — SQUARE ONE

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
D1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
D2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
D3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
D4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan

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Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
D5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
D6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
D7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
D8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(E) — TRI-FLOW

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
E1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan.
E2	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
E3	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
E4	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
E5	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(F) — W.O. NEVADA

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in	Unclassified	No, not entitled

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Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
		Cash on the Effective Date		to vote
F1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
F2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
F3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
F4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
F5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
F6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
F7	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(G) — W.O. OPERATING

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
G1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
G2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
G3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
G4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
G5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote

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Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
G6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
G7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
G8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(H) — W.O. PRODUCTION

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
H1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
H2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
H3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
H4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
H5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
H6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
H7	Interests	Canceled	Impaired	No, deemed to reject this Plan

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CHART 3.03(I) — WO ENERGY

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
I1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
I2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
I3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
I4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
I5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
I6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
I7	Interests	Canceled	Impaired	No, deemed to reject this Plan

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Section 4.01                            Priority Non-Tax Claims

Classification:  Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 consist of the Allowed Priority Non-Tax Claims against the respective Debtors.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 has agreed in writing with the Debtors (or the Liquidating Trustee) and the Pre-Petition Agents to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 in accordance with Bankruptcy Code § 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 becomes an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 (or as soon as reasonably practicable thereafter); or (ii) such other treatment agreed to by the Debtors, Liquidating Trustee, and the Pre-Petition Agents required to render such Allowed

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Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 Unimpaired pursuant to Bankruptcy Code § 1124.  Cash payments of Allowed Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Priority Non-Tax Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Voting:  Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 are Unimpaired.  Each Holder of an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.02                            Senior Secured Claims

Classification:  Classes A2, B2, C2, D2, F2, G2, H2, and I2 consist of the Senior Secured Claims against the Debtors.

Allowance:  The Senior Secured Claims against the Debtors are hereby Allowed as Secured Claims in Classes A2, B2, C2, D2, F2, G2, H2, and I2 in the amount of $                          , which amount is comprised of the Union Senior Secured Claim in the amount of $                             and the Natixis Hedge Claim in the amount of $                          , each of which are also hereby Allowed as a Secured Claim in such Classes and in such amounts.

Treatment:  In full satisfaction of the Allowed Senior Secured Claims, the Pre-Petition Senior Secured Agent shall receive:

(i)                                     on the Effective Date and as part of the Closing, from the Purchaser, all of the PSA Sale Proceeds, except for any portion of such proceeds transferred by the Purchaser to the Liquidating Trust to fund the (a) Claims Reserve as described in Section 6.02(a) of this Plan, (b) Liquidating Trust Expense Reserve as described in Section 6.02(b) of this Plan; and (c) Gift Reserve as described in Section 6.02(d) of this Plan;

(ii)                                  on the Effective Date, from the Debtors, contemporaneously with the payment from the Purchaser in clause (i) above, all Available Cash, if any, except for (a) the amounts transferred to the Liquidating Trust to fund the Claims Reserve and the Liquidating Trust Expense Reserve pursuant to Section 6.02 of this Plan; and (b) any amounts that constitute Retained Funds;

(iii)                               as soon as reasonably practicable after the Effective Date, the Net Proceeds of the sale, collection or other monetization of all or each a portion of the Other Assets, except for Avoidance Actions which shall be liquidated for the benefit of the Holders of Allowed Plan Carve Out Claims and Allowed General Unsecured Claims until satisfaction in full of such Allowed Claims, at which time any remaining funds in the Gift Reserve or the Avoidance Actions Proceeds Reserve shall be transferred to the Pre-Petition Secured Agent or UBE, as applicable;

(iv)                              as soon as reasonably practicable after the Effective Date, any remaining funds in the Claims Reserve after the payment of the Allowed Plan Carve Out Claims;

(v)                                 as soon as reasonably practicable after the Effective Date, the proceeds of the sale, collection or other monetization of the Closing Accounts Receivable in accordance with the Purchase and Sale Agreement;

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(vi)                              any remaining funds in the Liquidating Trust Expense Reserve on the date the Liquidating Trust is terminated;

(vii)                           as soon as reasonably practicable after receipt by the Liquidating Trustee, all amounts in the Undeliverable Distribution Reserve that have been forfeited by Holders of Claims in accordance with Section 9.02(b) of this Plan; and

(viii)                        as soon as reasonably practicable after receipt by the Liquidating Trustee, all remaining amounts from the Environmental Escrow Funds.

The Pre-Petition Senior Secured Agent shall disburse the funds received pursuant to this Section 4.02 in accordance with the Senior Credit Agreement.

In the event sufficient PSA Sale Proceeds exist to pay the Allowed Claim of the Senior Secured Lenders in full, the Senior Secured Lenders shall be entitled to amend their claim as necessary to allow recovery of all other amounts to which the Senior Secured Lenders would be entitled under the Senior Lien Documents which might not otherwise be set forth in their Allowed Claim, such as interest and legal fees.  In the event that the Allowed Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Senior Secured Claims are paid in full, then the Liquidating Trust shall distribute the excess amount to UBE on account of the UBE Junior Secured Claim.

To the extent that the amounts received by the Pre-Petition Senior Secured Agent as provided herein are less than the amount of the Allowed Senior Secured Claims, the shortfall shall be a “Senior Secured Deficiency Claim” and shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5, and I5 against the Debtors; provided, however, if (i) the Committee supports, and does not object to, Confirmation of this Plan, (ii) all nine Classes of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (iii) the validity, extent, or priority of the Senior Secured Lenders’ Liens are not challenged by the Committee, a Creditor, or any other party-in-interest, then the Senior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.  In the event that the Allowed Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Senior Secured Claims are paid in full, then the Liquidating Trust shall distribute the excess amount to UBE on account of the UBE Junior Secured Claim.

Voting:  Classes A2, B2, C2, D2, F2, G2, H2, and I2 are Impaired.  Each Holder of an Allowed Claim in Classes A2, B2, C2, D2, E2, F2, G2, H2, and I2 shall be entitled to vote to accept or reject this Plan.

Section 4.03                            UBE Junior Secured Claim

Classification:  Classes A3, B3, C3, D3, F3, G3, H3 and I3 consist of the UBE Junior Secured Claim against the Debtors.

Allowance:  The UBE Junior Secured Claim against the Debtors is hereby Allowed as a Secured Claim in Classes A3, B3, C3, D3, F3, G3, H3 and I3 in the amount of $                                .

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Treatment:  In the event that the Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Allowed Senior Secured Claims are paid in full, then the Liquidating Trust shall as soon as reasonably practicable distribute the excess amount to UBE on account of the Allowed UBE Junior Secured Claim.

In the event sufficient PSA Sale Proceeds exist to pay the Allowed Claim of the Junior Secured Lenders in full, the Junior Secured Lenders shall be entitled to amend their claim as necessary to allow recovery of all other amounts to which the Junior Secured Lenders would be entitled under the Junior Lien Documents which might not otherwise be set forth in their Allowed Claim, such as interest and legal fees.

To the extent that the amounts received by UBE as provided herein are less than the amount of the Allowed UBE Junior Secured Claim, then the unpaid portion of the Allowed UBE Junior Secured Claim (the “UBE Junior Secured Deficiency Claim”) shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5 and I5 against the Debtors; provided, however, if (i) the Committee supports, and does not object to, Confirmation of this Plan, (ii) all nine Classes of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (iii) the validity, extent, or priority of the Junior Secured Lenders’ Liens are not challenged by the Committee, a Creditor, or any other party-in-interest, then the UBE Junior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.

Voting:  Claims in Classes A3, B3, C3, D3, F3, G3, H3 and I3 are Impaired.  Each Holder of an Allowed Claim in Classes A3, B3, C3, D3, E3, F3, G3, H3 and I3 shall be entitled to vote to accept or reject this Plan.

Section 4.04                            Miscellaneous Secured Claims

Classification:  Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 consist of all Miscellaneous Secured Claims against the Debtors.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which each such Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim becomes an Allowed Claim, each Holder of such an Allowed Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim, at the election of the Liquidating Trustee (with the prior written consent of Pre-Petition Agents), (a) such treatment in accordance with Bankruptcy Code § 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim; (c) satisfaction of any such Allowed Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim by delivering the Collateral securing any such Claims (if such Collateral is an Other Asset) and paying any interest fees, costs and/or expense required to be paid under Bankruptcy Code § 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code § 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Miscellaneous Secured Claims, any shortage shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

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Voting:  Claims in Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 are Unimpaired.  Each Holder of an Allowed Claims in Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.05                            General Unsecured Claims

Classification:  Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 consist of all General Unsecured Claims against the Debtors.

Treatment:  Each Holder of an Allowed Claim in Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash Avoidance Actions Proceeds, less (ii) any amounts of the Gift Reserve or the Avoidance Actions Proceeds Reserve required to satisfy the Allowed Plan Carve Out Claims as provided in this Plan.

Voting:  Claims in Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 are Impaired.  Each Holder of an Allowed Claim in Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 shall be entitled to vote to accept or reject this Plan.

Section 4.06                            Royalty Claims

Classification:  Classes B7, C7, D7 and G7 consist of all Royalty Claims against the Debtors.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class B7, C7, D7 and G7 Claim becomes an Allowed Claim, each Holder of such an Allowed Claim shall receive payment in full, in Cash, of such Allowed Class B7, C7, D7 and G7 Claims.  Cash payments of Allowed Claims in Classes B7, C7, D7 and G7 shall be paid form the Claims Reserve, or if the Claims Reserve is insufficient to pay all such Allowed Royalty Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Voting:  Claims in Classes B7, C7, D7 and G7 are Unimpaired.  Each Holder of an Allowed Claim in Classes B7, C7, D7 and G7 shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.07                            Intercompany Claims

Classification:  Classes A7, B6, C6, D6, E4, F6, G6, H6 and I6 consists of all Intercompany Claims between or among the Debtors.

Treatment:  On the Effective Date, all of the Intercompany Claims as of the Effective Date shall be eliminated, extinguished, cancelled, and discharged.  Pursuant to Bankruptcy Code § 1129(b)(2)(C), Holders of Intercompany Claims shall not be entitled to, nor shall they receive,

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any distribution or retain any property or interest in property on account of such Intercompany Claims.

Voting: Claims in Classes A7, B6, C6, D6, E4, F6, G6, H6 and I6 are deemed to have rejected this Plan and, accordingly are not entitled to vote to accept of reject this Plan.

Section 4.08                            Preferred Stock

Classification:  Class A7 shall consist of the Preferred Stock in Cano.

Treatment:  On the Effective Date, all of the Class A7 Preferred Stock outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Pursuant to Bankruptcy Code § 1129(b)(2)(C), Holders of Class A7 Preferred Stock shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class A7 Preferred Stock.

Voting:  Class A7 Preferred Stock is Impaired.  The Holders of Allowed Preferred Stock in Class A7 are deemed to have rejected this Plan and, accordingly, are not entitled to vote to accept or reject this Plan.

Section 4.09                            Interests

Classification:  Classes A8, B8, C8, D8, E4, F7, G8, H7 and I7 shall consist of the common Interests in Cano and all Interests the Subsidiaries.

Treatment:  On the Effective Date, all of the Classes A8, B8, C8, D8, E4, F7, G7, H7 and I7 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Pursuant to Bankruptcy Code § 1129(b)(2)(C), Holders of Interests in Classes A8, B7, C7, D7, E7, F7, G7, H7 and I7 shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Interests.

Voting:  Interests in Classes A8, B8, C8, D8, E4, F7, G7, H7, and I7 are Impaired.  The Holders of Allowed Interests in Classes A8, B7, C7, D7, E7, F7, G7, H7, and I7 are deemed to have rejected this Plan and, accordingly, are not entitled to vote to accept or reject this Plan.

Section 4.10                            One Satisfaction of Senior Secured Claims and UBE Junior Secured Claim

Though listed in a class for each Debtor, there shall be only one satisfaction of the Senior Secured Claims and the UBE Junior Secured Claim.  Each such Claim shall be Allowed as if each Debtor were jointly and severally liable thereunder.  Any deficiency in the Senior Secured Claims and the UBE Junior Secured Claim shall be treated as General Unsecured Claims.

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ARTICLE V

ACCEPTANCE OR REJECTION OF THIS PLAN

Section 5.01                            Designation of Unimpaired Classes

Classes A1, A4, B1, B4, B7, C1, C4, C7, D1, D4, D7, E1, E2, F1, F4, F7, G1, G4, G7, H1, H4, I1 and I4, are Unimpaired.

Section 5.02                            Designation of Impaired Classes

(a)                                 Impaired Classes of Claim.

Classes A2, A3, A5, A6, B2, B3, B5, B6, C2, C3, C5, C6, D2, D3, D5, D6, E3, F2, F3, F5, F6, G2, G3, G5, G6, H2, H3, H5, H6, I2, I3, I5, and I6 are Impaired.

(b)                                 Impaired Classes of Interest.

Classes A7, A8, B8, C8, D8, E4, F7, G8, H7, and I7 are Impaired.

Section 5.03                            Classes Entitled to Vote

Classes A2, A3, A5, B2, B3, B5, C2, C3, C5, D2, D3, D5, E2, E3, E5, F2, F3, F5, G2, G3, G5, H2, H3, H5, I2, I3 and I5 are entitled to cast Ballots within this Plan.

Section 5.04                            Classes Not Entitled to Vote

Classes A1, B1, C1, D1, E1, F1, G1, H1, I1, A4, B4, C4, D4, E4, F4, G4, H4, I4, A6, B6, C6, D6, E6, F6, G6, H6, and I6 are Unimpaired under this Plan and therefore, Holders of Claims in such classes are not entitled to cast Ballots with respect to this Plan as they are deemed to accept this Plan in accordance with Bankruptcy Code § 1126(f).

Classes A7, A8, B7, C7, D7, E7, F7, G7, H7, and I7 are not entitled to receive or return Property under this Plan and are deemed to reject this Plan in accordance with Bankruptcy § 1126(g).

Section 5.05                            Date of Distributions on Account of Allowed Claims

Except as otherwise specifically provided herein (for example, in Section 4.02, clauses (i) and (ii)), or in the Purchase and Sale Agreement, any distributions and delivery to be made under this Plan shall be made on the Effective Date or as soon as practicable thereafter.  In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

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Section 5.06                            Sources of Cash for the Plan Distributions

Except as otherwise specifically provided herein or in the Confirmation Order, all Cash required for the payments to be made hereunder shall be obtained from the Available Cash on hand or the Purchaser.

Section 5.07                            Cram Down — Nonconsensual Confirmation

If each Impaired Class of Claims or Interests entitled to vote shall not accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c) or 1126(d), the Debtors request Confirmation of this Plan under Bankruptcy Code § 1129(b).  In that event, the Debtors reserve the right to modify this Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code § 1129(b) requires modification or any other reason in their discretion, but no such modification may adversely affect an extant Purchaser or any of its subsidiaries (except with Purchaser’s consent).

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THIS PLAN
AND POST EFFECTIVE DATE GOVERNANCE

Section 6.01                            Sale of the Acquired Property

This Plan contemplates the sale of the Acquired Property to a third party.  To effect this, the Debtors Filed the Bid Procedures and Sale Motion which seeks, inter alia, to approve the Stalking Horse SPA and to establish the Auction.  On March [   ], 2012, the Bankruptcy Court entered the Bid Procedures Order, which established [                              ] as the deadline for Potential Bidders to submit bids for the Acquired Property, and established [                              ], 2012 as the date for the Auction.  In connection with the Auction, the Debtors have identified the Stalking Horse as a potential purchaser for the Equity Interests.  If no timely Qualifying Bid (as defined in the Bid Procedures) (other than the Stalking Horse bid) is received by the Bid Deadline (as defined in the Bid Procedures), the Debtors shall not hold an Auction and instead shall request at the Sale Hearing that the Bankruptcy Court approve the Stalking Horse SPA as the Purchase and Sale Agreement and declare the Stalking Horse to be the Successful Bidder/Bid.  If additional Qualified Bidders are identified, at the conclusion of the Auction, the Debtors, with the consent of the Pre-Petition Agents, will seek Bankruptcy Court approval to sell the Acquired Property pursuant to the Purchase and Sale Agreement to the Successful Bidder, Free and Clear. The Sale Order and/or the Confirmation Order shall contain specific authority for the Debtors to comply with the Purchase and Sale Agreement as set forth above.

Section 6.02                            Application of PSA Sale Proceeds

(a)                                 Claims Reserve Funding.  Contemporaneously with the Closing, the Effective Date and the delivery of the PSA Sale Proceeds to the Pre-Petition Senior Secured Agent described below, the Debtors will transfer from their Available Cash (other than Retained Funds) an amount sufficient to fund the Claims Reserve for the benefit of the Holders of Allowed Plan

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Carve Out Claims (and, to the extent of any surplus from such reserve after the payment of such Allowed Claims, for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim) to the Liquidating Trust.  If the amount of the Debtors’ Available Cash at the time of the Closing is insufficient to fund the Claims Reserve in full, then the Purchaser shall transfer a portion of the PSA Sale Proceeds (in an amount equal to such insufficiency) to the Liquidating Trust (rather than being transferred to the Pre-Petition Senior Secured Agent as described below) to complete the funding of the Claims Reserve.

(b)                                 Liquidating Trust Funding.  If there is additional Available Cash after the Claims Reserve is funded, then the Debtors will transfer an amount sufficient to fund the Liquidating Trust Expense Reserve in full from their Available Cash (other than Retained Funds) to the Liquidating Trust.  If the amount of the Debtors’ Available Cash after funding the Claims Reserve is less than the Liquidating Trust Expense Reserve, the Purchaser shall transfer a portion of the PSA Sale Proceeds equal to the shortfall to the Liquidating Trust (rather than being transferred to the Pre-Petition Senior Secured Agent as described below) to fund the Liquidating Trust Expense Reserve.

(c)                                  Payment of Senior Secured Claims and UBE Junior Secured Claim.  Contemporaneously with and as part of the Closing and the Effective Date, the Purchaser shall transfer to the Pre-Petition Senior Secured Agent all of the PSA Sale Proceeds (including the release of any deposit paid pursuant to the Purchase and Sale Agreement or Bid Procedures) and any subsequent adjustments or payments received from the Purchaser pursuant to the Purchase and Sale Agreement or the Sale Order, less (i) the Gifted Amount; (ii) any portion of the PSA Sale Proceeds transferred by the Purchaser to the Liquidating Trust to fund the Claims Reserve for a shortfall in the Debtors’ Available Cash described above; and (iii) any portion of the PSA Sale Proceeds transferred by the Purchaser to the Liquidating Trust to fund the Liquidating Trust Expense Reserve for a shortfall in the Debtors’ Available Cash described above.  In the event that the Allowed Senior Secured Claims are paid in full, excess amounts of the PSA Sale Proceeds shall be transferred to UBE on account of the UBE Junior Secured Claim.

(d)                                 Gift Reserve Funding.  The Purchaser, on behalf of the Pre-Petition Secured Lenders, shall transfer and/or gift a portion of the PSA Sale Proceeds equal to the Gifted Amount to the Liquidating Trust to fund the Gift Reserve for the benefit of the Holders of Allowed General Unsecured Claims in Classes A6, B6, D6, E3, F6, G6, H6, and I6.

Section 6.03                            Available Cash.

After the Claims Reserve and Liquidating Trust Expense Reserve are funded, any remaining Available Cash (other than Retained Funds) shall be transferred to the Pre-Petition Senior Secured Agent or UBE, as applicable, for the benefit of the Senior Secured Claims and the UBE Junior Secured Claim, as applicable.

Section 6.04                            Other Assets

Any Other Assets (excluding Avoidance Actions), shall revest or vest in the appropriate Reorganized Debtor and shall be transferred to the Liquidating Trust for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim.  Except as otherwise provided in the Purchase and Sale Agreement, any assets received by the Liquidating Trust after

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the Effective Date of the Plan (other than the proceeds of Avoidance Actions) shall also be Other Assets and transferred to the Liquidating Trust for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim.

Section 6.05                            Avoidance Actions

All Avoidance Actions are transferred to the Liquidating Trust for the benefit of the Holders of Allowed General Unsecured Claims in Classes A6, B6, C6, D6, E3, F6, G6, H6, and I6.

Section 6.06                            Purchase and Sale Agreement and Related Documents

(a)                                 General.  On the Effective Date, the transactions contemplated by the Purchase and Sale Agreement and any documents in connection therewith shall be consummated, and the Acquired Property shall be sold and transferred to the Purchaser in accordance with the terms of the Purchase and Sale Agreement and this Plan in exchange for the consideration set forth in the Purchase and Sale Agreement.

(b)                                 Amendment.  To the extent that material amendments are needed to the Purchase and Sale Agreement, the Debtors shall File the Purchase and Sale Agreement as so amended (and any related documents) on or before the Plan Supplement Filing Date.  After the Confirmation Date, the Debtors may modify the Purchase and Sale Agreement or any other documents in accordance with the terms of the Purchase and Sale Agreement in furtherance of the transactions contemplated thereby without the need for further notice or court approval.

Section 6.07                            Deemed Consolidation of Debtors for Plan Purposes Only.

Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Joint Plan of Reorganization solely for the limited purposes of distribution under the Plan.  Each and every Claim filed or to be filed against any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against all Debtors and (a) all Claims of each Debtor against any other Debtor will be eliminated and released; (b) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of all of the consolidated Debtors; (c) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (d) all duplicative Claims (identical in amount and subject matter) filed against one or more of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors; and (e) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against the Claims against such Debtor or Debtors.

Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the this Plan and as set forth above in this Section) affect: (a) the legal and organizational structure of the Reorganized Debtors; (b) pre- and post-Petition Date guaranties, liens, and security interests that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or

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that have been or will be assumed; (ii) pursuant to this Plan; or (iii) in connection with any financing entered into, or New Interests issued, by the Reorganized Debtors on the Effective Date; and (iv) distributions out of any insurance policies or proceeds of such policies.

Section 6.08                            Creation of Liquidating Trust

As set forth in Article VII, the Plan provides for the creation of a Liquidating Trust with the Liquidating Trust Assets and for the distribution and delivery of said assets in accordance with the terms of this Plan.

Section 6.09                            Governance Documents

On the Effective Date, the Governance Documents of Cano shall be amended and restated in substantially the form set forth in the Plan Supplement.

Section 6.10                            Directors and Officers

On the Effective Date, (a) the positions of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action); (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of each Debtor (that is not a Debtor whose Interests have been sold to the Purchaser pursuant to the Sale Order and/or the Confirmation Order (or a Subsidiary of such a Debtor)) that has a Governor shall vest in the Liquidating Trustee and the Liquidating Trustee or its designee shall be the presiding officer and the sole Governor of each such Reorganized Debtor; and (c) to the fullest extent permitted by applicable law, the Governors of each Debtor whose Interests have been sold to the Purchaser pursuant to the Sale Order and/or the Confirmation Order (or a Subsidiary of such a Debtor) shall be selected by the Purchaser.  The Liquidating Trustee shall make all determinations with respect to employment of any other directors, officers, managers and employees of each such Debtor described in clause (b) on and after the Effective Date.

Section 6.11                            Cancellation of Existing Secured Claims

Except as otherwise provided herein and in accordance with the Purchase and Sale Agreement, upon the Effective Date, any Lien encumbering the Acquired Property shall be deemed released and the Holder of such Allowed Secured Claim shall deliver to the applicable Debtor (or Reorganized Debtor) any Collateral or other property of any Debtor (or Reorganized Debtor) held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

Section 6.12                            Vesting of the Vested Assets

Except as otherwise set forth in this Plan, the Sale Order and/or the Confirmation Order, on the Effective Date, (a) the Vested Assets shall vest in the applicable Reorganized Debtors

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Free and Clear; and (b) the assumed contracts shall be assumed by the applicable Debtors as provided in Article X and vest in the applicable Reorganized Debtor(s).  Except as otherwise set forth in this Plan or the Purchase and Sale Agreement from and after the Effective Date, the Reorganized Debtors shall perform and pay when due liabilities under, or related to the ownership or operation of, the Vested Assets and the Liquidating Trust shall not be responsible for any such liabilities. The Reorganized Debtors may operate free of any restrictions of the Bankruptcy Code.

After the Effective Date, the Reorganized Debtors may present such orders or assignments of the Bankruptcy Court, suitable for Filing in the records of every county or governmental agency where the Vested Assets are or were located, which provide that such property is conveyed to or vested in the Reorganized Debtors.  The orders or assignments may designate all Liens, Claims, and encumbrances or other interests, which appear of record and/or from which property is being transferred and assigned.  This Plan shall be conclusively deemed to be adequate notice that such Lien, Claim, encumbrance, or other interest is being extinguished and no notice other than by this Plan, shall be given before the presentation of such orders or assignments.  Any person having a Lien, Claim, encumbrance or other interest against any Vested Asset shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Vested Assets Free and Clear to the Reorganized Debtors by failing to object to Confirmation, except as otherwise provided for in this Plan; provided, however, except as otherwise set forth in this Plan, nothing herein shall be deemed to be a release of any Lien, Claim, encumbrance or other interest in or against property that is not a Vested Asset.

Section 6.13                            Cancellation of Interests,

On the Effective Date, all Interests in the Debtors (including those Interests held in Treasury by any of the Debtors) shall be terminated and extinguished and the certificates that previously evidenced ownership of those interests shall be deemed canceled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in any of the Debtors.  Upon cancellation of the Interests in Cano, neither Cano, the Reorganized Debtors, nor the Liquidating Trustee shall file periodic or other reports with the Securities and Exchange Commission; provided, however, that Cano shall continue to be subject to the requirements of the Securities Act until such time as it terminates the registration of its common stock under the Securities Act and the rules and regulations promulgated thereunder.

Section 6.14                            Issuance of New Interests

On the Effective Date, after the Interests are cancelled, the Reorganized Subsidiaries shall issue the New Subsidiary Interests to Reorganized Cano and Reorganized Cano shall issue the New Cano Stock to the Purchaser in accordance with the Purchase and Sale Agreement, and in each case such shares shall be Free and Clear; provided that the termination of Interests in Reorganized Cano New Mexico, Reorganized Ladder, Reorganized Square One, Reorganized Tri-Flow, Reorganized WO Energy, and Reorganized W.O. Nevada pursuant to Section 6.13 and the issuance of the New Subsidiary Equity Interests in Reorganized Cano New Mexico, Reorganized Ladder, Reorganized Square One, Reorganized Tri-Flow, Reorganized WO Energy, and Reorganized W.O. Nevada pursuant to this Section 6.14 are each intended to qualify as a

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“reorganization” under Section 368(a)(1)(E) of the Internal Revenue Code; provided further that the termination of Interests Reorganized W.O. Operating and Reorganized W.O. Production pursuant to Section 6.13 and the issuance of the New Subsidiary Equity Interests in Reorganized W.O. Operating and Reorganized W.O. Production pursuant to this Section 6.14 are each intended to qualify as a “contribution” under Section 721 of the Internal Revenue Code.  The New Cano stock shall constitute one hundred percent of the authorized and issued equity interest in the Reorganized Cano.

Section 6.15                            Exemption from Registration

The New Interests shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Bankruptcy Code § 1145 or other applicable law requiring registration before the offering, issuance, distribution or sale of securities; provided that if the issuance of the New Interests does not qualify for an exemption under Bankruptcy Code § 1145, the New Interests shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

In connection with the confirmation of the Plan, the Debtors intend to seek an order from the Bankruptcy Court to the effect that the issuance of the New Interests is exempt from registration under the Securities Act and any other applicable laws.

Section 6.16                            Authorization for Transaction

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, and the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan or the Transaction, including:  (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Debtors, or the Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the Transaction, which actions may be set forth in a Plan Supplement exhibit.

Section 6.17                            Preservation of Rights of Action; Settlement

Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise disposed of in this Plan, the Purchase and Sale Agreement, or are expressly and specifically released in connection with this Plan, the Sale Order and/or Confirmation Order, or in any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with Bankruptcy Code § 1123(b): (1) any and all rights, Claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or

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their Estates shall be transferred to the Liquidating Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, causes of action, defenses and counterclaims have been Scheduled, listed or referred to in this Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court; and (2) the Liquidating Trust does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estates: (a) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in this Plan, the Bankruptcy Schedules, the Bankruptcy SOFAs, or any other document Filed with the Bankruptcy Court; (b) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtors; and (c) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense or counterclaim Filed a Proof of Claim in the Chapter 11 Cases, Filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against this Plan, or received or retained any consideration under this Plan.  Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in this Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Liquidating Trust’s right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that a Debtor has, or may have, as of the Effective Date.  The Liquidating Trust may, subject to this Plan and the Liquidating Trust Agreement, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims in its sole discretion, in accordance with what is in the best interests, and for the benefit, of the beneficiaries of the various assets in the Liquidating Trust.

Section 6.18                            Employee Benefit Plans

Before the Effective Date, all Employee Benefit Plans shall be terminated in accordance with the applicable provisions of the state and federal law.  The Purchaser and the Reorganized Debtors shall have no liability for any obligations under any Employee Benefit Plan.

Section 6.19                            Exclusivity Period

The Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the earlier of (i) the Effective Date or (ii) the expiration of the Debtors’ exclusive period to solicit acceptances of this Plan under Bankruptcy Code § 1121(d).

Section 6.20                            Effectuating Documents

The chairman of the board of directors, president, chief financial officer, manager, or any other appropriate officer of the Debtors or, after the Effective Date, the Reorganized Debtors (or the Liquidating Trustee on behalf of any Reorganized Debtor that is not owned by the Purchaser), shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be

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necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  The secretary of the Debtors, or, after the Effective Date, of the Reorganized Debtors (or the Liquidating Trustee on behalf of any Reorganized Debtor that is not owned by the Purchaser), shall be authorized to certify or attest to any of the foregoing actions.  The Debtors are authorized to perform their obligations under the Purchase and Sale Agreement.

Section 6.21                            Exemption from Certain Transfer Taxes

Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer, including any transfers effected pursuant to the Purchase and Sale Agreement or by mergers, provided under this Plan, from the Debtors to the Purchaser, the Reorganized Debtors, or any other Person or Entity pursuant to this Plan or the Purchase and Sale Agreement, as applicable, may not be taxed under any law imposing a stamp tax or similar tax, and the sale and/or Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for Filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 6.22                            Liquidating Trustee Closing of the Chapter 11 Cases.

When (a) the Bankruptcy Court has adjudicated all applications by professionals for final allowances of compensation for services and reimbursement of expenses and the issuance of a Final Order for each application and the payment of all amounts payable thereunder; (b) all Disputed Claims filed against a Debtor have become Allowed Claims or have been Disallowed by Final Order or otherwise pursuant to this Plan, and all appropriate Plan Distributions have been made pursuant to the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VII

LIQUIDATING TRUST AND LIQUIDATING TRUSTEE

Section 7.01                            The Creation of the Liquidating Trust

The Liquidating Trust, duly organized under the laws of Texas, is created for the purpose of liquidating the Liquidating Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d) and shall be governed by the Liquidating Trust Agreement.  The Liquidating Trust Agreement shall conform to the terms of this Plan, and to the extent that the Liquidating Trust Agreement is inconsistent with this Plan, the terms of this Plan shall govern.  The Liquidating Trustee will file all federal income tax returns for the Liquidating Trust as a grantor trust pursuant to Section 671 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Section 7.02                            Funding of Res of Trust

On the Effective Date, all of the Liquidating Trust Assets shall be transferred and assigned to the Liquidating Trust, and the Liquidating Trust shall be in possession of, and have

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title to, all the Liquidating Trust Assets. The conveyances of all Liquidating Trust Assets shall be accomplished pursuant to this Plan, the Sale Order and/or the Confirmation Order.  The Debtors shall convey, transfer, assign and deliver the Liquidating Trust Assets Free and Clear, except that the Liens of the Senior Secured Lenders and UBE shall attach to the PSA Sale Proceeds, other than any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for shortfalls as described in Section 6.02 of the Plan or for the Gifted Amount. The Liquidating Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyance to the Liquidating Trust.  Such orders may be presented without further notice other than as has been given in this Plan.

For all federal income tax purposes, all Persons (including, without limitation, the Debtors and the Liquidating Trustee and the beneficiaries of the Liquidating Trust) will treat the transfer and assignment of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the beneficiaries of the Liquidating Trust as (a) a transfer of the Liquidating Trust Assets directly to the beneficiaries of the Liquidating Trust followed by (b) the transfer by the beneficiaries of the Liquidating Trust to the Liquidating Trust of the Liquidating Trust Assets.  The Liquidating Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes.  The beneficiaries of the Liquidating Trust will be treated as the grantors and owners of their Pro Rata portion of the Liquidating Trust Assets for federal income tax purposes.

Section 7.03                            The Liquidating Trustee

The Liquidating Trustee shall be appointed by mutual consent of the Debtors and the Pre-Petition Agents.  The Liquidating Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under this Plan and the Liquidating Trust Agreement, and as otherwise provided in the Sale Order and/or the Confirmation Order.  However, the Liquidating Trustee shall not be obligated to review, investigate, evaluate, analyze, or object to Fee Applications or Professional Fee Claims relating to services rendered and expenses incurred before the Effective Date.  The Liquidating Trustee shall be the exclusive trustee of the Liquidating Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code § 1123(b)(3)(B).  Subject to the Bankruptcy Court’s approval and appointment of the selection of the Liquidating Trustee at the Confirmation Hearing, a Person to be designated by the Debtors and the Pre-Petition Agent in the Plan Supplement shall initially serve as the Liquidating Trustee.  Matters relating to the appointment, removal and resignation of the Liquidating Trustee and the appointment of any successor Liquidating Trustee shall be set forth in the Liquidating Trust Agreement.  The Liquidating Trustee shall be required to perform his or her duties as set forth in this Plan and the Liquidating Trust Agreement.

Section 7.04                            Retention of Professionals.

The Liquidating Trustee shall have the right to retain the services of attorneys, accountants, and other professionals that, in the discretion of the Liquidating Trustee, are necessary to assist the Liquidating Trustee in the performance of his or her duties.  The reasonable fees and expenses of such professionals shall be paid by the Liquidating Trust upon the monthly submission of statements to the Liquidating Trustee.  The payment of the reasonable

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fees and expenses of the Liquidating Trustee’s retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise provided in this Plan.  Professionals of, among others, the Debtors and the Committee (if any), shall be eligible for retention by the Liquidating Trustee on a special counsel basis, and former employees of the Debtors shall be eligible for retention by the Liquidating Trust and Liquidating Trustee.

The reasonable fees and expenses incurred in connection with services performed by the Liquidating Trust relating to the administration and/or liquidation of General Unsecured Claims and/or Avoidance Actions shall be paid by the Liquidating Trust solely from the Liquidating Trust Expense Reserve and amounts otherwise distributable to Holders of Allowed General Unsecured Claims.  Before each payment of the Liquidating Trustee’s fees, fees and expenses of the Liquidating Trustee’s retained professionals and other costs, expenses and liabilities of the Liquidating Trust, the Liquidating Trustee shall provide written notice thereof to the Pre-Petition Agents in such detail and with such support as the Pre-Petition Agents may reasonably request.  If the Pre-Petition Agents do not object to the payment of such amounts within five (5) Business Days after receipt of such notice, the Liquidating Trustee may make such payments.  If any Pre-Petition Agent objects and the objecting Pre-Petition Agent(s) and the Liquidating Trustee cannot agree on the appropriate amount of such payment, then the Liquidating Trustee may not make such payment unless he or she obtains an order from the Bankruptcy Court approving such payment.

Section 7.05                            Compensation of the Liquidating Trustee

The Liquidating Trustee’s compensation, on a post-Effective Date basis, shall be disclosed in the Plan Supplement.  The payment of the fees of the Liquidating Trustee and any professionals retained by the Liquidating Trustee shall be made by the Liquidating Trust in accordance with the provisions of this Plan and the Liquidating Trust Agreement.

Section 7.06                            Liquidating Trust Expenses

All costs, expenses and obligations incurred by the Liquidating Trustee in administering this Plan and the Liquidating Trust, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred.  For example, reasonable costs incurred in resolving Avoidance Actions and General Unsecured Claims shall be paid first from the Liquidating Trust Expense Reserve and then from amounts otherwise distributable to Holders of Allowed General Unsecured Claims, and expenses incurred in monetizing Other Assets shall be paid first from the Liquidating Trust Expense Reserve and then from funds otherwise distributable to the Senior Secured Lenders.

Section 7.07                            Liability; Indemnification

The Liquidating Trustee shall not be liable for any act or omission taken or omitted to be taken in his or her capacity as the Liquidating Trustee, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud.  The Liquidating Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act

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taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals.  Notwithstanding such authority, the Liquidating Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Liquidating Trustee unless such determination is based on willful misconduct, gross negligence or fraud.  The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Section 7.08                            Termination

(a)                                 The duties, responsibilities and powers of the Liquidating Trustee shall terminate after all Liquidating Trust Assets have been fully resolved, abandoned or liquidated and the Liquidating Trust Assets have been distributed in accordance with this Plan and the Liquidating Trust Agreement; provided, however, except in the circumstances set forth below, the Liquidating Trust shall terminate no later than three years after the Effective Date.  If warranted by the facts and circumstances provided for in this Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Liquidating Trust, the term of the Liquidating Trust may be extended, one or more times (not to exceed a total of four extensions, unless the Liquidating Trustee receives a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed six months, based on the particular circumstances at issue.  Each such extension must be approved by the Bankruptcy Court within two months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Liquidating Trust.  Upon the occurrence of the termination of the Liquidating Trust, the Liquidating Trustee shall File with the Bankruptcy Court, a report thereof, seeking discharge of the Liquidating Trustee.

Section 7.09                            Liquidating Trustee Authority

(a)                                 Compromise of Claims.  The Liquidating Trust shall have full authority to compromise Claims or settle interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan, the Confirmation Order, and the Liquidating Trust Agreement, including but not limited to the restrictions set forth in Section 11.01 of this Plan.  As to any Claims that may arise or exist after the Effective Date relating to or arising out of the Purchase and Sale Agreement, the Liquidating Trustee shall not compromise or resolve any such Claims without the express written consent of the Pre-Petition Agents and the Supporting Lenders (as defined in the Plan Support Agreement).

(b)                                 Payment of Professional Fees.  Without limiting the generality of the foregoing, and except as otherwise set forth in this Plan, the Liquidating Trust may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for

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professional fees and expenses.  Before settling or compromising any Plan Carve Out Claims or interests related thereto, the Liquidating Trustee shall provide written notice to the Pre-Petition Agents of the terms and conditions of the proposed settlement or compromise.

(c)                                  Request for Expedited Tax Review.  The Liquidating Trustee shall have the right to request an expedited determination under Bankruptcy Code § 505(b) with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

(d)                                 Access and Preservation of Records.  The Liquidating Trustee shall be granted access to, among other things, the offices, books, and records relating to the Debtors or any of their businesses or operations that are in possession of the Purchaser and the Purchaser shall preserve records, all to the extent and on the terms of the Stalking Horse SPA

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

Section 8.01                            Timing and Delivery of Distributions

The Liquidating Trust Agreement shall govern distributions from the Liquidating Trust and shall include the terms of the other sections of this Article VIII and other relevant provisions of this Plan.

Section 8.02                            Method of Cash Distributions

Any Cash payment to be made pursuant to this Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the sole discretion of the Liquidating Trustee, except for Cash payments made to the Pre-Petition Senior Secured Agent or UBE, which shall be made by wire transfer or such other method as shall be specified by such Persons.

Section 8.03                            Failure to Negotiate Checks

Checks issued in respect of distributions under this Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance.  The Liquidating Trustee shall hold any amounts returned in respect of such non-negotiated checks.  The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Liquidating Trustee.  All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed by Final Order, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made before such date.  Thereafter, all such amounts shall be deemed to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Liquidating Trustee.

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Section 8.04                            Fractional Dollars

Notwithstanding any other provision of this Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.  To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 8.03 of this Plan.

Section 8.05                            Compliance with Tax Requirements

With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law has not been received by the Liquidating Trustee within thirty (30) days from the date of such request (the “Initial Request”), the Liquidating Trustee may, at its option, withhold the amount required to such Person and decline to make such distribution until the information is received.  Failure of any Person to provide the information requested within six months of the Initial Request shall result in the forfeit of the affected distribution and the treatment of said distribution as Unclaimed Property.

Section 8.06                            De Minimis Distributions

No Cash payment of less than twenty-five ($25.00) dollars shall be made to the Holder of any Claim on account of its Allowed Claim.

Section 8.07                            Setoffs

Except for any Claim that is Allowed in an amount set forth in this Plan (including the Union Senior Secured Claim, the Natixis Hedge Claim, and the UBE Junior Secured Claim), the Debtors or the Liquidating Trustee may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to this Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Estate or a Debtor may have against the Holder of any Claim, but neither the failure to do so nor the Allowance of any such Claims, whether pursuant to this Plan or otherwise, shall constitute a waiver or release by any Debtor of any such claims the Debtor may have against such Holder of any Claim, and all such claims shall be reserved for and retained by the Liquidating Trustee.

Section 8.08                            Distribution Record Date

As of the close of business on the fifth (5th) Business Day following the Effective Date (the “Distribution Record Date”), all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of this Plan, there shall be no further changes in the record holders of such Claims.  The Liquidating Trustee shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with the Holder of any Claim as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

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ARTICLE IX

RESERVES ADMINISTERED BY THE LIQUIDATING TRUST

Section 9.01                            Establishment of Reserve Accounts, Other Assets and Beneficiaries

The Liquidating Trustee shall establish each of the Distribution Reserve Accounts (which, notwithstanding anything to the contrary contained in this Plan, may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of the Liquidating Trustee).

Section 9.02                            Undeliverable Distribution Reserve

(a)                                 Deposits.  If a distribution to any holder of an Allowed Claim is returned to the Liquidating Trustee as undeliverable or is otherwise unclaimed, such distribution shall be deposited in a segregated, interest-bearing account, designated as an “Undeliverable Distribution Reserve,” for the benefit of such holder until such time as such distribution becomes deliverable, is claimed or is deemed to have been forfeited in accordance with Section 8.03, Section 8.05, and Section 9.02(b) of this Plan.

(b)                                 Forfeiture.  Any holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one year after the first distribution is made to such holder shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for the undeliverable or unclaimed distribution against any Debtor, any Reorganized Debtor, any Estate, the Liquidating Trustee, the Liquidating Trust, or their respective properties or assets.  In such cases, any Cash or other property held by the Liquidating Trust in the Undeliverable Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions, including the interest that has accrued on such undeliverable or unclaimed distribution while in the Undeliverable Distribution Reserve, shall become Unclaimed Property, notwithstanding any federal or state escheat laws to the contrary and shall be available for immediate distribution by the Liquidating Trust according to Section 4.02 of this Plan.

(c)                                  Disclaimer.  The Liquidating Trustee and his or her respective agents and attorneys are under no duty to take any action to either (i) attempt to locate any Claim Holder, or (ii) obtain an executed Internal Revenue Service Form W-9 or other form required by law from any Claim holder

Section 9.03                            Claims Reserve

Contemporaneously with the Closing and on the Effective Date, the Debtors, and in the event of a shortfall in Available Cash as described in Section 6.02 of the Plan, the Purchaser, shall transfer the amount required to fund the Claims Reserve as described in Section 6.02 of this Plan.

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Section 9.04                            Gift Reserve

Contemporaneously with and as part of the Closing and on the Effective Date, as provided in Section 6.02 the Purchaser shall transfer the Gifted Amount to the Liquidating Trust for benefit of first, the Holders of Allowed Plan Carve Out Claims to the extent the Claims Reserve is insufficient to satisfy such Claims; and second, the Holders of Allowed General Unsecured Claims in Classes A6, B6, C6, D6, E3, F6, G6, H6, and I6.  Upon satisfaction in full of all Allowed General Unsecured Claims, any remaining amounts in the Gift Reserve shall be transferred to the Pre-Petition Secured Agent or UBE, as applicable

Section 9.05                            Liquidating Trust Expense Reserve

Contemporaneously with the Closing and on the Effective Date, the Debtors, and in the event of a shortfall in Available Cash as described in Section 6.02 of the Plan, the Purchaser, shall transfer $100,000.00 of the PSA Sale Proceeds to establish the Liquidating Trust Expense Reserve, which shall be used by the Liquidating Trustee to satisfy the reasonable fees and expenses of the Liquidating Trust, the Liquidating Trustee, and any professionals retained by the Liquidating Trustee.  In the event the reasonable fees and expenses of the Liquidating Trust exceed $100,000.00, then all such excess fees and expenses incurred by the Liquidating Trustee in administering this Plan and the Liquidating Trust, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred.  In the event the fees and expenses of the Liquidating Trust are less than $100,000, then any remaining funds in the Liquidating Trust Expense Reserve shall be distributed in accordance with Section 4.02(vi) of this Plan.

All costs and expenses associated with the administration and winding up of the Liquidating Trust, including the storage of records and documents, shall be paid only from the funds held the Liquidating Trust Expense Reserve and shall not be charged against any other Liquidating Trust Assets.  In no event shall the Liquidating Trustee be required or permitted to use his or her personal funds or assets to satisfy obligations of the Liquidating Trust.

Section 9.06                            Avoidance Actions Proceeds Reserve.

All the Avoidance Actions Proceeds shall also be deposited in the Avoidance Action Proceeds Reserve for the benefit of first, the Holders of Allowed Plan Carve Out Claims to the extent the Claims Reserve is insufficient to satisfy such Claims; and second, the Holders of General Unsecured Claims in Classes A6, B6, C6, D6, E3, F6, G6, H6, and I6.  Upon satisfaction in full of all Allowed General Unsecured Claims, all Avoidance Actions Proceeds shall be for the benefit of the Pre-Petition Secured Agent or UBE, as applicable.

ARTICLE X

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 10.01                     Assumption/Rejection

On the Effective Date, and to the extent permitted by applicable law, all of the Debtors’ executory contracts and unexpired leases will be rejected unless such executory contract or

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unexpired lease:  (a) is a Desired 365 Contract; (b) is the subject of a motion to assume Filed on or before the Confirmation Date; or (c) has been previously rejected or assumed.

Section 10.02                     Cure Amounts

The Bid Procedures and Sale Motion contemplates that Desired 365 Contracts will be assumed by the Debtors and/or assigned to the Purchaser pursuant to the Sale Order and/or the Confirmation Order.  In accordance with the Bid Procedures, as part of the Plan Supplement, the Debtors will File a list of the Desired 365 Contracts along with the proposed Cure Costs.  Any party taking exception to the proposed Cure Costs shall, in accordance with the Bid Procedures Order, File a detailed statement setting forth its reason and the Bankruptcy Court shall determine the proper amount of the Cure Costs at the Combined Hearing.  The fixing of the Cure Costs shall constitute the Debtors’ right to assign the Desired 365 Contract lease to the Purchaser under Bankruptcy Code §§ 365(c) and (f).

Section 10.03                     Assumed Executory Contracts and Unexpired Leases

Each Desired 365 Contract will include (a) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease; and (b) with respect to any executory contract or unexpired lease that relates to the use, ability to acquire, or occupancy of real property, all executory contracts or unexpired leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court or are the subject of a motion to reject Filed on or before the Confirmation Date.

Amendments, modifications, supplements, and restatements to executory contracts and unexpired leases that have been executed by the Debtors during their Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 10.04                     Insurance Policies

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Hearing shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Liquidating Trust.

Section 10.05                     Pass-through

Except as otherwise provided in this Plan, any rights or arrangements necessary or useful to the administration of the Liquidating Trust but not otherwise addressed as a Claim or Interest, and other executory contracts not assumable under Bankruptcy Code § 365(c), shall, in the absence of any other treatment under this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Liquidating Trust and the counterparty unaltered and unaffected by the Chapter 11 Cases.

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Section 10.06                     Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases pursuant to this Plan or otherwise must be Filed no later than thirty (30) days after the later of the Effective Date or the date a Final Order is entered granting the rejection.  Any Proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Debtor or the Liquidating Trust without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the particular provisions of this Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the Collateral, with the deficiency, if any, treated as a General Unsecured Claim.

Section 10.07                     Reservation of Rights

Nothing contained in this Plan shall constitute an admission by the Debtors that any such Desired 365 Contract is in fact an executory contract or unexpired lease or that any Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, the Liquidating Trustee, or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter and to provide appropriate treatment of such contract or lease.

Section 10.08                     Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to Bankruptcy Code § 365(d)(4).

ARTICLE XI

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 11.01                     Expunging of Certain

All Claims marked or otherwise Scheduled as contingent, unliquidated or disputed on the Bankruptcy Schedules and for which no Proof of Claim has been timely filed, shall be deemed Disallowed Claims and such Claims shall be expunged as of the Effective Date without the

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necessity of filing a claim objection and without further notice to, or action, order or approval of the Bankruptcy Court.

Section 11.02                     Objections to Claims

(a)                                 Authority.  The Debtors, the Reorganized Debtors, or the Liquidating Trustee (as applicable) and the Pre-Petition Agents shall have the exclusive authority to File objections to the Plan Carve Out Claims, and to withdraw any objections to such Claims that they File.  The Debtors, the Reorganized Debtors or the Liquidating Trustee (as applicable) shall have the exclusive authority to settle, compromise, or litigate to judgment any objections to Disputed Plan Carve Out Claims, (i) if they have the prior written consent of Pre-Petition Agents, (ii) if they have given detailed written notice of the proposed settlement, compromise or litigation to the Pre-Petition Agents and the Pre-Petition Agents have not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the order of the Bankruptcy Court after the Pre-Petition Agents have had notice and an opportunity to object.  The Debtors, the Reorganized Debtors or the Liquidating Trustee, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw, or litigate to judgment any objections to other Claims.  Except as set forth above, from and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.  Except as set forth above, the Liquidating Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

(b)                                 Objection Deadline.  As soon as practicable, but no later than the Claims Objection Deadline, the Liquidating Trustee or the Pre-Petition Agents may File objections with the Bankruptcy Court and serve such objections on the Creditors holding the Claims to which such objections are made.  Nothing contained herein, however, shall limit the right of the Liquidating Trustee or the Pre-Petition Agents to object to Claims, if any, Filed or amended after the Claims Objection Deadline.  The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion by the applicable Debtor, Reorganized Debtor or the Liquidating Trustee, as the case may be, or the Pre-Petition Agents.

Section 11.03                     Estimation of Claims

The Liquidating Trustee may (after the Pre-Petition Agents’ prior written consent in the case of Disputed Plan Carve Out Claims) at any time request that the Bankruptcy Court estimate any such Disputed Claim pursuant to Bankruptcy Code § 502(c), regardless of whether the Liquidating Trustee or any Debtor, Reorganized Debtor or the Pre-Petition Agents have previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute the maximum limitation on such Claim, as determined by the Bankruptcy Court and the Liquidating Trustee (and the Pre-Petition Agents in the case of the Disputed Plan Carve Out Claims) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Disputed Plan Carve Out Claims may be estimated and thereafter resolved by any permitted mechanism (i)

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if it has the Pre-Petition Agents’ prior written consent, (ii) if the Pre-Petition Agents have received a detailed written notice of the proposed estimation and resolution and the Pre-Petition Agents have not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the order of the Bankruptcy Court after the Pre-Petition Agents have had notice and an opportunity to object.  Other Claims may be estimated and thereafter resolved as the Liquidating Trustee may deem appropriate.

Section 11.04                     No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Section 11.05                     Distributions After Allowance

The Liquidating Trustee shall make payments and distributions from the appropriate Distribution Reserve Account to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of this Plan governing the class of Claims to which such Holder belongs.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Liquidating Trustee shall distribute to the Holder of such Claim the distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date.  After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property that was reserved on account of such Disputed Claim, if any, shall become a Liquidating Trust Asset for the benefit of other Allowed Claims of the Class or Classes for which the distribution reserve was created.

Section 11.06                     Reduction of Claims

Notwithstanding the contents of the Bankruptcy Schedules or the Bankruptcy SOFAs, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors before the Effective Date, including pursuant to orders of the Bankruptcy Court.  To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFAs, such Bankruptcy Schedules and Bankruptcy SOFAs will be deemed amended and reduced to reflect that such payments were made.  Nothing in this Plan shall preclude the Liquidating Trustee from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court before the Effective Date.

ARTICLE XII

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THIS PLAN

Section 12.01                     Conditions Precedent to Confirmation

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived in accordance with Section 12.04 below:

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(a)                                 The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, approving the adequacy of the Disclosure Statement, and such Order shall have become a Final Order.

(b)                                 The Confirmation Order approving and confirming this Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents and the Purchaser; and (ii) include a finding of fact that the Reorganized Debtors, and their respective present and former members, officers, directors, managers, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code § 1125(e) and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

(c)                                  If the Purchaser purchases the Acquired Property pursuant to a Sale Order, the Bankruptcy Court shall have entered the Sale Order in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents, and the Purchaser.

Section 12.02                     Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 12.04 below:

(a)                                 The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtors, Pre-Petition Agents, and the Purchaser, and such Order shall have become a Final Order.

(b)                                 If the Purchaser purchases the Acquired Property pursuant to a Sale Order, the Sale Order shall have been entered in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents, and the Purchaser and such order shall have become a Final Order.

(c)                                  The Purchaser shall have provided written evidence satisfactory to the Debtors and the Pre-Petition Agents that simultaneous with the occurrence of the Effective Date, the Purchaser is prepared to close the Transactions.

(d)                                 The Closing shall have occurred pursuant to the Purchase and Sale Agreement.

(e)                                  The Liquidating Trust Agreement shall have been fully executed in form and substance reasonably acceptable to the Debtors and the Pre-Petition Agents.

(f)                                   There shall not be in effect any (i) order entered by any court of any competent jurisdiction; (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity or (iii) applicable law, staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Transactions contemplated by this Plan.

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Section 12.03                     Substantial Consummation

On the Effective Date, this Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b).

Section 12.04                     Waiver of Conditions

Each of the conditions set forth in Section 12.01 or Section 12.02 hereof may be waived in whole or in part by the Debtors with the prior written consent of the Pre-Petition Agents (and the Purchaser, if applicable), which consent shall not be unreasonably withheld.  The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Debtors or the Pre-Petition Agents regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Section 12.05                     Revocation, Withdrawal, or Non-Consummation

The Debtors reserve the right to revoke or withdraw this Plan at any time before the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation of this Plan does not occur, then (i) this Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in this Plan (including the fixing, allowance or limiting to an amount certain of any Claim or Interests or Class of Claims or Interests), unless otherwise agreed to by the Debtors and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (iii) nothing contained in this Plan, and no acts taken in preparation for Consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XIII

AMENDMENTS AND MODIFICATIONS

The Debtors may alter, amend, or modify this Plan, the Plan Documents, or any Exhibits thereto under Bankruptcy Code § 1127(a) at any time before the Confirmation Date; provided, however, that where this Plan requires a document to be acceptable to, consented to, agreed to or otherwise satisfactory to Pre-Petition Agents or the Purchaser, the Debtors may not modify such document without the written consent of Pre-Petition Agents or the Purchaser, as applicable.  Further, if any amendment, modification or supplement to the Plan (including the Plan Supplement or a modification described in this Article XIII of the Plan) or any Exhibit hereto or thereto is made without the prior written consent of the Senior Secured Lenders, then notwithstanding any other agreement to the contrary, the Senior Secured Lenders shall have no obligation to support, or take any actions in support of, the Plan.  After the Confirmation Date and before “substantial consummation” of this Plan, as defined in Bankruptcy Code § 1101(2), the Debtors may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, the Sale Order, Bid Procedures and Sale Order, or the Confirmation Order,

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and such matters as may be necessary to carry out the purposes and effects of this Plan, so long as such proceedings do not (i) materially adversely affect the treatment of Holders of Claims or Interests under this Plan or (ii) modify any provision of the Purchase and Sale Agreement or any of the Purchaser’s rights thereunder; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XIV

RETENTION OF JURISDICTION

Under Bankruptcy Code §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A.                                    Allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

B.                                    Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code §§ 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Reorganized Debtors and/or the Liquidating Trustee shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise set forth in this Plan;

C.                                    Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

D.                                    Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

E.                                     Enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, the Sale Order and/or the Confirmation Order;

F.                                      Hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

G.                                    Consider any modifications of this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

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H.                                   Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of this Plan, the Sale Order and/or the Confirmation Order;

I.                                        Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.                                        Hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, the Sale Order and/or the Confirmation Order, the Purchase and Sale Agreement, the Liquidating Trust Agreement or any other contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement , the Sale Order and/or the Confirmation Order;

K.                                   Hear and determine any disputes regarding the interpretation or implementation of the Purchase and Sale Agreement;

L.                                     Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases or pursuant to this Plan;

M.                                 Recover all assets of the Debtors and property of the Estates, wherever located;

N.                                    Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 346, 505, and 1146;

O.                                    Hear and determine all disputes involving the existence, nature, or scope of Debtors’ discharge or any releases granted in this Plan;

P.                                      Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

Q.                                    Enter an order or final decree concluding or closing the Chapter 11 Cases; and

R.                                    Enforce all orders previously entered by the Bankruptcy Court.

ARTICLE XV

EFFECT OF THIS PLAN ON CLAIMS AND INTEREST

Section 15.01                     Compromise and Settlements

Except for those Avoidance Actions and Causes of Action transferred to the Liquidating Trust, pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to this Plan, including, without limitation, all Claims arising before the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or

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transactions with, the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

Section 15.02                     Satisfaction of Claims

The rights afforded in this Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever against the Debtors or any of their Estates, assets, properties, or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Interests in the Debtors shall be satisfied, discharged, and released in full.  None of the Debtors, the Reorganized Debtors or their Affiliates, shall be responsible for any pre-Effective Date obligations of the Debtors or the Reorganized Debtors, except those expressly assumed by the Debtors or the Reorganized Debtors, as applicable.  Except as otherwise provided herein, all Persons and Entities shall be precluded and forever barred from asserting against the Debtors and their Affiliates, their respective successors or assigns, or their Estates, assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence before the Effective Date, whether or not the facts of or legal bases therefore were known or existed before the Effective Date.

Section 15.03                     Discharge of Liabilities

Pursuant to Bankruptcy Code §1141(d), and except as otherwise specifically provided in this Plan, the Sale Order and/or the Confirmation Order, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), in each case whether or not: (a) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to Bankruptcy Code §501; (b) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to Bankruptcy Code §502; or (c) the Holder of such a Claim or Interest has accepted this Plan.  Subject to the terms of this Plan, the Sale Order and/or the Confirmation Order, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately

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before or on account of the Filing of the Chapter 11 Cases shall be deemed satisfied on the Effective Date.  Subject to the terms of this Plan, the Sale Order and/or the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.  Subject to the terms of this Plan, the Sale Order and/or the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their Estates, the Reorganized Debtors and all successors thereto.  As provided in Bankruptcy Code §524, subject to the terms of this Plan, the Sale Order and/or the Confirmation Order such discharge shall void any judgment against the Debtors, their Estates, the Reorganized Debtors or any successors thereto at any time obtained to the extent it relates to a Claim or Interest discharged, and operates as an injunction against the prosecution of any action against the Reorganized Debtors or their respective property and assets to the extent it relates to a discharged Claim or Interest.

Section 15.04                     Releases

(a)                                 Releases by Debtors and Estates.  Except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors on its own behalf and as representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties (except for the Debtors and the Reorganized Debtors and their respective Related Persons) of and from any and all Claims, Causes of Action (including any Avoidance Actions), any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or this Plan, the Purchase and Sale Agreement, the Plan Support Agreement, the Disclosure Statement or the Transaction that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates.

(b)                                 Release of and by Purchaser.  On and after the Effective Date, the Purchaser shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released each of (i) the Debtor; (ii) the Debtor’s current and former directors, managers, officers, employees, attorneys, and other representatives, in their capacities as such; (iii) legal, financial and restructuring advisors of the Debtors; and (iv) the Liquidating Trust, from any and all Claims, interest, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, including any derivative capital claims asserted or assertable against the Debtors, their estates, and the Liquidating Trust whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise that the Purchaser, or any Entity claiming by or through the Purchaser now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether

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individually or collectively) or on behalf of the Holder of any Claim or Interest or any other Entity, through the Closing, save and except any Claims and/or continuing obligations under, in connection with or relating to Purchase and Sale Agreement, the Sale Order, and/or the Confirmation Order.

On or after the Effective Date, the Debtors, on behalf of themselves and their respective subsidiaries and affiliates (including the Liquidating Trust) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released (i) the Purchaser, (ii) the Purchaser’s current and former directors, managers, officers, employees, attorneys, and other representatives, in their capacities as such; and (iii) legal and financial advisors of the Purchaser, from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that the Debtors’ their subsidiaries and affiliates (including the Liquidating Trust) or any Entity claiming by or through the Debtors or their subsidiaries and affiliates ever had, now has or hereafter can, shall or may have, or otherwise be legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, through the Closing, save and except and/or continuing obligations under, in connection with or relating to the Purchase and Sale Agreement, the Sale Order, and/or the Confirmation Order.

(c)                                  Releases by Holders of Claims and Interests.  Except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement, the Sale and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or this Plan, the Purchase and Sale Agreement, the Plan Support Agreement, the Disclosure Statement or the Transaction;

(d)                                 Injunction Related to Releases.  Except as provided in this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to

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any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section 15.04 of this Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under this Section 15.04; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of this Plan, the Sale Order and/or the Confirmation Order.

(e)                                  Deemed Consent.  Each Person that has submitted a Ballot and not electing to withhold consent to the releases of the applicable Released Parties set forth in this Section 15.04 by marking the appropriate box on the Ballot, each holder of a Claim or Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in this Section 15.04.

(f)                                   No Waiver.  Notwithstanding anything to the contrary contained in this Section 15.04, the releases and injunctions set forth in this Section 15.04 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, the Liquidating Trust, or the Purchaser to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Reorganized Debtors, the Liquidating Trust, or the Purchaser pursuant to this Plan or the Purchase and Sale Agreement and related orders

(g)                                  Supplemental Injunction.  In order to supplement the injunctive effect of the discharge injunction, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

(h)                                 Terms.  In order to preserve and promote the settlements contemplated by and provided for in this Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Bankruptcy Code §§ 1141 and 524 and as described in this Article, except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon,

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attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising before the Effective Date (including before the Petition Date), including, but not limited to:

(i)                                    commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

(ii)                                enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(iii)                            creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(iv)                              except as otherwise expressly provided in this Plan, the Sale Order and/or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and

(v)                                  taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Plan, the Plan Supplement, the Sale Order and/ or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

(i)                                     Bankruptcy Rule 3016 Compliance.  The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that this Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

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(j)                                    Integral to Plan.  Each of the injunctions provided in this Section 15.04 is an integral part of this Plan and is essential to its implementation.  Each of the Released Parties and any other Persons protected by the injunctions set forth in this Section 15.04 shall have the right to independently seek the enforcement of such injunctions.

Section 15.05                     Exculpation

The Released Parties SHALL NOT BE LIABLE FOR ANY cause of action arising in connection with or out of the administration of the Chapter 11 Cases, the planning of the Chapter 11 Cases, the formulation, negotiation or implementation of this Plan, the good faith solicitation of acceptances of this Plan in accordance with Bankruptcy Code 1125(e), pursuit of Confirmation of this Plan, the Consummation of this Plan, or the administration of this Plan or the Acquired Property to be sold pursuant to the Purchase and Sale Agreement or to be distributed under this Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court.  All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or cause of action against any protected Person as to which such Released Party has been exculpated from liability pursuant to the preceding sentence.

Section 15.06                     Permanent Injunction

Except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Interests in, the Debtors are permanently enjoined, on and after the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest; (b) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against any Released Party on account of any such Claim or Interest; (c) creating, perfecting, or enforcing any encumbrance of any kind against any Released Party or against the property or interests in property of such Released Party on account of any such Claim or Interest; and (d) asserting any right of setoff, recoupment or subrogation of any kind against any obligation due from any Released Party or against the property or interests in property of any Released Party on account of any such Claim or Interest.  The foregoing injunction will extend to successors of any Released Party and their respective property and interests in the property.

Section 15.07                     Setoffs

Except as otherwise expressly provided for in this Plan, pursuant to the Bankruptcy Code (including Bankruptcy Code § 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, each Debtor or each Reorganized Debtor may setoff against any Allowed Claim or Interest (other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim) and the distributions to be made pursuant to this Plan on account of such Allowed Claim or Interest (before such distribution is made), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or before the Effective Date (whether pursuant to this Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest

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pursuant to this Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor may possess against such Holder.  In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code § 553 or otherwise.

Section 15.08                     Recoupment

Except as provided in this Plan, any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 15.09                     Release of Liens

Except as otherwise provided in this Plan or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

Section 15.10                     Good Faith

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptance or rejections of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Section 15.11                     Rights of defendants and Avoidance Actions

All rights, if any, of a defendant to assert a Claim arising from relief granted in an Avoidance Action, together with the Liquidating Trustee’s right to oppose such Claim are fully preserved.  Any such Claim that is Allowed shall be entitled to treatment and distribution under this Plan as a General Unsecured Claim.

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ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01                     Severability of Plan Provisions

If, before Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 16.02                     Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in this Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 16.03                     Binding Effect

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Debtors, and all other parties-in-interest in these Chapter 11 Cases.

Section 16.04                     Notices

Any notice, request, or demand required or permitted to be made or provided under this Plan to or upon the Debtors, the Reorganized Debtors, or the Pre-Petition Agents shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; and (iii) deemed to have been duly given or made when actually delivered or, in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Cano Petroleum Corporation
Attention:  James R. Latimer, III
6500 N. Belt Line Road, Suite 200
Irving, TX 75063

With a copy to (which shall not constitute notice):

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David M. Bennett
THOMPSON & KNIGHT, LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
214.969.1700 (telephone)
214.969.1751 (facsimile)

If to the Pre-Petition Agents:

Malcolm Duncan McDuffie
Union Bank, N.A.
445 S. Figueroa Street
Los Angeles, CA 90071-1602
Phone:  (213) 236-6786
Fax:  (213) 236-6476

With a copy to (which shall not constitute notice):

William A. (Trey) Wood, III
BRACEWELL & GIULIANI LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Phone:  (713) 223-2300
Fax:  (713) 221-1212

If to Reorganized Debtors:

[              ]

With a copy to (which shall not constitute notice):

If to Liquidating Trust

Section 16.05                     Term of Injunctions or Stay

Unless otherwise provided in this Plan, the Sale Order and/or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code §§ 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or Confirmation Order), shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in this Plan, the Sale Order and/or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 16.06                     Dissolution of Committee

On the Effective Date, the Committee, if any, shall dissolve and the members of the Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases.

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Section 16.07                     No Admissions

Notwithstanding anything herein to the contrary, nothing in this Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including liability on any Claim.

Section 16.08                     Notice of the Effective Date

The Debtors shall file on the docket of the Bankruptcy Court a Notice of Effective Date stating that (i) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Pre-Petition Agents and the Committee, if any; (ii) the Effective Date has occurred and specifying the date thereof for all purposes under this Plan; and (iii) setting forth the name, address and telephone number for the Liquidating Trustee

Section 16.09                     Default Under Plan

(a)                                 Plan Default Notice.  Except or otherwise provided for in this Plan, after the Effective Date, in the event of an alleged default by the Liquidating Trustee under the Plan, any party alleging such default shall provide written notice of default (the “Plan Default Notice”) to the Liquidating Trustee at the address set forth in the Notice of Effective Date filed pursuant to Section 12.02 of this Plan with a copy thereof to the Debtors’ counsel and the Pre-Petition Agents’ counsel at the addresses set forth in this Plan and shall contemporaneously file such Plan default notice with the Bankruptcy Court and serve it on the Committee, if any.  The Liquidating Trustee shall have thirty (30) days from the receipt of a Plan Default Notice to cure any actual default that may have occurred.

(b)                                 Cure.  The Liquidating Trustee and any other party-in-interest shall have the right to dispute an alleged default that has occurred and to notify the party alleging such default that the Liquidating Trustee (or such other party-in-interest) contends no default has occurred, with such notice to be sent within the thirty-day period following receipt of a Plan Default Notice.  In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and the remedy with respect to any remedy therefore.

(c)                                  Failure to Cure.  In the event the Liquidating Trustee (or any other party-in-interest) fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Section 16.10                     Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

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Section 16.11                     Plan Documents

The Plan Documents are incorporated herein and are a part of this Plan as set forth in full herein.

Section 16.12                     Entire Agreement

This Plan and the Plan Documents set forth the entire agreement and understanding among the parties-in-interests relating to the subject matter hereof and supersede all prior discussions and documents.

ARTICLE XVII

CONFIRMATION REQUEST

The Debtors request Confirmation of this Plan under Bankruptcy Code § 1129.  If any Impaired Class does not accept this Plan pursuant to Bankruptcy Code § 1126, the Debtors request Confirmation pursuant to Bankruptcy Code § 1129(b).  In that event, the Debtors reserve the right to modify this Plan to the extent (if any) that Confirmation of this Plan under Bankruptcy Code § 1129(b) requires modification.

[Signature Page Immediately Follows]

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Dated: March 7, 2012
CANO PETROLEUM, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
CANO PETRO OF NEW MEXICO, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
LADDER COMPANIES, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
SQUARE ONE ENERGY, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
W.O. ENERGY OF NEVADA, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
W.O. OPERATING COMPANY, LTD.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
W.O. PRODUCTION COMPANY, LTD.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
TRI-FLOW, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012
WO ENERGY, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

EXHIBIT B

DISCLOSURE STATEMENT

[See attached.]

David M. Bennett
Texas Bar No. 02139600
Katharine Battaia Clark
Texas Bar No. 24046712
Cassandra A. Sepanik
Texas Bar No. 24070592
THOMPSON & KNIGHT LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
214.969.1700 (telephone)
214.969.1751 (facsimile)
david.bennett@tklaw.com
katie.battaia@tklaw.com
cassandra.sepanik@tklaw.com

Demetra L. Liggins Texas Bar No. 24026844 THOMPSON & KNIGHT LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 713.654.8111 (telephone) 713.654.1871 (facsimile) demetra.liggins@tklaw.com

Proposed Counsel for Debtors and Debtors-in-Possession

THIS DISCLOSURE STATEMENT AND THE ACCOMPANYING JOINT PLAN OF REORGANIZATION HAVE NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.  A HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER BANKRUPTCY CODE § 1125.  THE DEBTORS RESERVE THE RIGHT TO AMEND, MODIFY, OR SUPPLEMENT THIS DISCLOSURE STATEMENT AND THE ACCOMPANYING JOINT PLAN OR REORGANIZATION BEFORE AND UP TO THE DATE OF SUCH HEARING.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

IN RE	§
	§	CASE NO. 12-31549-BJH
CANO PETROLEUM, INC., ET AL.	§	JOINT ADMINISTRATION
	§	REQUESTED
§
Debtors.	§	(CHAPTER 11)

JOINT DISCLOSURE STATEMENT
FOR JOINT PLAN OF REORGANIZATION

DATED: March 7, 2012

NOTE:  THE DEBTORS BELIEVE THAT ACCEPTANCE OF THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES AND THEIR CREDITORS.  ACCORDINGLY, THE DEBTORS RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN.

JOINT DISCLOSURE STATEMENT

i

ARTICLE XXIV CONCLUSION AND RECOMMENDATION	86

v

EXHIBITS TO DISCLOSURE STATEMENT

Exhibit A	Joint Plan of Reorganization

Exhibit B	Disclosure Statement Order

Exhibit C	Stalking Horse SPA

Exhibit D	Liqudation Analysis

Exhibit E	Oil & Gas Glossary

DISCLAIMER(1)

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE JOINT PLAN OF REORGANIZATION (THE “PLAN”), A COPY OF WHICH IS ATTACHED AS EXHIBIT A, PROPOSED BY CANO PETROLEUM, INC. (“CANO”) AND ITS DIRECT AND INDIRECT SUBSIDIARIES(2) (COLLECTIVELY, THE “DEBTORS”) IN THESE CHAPTER 11 CASES.  THIS DISCLOSURE STATEMENT ALSO CONTAINS SUMMARIES OF CERTAIN OTHER DOCUMENTS RELATING TO THE CONSUMMATION OF THE PLAN OR THE TREATMENT OF CLAIMS AND INTERESTS AND CERTAIN FINANCIAL INFORMATION RELATING THERETO.

THIS DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH ARE INCORPORATED INTO AND MADE A PART OF THIS DISCLOSURE STATEMENT AS IS SET FORTH IN FULL HEREIN.  THE STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT WERE MADE AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED.  HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE SET FORTH ON THE COVER PAGE HEREOF.  HOLDERS OF CLAIMS AND INTERESTS MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO ACCEPT OR REJECT THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING RISK FACTORS CITED HEREIN AND THE PLAN ATTACHED HERETO, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT SOLELY FOR PURPOSES OF SOLICITING HOLDERS OF CLAIMS AND INTERESTS TO ACCEPT OR REJECT THE PLAN.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PERSON OR FOR ANY OTHER PURPOSE.  THE CONTENTS OF THIS DISCLOSURE STATEMENT SHALL NOT BE DEEMED AS PROVIDING ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE.

THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH THEIR OWN ADVISORS WITH RESPECT TO ANY SUCH LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT AND PLAN.  MOREOVER, THIS DISCLOSURE

(1)  This proposed Disclosure Statement has not yet been approved under Bankruptcy Code § 1125 by the Bankruptcy Court as containing “adequate information” for use in connection with the solicitation of acceptances or rejections of the Plan described herein.  Accordingly, the filing and dissemination of this Disclosure Statement is not intended and should not in any way be construed as solicitation of those on the Plan, nor should the information contained herein be relied upon for any purposes before a determination by the Bankruptcy Court that the proposed Disclosure Statement contains “adequate information.”

(2)  The Debtors include Cano Petroleum, Inc., Cano Petro of New Mexico, Inc., Ladder Companies, Inc., Square One Energy, Inc., Tri-Flow, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and W.O. Nevada, Inc.

STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER.  THE SUMMARY OF THE PLAN AND OTHER DOCUMENTS DESCRIBED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL DOCUMENTS THEMSELVES AND THE EXHIBITS THERETO.

THE DEBTORS BELIEVE THAT THE INFORMATION HEREIN IS ACCURATE, BUT ARE UNABLE TO WARRANT THAT IT IS NOT WITHOUT ANY INACCURACY OR OMISSION.  THE DEBTORS HAVE NOT AUTHORIZED ANY PARTY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OR THE DEBTORS OR THE VALUE OF THEIR PROPERTY, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.  HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT RELY UPON ANY OTHER INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OR REJECTION OF THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.  NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN HAS BEEN FILED OR REVIEWED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES LAW (“BLUE SKY LAW”).  THIS DISCLOSURE STATEMENT AND THE PLAN HAVE NOT BEEN APPROVED OR DISPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN OR THEREIN.  NEITHER THE OFFER NOR THE SALE OF ANY SECURITIES PURSUANT TO THE PLAN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY SIMILAR STATE SECURITIES OR “BLUE SKY” LAWS.  ANY SUCH OFFER OR SALE IS BEING MADE IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION THEREUNDER SPECIFIED IN BANKRUPTCY CODE § 1145, OR OTHER APPLCIABLE LAW REQUIRING REGISTRATION BEFORE THE OFFERING, ISSUANCE, DISTRIBUTION OR SALE OF SECURITIES; PROVIDED THAT IF THE ISSUANCE OF THE SECURITIES DOES NOT QUALITY FOR AN EXEMPTION UNDER BANKRUPTCY CODE § 1145, THE SECURITIES SHALL BE ISSUED IN A MANNER, WHICH QUALIFIES FOR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION WHETHER AS A PRIVATE PLACEMENT UNDER RULE 5 OF THE SECURITIES ACT, SECTION 4(2) OF THE SECURITIES ACT, OR OTHER APPLICABLE LAW.

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, CERTAIN OTHER DOCUMENTS, AND CERTAIN FINANCIAL INFORMATION.  THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR OTHER DOCUMENTS OR FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN, OR SUCH OTHER DOCUMENTS, AS APPLICABLE, SHALL GOVERN FOR ALL PURPOSES.

EACH HOLDER OF AN IMPAIRED CLAIM THAT IS ALLOWED TO VOTE SHOULD REVIEW THE ENTIRE PLAN BEFORE CASTING A BALLOT.  NO PARTY IS AUTHORIZED BY THE BANKRUPTCY COURT TO PROVIDE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS AND WILL NOT BE UPDATED TO REFLECT EVENTS OCCURRING AFTER THE DATE HEREOF.  SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING AMONG OTHERS, THOSE DESCRIBED HEREIN.  CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY SUCH PROJECTED FINANCIAL INFORMATION AND SUCH OTHER FORWARD-LOOKING STATEMENTS.  CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE DEBTORS OR ANY OTHER PERSON THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED.

THE FINANCIAL INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT AS SPECIFICALLY INDICATED OTHERWISE.  THE FINANCIAL PROJECTIONS AND DESCRIBED IN THIS DISCLOSURE STATEMENT, HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT.  THE FINANCIAL PROJECTIONS, WHILE PRESENTED BY NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS’ MANAGEMENT AND THEIR ADVISORS, MAY NOT ULTIMATELY BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY TO ACHIEVE THE PROJECTED RESULTS.

INFORMATION INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT SPEAKS AS OF THE DATE OF SUCH INFORMATION OR THE DATE OF THE REPORT OR DOCUMENT IN WHICH SUCH INFORMATION IS CONTAINED OR AS OF A PRIOR DATE AS MAY BE SPECIFIED IN SUCH REPORT OR DOCUMENT.  ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUSPENDED FOR ALL PURPOSES TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS DISCLOSURE STATEMENT OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT, WHICH IS ALSO INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE,

MODIFIES OR SUPERSEDES SUCH STATEMENT.  ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS DISCLOSURE STATEMENT.

SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE.  FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER.  THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

*****

Disclosure Regarding Forward-Looking Statements

This Disclosure Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical facts included in this Disclosure Statement that address activities, events or developments that the Debtors expect, project, believe or anticipate will or may occur in the future are forward-looking statements.  These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “anticipate,” “estimate,” “continue,” “foresee,” “project,” “could,” or other similar words.  These forward-looking statements may include, but are not limited to, references to procedures in which the Debtors’ bankruptcy cases and the distribution of the Debtors’ assets pursuant to the Plan, the Debtors’ financial projections and liquidation analysis, and the Debtors’ future operating results.  Forward-looking statements are not guaranties of performance.  Cano has based these statements on Cano’s assumptions and analysis in light of Cano’s experience and perception of historical trends, current conditions, expected future developments and other factors Cano believes are appropriate in the circumstances.  No assurance can be given that these assumptions are accurate.  Moreover, these statements are subject to a number of risks and uncertainties.  Important factors that could cause the Debtors’ actual results to differ materially from the expectations reflected in the Debtors’ forward-looking statements include those described under 1(a) of Cano’s Form 10-K for the fiscal year ended June 30, 2011, and any subsequently filed Form 10-Q or Form 10-K, any factors set forth in Cano’s other reports filed with the SEC, and the following factors, among others:

•                                          The ability of the Debtors to develop, prosecute, confirm, and consummate a plan of reorganization with respect to the Debtors’ bankruptcy cases;

•                                          The ability of the Debtors to obtain Bankruptcy Court approval with respect to motions in the Debtors’ bankruptcy cases;

•                                          Risk associated with litigation and other claims that involve the Debtors;

•                                          Risk associated with the Debtors’ bankruptcy cases being converted to cases under chapter 7 of the Bankruptcy Code; and

•                                          The potential adverse impact of the Debtors’ bankruptcy cases on the Debtors’ liquidity.

Other factors that are unknown or unpredictable could also have a material adverse effect on future results.

All subsequent written or oral forward-looking information attributable to the Debtors or to persons acting on the Debtors’ behalf are expressly qualified in their entirety by the foregoing.  In light of these risks, uncertainties and assumptions, the events anticipated by the Debtors’ forward-looking statements may not occur, and you should not place any undue reliance on any of the Debtors’ forward-looking statements.  The Debtors’ forward-looking statements speak only as of the date made and the Debtors undertake no obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

ARTICLE I

INTRODUCTION

Section 1.01                            Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  The commencement of a chapter 11 case creates an “estate” comprised of all the legal and equitable interests of a debtor.  Unless the bankruptcy court orders otherwise, a chapter 11 debtor may continue to operate its business and control the assets of its estate as a “debtor in possession.”

The filing of a chapter 11 case also triggers the application of Bankruptcy Code § 362, which provides for an automatic stay of all attempts to collect upon claims against a debtor that arose before a bankruptcy filing.  Generally speaking, the automatic stay prohibits interference with a debtor’s property or business.

Formulation and confirmation of a plan or reorganization is the principal purpose of chapter 11 case.  Unless a trustee is appointed, only the debtor may file a plan of reorganization during the first 120 days of the chapter 11 case.  A creditor or party in interest may file a plan only after that 120-day exclusive period has expired or has terminated pursuant to a court order.  If a debtor files its plan within the 120 day period, it has an additional 60 days to solicit acceptances of its plan.  The bankruptcy court can reduce or enlarge the solicitation and the exclusive periods for cause shown.

A plan of reorganization sets forth the means for satisfying all claims against, and interests in, a debtor.  Although usually referred to as a plan of reorganization, a plan may provide for the liquidation of assets.  Generally, a claim against a debtor arises from a normal debtor/creditor transaction, such as a promissory note or a trade credit relationship, but may also arise from other contractual agreements or from alleged torts.  An interest in a debtor is held by a party that owns the debtor, such as a shareholder.

Subject to certain limited exceptions, the bankruptcy court order confirming a plan of reorganization discharges a debtor from any debt that arose before the date of confirmation of the plan and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

Before soliciting acceptances of a plan of reorganization, Bankruptcy Code § 1125 requires a plan proponent to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical investor to make an informed judgment regarding acceptance of the plan of reorganization.  This Disclosure Statement is submitted in accordance with Bankruptcy § 1125.

The Bankruptcy Code provides that creditors and shareholders are to be grouped into “classes” under a plan and that they are to vote to accept or reject a plan by class.  As a general matter, creditors with similar legal rights are placed together in the same class and equity holders with similar legal rights are placed together in the same class.  For example, creditors entitled to similar priority under the Bankruptcy Code should commonly be grouped together.

The Bankruptcy Code does not require that each claimant or equity holder vote in favor of a plan in order for the court to confirm the plan.  Rather, the plan must be accepted by each class of claimants and shareholders (subject to an exception discussed below).  A class of claimants accepts the plan if, of the claimants in the class who actually vote on the plan, such claimants holding at least two-thirds in dollar amount and more than one-half in number of allowed claims vote to accept the plan.  For example, if a hypothetical class has ten creditors that vote and the total dollar amount of those ten creditors’ claim is $1,000,000, then for such class to have accepted the plan, six or more of those creditors must have voted to accept the plan (a simple majority) and the claims of the creditors voting to accept the plan must total at least $666,667 (a two-thirds majority).

The Bankruptcy Court may confirm a plan even though fewer than all classes of claims and equity interests vote to accept such plan.  In such instance, the plan must be accepted by at least one “impaired” class of claims, without including any acceptance of the plan by an “insider.”  Bankruptcy Code § 1124 defines “impairment” and generally provides that a claim as to which legal, equitable or contractual rights are altered under a plan is deemed to be “impaired.”

If all impaired classes of claims under the plan do not vote to accept the plan and at least one impaired class of claims votes to accept the plan, a debtor is entitled to request that the court confirm the plan pursuant to the “cramdown” provisions of Bankruptcy Code § 1129(b).  These “cramdown” provisions permit the plan to be confirmed over the dissenting votes of classes of claims or equity interests if the Bankruptcy Court determines that the plan does not discriminate unfairly and is fair and equitable with respect to each impaired, dissenting class of claims or equity interests.

Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan must provide that holders of administrative and priority claims (other than tax claims) be paid in full in cash on the effective date of the plan, and that holders of priority tax claims receive on account of such claims deferred cash payments, over a period not exceeding five (5) years after the petition date, of a value, as of the effective date of the plan, equal to the allowed amount of such claim (Bankruptcy Code § 1129(a)(9)).

Independent of the acceptance of the plan as described above, to confirm a plan the bankruptcy court must determine that the requirements of Bankruptcy Code § 1129(a) have been satisfied.

Section 1.02                            The Debtors’ Plan of Reorganization

The Debtors believe that the Plan satisfies the confirmation requirements of the Bankruptcy Code.  Confirmation of the Plan makes the Plan binding upon the Debtors, the Reorganized Debtors, all holders of Claims and Interests, and other parties-in-interest, irrespective of whether they have filed Proofs of Claim or Interests and/or they have voted to accept or reject the Plan.

Section 1.03                            The Disclosure Statement

The Debtors are furnishing this Disclosure Statement (“Disclosure Statement”)(3) to the holders of Claims against and Interests in the Debtors pursuant to Section 1125 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in connection with the solicitation of ballots for the acceptance of the Joint Plan of Reorganization (the “Plan”)(4) dated March 7, 2012, a copy of which is attached as Exhibit A.  The Plan was formulated after extensive negotiations with (i) the holders of the Senior Secured Claims and (ii) holders of the UBE Junior Secured Claim.  This Disclosure Statement describes the Debtors’ business operations, certain aspects of the Plan, including but not limited to, the treatment of holders of Claims and Interests, the proposed transaction relating to the Debtors to be effected pursuant to the Plan, significant events that the Debtors believe will occur in these Chapter 11 Cases, and related matters.

The purpose of this Disclosure Statement is to provide “adequate information” to Persons who hold Claims to enable them to make an informed decision before exercising their right to vote to accept or reject the Plan.  By order of the Bankruptcy Court entered on                             , 2012 (the “Disclosure Statement Order”), this Disclosure Statement was approved and held to contain adequate information.  A true and correct copy of the Disclosure Statement Order is attached as Exhibit B.

This Disclosure Statement sets forth certain detailed information regarding the Debtors’ history and significant events expected to occur during the Chapter 11 Cases.  This Disclosure Statement also describes the Plan, effects of Confirmation of the Plan, and the manner in which Distributions will be made under the Plan.  Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims must follow for their votes to be counted.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PLAN PROVISIONS, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN,

(3)  Except as otherwise indicated, capitalized terms used in this Disclosure Statement and not defined herein shall have their respective meanings set forth in the Plan or, if not defined in the Plan, as defined in the Bankruptcy Code.

(4)  Dkt. No.       .

AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN.  THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS ATTACHED THERETO AND DEFINITIONS THEREIN).  A COPY OF THE PLAN IS ATTACHED AS EXHIBIT A.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES-IN-INTEREST.  IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN.  THE MATERIAL CONTAINED HEREIN IS INTENDED SOLELY FOR THE USE BY HOLDERS OF CLAIMS AND INTERESTS IN EVALUATING THE PLAN AND BY HOLDERS OF CLAIMS IN VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON THE PLAN.  THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES AND THERE CAN BE NO ASSURANCE THAT THE PLAN WILL BE EFFECTUATED.

Section 1.04                            Sources of Information

Unless otherwise stated herein, the statements contained in this Disclosure Statement are made as of the date hereof, and the information contained in this Disclosure Statement is as of the date hereof and neither the delivery of this Disclosure Statement nor the distribution of any securities pursuant to the Plan will, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof, or such other date as described herein.  Any estimates of Claims or Interests set forth in this Disclosure Statement may vary from the amounts of Claims or Interests determined by the Debtors or ultimately Allowed by the Bankruptcy Court, and an estimate shall not be construed as an admission of the amount of such Claim.

Information incorporated by reference into this Disclosure Statement speaks as of the date of such information or the date of the report or document in which such information is contained or as of a prior date as may be specified in such report or document.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Disclosure Statement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Disclosure Statement.

No statements concerning the Debtors, the value of the Debtors’ property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied on other than as set forth in this Disclosure Statement. In arriving at a decision, parties should not rely on any representation or inducement made to secure their acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be immediately reported to counsel for the Debtors, Thompson & Knight, LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201 (Attn: David M. Bennett and Demetra L. Liggins), Telephone: (214) 969-1700.

Section 1.05                            Rules of Interpretation

The following rules for interpretation and construction shall apply to this Disclosure Statement: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in this Disclosure Statement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in this Disclosure Statement to an existing document, schedule, or exhibit, whether or not filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to a person or entity as a holder of a Claim or Interest includes that person or entity’s successors and assigns; (5) unless otherwise specified, all references in the Disclosure Statement to Articles are references to Articles of the Disclosure Statement; (6) unless otherwise specified, all references in the Disclosure Statement to exhibits are references to exhibits to the Disclosure Statement; (7) the words “herein,” “hereof,” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Disclosure Statement; (9) unless otherwise set forth in the Disclosure Statement, the rules of construction set forth in Bankrupcy Code § 102 shall apply; (10) any term used in capitalized form in the Disclosure Statement that is not otherwise defined in the Disclosure Statement, Plan, or exhibits to the Disclosure Statement Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (l2) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, unless otherwise stated; (13) in computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply, and if the date on which a transaction may occur pursuant to this Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day; and (14) unless otherwise specified, all references in this Disclosure Statement to monetary figures shall refer to currency of the United States of America.

Section 1.06                            Solicitation Package

Accompanying this Disclosure Statement for the purpose of soliciting votes on the Plan are copies of (i) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time, and place of the hearing to consider the confirmation of the Plan (the “Confirmation Hearing”) and related matters, and the time for filing objections to the confirmation of the Plan, and (ii) a Ballot or Ballots (and return envelope(s)) that you must use in voting to accept or to reject the Plan, or a notice of non-voting status, as applicable.  If you did not receive a Ballot and believe that you should have, please contact the Balloting Agent (as defined below) at the address or telephone number set forth in the next subsection.

Section 1.07                            Voting Procedures, Ballots, And Voting Deadline

After carefully reviewing the Plan and this Disclosure Statement, and the exhibits thereto, and the detailed instructions accompanying your Ballot, holders of Claims in Classes                         and                    should indicate their acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot.  The Pre-Petition Agents are not authorized to submit a vote on behalf of any of the Senior Secured Claims in Classes A2, B2, C2, D2, F2, G2, H2 and I2 and the UBE Junior Secured Claims in Classes A3, B3, C3, D3, F3, G3, H3 and I3, who are entitled to vote on the Plan; rather, each Pre-Petition Lender must submit its own vote on the Plan.  Holders should complete and sign their Ballot and return it in the envelope provided so that it is RECEIVED by the Voting Deadline (as defined below).

Each Ballot has been coded to reflect the Class of Claims it represents.  Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received, please contact BMC Group (the “Balloting Agent”) (i) telephonically or (ii) in writing by (a) hand delivery, (b) overnight mail or (c) first class mail using the information below:

by hand delivery or overnight mail at:

Cano Petroleum, Inc.
c/o BMC Group, Inc.

Telephone:

by first class mail at:

Cano Petroleum, Inc.
c/o

THE BALLOTING AGENT MUST RECEIVE ORIGINAL BALLOTS ON OR BEFORE 5:00 P.M.,                        TIME, ON                                       , 2012 (THE “VOTING DEADLINE”) AT THE APPLICABLE ADDRESS ABOVE.  EXCEPT TO THE EXTENT ALLOWED BY THE BANKRUPTCY COURT OR DETERMINED OTHERWISE BY THE DEBTORS, BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE ACCEPTED OR USED IN CONNECTION WITH THE DEBTORS’ REQUEST FOR CONFIRMATION OF THE PLAN OR ANY MODIFICATION THEREOF.

The Debtors reserve the right to amend the Plan.  Amendments to the Plan that do not materially and adversely affect the treatment of Claims or Interests may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of re-soliciting votes.  In the event re-solicitation is required, the Debtors will furnish new solicitation packets that will include new ballots to be used to vote to accept or reject the Plan, as amended.

Section 1.08                            The Confirmation Hearing And Objection Deadline

THE BANKRUPTCY COURT HAS SCHEDULED                             , 2012, AT                 .M., Central time, as the date and time for the hearing on confirmation of the Plan and to consider any objections to the Plan.  The confirmation hearing will be held at the United States Bankruptcy Court, JUDGE                           ‘s COURTROOM, 1100 COMMERCE, 14th FLOOR, DALLAS, TEXAS 75242.  THE DEBTORS WILL REQUEST CONFIRMATION OF THE PLAN AT THE CONFIRMATION HEARING.

THE BANKRUPTCY COURT HAS FURTHER FIXED                     , 2012, AT 5:00 P.M., CENTRAL TIME, AS THE DEADLINE (THE “OBJECTION DEADLINE”) FOR FILING OBJECTIONS TO CONFIRMATION OF THE PLAN WITH THE BANKRUPTCY COURT.  OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE SERVED SO AS TO BE RECEIVED BY THE FOLLOWING PARTIES ON OR BEFORE THE OBJECTION DEADLINE:

Counsel to the Debtors:

David M. Bennett
State Bar No. 2139600
Demetra Liggins
State Bar No. 24026844
THOMPSON & KNIGHT LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201
Tel:  214.969.1700
Fax:  214.969.1751
david.bennett@tklaw.com
demetra.liggins@tklaw.com

Counsel to the Pre-Petition Lenders:

William A. (Trey) Wood, III
BRACEWELL & GIULIANI LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Phone:  (713) 223-2300
Fax:  (713) 221-1212
trey.wood@bgllp.com

United States Trustee:

Lisa L. Lambert

MaryFrances Durham
OFFICE OF THE UNITED STATES TRUSTEE
1100 Commerce Street, Room 976
Dallas, TX  75242
Tel:  214.767.8967
Fax:  214.767.8971
Lisa.L.Lambert@usdoj.gov

MaryFrances.Durham@usdoj.gov

ANY OBJECTION TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND (A) MUST STATE THE NAME AND ADDRESS OF THE OBJECTING PARTY AND THE AMOUNT OF ITS CLAIM OR THE NATURE OF ITS INTEREST AND (B) MUST STATE WITH PARTICULARITY THE NATURE OF ITS OBJECTION.  ANY CONFIRMATION OBJECTION NOT TIMELY FILED AND SERVED AS SET FORTH HEREIN SHALL BE DEEMED WAIVED AND SHALL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

Section 1.09                            Voting Tabulation

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only Holders who are entitled to vote and actually vote will be counted. The failure of a Holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such Holder with respect to voting on the Plan and such abstentions will not be counted.

Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Balloting Agent attempt to contact such voters to cure any such defects in the Ballots.

Except as provided below, unless the applicable Ballot is timely submitted to the Balloting Agent before the Voting Deadline, together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid and decline to count such vote or to utilize it in connection with seeking Confirmation of the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to Bankruptcy Code § 1126(e), that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act.

The period during which Ballots with respect to the Plan will be accepted by the Debtors will terminate on the Voting Deadline. Except to the extent permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof). IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE BALLOTING AGENT.

Section 1.10         Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot to the Balloting Agent by a Holder pursuant to the procedures set forth above approved by the Bankruptcy Court, will constitute the agreement of such Holder to accept (i) all of the terms of, and conditions to, the solicitation and voting procedures; and (ii) the terms of the Plan; provided, however, all parties-in-interest retain their right to object to Confirmation of the Plan pursuant to Bankruptcy Code § 1128.

Section 1.11         Recommendation of the Debtors to Approve Plan

The Debtors approved the solicitation of acceptances of the Plan and all of the Transactions contemplated thereunder.  In light of the benefits to be attained by the Holders of Claims pursuant to consummation of the Transactions contemplated under the Plan, the Debtors recommend that such Holders of Claims vote to accept the Plan.  The Debtors have reached this decision after considering the alternatives to the Plan that are available to the Debtors and the possible effect on the Debtors’ business operations.  These alternatives include liquidation under chapter 7 of the Bankruptcy Code or reorganization under chapter 11 of the Bankruptcy Code with an alternative plan of reorganization.  The Debtors determined, after consulting with their financial and legal advisors and the Pre-Petition Secured Lenders and/or such other procedures that the Transactions contemplated in the Plan would likely result in a distribution of greater value to creditors and shareholders than would a liquidation under chapter 7.

THE DEBTORS AND THE PRE-PETITION SECURED LENDERS SUPPORT THE PLAN AND RECOMMEND ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO TIMELY SUBMIT BALLOTS TO ACCEPT THE PLAN.

ARTICLE II

HISTORICAL BACKGROUND AND PRE-PETITION BUSINESS OPERATIONS

Section 2.01         Overview of the Debtors’ Business

Cano and its direct and indirect subsidiaries (each of which is a Debtor) operate in the oil and gas industry.  The Debtors’ core operations consist of the sale of hydrocarbons.  The Debtors are an independent oil and natural gas company with a business strategy that historically has included developing and acquiring interests in mature oil fields with established primary and/or secondary reserves that may possess significant remaining upside exploitation potential by implementing various secondary and/or tertiary enhanced oil recovery techniques.  The Debtors hold leases covering approximately                  gross acres (               net acres) of oil and gas property (including approximately              drilling locations), operate approximately            wells, and hold working interests in approximately              wells.  Their assets are located in Texas, Oklahoma, and New Mexico.

Historical information concerning the Debtors is available as filed with the United States Securities and Exchange Commission (the “SEC”) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).  Cano has not filed any reports with the SEC since filing a Notification of Late Filing on Form 12b-25 on February 15, 2012.  The last Quarterly Report filed on Form 10-Q by Cano was filed for the quarter ended December 30, 2011.  The information contained in the SEC filings referred to herein speaks only as to the date of the reports referenced herein or as of another date specified in such reports.

All documents filed by Cano with the SEC may be accessed at www.sec.gov and at Cano’s Case website, www.bmcgroup.com/cano.  Pleadings and other documents filed in the Chapter 11 Cases may also be obtained from the website maintained by the Debtors’ Balloting Agent at http://www.bmcgroup.com/cano.  Copies of certain documents referred to above may be requested, at no cost, by writing or telephoning Cano at the following address and phone number:

Cano Petroleum, Inc.
c/o

Telephone:                         .

(a)           Debtors’ Customers

Cano sells crude oil and natural gas production to multiple independent purchasers pursuant to contracts generally terminable by either party upon 30 days prior written notice to the other party.  During the year ended June 30, 2011, 10% or more of Cano’s total revenue or attributable to three customers accounting for:  34% (the Laro Marketing Supply Co.), 24% (Coffeyville Resources Refinery and Marketing, LLC), and 11% (Sunoco, Inc.) of total operating revenue, respectively.

Title to the produced commodities transfers to the Purchaser at the time the Purchaser collects or receives such commodities.  Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices.  The purchasers of such production have historically made payment for crude oil and natural gas purchases within 35 days of the end of each production month.  Cano periodically reviews the difference between the dates of the production and the dates the company collects payment for such production to ensure that receivables from those purchasers are collectible.  The point of sale for Cano’s oil and natural gas production is the title transfer point in Cano’s field gathering systems.

In the event that one or more of these significant purchasers ceases doing business with Cano, Cano believes that there are potential alternative purchasers with whom it can establish new relationships and those relationships will result in the replacement of one or more loss purchasers.  Cano would not expect the loss of any single purchaser to have a material adverse affect on its operations.  The loss of a single purchaser, however, could potentially reduce the competion for Cano’s crude oil and natural gas production, which could negatively affect the prices Cano receives.

(b)           Competition

Cano faces competition from other oil and natural gas companies in all respects of its business, including in the acquisition of producing properties and oil and natural gas leases, and in obtaining goods, services, and labor.  Many of Cano’s competitors have substantially greater financial and other resources than Cano does.  Factors that affect Cano’s ability to acquire producing properties include available funds, available information about the property, and Cano’s standards established for minimum projected return on investment.

Section 2.02         Debtors’ Corporate Structure

Cano was organized as a Delaware corporation in May 2003 under the name of Huron Ventures, Inc. (“Huron”), and changed its name to Cano in May of 2004.  Cano is the surviving corporation of a merger transaction between Huron, Davenport Field Unit Inc. and other entities, that was effective in May of 2004.

Cano is the parent company to (i) Cano Petro of New Mexico (“Cano New Mexico”), a Texas corporation; (ii) Ladder Companies, Inc. (“Ladder”), a Delaware corporation; (iii) Square One Energy, Inc. (“Square One”), a Texas corporation; (iv) Tri-Flow, Inc. (“Tri-Flow”), an Oklahoma corporation; (v) W.O. Energy of Nevada, Inc. (“W.O. Nevada”), a Nevada corporation; (vi) WO Energy, Inc. (“WO Energy”), a Texas corporation; (viii) W.O. Operating Company, Ltd. (“W.O. Operating”), a Texas limited partnership; and (ix) W.O. Production Company, Ltd. (“W.O. Production”), a Texas limited partnership.

Section 2.03         Debtors’ Existing Capital Structure

(a)           Cano Common Stock.  As of February 21, 2012, Cano had 47,057,992 shares of common stock outstanding, with a par value of $0.0001 per share and there were 99 holders of record of Cano common stock as of that date.  Before January 17, 2012, Cano’s common stock was publicly traded on NYSE Amex (the “Exchange”) under the trading symbol “CFW.”  On December 21, 2011, Cano notified the Exchange of its intention to file a Form 25, which it filed on January 4, 2012, to delist the common stock.  As a result of the Form 25 filing, the Cano common stock ceased trading on NYSE Amex on January 17, 2012 and Cano will cease to have securities registered under Section 12 of the Securities Exchange Act of 1934 on April 3, 2012.  Cano’s common stock is currently trading in the OTCQB marketplace, operated by OTC Markets Group under the symbol “CANO”.

(b)           Cano Preferred Stock.  On September 6, 2006, Cano sold $49.1 million of Series D Convertible Preferred Stock to investors with a 7.875% dividend of cash or PIK distribution option. The Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the “Certificate of Designations”) required Cano to redeem its outstanding shares of Preferred Stock on September 6, 2011.  This obligation has been outstanding as of September 6, 2011, for a redemption amount in cash equal to the stated value of the Preferred Stock, plus accrued dividends and PIK dividends.  As of September 30, 2011, Cano had 23,849 shares of Preferred Stock, no par value per share outstanding and unpaid cumulative dividends on the Preferred Stock of $5.8 million. The subordination provisions of the Certificate of Designations prohibit Cano from redeeming the Preferred Stock while Cano is in default under the Senior Credit Agreement.

Section 2.04         Debtors’ Board Members and Management

The current members of Cano’s board of directors are James R. Latimer, III, Donald Niemiec, and Garrett Smith.

The current senior management group of Cano includes James R. Latimer, President and Chief Executive Officer; John Homier as Chief Financial Officer.

Section 2.05         Debtors’ Employees

The Debtors’ workforce, which at one time consisted of approximately 50 employees now consists of only 26 field employees.  All workers at the executive corporate level are contractors.  In          of 2012, the Debtors’ top management was replaced with new management which is committed to maximizing the value of the Debtors’ assets for the benefit of the estates and their creditors.

Section 2.06         Events Leading to Chapter 11

The Debtors’ oil and gas business depends heavily on the availability of capital and liquidity.  Substantial capital expenditures are needed for the exploitation and development of crude oil and natural gas reserves.  The downturn in the economy, the credit crisis, and the Debtors’ current liquidity constraints have all negatively impacted the Debtors’ business and their ability to meet their obligations to the Pre-Petition Secured Lenders and trade creditors.  As of September 30, 2011, the Debtors reported total assets of approximately $63.4 million and total liabilities of approximately $116.3 million on their unaudited and unreviewed consolidated balance sheets.

Before the Petition Date, the Debtors actively pursued strategic alternatives to position the Debtors for a sale or similar business combination transaction.  The Debtors’ declining revenues, continued losses, borrowing constraints, loan defaults and limited to no capital availability forced the Debtors to drastically reduce costs, replace management and hire financial advisors to assist in a strategic process.  Factors contributing to the Debtors’ financial difficulties before the Petition Date included iniatives to successfully recapitalize did not materialize such as the terminated merger with a third party on July 20, 2011, development and production targets were not reached, the costs of operations were greater than anticipated, and the lack of return on investment resulted in a decrease in cash flow which led to the inability of the Debtors to service their debt obligations.  Due to the current economic environment, the Debtors have been unable to raise cash or to identify capital resources from other sources such as bank funding, private investment, or the public debt and equity markets.  The combination of these factors have impaired the Debtors’ liquidity and compelled the Debtors to commence the Chapter 11 Cases to maximize the value of their assets for the benefit of their creditors and other constituencies.

Section 2.07         Reorganization Strategy

To facilitate its goal of maximizing the value of its assets, the Debtors and the Pre-Petition Secured Lenders have been discussing restructuring alternatives for the Debtors’ business.  These efforts have resulted in the parties signing a Plan Support and Lock-Up Agreement dated March 7, 2012 in which the Debtors and their Pre-Petition Secured Lenders seek to enhance the value of the Debtors’ assets by seeking approval of the sale of the Debtors’ Assets and/or Interests and to implement the sale through a consensual plan of reorganization.

The Debtors (with the consent of the Pre-Petition Agents) entered into that certain Stock Purchase Agreement (the “Stalking Horse SPA”)(5) with NBI Services, Inc. (the “Stalking Horse”) dated March 7, 2012 in which Cano agreed to sell and the Stalking Horse agreed to purchase and acquire all of the newly-issued and outstanding capital stock of Cano for a base purchase price of $47.5 million, subject to adjustment as provided in the Stalking Horse SPA, and in accordance with the Bid Procedures Order, and the Sale Order and/or Confirmation Order.

ARTICLE III

ASSETS AND LIABILITIES OF THE DEBTORS

Section 3.01         The Debtors’ Assets

The Debtors’ operations and assets are located onshore in the United States, primarily in Texas, New Mexico, and Oklahoma.  The Debtors have five primary properties:  (a) Carson, Gray, and Hutchinson Counties, Texas (the “Texas Panhandle Properties”); (b) Nowata county, Oklahoma (the “Nowata Properties”); (c) Chavez and Roosevelt Counties, New Mexico (the “Cato Properties”); (d) Lincoln county, Oklahoma (the “Davenport Properties”); and (e) Central Texas (the “Desdemona Properties”).

The Texas Panhandle Properties consisting of approximately 20,387 net acres, represent the Debtors’ largest operations.  As of June 30, 2011, estimated PDP reserves attributable to the Texas Panhandle Properties were 1,050 MBbls of crude oil and 2,804 MMcf of natural gas (equivalent to approximately 1,517 MBOE).  Net production for the three months ended

(5)  The Stalking Horse SPA contemplates the sale of the Equity Interests to the Stalking Horse subject to higher and better offers pursuant to the Bid Procedures Order and the Sale Order and/or the Confirmation Order.

September 30, 2011, was 244 Bopd and 687 Mcfd (equivalent to approximately 358 BOEPD).  Cano’s working and net revenue interests in the Texas Panhandle Properties are 100% and 81%, respectively.

The Nowata Properties include approximately 4,594 net acres and 220 wells producing from the Bartlesville Sandstone.  As of June 30, 2011, estimated PDP reserves attributable to the Nowata properties were 1,586 MBbls of crude oil and 557 MMcf of natural gas (equivalent to approximately 1,678 MBOE).  Net production for the three months ended September 30, 2011, was 183 Bopd and 117 Mcfd (equivalent to approximately 203 BOEPD).  Cano’s working and net revenue interests in the Nowata Properties are 100% and 85%, respectively.

The Cato Properties are approximately 20,662 net acres across three fields.  As of June 30, 2011, estimated PDP reserves attributable to the Cato properties were 314 MBbls of crude oil and 627 MMcf of natural gas (equivalent approximately to 419 MBOE).  Net production for the three months ended September 30, 2011, was 127 Bopd and 277 Mcfd (equivalent to approximately 173 BOEPD).  Cano’s working and net revenue interests in the Cato properties are approximately 97% and 82%, respectively.

The Davenport Properties include approximately 2,178 net acres and 28 wells.  As of June 30, 2011, estimated PDP reserves, attributable to the Davenport properties were 642 MBbls of crude oil and 125 MMcf of natural gas (equivalent to approximately 663 BOEPD).  Net production for the three months ended September 30, 2011, was 68 Bopd and 16 Mcfd (equivalent to approximately 71 BOEPD).  Cano’s working and net revenue interests in the Davenport properties are 100% and 78%, respectively.

The Desdemona Properties, approximately 10,677 net acres in mature oil fields, have production primarily from the Barnett Shale and Duke Sand formations.  As of June 30, 2011, estimated PDP reserves attributable to the Desdemona properties were 0.4 MBbls of crude oil and 9.6 MMcf of natural gas (equivalent to approximately 2 MBOE).  Net production for the three months ended September 30, 2011, was 8 Bopd and 285 Mcfd (equivalent to approximately 56 BOEPD).  Cano’s working and net revenue interests in the Desdemona Properties are 100% and 83%, respectively.

Section 3.02         The Debtors’ Scheduled Assets

The Debtors’ assets as of the Petition Date are described in the Bankruptcy Schedules and SOFAs Filed with the Bankruptcy Court on March 7, 2012 and reference should be made thereto for information concerning such assets.  Copies of the Bankruptcy Schedules and any amendments thereto Filed in this Case may be viewed online at any time through the Bankruptcy Court’s PACER System or the website of the Debtors’ Balloting Agent at http://www.bmcgroup.com/cano.

The Bankruptcy Schedules Filed by the Debtors in their respective Cases included intercompany receivables between and amongst the Debtors.  The Plan provides that all such inter-Debtor receivables will be cancelled on the Effective Date.

Section 3.03         The Debtors’ Assets After Closing

After the Closing with the Purchaser, the Debtors’ assets will consist of (a) the PSA Sale Proceeds; and (b) assets excluded from the sale by the Purchaser under the terms of the Purchase and Sale Agreement, including without the limitation, Avoidance Actions.

Section 3.04         Pre-Petition Indebtedness

The Debtors owe approximately $         million in senior-secured and subordinated secured indebtedness.

(a)           Senior Secured Debt. On December 17, 2008, the Debtors entered into a $120.0 million Amended and Restated Credit Agreement (the “Senior Credit Agreement”) with Union Bank, N.A. (“Union” or the “Senior Pre-Petition Agent”) and Natixis (the “Senior Secured Debt”).  The current amount outstanding is $51.5 million, with no further borrowing capacity under the Senior Credit Agreement.

(b)           Hedge Terminations.  Due to the termination of certain commodity hedges an interest rate hedge on August 22, 2011 and September 9, 2011, respectively, the Debtors owe an additional $3.8 in Senior Secured Debt.

(c)           Junior Secured Debt.  On December 17, 2008, the Debtors also entered into a $25.0 million Subordinated Credit Agreement (the “Junior Credit Agreement”) with UnionBanCal Equities, Inc. (“UBE” or the “Junior Pre-Petition Agent”), as the Administrative Agent.  The Debtors owe $15.0 million under the Junior Credit Agreement (the “Junior Secured Debt”). The Senior Secured Debt and the Junior Secured Debt are secured by substantially all of the Debtors’ assets.  The Debtors are in default under the Senior Credit Agreements and the Junior Credit Agreements (collectively, the “Credit Agreements”).

(d)           Defaults.  On August 5, 2010, the Debtors executed consent and forbearance agreements (the “Forbearance Agreements”) with Union and Natixis (the “Senior Secured Lenders”) and UBE,  pursuant to which the Senior Secured Lenders and UBE (collectively, the “Pre-Petition Lenders”) agreed to forbear from exercising certain rights and remedies as a result of certain defaults under the Credit Agreements.  The Debtors failed to timely comply with certain terms of the Forbearance Agreements and they were terminated.

Section 3.05         Liabilities Scheduled by the Debtors

The Debtors’ liabilities as of the Petition Date are set forth in the Bankruptcy Schedules Filed on March         , 2012 and reference should be made thereto for information concerning such liabilities as of the Petition Date.  Copies of the Bankruptcy Schedules and any amendments thereto filed in this Case may be viewed online at any time through the Bankruptcy Court’s PACER System at www.txnb.uscourts.gov or the website of the Debtors’ Balloting Agent at http://www.bmcgroup.com/cano.

The Bankruptcy Schedules filed by the Debtors in their respective Chapter 11 Cases included intercompany payables between and amongst the Debtors.  The Plan provides that all such inter-Debtor payables will be cancelled on the Effective Date.  The liabilities of the Debtors to third parties on the Petition Date that would be reflected on the Schedules if all such inter-Debtor claims were netted, would be $                                 on a consolidated basis.

Claims for rejection of Executory Contracts and Unexpired Leases are estimated to be approximately $                        .  Certain of the Debtors’ former officers have Claims arising under their employment agreements for severance totaling $                                                  .

Section 3.06         Preferences, Fraudulent Transfers and Other Avoidance Actions

Under Bankruptcy Code § 547, a debtor’s bankruptcy estate may recover certain preferential transfers of property, including cash, made insolvent during the 90 days immediately before the filing of its bankruptcy petition with respect to pre-exiting debts, to the extent the transferee receive more than it would have in respect of the preexisting debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code.  In the case of “insiders,” the Bankruptcy Code provides for one (1) year preference period.

Certain defenses can be made to preference recoveries.  Transfers made in the ordinary course of the debtor’s and transferee’s business according the ordinary business terms in respect of debts less than 90 days before the filing of a bankruptcy case are not recoverable.  Additionally, if the transferees extended credit subsequent to the transfer (and before the commencement of the bankruptcy case), such extension of credit may constitute a defense to recovery, to the extent of any new value, against an otherwise recoverable transfer of property.  If a transfer is recovered by the estate, the transferee has an unsecured claim against the debtor to the extent of the recovery.

Under Bankruptcy Code § 547 and various state laws, a debtor may recover certain pre-petition transfers of property including the grant of a security interest in property, made while insolvent to the extent that the debtor receives less than fair value for such property.  Additionally, avoidance actions exists under sections 544, 545, 549 and 553(b) of the Bankruptcy Code that allow a debtor to avoid and/or recover certain property.

The Bankruptcy Code preserves the Debtors’ rights to prosecute claims and causes of action that exist outside of bankruptcy, and also empowers the Debtors to prosecute certain claims that are established by the Bankruptcy Code, including claims to avoid and recover preferential transfers, and fraudulent conveyances.

Under the Plan, all of the Debtors’ rights in respect of all Avoidance Actions are preserved and are transferred to the Liquidating Trustee.  As such, the Liquidating Trustee, as a representative of the Estates, will have the authority to investigate, prosecute, collect, and/or settle the Avoidance Actions in accordance with Bankruptcy Code § 1123(b)(3).

To date, the Debtors have not identified and/or investigated any potential Avoidance Actions.

IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN, AND IN DETERMINING WHETHER TO VOTE IN FAVOR OR AGAINST THE PLAN, HOLDERS OF CLAIMS (INCLUDING PARTIES THAT RECEIVED PAYMENTS FROM THE DEBTORS WITHIN NINETY (90) DAYS BEFORE THE PETITION DATE)

SHOULD CONSIDER THAT A CAUSE OF ACTION MAY EXIST AGAINST THEM, THAT THE PLAN PRESERVES ALL CAUSES OF ACTION, AND THAT THE PLAN AUTHORIZES THE LIQUIDATING TRUSTEE TO PROSECUTE SUCH CLAIMS.

ARTICLE IV

THE CHAPTER 11 CASES

Section 4.01         Commencement of these Chapter 11 Cases

On March 7, 2012 (the “Petition Date”), Cano Petroleum, Inc., (“Cano”) and its direct and indirect subsidiaries, as debtors and debtors-in-possession (collectively, the “Debtors” or the “Plan Proponents”)(6) filed voluntary petitions (the “Chapter 11 Cases” or “Cases”) in the United States Bankruptcy Court, Northern District of Texas, Dallas Division (the “Bankruptcy Court”).  By order of the Bankruptcy Court, the Chapter 11 Cases are being jointly administered for procedural purposes only.  The Office of the United States Trustee (the “U.S. Trustee”) has not appointed a trustee or an examiner, and has not established an official committee of creditors or equity interest holders.

After the Petition Date, the Debtors continued to operate and manage their business and properties in the normal course as debtors-in-possession pursuant to Bankruptcy Code sections 1107 and 1108. The Debtors have generally been paying post-petition operating expenses as they become due.

Section 4.02         First Day Motions

On the Petition Date, the Debtors filed numerous first-day motions to streamline the transition to operating under Chapter 11, to stabilize operations, and to preserve their relationships with vendors, customers and utility providers. These first-day motions requested, among other things, authority to:

•                  administer the Chapter 11 Cases jointly for administrative purposes;

•                  treat the Chapter 11 Cases as a complex bankruptcy case;

•                  establish notice procedures for informing the Debtors’ Creditors and Interest Holders of the events and filing in the Cases;

•                  maintain the Debtors’ pre-petition bank accounts and cash management system;

•                  use cash collateral during the pendency of the Chapter 11 Cases;

•                  pay certain outstanding Royalty Claims in the ordinary course of business;

(6)  The Debtors include Cano Petroleum, Inc., Cano Petro of New Mexico, Ladder Companies, Inc., Square One Energy, Inc., Tri-Flow, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and W.O. Nevada, Inc.

•                  pay pre-petition wages and salaries to employees and contractors;

•                  maintain workers’ compensation obligations and insurance programs in the ordinary course of business;

•                  pay pre-petition Claims of the Debtors’ utility providers and, if necessary, provide adequate assurance to such providers;

•                  pay pre-petition taxes that the Debtors are required to remit to the appropriate taxing authorities;

•                  approve the Stalking Horse SPA and establish procedures for the bidding and sale of the Equity Interests and/or the Debtors’ Assets;

•                  establish a bar date for the filing of Proofs of Claims and Interests and approve notice of case commencement;

•                  employ Thompson & Knight LLP as counsel to Debtors and Debtors-in-Possession; and

•                  approve the agreement with BMC Group and appoint BMC Group as the Debtors’ noticing, soliciting, and balloting agent in these Cases.

Section 4.03         Cash Collateral Motion

On the Petition Date, the Debtors filed a motion seeking approval on an interim and final basis to use cash, cash equivalents, negotiable instruments, documents of title, securities, deposit account or other cash equivalents (the “Cash Collateral”) in which the Pre-Petition Secured Lenders have an interest pursuant to their respective Credit Agreements.  In connection with the motion, the Debtors reached an agreement with the Pre-Petition Lenders regarding their use of cash collateral.  Pursuant to this agreement, the Debtors have submitted an interim cash collateral order wherein the Debtors are authorized, and the Pre-Petition Lenders agree to the Debtors’ use of cash collateral in accordance with a pre-negotiated budget.  In exchange for the Pre-Petition Lenders’ consensual use of cash collateral, the Debtors have agreed to provide the Pre-Petition Lenders with adequate protection including, but not limited to, continuing, valid, binding, enforceable, non-avoidable and automatically and properly perfected first priority security interests in and liens (collectively, the “Adequate Protection Liens”) on all Pre-Petition Collateral and a superpriority administrative expense claim.  For more information regarding the scope of the Adequate Protection Liens and the priority claims, reference should be made to the cash collateral order(s) entered in these Cases.

As part of the agreement to use Cash Collateral, the Debtors stipulated to the validity and enforceability of the liens and security interests held by the Pre-Petition Secured Lenders pursuant to their respective Credit Agreements, except as to Tri-Flow.  Additionally, all parties-in-interests have the right to challenge the extent, validity, or priority of the Pre-Petition Lenders’ security interests and liens (the “Challenge Rights”) until                             .

Section 4.04                            Bid Procedures Motion

On the Petition Date, the Debtors filed their Motion to (A) Approve the Stock Purchase Agreement and Authorize the Debtors to Enter Into the Stock Purchase Agreement and Comply with Their Obligations Thereunder; (B) Approve a Break-Up Fee in Connection with the Transaction Contemplated by the Stock Purchase Agreement; (C)  Approve the Procedures for the Solicitation of Higher or Better Offers; (D) Approve the Form and Manner of Notice; (E) Approve Procedures for Determining Cure Amounts for Executory Contracts and Unexpired Leases; and (F) Grant Related Relief (the “Bid Procedures Motion”), which seeks Bankruptcy Court approval of a process under which the Debtors will seek competing bids for the sale of their Equity Interests or the Debtors’ Assets.  Specifically, the Bid procedures contemplate the following:

•                  Notice of Auction and Sale Hearing (the “Sale Notice”) will be (i) served on certain parties within five (5) business days after entry of the Bid Procedures Order; and (ii) published in the national edition of The Wall Street Journal within ten (10) business days after the entry of the Bid Procedures Order.

•                  Subject to certain requirements in the Bid procedures, the Debtors will afford any Qualified Bidder the time and opportunity to conduct reasonable due diligence.

•                  To be deemed a Qualifying Bid, a bid must, among other requirements specified in the Bid procedures, (i) be received no later than the Bid Deadline; (ii) state such Qualified Bidder offers to purchase the Acquired Property on terms and conditions substantially as set forth in the Purchase and Sale Agreement; (iii) includes a duly authorized and executed Purchase and Sale Agreement along with a copy of such agreement marked to show the specific changes to the Stalking Horse SPA that the Potential Bidder requires (which marked copy may be an electronic comparison of the written acquisition agreement submitted and the Stalking Horse SPA (a “Marked Agreement”)); and (vi) provide written evidence that the Qualified Bidder is financially capable of consummating the contemplated transaction.

•                  All Qualifying Bids must also provide the Good Faith Deposit, which shall be returned to each Qualifying Bidder not deemed to be the Purchaser.

•                  In the event the Debtors timely receive one or more Qualifying Bids other than the Stalking Horse’s Qualified Bid, the Debtors shall conduct an Auction.

•                  The Qualifying Bidder submitting the highest and best bid at the Auction will be deemed the Purchaser, and will complete and execute all documents evidencing and containing the terms and conditions upon which the winning bid was made.

To facilitate this process, the Debtors negotiated and signed the Stalking Horse SPA, which provides that the Stalking Horse will pay $47.5 million in Cash for the Equity Interests, subject to adjustments detailed in the Stalking Horse SPA.  To entice NBI to act as the stalking horse, the Debtors have sought bankruptcy approval of certain buyer protections, including the payment of a break up fee of $1,475,000 if certain conditions set forth in the Stalking Horse SPA and the Bid procedures Order are met.

The Bid Procedures Motion contemplates that the Auction is currently set to commence at 10:00 a.m., prevailing Central time, on                           .  The Auction will take place at the Dallas offices of Thompson & Knight LLP, which is located in One Arts Plaza at 1722 Routh Street, Suite 1500, Dallas, Texas 75201.

Section 4.05                            Royalty Payments

On the Petition Date, the Debtors filed a motion seeking authority to make certain payments to royalty and working interests owners on account of pre-petition sales of oil and gas (the “Royalty and Working Interests Payments”) in accordance with its ordinary business practices.

Section 4.06                            Retention of the Debtors’ Professionals

The Debtors have filed applications to employ and retain (i) Thompson & Knight LLP as their general bankruptcy and restructuring counsel and (b) BMC Group as their noticing, soliciting, and balloting agent.

Section 4.07                            Retention of Chief Restructuring Officer

The Debtors have filed applications to retain Blackhill Partners, LLC to provide the services of James R. Latimer III to serve as the Debtors’ Chief Restructuring Officer.

Section 4.08                            Administrative Expense Claim Estimate

As of the Petition Date, the Debtors estimate that on the Effective Date, the total amount of Allowed Administrative Claims will be $                        .  The Debtors further estimate that approximately $                         of the total amount of Allowed Administrative Claims will consist of unpaid Professional Fees and the remaining $                                 will constitute unpaid ordinary course accounts payable.

Section 4.09                            Schedules and SOFAs

On the Petition Date, each of the Debtors filed their Bankruptcy Schedules and SOFAs.

Section 4.10                            Preference Analysis and Other Potential Avoidance Actions

The Bankruptcy Code preserves the Debtors’ rights to prosecute claims and causes of action that exist outside of bankruptcy, and also empowers the Debtors to prosecute certain claims that are established by the Bankruptcy Code, including claims to avoid and recover preferential transfers, and fraudulent conveyances.  Under the Plan, all of the Debtors’ rights in respect of all Avoidance Actions are preserved and are transferred to the Liquidating Trustee.  As such, the Liquidating Trustee, as a representative of the Estates, will have the authority to investigate, prosecute, collect, and/or settle the Avoidance Actions in accordance with Bankruptcy Code § 1123(b)(3).

To date, the Debtors have not identified and/or investigated any potential Avoidance Actions.  The Debtors anticipate filing a Plan Supplement identifying Avoidance Actions.

IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN, AND IN DETERMINING WHETHER TO VOTE IN FAVOR OR AGAINST THE PLAN, HOLDERS OF CLAIMS AND INTERESTS (INCLUDING PARTIES THAT RECEIVED PAYMENTS FROM THE DEBTORS WITHIN NINETY (90) DAYS BEFORE THE PETITION DATE) SHOULD CONSIDER THAT A CAUSE OF ACTION MAY EXIST AGAINST THEM, THAT THE PLAN PRESERVES ALL CAUSES OF ACTION, AND THAT THE PLAN AUTHORIZES THE LIQUIDATING TRUSTEE TO PROSECUTE THE SAME.

Section 4.11                            Deemed Consolidation of Debtors for Plan Purposes Only

Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Plan solely for the limited purposes of distribution under the Plan.  Each and every Claim filed or to be filed against any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against all Debtors and (a) all Claims of each Debtor against any other Debtor will be eliminated and released; (b) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of all of the consolidated Debtors; (c) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (d) all duplicative Claims (identical in amount and subject matter) filed against one or more of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors; and (e) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of Bankrupcy Code § 553, the debts due to a particular Debtor may be offset against the Claims against such Debtor or Debtors.

Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section) affect: (a) the legal and organizational structure of the Reorganized Debtors; (b) pre- and post-Petition Date guaranties, liens, and security interests that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed; (ii) pursuant to the Plan; or (iii) in connection with any financing entered into, or New Interests issued, by the Reorganized Debtors on the Effective Date; and (iv) distributions out of any insurance policies or proceeds of such policies.

Section 4.12                            Exclusivity

The Debtors have the exclusive right to file a plan of reorganization in the Chapter 11 Cases until          and the exclusive right to solicit acceptances until         .  Although a possibility always exists that Confirmation of the Plan will not occur, at this time, the Debtors do not contemplate the need to extend these dates.

ARTICLE V

SUMMARY OF THE DEBTORS’ PLAN OF REORGANIZATION

Section 5.01                            General Structure of the Plan

The primary purpose of the Plan is to facilitate the restructuring of the Debtors pursuant to the Purchase and Sale Agreement.  The Debtors have determined in the exercise of their business judgment that the effectuation of the Purchase and Sale Agreement is the best course of action given the Debtors’ financial constraints.  A reorganization strategy other than a sale, is not possible given the position taken by various creditors of the Debtors, the lack of availability in the credit markets, and the Debtors’ inability to sustain operations given their current cash balances.  The Plan is structured to enable the Debtors to facilitate a flexible Transaction which is expressly subject to a process to solicit higher or better offers for the Debtors’ Assets and Equity Interests.  Additionally, the Plan contemplates the creation of a Liquidating Trust to liquidate certain Liquidating Trust Assets and distribute any remaining funds (after the payment of Allowed Plan Carve Out Claims), in accordance with the Plan.  Under the Plan, Claims against the Debtors’ Estates and Interests in the Debtors are classified, treated, entitled to vote as follows:

Section 5.02                            Classification of Claims and Interests

All Claims and Interests, except for Administrative Claims and Priority Tax Claims, are placed in the Classes as set forth below.  In accordance with Bankruptcy Code § 1123(a)(1), Administrative Claims, and Priority Tax Claims of the kinds specified in Section 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified.

The categories of Claims and Interests set forth in the Plan classify Claims and Interests for all purposes, including for purposes of voting, confirmation, and distribution pursuant to the Plan and Bankruptcy Code §§ 1122 and 1123(a)(l).  A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes.  Notwithstanding anything to the contrary in the Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled before the Effective Date.

Under the Plan, Claims and Interests are classified as follows:

Class	Description	Status	Voting Rights
A1, B1, C1, D1, E1, F1, G1, H1, and I1	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote
A2, B2, C2, D2, F2, G2, H2, and I2	Senior Secured Claims	Impaired	Entitled to Vote
A3, B3, C3, D3, F3, G3, H3 and I3	UBE Junior Secured Claims	Impaired	Entitled to Vote

Class	Description	Status	Voting Rights
A4, B4, C4, D4, E2, F4, G4, H4 and I4	Miscellaneous Secured Claims	Unimpaired	Not Entitled to Vote
A5, B5, C5, D5, E3, F5, G5, H5 and I5	General Unsecured Claims	Impaired	Entitled to Vote
A6, B6, C6, D6, E4, F6, G6, H6 and I6	Intercompany Claims	Impaired	Not Entitled to Vote
B7, C7, D7 and G7	Royalty Claims	Unimpaired	Not Entitled to Vote
A7	Preferred Stock	Impaired	Not Entitled to Vote
A8, B8, C8, D8, E4, F7, G8, H7 and I7	Interests	Impaired	Not Entitled to Vote

Section 5.03                            Summary of Proposed Distributions Under the Plan

Certain Claims, including Administrative Expense Claims and Priority Tax Claims, are not classified under the Plan and are not entitled to vote on the Plan and are, therefore, treated as follows:

Each Holder of an Allowed Administrative Claim shall, in full satisfaction, release, settlement, and discharge of such Allowed Administrative Claim:  (a) to the extent such claim is due and owing on the Effective Date, be paid in full, in Cash, on the Effective Date; (b) to the extent such claim is not due and owing on the Effective Date, be paid in full, in Cash, (i) in accordance with the terms of any agreement among the Liquidating Trustee, the Pre-Petition Agents and such Holder, or (ii) when such claim becomes due and payable under applicable non-bankruptcy law, or (iii) in the ordinary course of business; or (c) receive such other treatment as to which such Holder may agree with the Liquidating Trustee and the Pre-Petition Agents.  Cash payments of Allowed Administrative Claims shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Administrative Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Each Holder of an Allowed Priority Tax Claim shall, in full satisfaction, release, and discharge thereof, receive (i) such treatment as to which such Holder may agree with the Liquidating Trustee, and the Pre-Petition Agents or (ii) at the sole option of the Liquidating Trustee, (a) payment in full, in Cash, of such Allowed Priority Tax Claim on the Effective Date; or (b) treatment in accordance with Bankruptcy Code §§ 1129(a)(9)(C) or 1129(a)(9)(D), as the case may be, with the Liquidating Trustee’s selection of (a) or (b) being subject to the prior written approval of Pre-Petition Agents.  Cash payments of Allowed Priority Tax Claims shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Priority Tax Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

The table below summarizes the classification and treatment of the pre-petition Claims and Interests under the Plan.  This summary is qualified in its entirety by reference to the provisions of the Plan.

Class	Type of Allowed Claim or Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery of under the Plan

A1, B1, C1, D1, E1, F1, G1, H1, and I1	Priority Non-Tax Claims		Allowed Priority Non-Tax Claims will receive (i) Cash equal to the amount of such Allowed Claims on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim becomes an Allowed Claim; or (ii) such other treatment agreed to by the Debtors, Liquidating Trustee (or the Debtors), and the Pre-Petition Agents. Cash Payments of Allowed Priority Non-Tax Claims shall be paid from Claims Reserve, or if the Claims Reserve is insufficient, any shortage shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.	100%

A2, B2, C2, D2, F2, G2, H2, and I2	Senior Secured Claims

Allowed Senior Secured Claims will receive: (i) on the Effective Date and as part of the Closing, from the Purchaser, all of the PSA Sale Proceeds, except for any portion of such proceeds transferred by the Purchaser to the Liquidating Trust to fund the (a) Claims Reserve, (b) Liquidating Trust Expense Reserve; and (c) Gift Reserve; (ii) on the Effective Date, from the Debtors, contemporaneously with the payment from the Purchaser in clause (i) above, all Available Cash, if any, except for (a) the amounts transferred to the Liquidating Trust to fund the Claims Reserve and the Liquidating Trust Expense Reserve; and (b) any amounts that constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, the Net Proceeds of the sale, collection or other monetization of all or each a portion

Class	Type of Allowed Claim or Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery of under the Plan

of the Other Assets, except for Avoidance Actions; (iv) as soon as reasonably practicable after the Effective Date, any remaining funds in the Claims Reserve after the payment of the Allowed Plan Carve Out Claims; (v) as soon as reasonably practicable after the Effective Date, the proceeds of the sale, collection or other monetization of the Closing Accounts Receivable in accordance with the Purchase and Sale Agreement; (vi) any remaining funds in the Liquidating Trust Expense Reserve on the date the Liquidating Trust is terminated; (vii) as soon as reasonably practicable after receipt by the Liquidating Trustee, all amounts in the Undeliverable Distribution Reserve that have been forfeited by Holders of Claims; and (viii) as soon as reasonably practicable after receipt by the Liquidating Trustee, all remaining amounts from the Environmental Escrow Funds.

To the extent that the amounts received by the Pre-Petition Senior Secured Agent are less than the amount of the Allowed Senior Secured Claims, the shortfall shall be a “Senior Secured Deficiency Claim” and shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5, and I5 against the Debtors; provided, however, if (i) the Committee supports, and does not object to, Confirmation of this Plan, (ii) all nine Classes of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (iii) the validity, extent, or priority of the Senior

Class	Type of Allowed Claim or Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery of under the Plan

Secured Lenders’ Liens are not challenged by the Committee, a Creditor, or any other party-in-interest, then the Senior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.

A3, B3, C3, D3, F3, G3, H3 and I3	UBE Junior Secured Claims

In the event that the Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Allowed Senior Secured Claims are paid in full, then the Allowed UBE Junior Secured Claims shall receive any and all excess amounts.

To the extent that the amounts received by UBE are less than the amount of the Allowed UBE Junior Secured Claim, then the unpaid portion of the Allowed UBE Junior Secured Claim (the “UBE Junior Secured Deficiency Claim”) shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5 and I5 against the Debtors; provided, however, (i) the Committee supports, and does not object to, Confirmation of this Plan, (ii) all nine Classes of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (iii) the validity, extent, or priority of the Junior Secured Lenders’ Liens are not challenged by the Committee, a Creditor, or any other party-in-interest, then the UBE Junior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.

A4, B4,	Miscellaneous		Allowed Miscellaneous Secured Claims	100%

Class	Type of Allowed Claim or Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery of under the Plan

C4, D4, E2, F4, G4, H4 and I4	Secured Claims

will at the election of the Liquidating Trustee (with the prior written consent of Pre-Petition Agents), (a) such treatment in accordance with Bankruptcy Code § 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash; (c) satisfaction of any such Allowed Miscellaneous Claim and paying any interest fees, costs and/or expense required to be paid under Bankruptcy Code § 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code § 1129(b) as may be determined by the Bankruptcy Court. Cash Payments of Allowed Miscellaneous Secured Claims shall be paid from Claims Reserve, or if the Claims Reserve is insufficient, any shortage shall be paid from the Gift Reserve or the Avoidance Actions Proceeds Reserve.

A5, B5, C5, D5, E3, F5, G5, H5 and I5	General Unsecured Claims

Allowed General Unsecured Claims shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of the Gifted Amount plus the aggregate Cash Avoidance Actions Proceeds, less any amounts of the Avoidance Actions Proceeds Reserve or Gift Reserve required to satisfy the Allowed Plan Carve Out Claims as provided in the Plan.

A6, B6, C6, D6, E4, F6, G6, H6 and I6	Intercompany Claims		Allowed Intercompany Claims shall be eliminated, extinguished, cancelled, and discharged. Holders of Intercompany Claims shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Intercompany Claims.	0%

Class	Type of Allowed Claim or Interest	Estimated Range of Allowed Claims or Interests	Treatment of Claims or Interests	Estimated Percentage of Recovery of under the Plan

B7, C7, D7 and G7	Royalty Claims		Allowed Royalty Claims shall receive (i) Cash equal to the amount of such Allowed Claims on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim becomes an Allowed Claim; or (ii) such other treatment agreed to by the Debtors, Liquidating Trustee (or the Debtors), and the Pre-Petition Agents. Cash Payments of Allowed Royalty Claims shall be paid from Claims Reserve, or if the Claims Reserve is insufficient, any shortage shall be paid from the Gift Reserve or the Avoidance Actions Proceeds Reserve.	100%

A7	Preferred Stock		All Class A7 Preferred Stock outstanding as of the Effective Date shall be extinguished, cancelled and discharged. Holders of Class A7 Preferred Stock shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class A7 Preferred Stock.	0%

A8, B8, C8, D8, E4, F7, G8, H7 and I7	Interests		All Interests shall be extinguished, cancelled and discharged. Holders of Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Interests.	0%

ARTICLE VI

INFORMATION REGARDING STALKING HORSE

Section 6.01                            The Stalking Horse SPA

Set forth below is a summary of the material terms of the Stalking Horse SPA.  The description of the Stalking Horse SPA herein is intended as a summary and is qualified in its entirety by reference to the Stalking Horse SPA, a copy of which is attached hereto as Exhibit C and incorporated by reference herein.(7)

Purchase Consideration	$ 47,500,000 payable in cash

Other Adjustment to Purchase Consideration

The purchase consideration is to be increased by (i) the difference between rejection damages and cure costs of certain contracts, (ii) certain environmental costs, (iii) capital expenditures incurred prior to closing; and (iv) the value of all hydrocarbons in Debtors’ tanks and pipeline as of closing.

Escrow Amount

$ 2,000,000 paid by NBI upon signing as a purchase price deposit. Cano will be entitled to the escrow deposit if (i) Cano terminates the Stalking Horse SPA because NBI has not obtained financing within 45 days of the date of the Stalking Horse SPA or (ii) Cano otherwise terminates the Stalking Horse SPA pursuant to its terms and Cano has not breached any of its representations, warranties or covenants. Otherwise, the escrow deposit will be returned to NBI upon the earlier of termination of the Stalking Horse SPA for any other permitted reason or the closing.

Financing

Within 45 days of the date of the Stalking Horse SPA, NBI will deliver to Cano an executed commitment letter from F&M Bank and Trust Co. and other qualified banking institutions with respect to debt financing in an amount sufficient to enable NBI to perform its obligations to pay the purchase price, as adjusted (the “Commitment Letter”).

Closing Conditions

Neither party is required to close unless (i) closing is not prohibited by law; (ii) the plan of reorganization is in effect, (iii) all required filings have been made, and (iv) no proceedings are pending or have been instituted prohibiting the reorganization plan or transactions contemplated by the Stalking Horse SPA.

(7) Capitalized terms used but not defined in this Section 6.01 and defined in the Stalking Horse SPA have the meaning given them in the Stalking Horse SPA.

NBI is not required to close unless (i) Cano has performed its covenants, (ii) the representations and warranties of Cano are true and correct, (iii) the Court has entered a bid procedures order, a disclosure statement order and a confirmation order, (iv) the Court has determined that the plan of reorganization is feasible, (v) Debtors have delivered certain financial statements, (vi) Cano has terminated employees as requested by NBI and (vii) the liquidating trust agreement is in force and effect.

Cano is not required to close unless (i) NBI has performed its covenants, (ii) the representations and warranties of NBI are true and correct and (iii) all orders of the Court required to consummate the plan of reorganization have been entered.

Termination

The Stalking Horse SPA can be terminated (i) by mutual agreement, (ii) by either party, if closing has not occurred within 180 days from the date that NBI delivers to Cano the Commitment Letter (the “End Date”), (iii) by either party, if closing is prohibited by law or order, (iv) by NBI, if certain deadlines relating to the bankruptcy case have not been met, (v) by either party, if the Court approves an alternative transaction, (vi) by either party, if the other party has breached its representations and warranties or failed to comply with its covenants and agreements, (vii) by either party, if such party’s conditions to closing are incapable of being satisfied by the End Date , (viii) by Cano, if NBI has not deposited the escrow amount with the escrow agent within one business day after the execution of the Stalking Horse PSA or (ix) by Cano, if NBI does not deliver to Cano the Commitment Letter within 45 days of the date of the Stalking Horse SPA.

Break-Up Fee	$ 1,475,000 is to be paid by Debtors upon the consummation of an alternative transaction if

(i) such consummation occurs within 12 calendar months of the signing of the Stalking Horse PSA, (ii) the Stalking Horse PSA was terminated because the Court approved an alternative transaction (iii) none of the Debtors breached their representations and warranties or failed to comply with their covenants and agreements and (iv) NBI delivered to Cano the Commitment Letter within 45 days of the date of the Stalking Horse SPA.

Representations and Warranties

Cano makes customary representations and warranties including without limitation representations and warranties as to its capitalization, ownership of subsidiaries, effectiveness of material contracts, preparation of financial statements, existence of litigation, existence of encumbrances on Debtors’ properties and certain employee benefits, environmental and tax matters.

NBI makes customary representations and warranties including without limitation representations and warranties as to its authorization to enter into and consummate the transactions contemplated by the Stalking Horse SPA and availability of financing.

The representations and warranties of the parties do not survive closing.

Certain Covenants

Cano makes certain covenants including without limitation covenants regarding the conduct of its business between signing and closing, provision of post-signing financial statements, provision of information relating to executory contracts and leases and access to certain information.

NBI makes certain covenants including without limitation covenants regarding certain employee benefits and tax matters.

Cano and NBI make certain covenants including without limitation covenants relating to bankruptcy proceedings, public announcements, notification of certain events and certain environmental and tax matters.

The covenants made by the parties do not survive closing except to the extent that performance is to take place after closing.

Section 6.02                            NBI Services, Inc.

Nichols Brothers, Inc. (“NBI”) is an Oklahoma Corporation formed in 1976 with headquarters in Tulsa, Oklahoma. NBI is a diversified, privately owned investment company with interests in oil and gas production, midstream energy, business technology services, and commercial real estate. Nichols Brothers employs over 250 personnel operating and marketing oil and gas assets in Oklahoma, Texas, Kansas, New Mexico, California, Louisiana, Colorado, Wyoming, and Michigan focusing on growth through acquisition, strategic marketing, increasing production, and expanding services.  The company is highly successful in developing special assets, particularly oil and gas properties.

ARTICLE VII

PLAN EXECUTION AND IMPLEMENTATION

Section 7.01                            Sale of the Acquired Property

The Plan contemplates the sale of the Acquired Property to a third party.  To effect this, the Debtors Filed the Bid Procedures and Sale Motion which seeks, inter alia, to approve the Stalking Horse SPA and to establish the Auction.  On March         2012, the Bankruptcy Court entered the Bid Procedures Order, which established [                              ] as the deadline for Potential Bidders to submit bids for the Acquired Property, and established [                              ], 2012 as the date for the Auction.  In connection with the Auction, the Debtors have identified the Stalking Horse as a potential purchaser for the Equity Interests.  If no timely Qualifying Bid (as defined in the Bid Procedures) (other than the Stalking Horse bid) is received by the Bid Deadline (as defined in the Bid Procedures), the Debtors shall not hold an Auction and instead shall request at the Sale Hearing that the Bankruptcy Court approve the Stalking Horse SPA as the Purchase and Sale Agreement and declare the Stalking Horse to be the Successful Bidder/Bid.  If additional Qualified Bidders are identified, at the conclusion of the Auction, the Debtors, with the consent of the Pre-Petition Agents, will seek Bankruptcy Court approval to sell the Acquired Property pursuant to the Purchase and Sale Agreement to the Successful Bidder, Free and Clear. The Sale Order and/or the Confirmation Order shall contain specific authority for the Debtors to comply with the Purchase and Sale Agreement as set forth above.

Section 7.02                            Means for Implementation

(a)                                 Application of PSA Sale Proceeds.

(i)                                     Claims Reserve Funding.  Contemporaneously with the Closing, the Effective Date and the delivery of the PSA Sale Proceeds to the Pre-Petition Senior Secured Agent described below, the Debtors will transfer from their Available Cash

(other than Retained Funds) an amount sufficient to fund the Claims Reserve for the benefit of the Holders of Allowed Plan Carve Out Claims (and, to the extent of any surplus from such reserve after the payment of such Allowed Claims, for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim) to the Liquidating Trust.  If the amount of the Debtors’ Available Cash at the time of the Closing is insufficient to fund the Claims Reserve in full, then the Purchaser shall transfer a portion of the PSA Sale Proceeds (in an amount equal to such insufficiency) to the Liquidating Trust (rather than being transferred to the Pre-Petition Senior Secured Agent as described below) to complete the funding of the Claims Reserve.

(ii)                                  Liquidating Trust Funding.  If there is additional Available Cash after the Claims Reserve is funded, then the Debtors will transfer an amount sufficient to fund the Liquidating Trust Expense Reserve in full from their Available Cash (other than Retained Funds) to the Liquidating Trust.  If the amount of the Debtors’ Available Cash after funding the Claims Reserve is less than the Liquidating Trust Expense Reserve, the Purchaser shall transfer a portion of the PSA Sale Proceeds equal to the shortfall to the Liquidating Trust (rather than being transferred to the Pre-Petition Senior Secured Agent as described below) to fund the Liquidating Trust Expense Reserve.

(iii)                               Payment of Senior Secured Claims and UBE Junior Secured Claim.  Contemporaneously with and as part of the Closing and the Effective Date, the Purchaser shall transfer to the Pre-Petition Senior Secured Agent all of the PSA Sale Proceeds (including the release of any deposit paid pursuant to the Purchase and Sale Agreement or Bid Procedures) and any subsequent adjustments or payments received from the Purchaser pursuant to the Purchase and Sale Agreement or the Sale Order, less (i) the Gifted Amount; (ii) any portion of the PSA Sale Proceeds transferred by the Purchaser to the Liquidating Trust to fund the Claims Reserve for a shortfall in the Debtors’ Available Cash described above; and (iii) any portion of the PSA Sale Proceeds transferred by the Purchaser to the Liquidating Trust to fund the Liquidating Trust Expense Reserve for a shortfall in the Debtors’ Available Cash described above.  In the event that the Allowed Senior Secured Claims are paid in full, excess amounts of the PSA Sale Proceeds shall be transferred to UBE on account of the UBE Junior Secured Claim.

(iv)                              Gift Reserve Funding.  The Purchaser, on behalf of the Pre-Petition Secured Lenders, shall transfer and/or gift a portion of the PSA Sale Proceeds equal to the Gifted Amount to the Liquidating Trust to fund the Gift Reserve for the benefit of the Holders of Allowed General Unsecured Claims in Classes A6, B6, D6, E3, F6, G6, H6, and I6.

(b)                                 Available Cash.  After the Claims Reserve and Liquidating Trust Expense Reserve are funded, any remaining Available Cash (other than Retained Funds) shall be transferred to the Pre-Petition Senior Secured Agent or UBE, as applicable, for the benefit of the Senior Secured Claims and the UBE Junior Secured Claim, as applicable.

(c)                                  Other Assets.  Any Other Assets (excluding Avoidance Actions), shall revest or vest in the appropriate Reorganized Debtor and shall be transferred to the Liquidating Trust for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim.  Except

as otherwise provided in the Purchase and Sale Agreement, any assets received by the Liquidating Trust after the Effective Date of the Plan (other than the proceeds of Avoidance Actions) shall also be Other Assets and transferred to the Liquidating Trust for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim.

(d)                                 Avoidance Actions.  All Avoidance Actions are transferred to the Liquidating Trust for the benefit of the Holders of Allowed General Unsecured Claims in Classes A6, B6, C6, D6, E3, F6, G6, H6, and I6.

(e)                                  Deemed Consolidation of Debtors for Plan Purposes Only.  Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Plan solely for the limited purposes of distribution under the Plan.

(f)                                   Creation of Liquidating Trust.  As set forth in Article VII of the Plan, a Liquidating Trust will be created with certain Liquidating Trust Assets and for the distribution and delivery of said assets in accordance with the terms of the Plan.

(g)                                  Governance Documents.  On the Effective Date, the Governance Documents of Cano shall be amended and restated in substantially the form set forth in the Plan Supplement.

(h)                                 Directors and Officers.  On the Effective Date, (a) the positions of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action); (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of each Debtor (that is not a Debtor whose Interests have been sold to the Purchaser pursuant to the Sale Order and/or the Confirmation Order (or a Subsidiary of such a Debtor)) that has a Governor shall vest in the Liquidating Trustee and the Liquidating Trustee or its designee shall be the presiding officer and the sole Governor of each such Reorganized Debtor; and (c) to the fullest extent permitted by applicable law, the Governors of each Debtor whose Interests have been sold to the Purchaser pursuant to the Sale Order and/or the Confirmation Order (or a Subsidiary of such a Debtor) shall be selected by the Purchaser.  The Liquidating Trustee shall make all determinations with respect to employment of any other directors, officers, managers and employees of each such Debtor described in clause (b) on and after the Effective Date.

(i)                                     Cancellation of Existing Secured Claims.  Except as otherwise provided herein and in accordance with the Purchase and Sale Agreement, upon the Effective Date, any Lien encumbering the Acquired Property shall be deemed released and the Holder of such Allowed Secured Claim shall deliver to the applicable Debtor (or Reorganized Debtor) any Collateral or other property of any Debtor (or Reorganized Debtor) held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

(j)                                    Vesting of the Vested Assets.  Except as otherwise set forth in the Plan, the Sale Order and/or the Confirmation Order, on the Effective Date, (a) the Vested Assets shall vest in the applicable Reorganized Debtors Free and Clear; and (b) the assumed contracts shall be assumed by the applicable Debtors as provided in Article X of the Plan and vest in the applicable Reorganized Debtor(s).  Except as otherwise set forth in the Plan or the Purchase and Sale Agreement from and after the Effective Date, the Reorganized Debtors shall perform and pay when due liabilities under, or related to the ownership or operation of, the Vested Assets and the Liquidating Trust shall not be responsible for any such liabilities. The Reorganized Debtors may operate free of any restrictions of the Bankruptcy Code.

(k)                                 Cancellation of Interests.  On the Effective Date, all Interests in the Debtors (including those Interests held in Treasury by any of the Debtors) shall be terminated and extinguished and the certificates that previously evidenced ownership of those interests shall be deemed canceled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in any of the Debtors.  Upon cancellation of the Interests in Cano, neither Cano, the Reorganized Debtors, nor the Liquidating Trustee shall file periodic or other reports with the Securities and Exchange Commission; provided, however, that Cano shall continue to be subject to the requirements of the Securities Act until such time as it terminates the registration of its common stock under the Securities Act and the rules and regulations promulgated thereunder.

(l)                                     Issuance of New Interests.  On the Effective Date, after the Interests are cancelled, the Reorganized Subsidiaries shall issue the New Subsidiary Interests to Reorganized Cano and Reorganized Cano shall issue the New Cano Stock to the Purchaser in accordance with the Purchase and Sale Agreement, and in each case such shares shall be Free and Clear.  The New Cano stock shall constitute one hundred percent of the authorized and issued equity interest in the Reorganized Cano.

(m)                             Exemption from Registration.  The New Interests shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Bankruptcy Code § 1145 or other applicable law requiring registration before the offering, issuance, distribution or sale of securities; provided that if the issuance of the New Interests does not qualify for an exemption under Bankruptcy Code § 1145, the New Interests shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

(n)                                 Authorization for Transaction.  On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, and the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan or the Transaction.

(o)                                 Preservation of Rights of Action; Settlement.  Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise disposed of in the Plan, the Purchase and Sale Agreement, or are expressly and specifically released in connection with the Plan, the Sale Order and/or Confirmation Order, or in any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code § 1123(b):  (1) any and all rights, Claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their Estates shall be transferred to the Liquidating Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, causes of action, defenses and counterclaims have been Scheduled, listed or referred to in the Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court; and (2) the Liquidating Trust does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estates or alter the Liquidating Trust’s right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that a Debtor has, or may have, as of the Effective Date.  The Liquidating Trust may, subject to the Plan and the Liquidating Trust Agreement, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims in its sole discretion, in accordance with what is in the best interests, and for the benefit, of the beneficiaries of the various assets in the Liquidating Trust.

(p)                                 Employee Benefit Plans.  Before the Effective Date, all Employee Benefit Plans shall be terminated in accordance with the applicable provisions of the state and federal law.  The Purchaser and the Reorganized Debtors shall have no liability for any obligations under any Employee Benefit Plan.

(q)                                 Treatment of Executory Contracts and Unexpired Leases.  Pursuant to the Purchase and Sale Agreement and as contemplated by the Bid Procedures and Sale Motion, the Debtors will provide notice to certain counterparties to executory contracts and unexpired leases advising them that their respective executory contracts and unexpired leases may be assumed and, if applicable, assigned.  In accordance with the Bid Procedures, as part of the Plan Supplement, the Debtors will File a list of the Desired 365 Contracts along with the proposed Cure Costs.  Any party taking exception to the proposed Cure Costs shall, in accordance with the Bid Procedures Order, File a detailed statement setting forth its reason and the Bankruptcy Court shall determine the proper amount of the Cure Costs at the Combined Hearing.  The fixing of the Cure Costs shall constitute the Debtors’ right to assign the Desired 365 Contract lease to the Purchaser under Bankruptcy Code §§ 365(c) and (f).

(r)                                    Retention of Jurisdiction.  Under the Plan, notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date of the Plan, the Bankruptcy Court shall retain jurisdiction, to the fullest extent legally permitted, over the Bankruptcy Case, all proceedings arising under, arising in or related to the Bankruptcy Case, the Confirmation Order, the Plan and administration of the Liquidating Trust.  Some specific types of disputes and proceedings that the Bankruptcy Court shall retain jurisdiction over are identified in ARTICLE XIV of this Disclosure Statement.

(s)                                   Liquidating Trustee Closing of the Chapter 11 Cases.  When (a) the Bankruptcy Court has adjudicated all applications by professionals for final allowances of compensation for services and reimbursement of expenses and the issuance of a Final Order for each application and the payment of all amounts payable thereunder; (b) all Disputed Claims filed against a Debtor have become Allowed Claims or have been Disallowed by Final Order or otherwise pursuant to this Plan, and all appropriate Plan Distributions have been made pursuant to the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VIII

LIQUIDATING TRUST AND LIQUIDATING TRUSTEE

Section 8.01                            Creation of the Liquidating Trust

The Liquidating Trust, duly organized under the laws of Texas, is created for the purpose of liquidating the Liquidating Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d) and shall be governed by the Liquidating Trust Agreement.  The Liquidating Trust Agreement shall conform to the terms of the Plan, and to the extent that the Liquidating Trust Agreement is inconsistent with the Plan, the terms of the Plan shall govern.  The Liquidating Trustee will file all federal income tax returns for the Liquidating Trust as a grantor trust pursuant to Section 671 of the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

Section 8.02                            Funding of Res of Trust

On the Effective Date, all of the Liquidating Trust Assets shall be transferred and assigned to the Liquidating Trust, and the Liquidating Trust shall be in possession of, and have title to, all the Liquidating Trust Assets. The conveyances of all Liquidating Trust Assets shall be accomplished pursuant to the Plan, the Sale Order and/or the Confirmation Order.  The Debtors shall convey, transfer, assign and deliver the Liquidating Trust Assets Free and Clear, except that the Liens of the Senior Secured Lenders and UBE shall attach to the SPA Sale Proceeds, other than any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for shortfalls as described in the Plan or for the Gifted Amount.  For all federal income tax purposes, all Persons (including, without limitation, the Debtors, the Liquidating Trustee, and the beneficiaries of the Liquidating Trust) will treat the transfer and assignment of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the beneficiaries of the Liquidating Trust as (a) a transfer of the Liquidating Trust Assets directly to the beneficiaries of the Liquidating Trust followed by (b) the transfer by the beneficiaries of the Liquidating Trust to the Liquidating Trust of the Liquidating Trust Assets.  The Liquidating Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes.  The beneficiaries of the Liquidating Trust will be treated as the grantors and owners of their Pro Rata portion of the Liquidating Trust Assets for federal income tax purposes.

Section 8.03                            The Liquidating Trustee

The Liquidating Trustee shall be appointed by mutual consent of the Debtors and the Pre-Petition Agents.  The Liquidating Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under the Plan and the Liquidating Trust Agreement, and as otherwise provided in the Sale Order and/or the Confirmation Order.  However, the Liquidating Trustee shall not be obligated to review, investigate, evaluate, analyze, or object to Fee Applications or Professional Fee Claims relating to services rendered and expenses incurred before the Effective Date.  The Plan Supplement shall designate the Person who will initially serve as the Liquidating Trustee.

Section 8.04                            Retention of Professionals

The Liquidating Trustee shall have the right to retain the services of attorneys, accountants, and other professionals that, in the discretion of the Liquidating Trustee, are necessary to assist the Liquidating Trustee in the performance of his or her duties.  The reasonable fees and expenses of such professionals shall be paid by the Liquidating Trust upon the monthly submission of statements to the Liquidating Trustee.  The payment of the reasonable fees and expenses of the Liquidating Trustee’s retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise provided in the Plan.  Professionals of, among others, the Debtors and the Committee (if any), shall be eligible for retention by the Liquidating Trustee on a special counsel basis, and former employees of the Debtors shall be eligible for retention by the Liquidating Trust and Liquidating Trustee.

The reasonable fees and expenses incurred in connection with services performed by the Liquidating Trust relating to the administration and/or liquidation of General Unsecured Claims and/or Avoidance Actions shall be paid by the Liquidating Trust solely from the Liquidating Trust Expense Reserve and amounts otherwise distributable to Holders of Allowed General Unsecured Claims.  Before each payment of the Liquidating Trustee’s fees, fees and expenses of the Liquidating Trustee’s retained professionals and other costs, expenses and liabilities of the Liquidating Trust, the Liquidating Trustee shall provide written notice thereof to the Pre-Petition Agents in such detail and with such support as the Pre-Petition Agents may reasonably request.  If the Pre-Petition Agents do not object to the payment of such amounts within five (5) Business Days after receipt of such notice, the Liquidating Trustee may make such payments.  If any Pre-Petition Agents objects and the objecting Pre-Petition Agent(s) and the Liquidating Trustee cannot agree on the appropriate amount of such payment, then the Liquidating Trustee may not make such payment unless he or she obtains an order from the Bankruptcy Court approving such payment.

Section 8.05                            Compensation of the Liquidating Trustee

The Liquidating Trustee’s compensation, on a post-Effective Date basis, shall be disclosed in the Plan Supplement.  The payment of the fees of the Liquidating Trustee and any professionals retained by the Liquidating Trustee shall be made by the Liquidating Trust in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

Section 8.06                            Liquidating Trust Expenses

All costs, expenses and obligations incurred by the Liquidating Trustee in administering this Plan and the Liquidating Trust, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred.  For example, reasonable costs incurred in resolving Avoidance Actions and General Unsecured Claims shall be paid first from the Liquidating Trust Expense Reserve and then from amounts otherwise distributable to Holders of Allowed General Unsecured Claims, and expenses incurred in monetizing Other Assets shall be paid first from the Liquidating Trust Expense Reserve and then from funds otherwise distributable to the Senior Secured Lenders.

Section 8.07         Reserves Administered by the Liquidating Trust

On the Effective Date, the Liquidating Trustee will establish and fund four Distribution Reserve Accounts: the Undeliverable Distribution Reserve, the Claims Reserve, the Gift Reserve, the Liquidating Trust Expense Reserve, and the Avoidance Action Proceeds Reserves as set forth in ARTICLE IX of the Plan.

Section 8.08         Liability; Indemnification.

The Liquidating Trustee shall not be liable for any act or omission taken or omitted to be taken in his or her capacity as the Liquidating Trustee, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud.

Section 8.09         Termination of the Liquidating Trust

The duties, responsibilities and powers of the Liquidating Trustee shall terminate after all Liquidating Trust Assets have been fully resolved, abandoned or liquidated and the Liquidating Trust Assets have been distributed in accordance with the Plan and the Liquidating Trust Agreement.  Except in certain circumstances, the Liquidating Trust shall terminate no later than three years after the Effective Date.

Section 8.10         Liquidating Trustee Authority

(a)           Compromise of Claims.  The Liquidating Trust shall have full authority to compromise Claims or settle interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, the Confirmation Order, and the Liquidating Trust Agreement.  As to any Claims that may arise or exist after the Effective Date relating to or arising out of the Purchase and Sale Agreement, the Liquidating Trustee shall not compromise or resolve any such Claims without the express written consent of the Pre-Petition Agents and the Supporting Lenders (as defined in the Plan Support Agreement).

(b)           Payment of Professional Fees.  The Liquidating Trust may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional fees and expenses.  Before settling or compromising any Plan Carve Out Claims or interests related thereto, the Liquidating Trustee shall provide written notice to the Pre-Petition Agents of the terms and conditions of the proposed settlement or compromise.

(c)           Compliance with Tax Requirements/Allocations.  In connection with the Plan, to the extent applicable, the Liquidating Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements.

(d)           Request for Expedited Tax Review.  The Liquidating Trustee shall have the right to request an expedited determination under Bankruptcy Code § 505(b) with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

(e)           Access and Preservation of Records.  The Liquidating Trustee shall be granted access to, among other things the offices, books, and records relating to the Debtors or any of their businesses or operations that are in possession of the Purchaser and the Purchaser shall preserve records all to the extent and on the terms of the Stalking Horse SPA.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

Section 9.01         Timing and Delivery of Distributions

The Liquidating Trust Agreement shall govern distributions from the Liquidating Trust and shall include the terms of the other sections of ARTICLE IX of the Plan and other relevant provisions of the Plan.

Section 9.02         Method of Cash Distributions

Any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the sole discretion of the Liquidating Trustee, except for Cash payments made to the Pre-Petition Senior Secured Agent or UBE, which shall be made by wire transfer or such other method as shall be specified by such Persons.

Section 9.03         Failure to Negotiate Checks

Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance.  The Liquidating Trustee shall hold any amounts returned in respect of such non-negotiated checks.  The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Liquidating Trustee.  All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed by Final Order, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made before such date.  Thereafter, all such amounts shall be deemed to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Liquidating Trustee.

Section 9.04         Fractional Dollars

Notwithstanding any other provision of the Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.  To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 9.03 of the Plan.

Section 9.05         Compliance with Tax Requirements

In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Liquidating Trustee shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law.  With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law has not been received by the Liquidating Trustee within thirty (30) days from the date of such request (the “Initial Request”), the Liquidating Trustee may, at his/her option, withhold the amount required to such Person and decline to make such distribution until the information is received.  Failure of any Person to provide the information requested within six months of the Initial Request shall result in the forfeit of the affected distribution and the treatment of said distribution as Unclaimed Property.

Section 9.06         De Minimis Distributions

No Cash payment of less than twenty-five ($25.00) dollars shall be made to the Holder of any Claim on account of its Allowed Claim.

Section 9.07         Setoffs

Except for any Claim that is Allowed in an amount set forth in the Plan (including the Union Senior Secured Claim, the Natixis Hedge Claim, and the UBE Junior Secured Claim), the Debtors or the Liquidating Trustee may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Estate or a Debtor may have against the Holder of any Claim, but neither the failure to do so nor the Allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by any Debtor of any such claims the Debtor may have against such Holder of any Claim, and all such claims shall be reserved for and retained by the Liquidating Trustee.

Section 9.08         Distribution Record Date

As of the close of business on the fifth (5th) Business Day following the Effective Date (the “Distribution Record Date”), all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of the Plan, there shall be no further changes in the record holders of such Claims.  The Liquidating Trustee shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with the Holder of any Claim as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

ARTICLE X

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 10.01       Assumption/Rejection

On the Effective Date, and to the extent permitted by applicable law, all of the Debtors’ executory contracts and unexpired leases will be rejected unless such executory contract or unexpired lease: (a) is a Desired 365 Contract and being assumed pursuant to the Plan; (b) is the subject of a motion to assume Filed on or before the Confirmation Date; or (c) has been previously rejected or assumed.

Section 10.02       Cure Amounts

The Bid Procedures and Sale Motion contemplates that Desired 365 Contracts will be assumed by the Debtors and/or assigned to the Purchaser pursuant to the Sale Order and/or the Confirmation Order.  In accordance with the Bid Procedures, as part of the Plan Supplement, the Debtors will file a list of the Desired 365 Contracts along with the proposed Cure Costs.  Any party taking exception to the proposed Cure Costs shall, in accordance with the Bid Procedures Order, File a detailed statement setting forth its reason and the Bankruptcy Court shall determine the proper amount of the Cure Costs at the Combined Hearing.  The fixing of the Cure Costs shall constitute the Debtors’ right to assign the Desired 365 Contract lease to the Purchaser under Bankruptcy Code §§ 365(c) and (f).

Section 10.03       Assumed Executory Contracts and Unexpired Leases

Each Desired 365 Contract will include (a) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease; and (b) with respect to any executory contract or unexpired lease that relates to the use, ability to acquire, or occupancy of real property, all executory contracts or unexpired leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court or are the subject of a motion to reject Filed on or before the Confirmation Date.

Amendments, modifications, supplements, and restatements to executory contracts and unexpired leases that have been executed by the Debtors during their Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 10.04       Insurance Policies

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Hearing shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Liquidating Trust.

Section 10.05       Pass-through

Except as otherwise provided in the Plan, any rights or arrangements necessary or useful to the administration of the Liquidating Trust but not otherwise addressed as a Claim or Interest, and other executory contracts not assumable under Bankruptcy Code § 365(c), shall, in the absence of any other treatment under the Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Liquidating Trust and the counterparty unaltered and unaffected by the Chapter 11 Cases.

Section 10.06       Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases pursuant to the Plan or otherwise must be Filed no later than thirty (30) days after the later of the Effective Date or the date a Final Order is entered granting the rejection.  Any Proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Debtor or the Liquidating Trust without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the particular provisions of the Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the Collateral, with the deficiency, if any, treated as a General Unsecured Claim.

Section 10.07       Reservation of Rights

Nothing contained in the Plan or this Disclosure Statement shall constitute an admission by the Debtors that any such Desired 365 Contract is in fact an executory contract or unexpired lease or that any Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, the Liquidating Trustee, or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter and to provide appropriate treatment of such contract or lease.

Section 10.08       Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to Bankruptcy Code § 365(d)(4).

ARTICLE XI

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 11.01       Expunging of Certain Claims

All Claims marked or otherwise Scheduled as contingent, unliquidated or disputed on the Bankruptcy Schedules and for which no Proof of Claim has been timely filed, shall be deemed Disallowed Claims and such Claims shall be expunged as of the Effective Date without the necessity of filing a claim objection and without further notice to, or action, order or approval of the Bankruptcy Court.

Section 11.02       Objections to Claims

(a)           Authority.  The Debtors, the Reorganized Debtors, or the Liquidating Trustee (as applicable) and the Pre-Petition Agents shall have the exclusive authority to File objections to the Plan Carve Out Claims, and to withdraw any objections to such Claims that they File.  The Debtors, the Reorganized Debtors or the Liquidating Trustee (as applicable) shall have the exclusive authority to settle, compromise, or litigate to judgment any objections to Disputed Plan Carve Out Claims, (i) if they have the prior written consent of Pre-Petition Agents, (ii) if they have given detailed written notice of the proposed settlement, compromise or litigation to the Pre-Petition Agents and the Pre-Petition Agents have not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the order of the Bankruptcy Court after the Pre-Petition Agents have had notice and an opportunity to object.  The Debtors, the Reorganized Debtors or the Liquidating Trustee, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw, or litigate to judgment any objections to other Claims.  Except as set forth above, from and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Except as set forth above, the Liquidating Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

(b)           Objection Deadline.  As soon as practicable, but no later than the Claims Objection Deadline, the Liquidating Trustee or the Pre-Petition Agents may File objections with the Bankruptcy Court and serve such objections on the Creditors holding the Claims to which such objections are made.  Nothing contained herein, however, shall limit the right of the Liquidating Trustee or the Pre-Petition Agents to object to Claims, if any, Filed or amended after the Claims Objection Deadline.  The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion by the applicable Debtor, Reorganized Debtor or the Liquidating Trustee, as the case may be, or Pre-Petition Agents.

Section 11.03       Estimation of Claims

The Liquidating Trustee may (after the Pre-Petition Agents’ prior written consent in the case of Disputed Plan Carve Out Claims) at any time request that the Bankruptcy Court estimate any such Disputed Claim pursuant to Bankruptcy Code § 502(c), regardless of whether the Liquidating Trustee or any Debtor, Reorganized Debtor or the Pre-Petition Agents have previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute the maximum limitation on such Claim, as determined by the Bankruptcy Court and the Liquidating Trustee (and the Pre-Petition Agents in the case of the Disputed Plan Carve Out Claims) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Disputed Plan Carve Out Claims may be estimated and thereafter resolved by any permitted mechanism (i) if it has the Pre-Petition Agents’ prior written consent, (ii) if the Pre-Petition Agents have received a detailed written notice of the proposed estimation and resolution and the Pre-Petition Agents have not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the order of the Bankruptcy Court after the Pre-Petition Agents have had notice and an opportunity to object.  Other Claims may be estimated and thereafter resolved as the Liquidating Trustee may deem appropriate.

Section 11.04       No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Section 11.05       Distributions After Allowance

The Liquidating Trustee shall make payments and distributions from the appropriate Distribution Reserve Account to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such Holder belongs.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Liquidating Trustee shall distribute to the Holder of such Claim the distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date.  After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property that was reserved on account of such Disputed Claim, if any, shall become a Liquidating Trust Asset for the benefit of other Allowed Claims of the Class or Classes for which the distribution reserve was created.

Section 11.06       Reduction of Claims

Notwithstanding the contents of the Bankruptcy Schedules or the Bankruptcy SOFAs, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors before the Effective Date, including pursuant to orders of the Bankruptcy Court.  To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFAs, such Bankruptcy Schedules and Bankruptcy SOFAs will be deemed amended and reduced to reflect that such payments were made.  Nothing in the Plan shall preclude the Liquidating Trustee from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court before the Effective Date.

ARTICLE XII

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

Section 12.01       Conditions Precedent to Confirmation

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived in accordance with Section 12.04 below:

(a)           The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, approving the adequacy of this Disclosure Statement, and such Order shall have become a Final Order.

(b)           The Confirmation Order approving and confirming the Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents and the Purchaser; and (ii) include a finding of fact that the Reorganized Debtors, and their respective present and former members, officers, directors, managers, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code § 1125(e) and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

(c)           If the Purchaser purchases the Acquired Property pursuant to a Sale Order, the Bankruptcy Court shall have entered the Sale Order in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents, and the Purchaser.

Section 12.02       Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 12.04 below:

(a)           The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtors, Pre-Petition Agents, and the Purchaser, and such Order shall have become a Final Order.

(b)           If the Purchaser purchases the Acquired Property pursuant to a Sale Order, the Sale Order shall have been entered in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents, and the Purchaser and such order shall have become a Final Order.

(c)           The Purchaser shall have provided written evidence satisfactory to the Debtors and the Pre-Petition Agents that simultaneous with the occurrence of the Effective Date, the Purchaser is prepared to close the Transactions.

(d)           The Closing shall have occurred pursuant to the Purchase and Sale Agreement.

(e)           The Liquidating Trust Agreement shall have been fully executed in form and substance reasonably acceptable to the Debtors, and the Pre-Petition Agents.

(f)            There shall not be in effect any (i) order entered by any court of any competent jurisdiction; (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity or (iii) applicable law staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Transactions contemplated by the Plan.

Section 12.03       Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b).

Section 12.04       Waiver of Conditions

Each of the conditions set forth in Section 12.01 or Section 12.02 hereof may be waived in whole or in part by the Debtors with the prior written consent of the Pre-Petition Agents (and the Purchaser, if applicable), which consent shall not be unreasonably withheld.  The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Debtors or the Pre-Petition Agents regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Section 12.05       Revocation, Withdrawal, or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time before the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing, allowance or limiting to an amount certain of any Claim or Interests or Class of Claims or Interests), unless otherwise agreed to by the Debtors and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan, and no acts taken in preparation for Consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XIII

AMENDMENTS AND MODIFICATIONS

The Debtors may alter, amend, or modify the Plan, the Plan Supplement, or any Exhibits thereto under Bankruptcy Code § 1127(a) at any time before the Confirmation Date; provided, however, that where the Plan requires a document to be acceptable to, consented to, agreed to or otherwise satisfactory to Pre-Petition Agents or the Purchaser, the Debtors may not modify such document without the written consent of Pre-Petition Agents or the Purchaser, as applicable.

Further, if any amendment, modification or supplement to the Plan (including the Plan Supplement or a modification described in this ARTICLE XIII of the Plan) or any Exhibit hereto or thereto is made without the prior written consent of the Senior Secured Lenders, then notwithstanding any other agreement to the contrary, the Senior Secured Lenders shall have no obligation to support, or take any actions in support of, the Plan.  After the Confirmation Date and before “substantial consummation” of the Plan, as defined in Bankruptcy Code § 1101(2), the Debtors may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, this Disclosure Statement, the Sale Order, Bid Procedures and Sale Order, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not (i) materially adversely affect the treatment of Holders of Claims or Interests under the Plan or (ii) modify any provision of the Purchase and Sale Agreement or any of the Purchaser’s rights thereunder; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XIV

RETENTION OF JURISDICTION

Under Bankruptcy Code §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A.            Allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

B.            Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code §§ 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise set forth in the Plan;

C.            Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

D.            Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

E.                                      Enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, this Disclosure Statement or the Confirmation Order;

F.                                      Hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

G.                                     Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

H.                                    Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of the Plan or the Confirmation Order;

I.                                         Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.                                        Hear and determine any matters arising in connection with or relating to the Plan, this Disclosure Statement, the Sale Order and/or the Confirmation Order, the Purchase and Sale Agreement, the Liquidating Trust Agreement or any other contract, instrument, release, or other agreement or document created in connection with the Plan, this Disclosure Statement , the Sale Order and/or the Confirmation Order;

K.                                    Hear and determine any disputes regarding the interpretation or implementation of the Purchase and Sale Agreement;

L.                                      Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases or pursuant to the Plan;

M.                                 Recover all assets of the Debtors and property of the Estates, wherever located;

N.                                    Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 346, 505, and 1146;

O.                                    Hear and determine all disputes involving the existence, nature, or scope of Debtors’ discharge or any releases granted in the Plan;

P.                                      Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

Q.                                    Enter an order or final decree concluding or closing the Chapter 11 Cases; and

R.                                     Enforce all orders previously entered by the Bankruptcy Court.

ARTICLE XV

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

Section 15.01                     Compromises and Settlements

Except for those Avoidance Actions and Causes of Action transferred to the Liquidating Trust, pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising before the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

Section 15.02                     Satisfaction of Claims

The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever against the Debtors or any of their Estates, assets, properties, or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Interests in the Debtors shall be satisfied, discharged, and released in full.  None of the Debtors, the Reorganized Debtors or their Affiliates, shall be responsible for any pre-Effective Date obligations of the Debtors or the Reorganized Debtors, except those expressly assumed by the Debtors or the Reorganized Debtors, as applicable.  Except as otherwise provided herein, all Persons and Entities shall be precluded and forever barred from asserting against the Debtors and their Affiliates, their respective successors or assigns, or their Estates, assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence before the Effective Date, whether or not the facts of or legal bases therefore were known or existed before the Effective Date.

Section 15.03                     Discharge of Liabilities

Pursuant to Bankruptcy Code §1141(d), and except as otherwise specifically provided in the Plan, the Sale Order and/or the Confirmation Order, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), in each case whether or not: (a) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to Bankruptcy Code §501; (b) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to Bankruptcy Code §502; or (c) the Holder of such a Claim or Interest has accepted the Plan.  Subject to the terms of the Plan, the Sale Order and/or the Confirmation Order, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed satisfied on the Effective Date.  Subject to the terms of the Plan, the Sale Order and/or the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.  Subject to the terms of the Plan, the Sale Order and/or the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their Estates, the Reorganized Debtors and all successors thereto.  As provided in Bankruptcy Code §524, subject to the terms of the Plan, the Sale Order and/or the Confirmation Order such discharge shall void any judgment against the Debtors, their Estates, the Reorganized Debtors or any successors thereto at any time obtained to the extent it relates to a Claim or Interest discharged, and operates as an injunction against the prosecution of any action against the Reorganized Debtors or their respective property and assets to the extent it relates to a discharged Claim or Interest.

Section 15.04                     Releases

(a)                                  Releases by Debtors and Estates.  Except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors on its own behalf and as representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties (except for the Debtors and the Reorganized Debtors and their respective Related Persons) of and from any and all Claims, Causes of Action (including any Avoidance Actions), any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Purchase and Sale Agreement,

the Plan Support Agreement, this Disclosure Statement or the Transaction that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates.

(b)                                 Release of and by Purchaser.  On and after the Effective Date, the Purchaser shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released each of (i) the Debtor; (ii) the Debtor’s current and former directors, managers, officers, employees, attorneys, and other representatives, in their capacities as such; (iii) legal, financial and restructuring advisors of the Debtors; and (iv) the Liquidating Trust, from any and all Claims, interest, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, including any derivative capital claims asserted or assertable against the Debtors, their estates, and the Liquidating Trust whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise that the Purchaser, or any Entity claiming by or through the Purchaser now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or any other Entity, through the Closing, save and except any Claims and/or continuing obligations under, in connection with or relating to Purchase and Sale Agreement, the Sale Order, and/or the Confirmation Order.

On or after the Effective Date, the Debtors, on behalf of themselves and their respective subsidiaries and affiliates (including the Liquidating Trust) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released (i) the Purchaser, (ii) the Purchaser’s current and former directors, managers, officers, employees, attorneys, and other representatives, in their capacities as such; and (iii) legal and financial advisors of the Purchaser, from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that the Debtors’ their subsidiaries and affiliates (including the Liquidating Trust) or any Entity claiming by or through the Debtors or their subsidiaries and affiliates ever had, now has or hereafter can, shall or may have, or otherwise be legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, through the Closing, save and except and/or continuing obligations under, in connection with or relating to the Purchase and Sale Agreement, the Sale Order, and/or the Confirmation Order..

(c)                                  Releases by Holders of Claims and Interests.  Except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement, the Sale and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Purchase and Sale Agreement, the Plan Support Agreement, this Disclosure Statement or the Transaction;

(d)                                 Injunction Related to Releases.  Except as provided in the Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section 15.04 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under this Section 15.04; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan, the Sale Order and/or the Confirmation Order.

(e)                                  Deemed Consent.  Each Person that has submitted a Ballot and not electing to withhold consent to the releases of the applicable Released Parties set forth in this Section 15.04 by marking the appropriate box on the Ballot, each holder of a Claim or Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in this Section 15.04.

(f)                                    No Waiver.  Notwithstanding anything to the contrary contained in this Section 15.04, the releases and injunctions set forth in this Section 15.04 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, the Liquidating Trust, or the Purchaser to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Reorganized Debtors, the Liquidating Trust, or the Purchaser pursuant to the Plan or the Purchase and Sale Agreement and related orders.

(g)                                 Supplemental Injunction.  In order to supplement the injunctive effect of the discharge injunction, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

(h)                                 Terms.  In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Bankruptcy Code §§ 1141 and 524 and as described in this Article, except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising before the Effective Date (including before the Petition Date), including, but not limited to:

(i)                                  commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

(ii)                              enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(iii)                          creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(iv)                            except as otherwise expressly provided in the Plan, the Sale Order and/or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and

(v)                                taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Supplement, the Sale Order and/ or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

(i)                                     Bankruptcy Rule 3016 Compliance.  The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

(j)                                     Integral to Plan.  Each of the injunctions provided in this Section 15.04 is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties and any other Persons protected by the injunctions set forth in this Section 15.04 shall have the right to independently seek the enforcement of such injunctions.

Section 15.05                     Exculpation

The Released Parties SHALL NOT BE LIABLE FOR ANY cause of action arising in connection with or out of the administration of the Chapter 11 Cases, the planning of the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan, the good faith solicitation of acceptances of the Plan in accordance with Bankruptcy Code 1125(e), pursuit of Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the Acquired Property to be sold pursuant to the Purchase and Sale Agreement or to be distributed under the Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court.  All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or cause of action against any protected Person as to which such Released Party has been exculpated from liability pursuant to the preceding sentence.

Section 15.06                     Permanent Injunction

Except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Interests in, the Debtors are permanently enjoined, on and after the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest; (b) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against any Released Party on account of any such Claim or Interest; (c) creating, perfecting, or enforcing any encumbrance of any kind against any Released Party or against the property or interests in property of such Released Party on account of any such Claim or Interest; and (d) asserting any right of setoff, recoupment or subrogation of any kind against any obligation due from any Released Party or against the property or interests in property of any Released Party on account of any such Claim or Interest.  The foregoing injunction will extend to successors of any Released Party and their respective property and interests in the property.

Section 15.07                     Setoffs

Except as otherwise expressly provided for in the Plan, pursuant to the Bankruptcy Code (including Bankruptcy Code § 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, each Debtor or each Reorganized Debtor may setoff against any Allowed Claim or Interest (other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim) and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before such distribution is made), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or before the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor may possess against such Holder.  In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code § 553 or otherwise.

Section 15.08                     Recoupment

Except as provided in the Plan, any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 15.09                     Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

Section 15.10                     Good Faith

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptance or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Section 15.11                     Rights of Defendants and Avoidance Actions

All rights, if any, of a defendant to assert a Claim arising from relief granted in an Avoidance Action, together with the Liquidating Trustee’s right to oppose such Claim are fully preserved.  Any such Claim that is Allowed shall be entitled to treatment and distribution under the Plan as a General Unsecured Claim.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01                     Bar Dates for Certain Claims.

(a)                                  Administrative Claims; Substantial Contribution Claims.  The Confirmation Order will establish a Bar Date for Filing of all Administrative Claims, including substantial contribution claims (but not including Professional Fee Claims, claims for the expenses of the members of the Committee and Administrative Claims in section (b) or (c) below), which date will be thirty (30) days after the Confirmation Date (the “Administrative Claims Bar Date”).  Holders of asserted Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. §1930, administrative tax claims and administrative ordinary case liabilities described in section (b) below, must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so.  A notice prepared by the Debtors will set forth such date and constitute notice of this Administrative Claims Bar Date.  The Reorganized Debtors and the Pre-Petition Agents shall have thirty days (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

(b)                                 Administrative Ordinary Course Liabilities.  Holders of Administrative Claims that are based on liabilities incurred and paid by any Debtor in the ordinary course of the applicable Debtor’s business (other than Claims of governmental units for taxes and for interest and/or penalties related to such taxes) on and after the Petition Date shall not be required to File any request for payment of such Administrative Claims.  For the avoidance of doubt, Holders of Administrative Claims pursuant to Bankruptcy Code § 503(b)(9) shall be required to File a proof of Administrative Claim on or before the Administrative Claims Bar Date.

(c)                                  Administrative Tax Claims.  All requests for payment of Administrative Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, must be Filed and served on the Reorganized Debtors, the Pre-Petition Agents, and any other party specifically requesting a copy in writing on or before the later of (a) thirty (30) days following the Confirmation Date; and (b) one hundred and twenty (120) days following the Filing of the tax return for such taxes for such tax year or period with the applicable governmental unit.  Any Holder of any such Claim that is required to File a request for payment of such taxes and does not File and properly serve such a claim by the applicable Bar Date shall be forever barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Liquidating Trust or their property, regardless of whether any such Claim is deemed to arise on or before the Effective Date.  Any interested party desiring to object to an Administrative Claim for taxes must File and serve its objection on counsel to the Debtors and the relevant taxing authority no later than ninety (90) days after the taxing authority Files and serves its application.

(d)                                 Professional Fee Claims.  All final requests for compensation or reimbursement of professional fees pursuant to Bankruptcy Code §§ 327, 328, 330, 331, 363, 503(b) or 1103 for services rendered to or on behalf of the applicable Debtors or the Committee (if one has been appointed) before the Confirmation Date (other than substantial contribution claims under Bankruptcy Code § 503(b)(4)) must be Filed and served on the Reorganized Debtors, the Pre-Petition Agents, and their respective counsel no later than thirty days (30) after the Confirmation Date, unless otherwise ordered by the Bankruptcy Court.  Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Debtors, Pre-Petition Agents, and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

Section 16.02                     Payment of Statutory Fees

On or before the Effective Date, the Debtors shall have paid in full, in Cash (including by check or wire transfer), in U.S. dollars, all fees payable pursuant to section 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

Section 16.03                     Severability of Plan Provisions

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 16.04       Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 16.05       Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Debtors, and all other parties-in-interest in these Chapter 11 Cases.

Section 16.06       Term of Injunctions or Stay

Unless otherwise provided in the Plan, the Sale Order and/or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code §§ 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan, the Sale Order and/or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 16.07       Dissolution of Committee

On the Effective Date, the Committee, if any, shall dissolve and the members of the Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases.

Section 16.08       No Admissions

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including liability on any Claim.

Section 16.09       Default Under Plan

(a)           Plan Default Notice.  Except or otherwise provided for in the Plan, after the Effective Date, in the event of an alleged default by the Liquidating Trustee under the Plan, any party alleging such default shall provide written notice of default (the “Plan Default Notice”) to the Liquidating Trustee at the address set forth in the Notice of Effective Date filed pursuant to Setion 16.11 of the Plan with a copy thereof to the Debtors’ counsel and the Pre-Petition Agent’s counsel at the addresses set forth in the Plan and shall contemporaneously file such Plan default notice with the Bankruptcy Court and serve it on the Committee, if any.  The Liquidating Trustee shall have thirty (30) days from the receipt of a Plan Default Notice to cure any actual default that may have occurred.

(b)           Cure.  The Liquidating Trustee and any other party-in-interest shall have the right to dispute an alleged default that has occurred and to notify the party alleging such default that the Liquidating Trustee (or such other party-in-interest) contends no default has occurred, with such notice to be sent within the thirty-day period following receipt of a Plan Default Notice.  In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and the remedy with respect to any remedy therefore.

(c)           Failure to Cure.  In the event the Liquidating Trustee (or any other party-in-interest) fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Section 16.10       Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

Section 16.11       Entire Agreement

This Plan and the Plan Documents set forth the entire agreement and understanding among the parties-in-interests relating to the subject matter hereof and supersede all prior discussions and documents.

Section 16.12       Plan Documents

The Plan Documents are incorporated herein and are a part of this Plan as set forth in full herein.

ARTICLE XVII

CERTAIN RISK FACTORS AFFECTING CERTAIN OF THE DEBTORS

BEFORE VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF IMPAIRED CLAIMS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

Section 17.01       General Risks

The bankruptcy proceeding could possibly adversely affect (i) the Debtors’ relationships with their key vendors; (ii) the Debtors’ relationships with their customers; (iii) the Debtors’

relationships with their employees; and (iv) the legal rights and obligations of the Debtors under agreements that may be in default as a result of the Cases.

The extent to which the Chapter 11 Case has and will continue to disrupt the Debtors’ businesses will likely be directly related to the length of time it takes to complete the proceeding.  If the Debtors are unable to obtain Confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in chapter 11 for an extended period while they try to develop a different reorganization plan that can be confirmed.  That would increase both the probability and the magnitude of the adverse effects described in this Disclosure Statement.

Section 17.02       Certain Bankruptcy Law Considerations

Although the Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, the Debtors give no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, the Debtors give no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes.  Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, the Debtors give no assurance as to such timing.  In the event the conditions precedent to Confirmation of the Plan have not been satisfied or waived (to the extent possible) by the Debtors or applicable party (as provided in the Plan) as of the Effective Date, then the Confirmation Order will be vacated, no Distributions under the Plan will be made, and the Debtors and all Holders of Claims and Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though such Confirmation Date had never occurred.

Section 17.03       Risks Related to Volatility in the Prices of Natural Gas and Oil

In the absence of the sale contemplated under the Plan, the Debtors’ revenue, profitability, cash flow, and the carrying value of gas and oil properties are substantially dependent on prevailing prices of natural gas and oil.  Historically, the markets for natural gas and oil have been volatile and those markets are likely to continue to be volatile in the future.  Predicting future natural gas and oil price movements with certainty is impossible.  Prices for natural gas and oil are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty, and a variety of additional factors beyond the Debtors’ control.  These factors include the level of consumer product demand, overall economic conditions, weather conditions, domestic and foreign governmental relations, governmental regulations, taxes, price and availability of alternative fuels, level and price of foreign imports of natural gas and oil, and the actions of the Organization of Petroleum Exporting Countries.  Declines in natural gas and oil prices may materially adversely affect the Debtors’ financial condition

Section 17.04       Risks Related to the Sale of the Debtors’ Assets

The Bankruptcy Court has not yet approved a sale of the Equity Interests and/or the Debtors’ Assets.  Further, the Purchase and Sale Agreement is subject to certain conditions precedent,  which must be satisfied before the Transaction is consummated.  There is no guarantee that these conditions precedent will be satisfied or that the Bankruptcy Court will approve a sale of the Equity Interests and/or the Debtors’ Assets.  If the sale of the Equity Interests and/or the Debtors’ Assets is not consummated, the feasibility of the Plan may be adversely affected.

ARTICLE XVIII

FINANCIAL INFORMATION AND FEASIBILITY

Section 18.01       Financial Information

The Projections set forth in Exhibit E and the above summary reflect the Debtors’ reasonable judgments as to the cash flow of the Reorganized Debtors; however, there can be no assurance that any of the various assumptions on which they are based will prove to be accurate, that any of the forecasted expenses will not exceed assumptions or that the projected results will be realized any time in the future or at all.  Actual results will be impacted by a number of factors, including, without limitation, general economic and business conditions, successful implementation of business plans, third-party contractual relationships, sufficient working capital and sources of funding, as well as other conditions which affect the capital markets and the oil and natural gas industry, all of which can be materially adverse to the Reorganized Debtors.

Section 18.02       Feasibility of the Plan

In connection with Confirmation of the Plan, Bankruptcy Code § 1129(d)(ii) requires the Bankruptcy Court to find that Confirmation of the Plan is not likely to be followed by the liquidation of, or the need for further reorganization of, the Reorganized Debtors.  This requirement is the so-called “feasibility” test.  After Consummation of the Plan, the Reorganized Debtors will have virtually no debt other than trade debt reincurred in the ordinary course of business.

ARTICLE XIX

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

Section 19.01       General

The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and certain Holders of Claims or Interests.  This summary is for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to any particular Holder of a Claim or Interest.  This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

The discussion is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”) as in effect on the date hereof.  Legislative, judicial or administrative changes or new interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United

States federal income tax consequences of the Plan.  Any such changes or new interpretations may have retroactive effect and could significantly affect the federal income tax consequences of the Plan.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan.  Thus, no assurance can be given as to the interpretation that the IRS will adopt.  In addition, this discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to (i) special classes of taxpayers (such as Persons who are related to the Debtors within the meaning of the Internal Revenue Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities and holders of Claims or Interests who are themselves in bankruptcy) or (ii) Holders not entitled to vote on the Plan, including Holders whose Claims or Interests are entitled to reinstatement or payment in full in cash under the Plan or Holders whose Claims or Interests are to be extinguished without any Distribution.

This discussion assumes that Holders of Claims or Interests hold only Claims or Interests in a single Class.  Holders of multiple Classes of Claims or Interests should consult their own tax advisors as to the effect such ownership may have on the federal income tax consequences described below.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST.  ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS OR INTERESTS ARE HEREBY NOTIFIED THAT:  (1) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY HOLDER OF A CLAIM OR INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS OR INTERESTS UNDER THE INTERNAL REVENUE CODE, (2) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE CONFIRMATION OF THE PLAN TO WHICH THE TRANSACTIONS DESCRIBED IN THIS DISCLOSURE STATEMENT ARE ANCILLARY, AND (3) HOLDERS OF CLAIMS OR INTERESTS SHOULD SEEK ADVICE BASED UPON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN TAX ADVISOR.

Section 19.02       Consequences to the Debtors

The Debtors have consolidated NOLs for federal income tax purposes of approximately $114,002,931 as of June 30, 2011.

As discussed below, the amount of the Debtors’ NOL carryforwards, and possibly certain other tax attributes, may be significantly reduced upon implementation of the Plan.  In addition, the Reorganized Debtors’ subsequent utilization of any net built-in losses with respect to their assets and NOLs remaining, and possibly certain other tax attributes, may be restricted as a result of and upon the implementation of the Plan.

(a)           Cancellation Of Indebtedness Income.  Under the Internal Revenue Code, a taxpayer generally must recognize income from the cancellation of debt (“COD Income”) to the extent that its indebtedness is discharged during the taxable year.  COD Income generally equals the excess of the adjusted issue price of the indebtedness discharged over the sum of (i) the amount of cash, (ii) the issue price of any new debt, and (iii) the fair market value of any other property (including stock) transferred by the debtor in satisfaction of such discharged indebtedness.  COD Income also includes any interest that has been previously accrued and deducted but remains unpaid at the time the indebtedness is discharged.

Section 108(a)(1)(A) of the Internal Revenue Code provides an exception to this rule, however, where a taxpayer is in bankruptcy and where the discharge is granted, or is effected, pursuant to a plan approved by the bankruptcy court.  In that case, instead of recognizing income, the taxpayer is required, under Section 108(b) of the Internal Revenue Code, to reduce certain of its tax attributes by the amount of COD Income.  The attributes of the taxpayer are to be reduced in the following order:  NOLs, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer’s assets, and finally, foreign tax credit carryforwards (collectively, “Tax Attributes”).  Section 108(b)(5) of the Internal Revenue Code permits a taxpayer to elect to first apply the reduction to the basis of the taxpayer’s depreciable assets, with any remaining balance applied to the taxpayer’s other Tax Attributes in the order stated above.  In addition to the foregoing, Section 108(e)(2) of the Internal Revenue Code provides a further exception to the realization of COD Income upon the discharge of debt to the extent that the taxpayer’s satisfaction of the debt would have given rise to a deduction for federal income tax purposes.

The Debtors expect to realize a significant amount of COD Income as a result of the Plan.  The ultimate amount of COD income realized by the Debtors is uncertain.  Regardless of the amount of the Debtors’ COD Income, the Debtors will not be required to include COD Income in gross income because the indebtedness will be discharged while the Debtors are under the jurisdiction of a court in a Title 11 case.  Accordingly, the Debtors expect that there will be no United States federal income taxes payable by the Debtors in respect of the COD Income.  However, certain Tax Attributes of the Debtors will be reduced or eliminated.  The Debtors do not currently anticipate that they will make the election under Section 108(b)(5) of the Internal Revenue Code to apply any required attribute reduction first to the basis of the Debtors’ depreciable property.  The Debtors will avoid recognition of COD Income and reduction of Tax Attributes pursuant to Section 108(e)(2) of the Internal Revenue Code only to the extent that the discharge is of amounts that the Debtors would have been entitled to deduct if the Debtors had paid such amounts.

(b)           Net Operating Losses And Other Attributes.  The Debtors currently have NOLs that will carry forward to the extent that they are not offset by income and/or gain and are not reduced by the attribute reduction rules of Section 108(b) of the Internal Revenue Code discussed above.  In addition, the Debtors may generate NOLs in future taxable years to the extent they generate deductions that exceed their income and gain in those years.

(c)           Annual Section 382 Limitation on Use of NOLs.  With respect to any NOLs of the Debtors remaining after confirmation of the Plan and any required attribute reduction, Section 382 of the Internal Revenue Code contains certain rules limiting the amount of NOLs a corporate taxpayer can utilize in the years following an “ownership change” (the “Annual Section 382 Limitation”).  An “ownership change” generally is defined as a more than 50 percentage point change in ownership of the stock of a “loss corporation” (a corporation with NOLs or net unrealized built-in losses) that takes place during a testing period (generally three years) ending on the date on which such change in ownership is tested.  The Debtors will undergo an ownership change on the Effective Date.

(1)           General Annual Section 382 Limitation. As a general rule, a loss corporation’s Annual Section 382 Limitation equals the product of the value of the stock of the corporation (with certain adjustments) immediately before the ownership change and the applicable “long-term tax-exempt rate,” a rate published monthly by the Treasury Department (for example, 3.55% for ownership changes that occur during February, 2012).  Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years.  If a loss corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the corporation’s Annual Section 382 Limitation is zero.  The Annual Section 382 Limitation is increased if the loss corporation has net unrealized built-in gains, i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount.  A loss corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those net unrealized built-in gains for federal income tax purposes in the five years following the ownership change.  A correlative rule applies to a corporation that has net unrealized built in losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change in excess of a threshold amount.  Such a corporation’s ability to deduct its built-in losses (in addition to its NOLs) following an ownership change is limited.  Although the Debtors will expect to have a net unrealized built-in loss as of the Effective Date, this is uncertain at this time.

(2)           Special Bankruptcy Exceptions.  Section 382(1)(5) of the Internal Revenue Code provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a court in a Title 11 case (the “382(1)(5) Exception”).  The 382(1)(5) Exception provides that where an ownership change occurs pursuant to a bankruptcy reorganization or similar proceeding, the Annual Section 382 Limitation will not apply if the pre-change shareholders and/or “qualified creditors” (as defined by applicable Treasury Regulations) own at least 50 percent of the stock of the reorganized corporation immediately after the ownership change.  However, under the Plan, the Debtors do not expect to qualify for the 382(l)(5) Exception because not of the pre-change shareholders and/or “qualified creditors” will own any of the Equity Interests of the Reorganized Debtors.

(d)           Exchange of Liquidating Trust Assets.  The Debtors will transfer the Liquidating Trust Assets to the Liquidating Trust and will transfer the interests in the Liquidating Trust to certain Holders of Allowed Claims.  For federal income tax purposes, these transfers will be treated as a taxable disposition by the Debtors of the Liquidating Trust Assets to such Holders of Allowed Claims in satisfaction of a Pro Rata portion of their Claims.  The Debtors will recognize gain or loss measured by the difference between the fair market value of the Liquidating Trust Assets and their basis in the Liquidating Trust Assets.  The character of any gain or loss as capital or ordinary, and in the case of capital gain or loss, as short term or long term, will depend upon the nature of the Liquidating Trust Assets and the Debtors’ holding period for the Liquidating Trust Assets.

(e)           Accrued Interest.  To the extent that the consideration issued to Holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amount.  The Debtors should not have COD Income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to Section 108(e)(2) of the Internal Revenue Code, as discussed above.

(f)            Federal Alternative Minimum Tax.  In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular federal income tax for the year.  AMTI is generally equal to regular taxable income with certain adjustments.  For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated.  In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular federal income tax purposes by available NOL carryforwards, a corporation is generally entitled to offset no more than 90% of its AMTI with NOL carryforwards (as recomputed for AMT purposes).  Accordingly, usage of the Debtors’ NOLs by the Reorganized Debtors or Purchaser may be subject to limitations for AMT purposes in addition to any other limitations that may apply.

In addition, if a corporation (or a consolidated group) undergoes an ownership change and is in a net unrealized built-in loss position on the date of the ownership change, the corporation’s (or group’s) aggregate tax basis in its assets may be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.  Accordingly, if the Debtors are in a net unrealized built-in loss position on the Effective Date, for AMT purposes the tax benefits attributable to basis in assets may be reduced.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

Section 19.03       Federal Income Tax Consequences to Holders of Senior Secured Claims and the UBE Junior Secured Claim

(a)           Receipt of Cash and Liquidating Trust Interests.  Pursuant to the Plan, each Holder of a Senior Secured Claim and the UBE Junior Secured Claim will receive Cash and Liquidating Trust interests in exchange for its Claim.  For federal income tax purposes, a Holder of a Senior Secured Claim or the UBE Junior Secured Claim should be treated as exchanging a Pro Rata portion of its Claim for Cash, and the transfers of the Liquidating Trust interests will be treated as the transfer by the Debtors of a Pro Rata portion of the Liquidating Trust Assets to a Holder of a Senior Secured Claim or the UBE Junior Secured Claim in satisfaction of a portion of its Claim, followed by the transfer by such Holders of a Pro Rata portion of the Liquidating Trust Assets to the Liquidating Trust.  A Holder of a Senior Secured Claim or the UBE Junior Secured Claim will recognize gain or loss measured by the difference between (i) the amount of Cash and the fair market value of its Pro Rata share of the Liquidating Trust Assets it is treated as receiving (net of any liabilities it is treated as assuming), and (ii) its basis in the Claims exchanged therefor (other than any claims for accrued interest as discussed below).  The character of any gain or loss as capital or ordinary and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including:  (i) the tax status of the Holder of the Claim; (ii) whether the Claim is a capital asset in the hands of the Holder; (iii) whether the Claim has been held by the Holder for more than one year; (iv) the extent to which the Holder previously claimed a loss or a bad debt deduction with respect to the Claim; and (v) the extent to which the Holder acquired the Claim at a market discount.  The rules governing the character, timing, and amount of bad debt deduction place considerable emphasis on the facts and circumstances of the Holder, the obligor, and the instrument with respect to which a deduction is claimed and are subject to the exchange provisions of Section 1271 of the Internal Revenue Code.  Holders of Senior Lien Notes or Junior Lien Documents, therefore, should consult their tax advisors with respect to their ability to take such a deduction.

(b)           Accrued Interest.  Consideration received by a Holder of a Senior Secured Claim or the UBE Junior Secured Claim that is attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the Holder’s existing Claims are capital assets in its hands.

The manner in which consideration is to be allocated between accrued and unpaid interest and principal of the Claims of the Senior Secured Lenders and the Junior Secured Lenders for federal income tax purposes is unclear under present law.  Although there can be no assurance with respect to this issue, the consideration paid pursuant to the Plan with respect to the Senior Secured Claims and the UBE Junior Secured Claim shall be allocated, pursuant to the Plan, first to the principal amount of the Senior Secured Claims and the UBE Junior Secured Claim as determined for federal income tax purposes and then to accrued and unpaid interest, if any, with respect to the Senior Secured Claims and the UBE Junior Secured Claim.  Accordingly, in cases where a Holder of a Senior Secured Claim or the UBE Junior Secured Claim receives distributions under the Plan having a value less than the principal amount of the Senior Secured Claim or the UBE Junior Secured Claim, the Debtors allocate the full amount of consideration transferred to such Holder to the principal amount of such claim and do not treat any amount of the consideration to be received by such Holder as attributable to accrued and unpaid interest.

Holders should be aware, however, that the IRS may take a different position with respect to the proper allocation.

Section 19.04       Federal Income Tax Consequences to Holders of General Unsecured Claims

(a)           Receipt of Liquidating Trust Interests by Holders of General Unsecured Claims.  The Debtors will transfer the Liquidating Trust Assets to the Liquidating Trust and will transfer Liquidating Trust interests to the Holders of General Unsecured Claims.  For federal income tax purposes, these transfers will be treated as the transfer by the Debtors of a Pro Rata portion of the Liquidating Trust Assets to the Holders of General Unsecured Claims in satisfaction of their Claims, followed by the transfer by such Holders of a Pro Rata portion of the Liquidating Trust Assets to the Liquidating Trust.  A Holder of a General Unsecured Claim will recognize gain or loss measured by the difference between (i) the fair market value of its Pro Rata share of the Liquidating Trust Assets it is treated as receiving (net of any liabilities it is treated as assuming), and (ii) its basis in the Claims exchanged therefor (other than any claims for accrued interest as discussed below).  The character of any gain or loss as capital or ordinary and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including:  (i) the tax status of the Holder of the Claim; (ii) whether the Claim is a capital asset in the hands of the Holder; (iii) whether the Claim has been held by the Holder for more than one year; (iv) the extent to which the Holder previously claimed a loss or a bad debt deduction with respect to the Claim; and (v) the extent to which the Holder acquired the Claim at a market discount.  The rules governing the character, timing, and amount of bad debt deduction place considerable emphasis on the facts and circumstances of the Holder, the obligor, and the instrument with respect to which a deduction is claimed and are subject to the exchange provisions of Section 1271 of the Internal Revenue Code.  Holders of General Unsecured Claims, therefore, should consult their tax advisors with respect to their ability to take such a deduction.

The deemed contribution by the Holders of General Unsecured Claims of the Liquidating Trusts Assets to the Liquidating Trust should not be a taxable transaction.

(b)           Accrued Interest.  Consideration received by a Holder of a General Unsecured Claim that is attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the Holder’s existing Claims are capital assets in its hands.

The manner in which consideration is to be allocated between accrued and unpaid interest and principal of the Claims of the Holders of General Unsecured Claims for federal income tax purposes is unclear under present law.  Although there can be no assurance with respect to this issue, the consideration paid pursuant to the Plan with respect to the General Unsecured Claims shall be allocated, pursuant to the Plan, first to the principal amount of the General Unsecured Claims as determined for federal income tax purposes and then to accrued and unpaid interest, if any, with respect to the General Unsecured Claims.  Accordingly, in cases where a Holder of a General Unsecured Claim receives distributions under the Plan having a value less than the principal amount of the General Unsecured Claim, the Debtors allocate the full amount of consideration transferred to such Holder to the principal amount of such claim and do not treat any amount of the consideration to be received by such Holder as attributable to accrued and unpaid interest.  Holders should be aware, however, that the IRS may take a different position with respect to the proper allocation.

Section 19.05       Federal Income Tax Consequences of the Liquidating Trust

(a)           Classification of the Liquidating Trust.  The Liquidating Trust will be organized for the primary purpose of liquidating the Liquidating Trust Assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.  Thus, the Liquidating Trust is intended to be classified for federal income tax purposes as a “Liquidating Trust” within the meaning of Treasury Regulation Section 301.7701-4(d).  Under the Plan, all parties are required to treat the Liquidating Trust as a “Liquidating Trust,” subject to definitive guidance to the contrary from the IRS.  In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to Sections 671 et seq. of the Internal Revenue Code, owned by the Persons who transfer assets to it.

No request for a ruling from the IRS will be sought on the classification of the Liquidating Trust.  Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust.  If the IRS were to challenge successfully the classification of the Liquidating Trust as a grantor trust, the federal income tax consequences to the Liquidating Trust and the Holders of General Unsecured Claims could vary from those discussed herein (including the potential for an entity-level tax).

(b)           Allocation of Liquidating Trust Taxable Income and Loss And Disposition of Trust Assets.  Each Holder of a Liquidating Trust interest must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Liquidating Trust.  None of the Debtors’ NOLs (if any) will be available to reduce any income or gain of the Liquidating Trust.  Moreover, upon the sale or other disposition of any Liquidating Trust Asset, each Holder of a Liquidating Trust interest must report on its federal income tax return its share of any gain or loss measured by the difference between (i) its Pro Rata share of the amount of cash and/or the fair market value of any property received by the Liquidating Trust in exchange for the Liquidating Trust Asset so sold or otherwise disposed of and (ii) such Holder’s adjusted tax basis in its share of such Liquidating Trust Asset.  The character of any such gain or loss to any such Holder will be determined as if such Holder itself had directly sold or otherwise disposed of the Liquidating Trust Asset.  The character of items of income, gain, loss, deduction and credit to any Holder of a Liquidating Trust interest, and the ability of such Holder to benefit from any deductions or losses, may depend on the particular circumstances or status of such Holder.

As a grantor trust, each Holder of a Liquidating Trust interest has an obligation to report its share of the Liquidating Trust’s tax items (including gain on the sale or other disposition of a Liquidating Trust Asset) that is not dependent on the distribution of any Cash or other Liquidating Trust Assets by the Liquidating Trust.  Accordingly, a Holder of a Liquidating Trust interest may incur a tax liability as a result of owning a share of the Liquidating Trust Assets, regardless of whether the Liquidating Trust distributes Cash or other Liquidating Trust Assets to the Holders.  Although the Liquidating Trust Agreement provides that the Liquidating Trust generally make at least semi-annual distributions of Cash, due to the Liquidating Trust’s requirement to satisfy certain liabilities, and due to possible differences in the timing of income on, and the receipt of Cash from, the Liquidating Trust Assets, a Holder of a Liquidating Trust interest may, in certain years, report and pay tax on a greater amount of income than the amount of Cash received from the Liquidating Trust by such Holder in such year.

Section 19.06       Information Reporting and Backup Withholding

Certain payments, including the payments with respect to Claims pursuant to the Plan, may be subject to information reporting by the Debtors or the Liquidating Trust to the IRS.  Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 28%) under certain circumstances.  Backup withholding is not an additional tax.  Rather, amounts withheld under the backup withholding rules may be credited against a Holder’s federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS (generally a U.S. federal income tax return).  The Debtors and the Liquidating Trust intend to comply with all applicable reporting withholding requirements of the Internal Revenue Code.

Holders of Allowed Claims should consult their own tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

The Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds.  Holders of Allowed Claims should consult their own tax advisors regarding these Treasury Regulations and whether the exchanges contemplated by the Plan would be subject to these Treasury Regulations and require disclosure on the Holders’ tax returns.

Section 19.07       Importance of Obtaining Professional Tax Assistance

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY AS MANDATED BY SECTION 1125 OF THE BANKRUPTCY CODE.  THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES.  ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

ARTICLE XX

SECURITIES LAW MATTERS

Section 20.01       Issuance and Delivery of Securities

The Debtors intend to issue New Interests to the Purchaser as part of the Transaction.  Pursuant to Section 2.02(c) of the Stalking Horse SPA.  At the Closing, Reorganized Cano will issue the New Interests and deliver to the Purchaser certificates representing the New

Interests.  Such certificates will bear the following restrictive legend:  “These securities have not been registered under the Securities Act of 1933, as amended, or any state securities law.  These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act and any such state securities laws or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act and state securities laws.”

Bankruptcy Code § 1145(a)(l) exempts the offer or sale of securities under a chapter 11 plan of reorganization from registration under the Securities Act and under state securities laws if three (3) principal requirements are satisfied:

(a)           the securities are offered or sold under a plan of reorganization and must be securities of the debtors, of an affiliate participating in a joint plan with the debtors or of a successor to the debtors under the plan;

(b)           the recipients of the securities must hold a claim against, an interest in, or a claim for an administrative expense against the debtors or such affiliate; and

(c)           the securities are offered or sold entirely in exchange for the recipient’s claim against or interest in the debtors, or principally in such exchange and partly for cash or property.

The New Interests shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Bankruptcy Code § 1145 or other applicable law requiring registration prior to the offering, issuance, distribution or sale of securities; provided that if the issuance of the New Interests does not qualify for an exemption under Bankruptcy Code § 1145, the New Interests shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder with respect to transactions with accredited investors or qualified institutional buyers and not involving a public offering.

In connection with the confirmation of the Plan, the Debtors intend to seek an order from the Bankruptcy Court to the effect that the issuance of the New Interests is exempt from registration under the Securities Act and state laws.

No registration rights will be provided with respect to holders of New Interests.

Section 20.02       Subsequent Transfers Under Federal Securities Laws

In general, all resales and subsequent transactions involving the New Interests will be exempt from registration under the Securities Act under Section 4(1) of the Securities Act, unless the holder is deemed to be an “underwriter” with respect to such securities, an “affiliate” of the issuer of such securities or a “dealer.” Bankrupcy Code § 1145(b)(1) defines four types of “underwriters”:

(a)           persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtors with a view to distributing any security received or to be received in exchange for such a claim or interest (“accumulators”);

(b)           persons who offer to sell securities offered or sold under a plan for the holders of such securities (“distributors”);

(c)           persons who offer to buy securities offered or sold under a plan from the holders of the securities, if the offer to buy is (1) with a view to distributing such securities and (2) made under an agreement in connection with the plan or with the offer and sale of securities under the plan; and

(d)           a person who is an “issuer” with respect to the securities, as the term “issuer” is defined in Section 2(11) of the Securities Act.

Under Section 2(11) of the Securities Act, an “issuer” includes any “affiliate” of the issuer, which means any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. Under Section 2(12) of the Securities Act, a “dealer” is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.

The determination of whether a particular Person would be deemed to be an “underwriter” or an “affiliate” with respect to any security to be issued under the Plan, or would be deemed a “dealer,” would depend on various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be an “underwriter” or an “affiliate” with respect to any security to be issued under the Plan or would be a “dealer.”

ANY PERSON INTENDING TO RELY ON THIS EXEMPTION IS URGED TO CONSULT HIS OR HER OWN COUNSEL AS TO THEIR APPLICABILITY TO HIS OR HER CIRCUMSTANCES.

ARTICLE XXI

BEST INTEREST OF CREDITORS TEST

Section 21.01       Best Interest of Creditors Test

The Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interest of all holders of Claims and Interests that are Impaired by the Plan and that have not accepted the Plan as a requirement to confirm the Plan.  The “best interests” test, as set forth in Bankruptcy Code § 1129(a)(11), requires the Bankruptcy Court to find either that all members of an Impaired Class of Claims or Interests have accepted the Plan or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each Impaired Class of Claims and Interests if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ property if liquidated in chapter 7 cases under the Bankruptcy Code.  This “liquidation value” would consist primarily of the proceeds from a forced sale of the Debtors’ property by a chapter 7 trustee.

The amount of liquidation value available to Holders of unsecured Claims against the Debtors would be reduced by, first, the Claims of secured creditors (to the extent of the value of their collateral), and by the costs and expenses of liquidation, as well as by other administrative expenses and costs of the chapter 7 cases.  Costs of a chapter 7 liquidation of the debtors would include the compensation of a chapter 7 trustee and his or her counsel and other professionals, asset disposition expenses, and litigation costs.  The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business.  Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay unsecured Claims or to make any distribution in respect of Interests.  The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured Claims.

In chapter 7 liquidation, no junior class of Claims or Interests may be paid unless all classes of Claims or Interests senior to such junior class are paid in full.  Bankruptcy Code § 510(a) provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law.  Therefore, no class of Claims or Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Interests, unless and until such senior classes were paid in full.

In a chapter 7 liquidation, unsecured creditors and equity holders of a debtor are paid from available assets generally in the following order, with no junior class receiving any payments until all amounts due to senior classes have been paid fully or any such payment is provided for:

•                                          Secured creditors (to the extent of the value of their collateral);

•                                          Administrative and other priority creditors;

•                                          Unsecured creditors;

•                                          Debt expressly subordinated by its terms or by order of the Bankruptcy Court; and

•                                          Equity holders.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation.  If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court.

As shown in the Liquidation Analysis attached as Exhibit D, the Debtors believe that each member of each Class of Impaired Claims and Interests will receive at least as much, if not more, under the Plan as it would receive if the Debtors were liquidated.  Accordingly, the Plan satisfies the best interest of Creditors Test.

Section 21.02       Liquidation Analysis

The Debtors believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under the Plan.  The Debtors’ belief is based primarily on:

•                                          consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of Impaired Claims and Interests, including:

•                                          increased costs and expenses of a liquidation under chapter 7 arising from fees payable to one or more chapter 7 trustees and professional advisors to such trustee(s), who may not be familiar with the Debtors’ industry and business operations;

•                                          erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail in today’s negative environment for the sale of oil and gas production assets;

•                                          significant adverse effects on the Debtors’ businesses as a result of the likely departure of key employees;

•                                          substantial increases in Claims, as well as substantially increased estimated contingent Claims, lease and contract rejection Claims;

•                                          substantial delay in distributions, if any, to the holders of Claims and Interests that would likely ensue in a chapter 7 liquidation; and

•                                          the Liquidation Analysis prepared by the Debtors.

ARTICLE XXII

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims and Interests the potential for the greatest realization on the Debtors’ property and, therefore, is in the best interests of such Holders.  If, however, enough acceptances received from the Impaired Classes sufficient for the Debtors to confirm the Plan are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (a) liquidation of the Debtors under chapter 7 or chapter 11 of the Bankruptcy Code; and (b) formulation of an alternative plan of reorganization.

Section 22.01       Alternative Plan(s)

If enough acceptances to confirm the Plan are not received or if the Plan is not confirmed, the Debtors (or, if the Debtors’ exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization.  Such a plan or plans might involve either a reorganization and continuation of the Debtors’ businesses, or an orderly liquidation of assets.

A likely scenario would involve the Debtors’ turning over all assets to the Pre-Petition Secured Lenders and immediately ceasing operations.  The Debtors believe that the Plan, as described herein, enables Holders of Claims and Interests to realize the highest and best value under the circumstances.  The Debtors believe that this scenario or any other alternative form of chapter 11 plan is a much less attractive alternative to creditors than the Plan because of the far greater returns and certainty provided by the Plan.  Other alternatives could involve diminished recoveries, significant delay, uncertainty, and substantial additional administrative costs.

Section 22.02       Liquidation Under Chapter 7

If no plan can be confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a chapter 7 trustee would be appointed (or elected) to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and Interests is set forth below.  The Debtors believe that a chapter 7 liquidation would result in smaller distributions to creditors than those provided for in the Plan because of: (a) the likelihood that the property of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time; (b) additional administrative expenses involved in the appointment of a trustee; and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations.

Specifically, the Debtors’ costs of a chapter 7 liquidation would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that the trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases.  The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors and the Committee (if any) during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay the Allowed General Unsecured Claims.

To determine if the Plan is in the best interests of each Impaired Class, the value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Interests under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to the Holders of Claims and Interests in the Chapter 11 Cases, including (i) the increased costs and expenses of a chapter 7 liquidation arising from fees payable to a chapter 7 trustee in bankruptcy and professional advisors to the trustee; (ii) the likely erosion in value of assets in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere that would prevail under a chapter 7 liquidation; and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that Confirmation of the Plan will provide each Holder of an Allowed Claim or Interest with a recovery that is not less than such Holder would receive pursuant to a chapter 7 liquidation.

The Debtors’ Liquidation Analysis provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a chapter 7 trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates.  The Liquidation Analysis was prepared by the Debtors.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of 6 months, allowing for, among other things, the (i) discontinuation of the Debtors’ operations; (ii) sale of property; and (iii) collection of receivables.

ARTICLE XXIII

VOTING PROCEDURES AND
CONFIRMATION REQUIREMENTS

Section 23.01       Ballots and Voting Deadline

A Ballot for voting to accept or reject the Plan is enclosed with this Disclosure Statement, and has been mailed to holders of Claims and Interests entitled to vote. After carefully reviewing this Disclosure Statement and all exhibits, including the Plan, each holder of a Claim entitled to vote should indicate its vote on the enclosed Ballot. All holders of Claims or Interests entitled to vote must (i) carefully review the Ballot and instructions thereon, (ii) execute the Ballot, and (iii) return it to the address indicated on the Ballot by the Voting Deadline (defined below) for the Ballot to be considered.

The Bankruptcy Court has directed that, in order to be counted for voting purposes, Ballots for the acceptance or rejection of the Plan must be received by the Balloting Agent no later than                     , 2012 at     :00 p.m. Central Standard Time, (the “Voting Deadline”) at the following address:

ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

Section 23.02       Holders of Claims Entitled to Vote

Except as otherwise provided in the Plan, any holder of a Claim against the Debtors whose claim is impaired under the Plan is entitled to vote, if either (i) the Debtors have scheduled the holder’s Claim at a specific amount other than $0.00 (and such Claim is not scheduled as “disputed,” “contingent,” or “unliquidated”) or (ii) the holder of such Claim has filed a Proof of Claim on or before the deadline set by the Bankruptcy Court for such filings in a liquidated amount. Any holder of a Claim as to which an objection has been filed (and such objection is still pending as of the time of confirmation of the Plan) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim is subject to an objection) temporarily allows the Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court before the first date set by the Bankruptcy Court for the Confirmation Hearing of the Plan. In addition, the vote of a holder of a Claim may be disregarded if the Bankruptcy Court determines that the holder’s acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code.

Section 23.03       Classes Impaired Under the Plan

Priority Non-Tax Claims (Classes A1, B1, C1, D1, E1, F1, G1, H1 and I1), Miscellaneous Secured Claims (Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4) and Royalty Claims (Classes B7, C7, D7 and G7) are not impaired under the Plan. Pursuant to Bankruptcy Code § 1126(f), holders of Priority Non-Tax Claims, Miscellesnous Seucred Claims, and Royalty Claims are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

The Senior Secured Claims (Classes A2, B2, C2, D2, F2, G2, H2 and I2), UBE Junior Secured Claims (Classes A3, B3, C3, D3, F3, G3, H3 and I3), and General Unsecured Claims (Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5), are impaired under the Plan and are entitled to vote to accept or reject the Plan.

Holders of Intercompany Claims (Classes A6, B6, C6, D6, E4, F6, G6, H6 and I6), Preferred Stock (Class A7), and Interests (Classes A8, B8, C8, D8, E4, F7, G8, H7 and I7) are impaired under the Plan, but will not not receive or retain any property under the Plan.  As such, holders of Intercomapny Claims, Preferred Stock, and Interst are conclusivedly deemed to reject the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

Section 23.04       Information on Voting and Ballots

(a)           Transmission of Ballots to Creditors.  Ballots are being forwarded to all holders of Claims entitled to vote. Those holders of Claims whose Claims are unimpaired under the Plan are conclusively presumed to have accepted the Plan under Bankruptcy Code Section 1126(f), and therefore need not vote with regard to the Plan.

(b)           Ballot Tabulation Procedures.  For purposes of voting on the Plan, the amount and classification of a Claim and the procedures that will be used to tabulate acceptances and rejections of the Plan shall be exclusively as follows:

(i)            If no Proof of Claim has been timely filed, the voted amount of a Claim shall be equal to the amount listed for the particular Claim in the Schedules, as and if amended, to the extent such Claim is not listed as “contingent,” “unliquidated,” or “disputed,” and the Claim shall be placed in the appropriate Class, based on the Debtor’s records, and consistent with the Schedules of Assets and Liabilities and the Claims registry of the Clerk of the Bankruptcy Court (the “Clerk”);

(ii)           If a Proof of Claim has been timely filed, and has not been objected to before the expiration of the Voting Deadline, the voted amount of that Claim shall be as specified in the Proof of Claim filed with the Clerk;

(iii)          Subject to subparagraph (d) below, a Claim that is the subject of an objection filed before the Voting Deadline shall be disallowed for voting purposes;

(iv)          If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the voted amount and classification shall be that set by the Bankruptcy Court;

(v)           If a holder of a Claim or its authorized representative did not use the Ballot form provided by the Debtors, or the Official Ballot Form authorized under the Federal Rules of Bankruptcy Procedure, such vote will not be counted;

(vi)          If the Ballot is not received by the Balloting Agent on or before the Voting Deadline at the place fixed by the Bankruptcy Court, the Ballot will not be counted;

(vii)         If the Ballot is not signed by the holder of a Claim or its authorized representative the Ballot will not be counted;

(viii)        If the individual or institution casting the Ballot (whether directly or as a representative) was not the holder of a Claim on the Voting Record Date (as that term is defined below), the Ballot will not be counted;

(ix)          If the holder of a Claim or its authorized representative did not check one of the boxes indicating acceptance or rejection of the Plan, or checked both such boxes, the Ballot will not be counted;

(x)           Whenever a holder of a Claim submits more than one Ballot voting the same Claim(s) before the applicable deadline for submission of Ballots, except as otherwise directed by the Bankruptcy Court after notice and a hearing, the last such Ballot shall be deemed to reflect the voter’s intent and shall supersede any prior Ballots.

(c)                                  Execution of Ballots by Representatives.  If a Ballot is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons must indicate their capacity when signing and, at the Debtors’ request, must submit proper evidence satisfactory to the Debtors of their authority to so act.

(d)                                 Waivers of Defects and Other Irregularities Regarding Ballots.  Unless otherwise directed by the Bankruptcy Court, all questions concerning the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will initially be determined by the Debtors, subject to review by the Bankruptcy Court, whose determination will be final and binding.

(e)                                  Withdrawal of Ballots and Revocation.  Any holder of a Claim in an impaired Class who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to counsel for the Debtors at any time before the Voting Deadline.

To be valid, a notice of withdrawal must: (i) contain the description of the Claims to which it relates and the aggregate principal amount, represented by such Claims; (ii) be signed by the holder of the Claim or Interest in the same manners as the Ballot; and (iii) be received by counsel for the Debtors in a timely manner at the addresses set forth herein. The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballot that is not received in a timely will not be effective to withdraw a previously furnished Ballot.

Any holder of a Claim who has previously submitted a properly completed Ballot before the Voting Deadline may revoke such Ballot and change its vote by submitting to the Balloting Agent before the Voting Deadline a subsequent, properly completed Ballot for acceptance or rejection of the Plan.

Section 23.05                     The Confirmation Hearing

Bankruptcy Code § 1128(a) requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing. Bankruptcy Code § 1128(b) provides that any party-in-interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing for                         , 2012, at        a.m./p.m., prevailing Central Time, before the Honorable                       , United States Bankruptcy Judge, United States Bankruptcy Court for the Northern District of Texas at the United States Courthouse, Earle Cabell Federal Building, 14th Floor, 1100 Commerce Street, Dallas, Texas 75242.

Objections to Confirmation of the Plan must be filed and served on the Debtors and the other parties set forth in this Disclosure Statement Order, and certain other parties, by no later than                             , 2012, at        a.m./p.m. prevailing Central Time, in accordance with this Disclosure Statement Order. THE BANKRUPTCY COURT MAY NOT CONSIDER

OBJECTIONS TO CONFIRMATION OF THE PLAN IF ANY SUCH OBJECTIONS HAVE NOT BEEN TIMELY SERVED AND FILED IN COMPLIANCE WITH THIS DISCLOSURE STATEMENT ORDER.

The notice of the Confirmation Hearing will contain, among other things, the deadline to object to Confirmation of the Plan, the Voting Deadline, and the date and time of the Confirmation Hearing.

Section 23.06                     Statutory Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Bankruptcy Code § 1129 have been satisfied. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

•                                          The Plan complies with the applicable provisions of the Bankruptcy Code.

•                                          The Debtors, as Plan proponent, will have complied with the applicable provisions of the Bankruptcy Code

•                                          The Plan has been proposed in good faith and not by any means forbidden by law.

•                                          Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment: (a) made before the Confirmation of the Plan is reasonable; or (b) subject to the approval of the Bankruptcy Court as reasonable if it is to be fixed after the Confirmation of the Plan.

•                                          The Debtors, as Plan proponent, have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtors, an Affiliate of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy.

•                                          The Debtors, as Plan proponent, have disclosed the identity of any insider (as defined in Bankruptcy Code section 101) that will be employed or retained by Reorganized Cano, and the nature of any compensation for such insider.

•                                          The Plan does not propose any rate change that is subject to approval by a governmental regulatory commission.

•                                          Either each Holder of an Impaired Claim or Interest has accepted the Plan, or will receive or retain under the Plan on account of that Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that the Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•                                          Each Class of Claims that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to Bankruptcy Code § 1129(b).

•                                          Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Administrative Claims, Priority Tax Claims and, Priority Non-Tax will be paid in full, in Cash, on the Effective Date, or as soon thereafter as practicable.

•                                          At least one Class of Impaired Claims will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of that Class.

•                                          Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan unless such a liquidation or reorganization is proposed in the Plan.

•                                          All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

•                                          The Debtors have no retirement benefit obligations except for 401(k) plans, and such plans will be rolled over.

The Debtors believe that: (a) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (b) it has complied or will have complied with all of the requirements of chapter 11; and (c) the Plan has been proposed in good faith.

Section 23.07                     Acceptance by Impaired Class

The Bankruptcy Code requires, as a condition to Confirmation, that, except as described in the following section, each Class of Claims or Interests that is Impaired under the Plan accept the Plan.  A class that is not impaired under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is impaired unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of that claim or interest; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest after the occurrence of a default—(1) cures any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in Bankruptcy Code § 365(b)(2) of this title or of a kind that Bankruptcy Code § 365(b)(2) expressly does not require to be cured; (2) reinstates the maturity of such claim or interest; (3) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (4) if such claim or such interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to Bankruptcy Code § 365(b)(1)(A), compensates the holder of such claim or such interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure; and (5) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

Section 23.08                     Confirmation Without Acceptance of All Impaired Classes

Bankruptcy Code § 1129(b) allows a bankruptcy court to confirm a plan, even if an impaired classes entitled to vote on the plan has not accepted it, provided that the plan has been accepted by at least one impaired Class.  Holders of Interests in Classes A8, A9, B8, C8, D8, E8, F8, G8 and I8 are deemed to reject the Plan and, therefore, the Debtors intend to confirm the plan pursuant to Bankruptcy Code § 1129(b).  Bankruptcy Code § 1129(b) states that, notwithstanding an impaired class’s failure to accept a plan of reorganization, the plan shall be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the following requirement that either: (a) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) the holder of any claim or equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or equity interest any property.

The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Exhibit or Schedule, including to amend or modify it to satisfy Bankruptcy Code § 1129(b), if necessary.

Section 23.09                     Identity of Persons to Contact for More Information

Any interested party desiring further information about the Plan should contact the Balloting Agent at the phone number and/or address listed in Section 1.07 of this Disclosure Statement.

ARTICLE XXIV

CONCLUSION AND RECOMMENDATION

The Debtors believe that the Plan is in the best interests of all Holders of Claims and Interests, and urge those Holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be RECEIVED by the Balloting Agent no later than 5:00 p.m., prevailing Central Time on                                     . If the Plan is not confirmed, or if Holders in those Classes do not vote to accept the Plan, the Holders in those Classes may not receive a distribution.

[Signature Page Immediately Follows]

Dated: March 7, 2012

CANO PETROLEUM, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

CANO PETRO OF NEW MEXICO, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

LADDER COMPANIES, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

SQUARE ONE ENERGY, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

TRI-FLOW, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

W.O. ENERGY OF NEVADA, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

WO ENERGY, INC.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

W.O. OPERATING COMPANY, LTD.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: March 7, 2012

W.O. PRODUCTION COMPANY, LTD.

By:
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

EXHIBIT C

FORM OF BID PROCEDURES ORDER

[See attached.]

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

IN RE	§
	§	CASE NO.
CANO PETROLEUM, INC., ET AL.	§	JOINTLY ADMINISTERED
§
Debtors.	§	(CHAPTER 11)

ORDER APPROVING (A) STOCK PURCHASE AGREEMENT AND AUTHORIZING DEBTORS TO ENTER INTO STOCK PURCHASE AGREEMENT AND COMPLY WITH OBLIGATIONS THEREUNDER; (B) BREAK-UP FEE IN CONNECTION WITH TRANSACTION CONTEMPLATED BY STOCK PURCHASE AGREEMENT; (C) PROCEDURES FOR SOLICITATION OF HIGHER OR BETTER OFFERS; (D) FORM AND MANNER OF NOTICE; (E) PROCEDURES FOR DETERMINING CURE AMOUNTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
AND (F) RELATED RELIEF

Having considered the Debtors’ Motion to (A) Approve the Stock Purchase Agreement and Authorize the Debtors to Enter Into the Stock Purchase Agreement and Comply with Their Obligations Thereunder; (B) Approve Break-Up Fee in Connection with the Transaction Contemplated by the Stock Purchase Agreement; (C) Approve the Procedures for the Solicitation

BID PROCEDURES ORDER

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of Higher or Better Offers; (D) Approve the Form and Manner of Notice; (E) Approve Procedures for Determining Cure Amounts for Executory Contracts and Unexpired Leases; and (F) Grant Related Relief (the “Motion”)(1), the Court finds that:  (a) jurisdiction over the matters in the Motion is proper pursuant to 28 U.S.C. §§ 1334 and 157; (b) venue in this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409; (c) proper and adequate notice of the Motion has been provided and no further notice is needed; (d) the relief sought in the Motion is in the best interest of the Debtors’ estates, their creditors, and all parties-in-interest; and (e) good and sufficient cause exist for granting the relief requested in the Motion.  The Court further finds and determines:

A.                                    The record at the hearings on the Motion (the “Bid Protections Hearing”) is incorporated by reference herein and, among other things, forms the basis for the findings of fact and conclusions of law set forth herein.

B.                                    The Bid Procedures substantially in the form attached as Exhibit A, are fair, reasonable and appropriate and are designed to maximize the value of the Debtors’ estates.

C.                                    The Debtors have demonstrated a compelling and sound business justification for authorization (1) to enter into the Stalking Horse SPA(2) with NBI, and (2) to perform all of their respective obligations thereunder, including the Break-Up Fee payment to the Stalking Horse in the amount of $1,475,000 under the circumstances described in the Stalking Horse SPA.

D.                                    The Stalking Horse has expended, and likely will continue to expend, considerable time, money and energy pursuing the Transaction and has engaged in extended and lengthy good faith negotiations. In particular, the Stalking Horse SPA is part of an extensive process undertaken by the Debtors and their professionals to identify and negotiate a transaction

(1)  All capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.

(2)  See Exhibit A to the Motion.

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that the Debtors’ believe to be the highest or best proposal for an acquisition of the Debtors, to maximize the value realized for the benefit of the Debtors’ estates, their creditors and other parties in interest.

E.                                     The Stalking Horse SPA, including the Break-Up Fee, was negotiated, proposed and entered into by the Debtors and the Stalking Horse without collusion, in good faith and from arms’ length bargaining positions.

F.                                      The Break-Up Fee (1) is an actual and necessary cost of preserving the Debtors’ estates within the meaning of section 503(b) and 507(a) of the Bankruptcy Code; (2) confers a real and substantial benefit upon the Debtors’ estates; (3) is reasonable and appropriate in light of, among other things (a) the size and nature of the Transaction and the Plan(3) and comparable transactions; (b) the substantial efforts that have been and will be expended by the Stalking Horse; and (c) the benefits the Stalking Horse has provided to the Debtors’ estates, their creditors and other parties-in-interest, notwithstanding the fact that the Stalking Horse SPA may be terminated by the Debtors if any higher or otherwise better transaction is identified; and (4) is necessary to induce NBI to serve as a “stalking horse” and to continue to pursue the Transaction.

G.                                    The grant, allowance, and payment of the Break-Up Fee are in the best interest of the Debtors, their respective estates, and creditors.  The Break-Up Fee induced the Stalking Horse to submit a bid that will serve as a minimum floor on which the Debtors, their creditors and other bidders may rely.  The Stalking Horse has provided a material benefit to the Debtors and their creditors (and the Debtors have received a material benefit) by increasing the likelihood that the best possible price for the New Cano Stock or the Acquired Property (as defined in the Plan) will be received.

(3)  Dkt. No.       .

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H.                                   The Debtors’ payment of the Break-Up Fee to the Stalking Horse under the terms and conditions set forth in the Stalking Horse SPA should be approved because, among other things: (1) the protection afforded to the Stalking Horse by the Break-Up Fee was a material inducement for, and express condition of, the Stalking Horse’s willingness to enter into the Stalking Horse SPA; and (2) the Stalking Horse is unwilling to commit to hold open its offer to effect the Transaction under the terms and conditions of the Stalking Horse SPA unless it is assured of payment of the Break-Up Fee as provided therein.  Thus, assurance to the Stalking Horse of payment of the Break-Up Fee has promoted (and will promote) more competitive bidding by, among other things, inducing NBI’s offer, which offer otherwise would not have been made and without which competitive bidding would be limited.  Further, the Break-Up Fee induced the Stalking Horse to conduct due diligence with respect to the Transaction.  Thus, the Stalking Horse has provided a material and substantial benefit to the Debtors’ estates, their creditors and other parties-in-interest by increasing the likelihood that the price for the Acquired Property reflect their true value.  Accordingly, the Bid Procedures and the Break-Up Fee are fair, reasonable and appropriate and represent the best method for maximizing value for the benefit of the Debtors’ estates.

I.                                        The service of the Transaction Notice substantially in the form attached as Exhibit B, and the service of one or more subsequent notices (the “Supplemental Notices”), for which the Court’s approval will be sought, advising parties of, among other things, (1) the deadline to file objections to the Transaction; and (2) the date of the Combined Hearing, are adequate and reasonably calculated to provide due, proper, and timely notice to all interested parties of (a) the Bid Procedures; (b) the Auction of, and/or transaction involving, the New Cano Shares or the Acquired Property; (c) the deadline to object to the Transaction, and (iv) the

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hearing to consider the sale of the Acquired Property (the “Sale Hearing”) and the Confirmation Hearing in accordance with Bankruptcy Rule 2002 and the applicable provisions of the Bankruptcy Code.(4)  No other or further notice is necessary.

J.                                        The service of the notice of the assumption and/or assignment of executory contracts and unexpired leases (the “Assumption Notice”), substantially in the form attached as Exhibit C, is adequate and reasonably calculated to provide due, proper and timely notice to all counterparties of the potential assumption (and, if applicable, assignment) of their executory contracts and unexpired leases and the Cure Amounts.  No other or further notice is necessary.

K.                                   The findings of fact and conclusions of law herein constitute the Court’s findings of fact and conclusions of law for the purposes of Bankruptcy Rule 7052, made applicable pursuant to Bankruptcy Rule 9014.  To the extent any findings of facts are conclusions of law, they are adopted as such.  To the extent any conclusions of law are findings of fact, they are adopted as such.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.                                      The Motion is GRANTED in its entirety and as set forth herein.

2.                                      All objections to the relief requested in the Motion, if any, that have not been withdrawn, waived, or settled as announced to the Court at the Bid Protections Hearing are denied and OVERRULED in their entirety on the merits, with prejudice.

3.                                      The Stalking Horse SPA, including all schedules, addendums, exhibits, annexes, or other attachments thereto, is hereby APPROVED, and the Debtors are hereby granted the power and authority to execute, and deliver, and to perform all of their obligations under, the Stalking Horse SPA and all of the other Transaction Documents as defined therein.

(4)  In the event that the Plan is not confirmed for any reason, these Bid Procedures may be used in conjunction with and to support a sale of assets pursuant to a motion filed with the Bankruptcy Court provided that any distributions of proceeds from such sale shall be subject to further Order of the Bankruptcy Court.

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Notwithstanding the foregoing, the consummation of the Transaction shall remain subject to the entry of an Order confirming the Plan.

4.                                      The Bid Procedures are hereby APPROVED in their entirety in the form attached as Exhibit A.  The Debtors are authorized to take any and all actions necessary or appropriate to implement the Bid Procedures.

5.                                      The process for submitting Qualified Bids (as defined in the Bid Procedures) is fair, reasonable and appropriate and is designed to maximize recoveries for the benefit of the Debtors’ estates, their creditors and other parties in interest.  The Debtors may proceed with the Transaction, as applicable, in accordance with the Bid Procedures.  Any disputes as to the selection of the Qualifying Bid, Initial Highest Bid and/or Successful Bid (all as defined in the Bid Procedures) shall be resolved by this Court.

6.                                      The Debtors shall serve this Order by (a) first class United States mail, postage prepaid on the parties identified on the Master Service List (who do not receive electronic notice) at the addresses set forth therein; and (b) the Court’s electronic filing system (“ECF”) on those parties receiving electronic notice by such system.

7.                                      The Transaction Notice, in the form attached as Exhibit B, is hereby APPROVED.

8.                                      Within five (5) business days after the Court enters this Order, the Debtors shall serve the Transaction Notice by (a) first class United States mail, postage prepaid on (i) the parties identified on the Master Service List maintained in these Cases (who do not receive electronic notice) at the addresses set forth therein; (ii) the parties identified on the Creditor Matrix filed in these Cases at the addresses set forth therein; (iii) the parties that have filed proofs of claim in these Cases at the addresses set forth in the respective proofs of claim; (iv) the

6

counterparties to executory contracts and unexpired leases with one or more of the Debtors; (v) all other parties who have expressed an interest in acquiring or in investing in the Debtors or any of their assets or interests; and (vi) the Debtors’ equity holders; (b) the Court’s ECF on those parties receiving electronic notice by such system; (c) by publication of the Transaction Notice in the national edition of The Wall Street Journal and other periodicals of the Debtors’ choice, if any.

9.                                      The Transaction Notice shall be deemed proper, due, timely, good, and sufficient notice of, among other things, the entry of this Order, the Bid Procedures, the Auction (if required under the Bid Procedures), the Sale Hearing, the Confirmation Hearing, and the proposed Transaction, including the vesting or transferring of substantially all of the Debtors’ assets free and clear of any and all Liens (as defined in the Plan), claims and other interests except as otherwise set forth in the Plan, and the procedure for objecting thereto.

10.                               The Assumption Notice, in the form attached as Exhibit C, is hereby APPROVED.

11.                               The Assumption Notice (a) contains the type of information required under Bankruptcy Rule 2002 that is currently known to the Debtors; and (b) is reasonably calculated to provide due, adequate and timely notice to all interested parties of (i) the potential assumption (and, as applicable, assignment) of executory contracts and unexpired leases, and (ii) the maximum amount and manner offered to satisfy the Cure Amounts.

12.                               Within five (5) business days after the Court enters this Order, the Debtors shall serve the Assumption Notice by (a) first class United States mail, postage prepaid on (i) the parties identified on the Master Service List maintained in these Cases (who do not receive electronic notice) at the addresses set forth therein, and (ii) all counterparties to executory

7

contracts and unexpired leases of the Desired 365 Contracts; and (b) the Court’s ECF on those parties receiving electronic notice by such system.

13.          The Assumption Notice is deemed proper, due, timely, good, and sufficient notice of, among other things, the proposed assumption (and, if applicable, assignment) of the Desired 365 Contracts, the Cure Amounts, and the procedures for objecting thereto.

14.          The Auction is necessary to determine whether any person, other than the Stalking Horse, is willing to enter into a definitive agreement on terms and conditions more favorable to the Debtors than the Stalking Horse SPA.  The protections afforded to Stalking Horse by the Break-Up Fee were material inducements for, and express conditions of, the Stalking Horse’s willingness to enter into the Stalking Horse SPA, given the possibility that the Debtors may terminate the Stalking Horse SPA if a higher or otherwise better offer is identified.  The Stalking Horse has indicated that it is unwilling to commit to hold open its proposal to consummate the Transaction under the terms and conditions of the Stalking Horse SPA absent approval of the Break-Up Fee.

15.          The Break-Up Fee as set forth in the Stalking Horse SPA is hereby APPROVED.

16.          The Break-Up Fee shall be a joint and several obligation of the Debtors, shall be paid when due, and shall constitute an administrative expense claim against each Debtor under Bankruptcy Code §§ 503(b) or 507(a)(2).

17.          The Debtors are authorized and directed to pay the Break-Up Fee, in cash, on the date that an alternative transaction is consummated by the Debtors or one business day thereafter, from the sale proceeds thereof or otherwise from the Debtors’ cash balances in accordance with the Stalking Horse SPA and this Order without need for any further action by the Court.

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18.          The attendance and participation by the Stalking Horse at the Auction shall not terminate or otherwise adversely affect any of its respective rights and obligations under the Stalking Horse SPA, including the right of the Stalking Horse to receive the Break-Up Fee(5) and to terminate the Stalking Horse SPA in accordance with the Stalking Horse SPA.

19.          No person or entity, other than the Stalking Horse, shall be entitled to any expense reimbursement, break-up fee, “topping,” termination or similar fee or payment.

20.          The Objection and Cure Procedures are APPROVED.

21.          Objections, if any, to the Transaction and/or the proposed assumption (and, if applicable, assignment) of the Desired 365 Contracts, including but not limited to objections relating to any Cure Amounts and/or adequate assurances of future performance, must (a) be in writing; (b) state with specificity the nature of such objection; (c) if concerning a Cure Amount, set forth a specific default in the Desired 365 Contract and claim a specific monetary amount that differs from the Cure Amount (if any) specified by the Debtors in the Assumption Notice (with appropriate documentation in support thereof); and (d) comply with the Federal Rules of Bankruptcy Procedure.

22.          Objections, if any, must be filed with this Court and served upon the following parties in accordance with the Assumption Notice on or before 4:00 p.m., (Prevailing Central Time), on January       , 2012 (the “Objection Deadline”)(6): (i) counsel for the Debtors at Thompson & Knight LLP, Attn: David M. Bennett, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas, 75202-4693, (fax) 214.969.1799, david.bennett@tklaw.com; (ii) counsel for the Stalking Horse at McDonald, McCann, & Metcalf LLP, Attn:  Gary McDonald, 15 E. 5th Street, Suite 1800, Tulsa, Oklahoma 74103, (fax) 918.430.3770, gmcdonald@mmmsk.com, (iii)

(5)  Subject to the Stalking Horse’s obligation to act as a Back-Up Bidder if it makes a Qualifying Bid at the Auction in accordance with the Bid Procedures.

(6)  The Supplemental Notices shall identify the Objection Deadline.

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counsel for the Pre-Petitions Agents at Bracewell & Giuliani LLP, Attn: William (Trey) Wood, III, 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770, (fax) 713.221.2124, trey.wood@bgllp.com, and (iv) the United States Trustee’s Office at Office of the United States Trustee, Attn:                             , 1100 Commerce Street, Room 9-C-60, Dallas, Texas, 75242, (fax) 214.767.6530,                             @usdoj.gov, (collectively, the “Notice Parties”).

23.          The Debtors are authorized to amend the Assumption Notice by adding or deleting Desired 365 Contracts and/or amending Cure Amounts at any time before the Combined Hearing by sending a new or amended Assumption Notice; provided, however, that counterparties to any Desired 365 Contracts that are added to the Assumption Notice or whose Cure Amounts are amended shall have the right to (i) object to such addition/deletion or Cure Amount amendment, and (ii) modify their vote to accept or reject the Plan.

24.          Any Person (as defined in the Plan) failing to timely file an objection to the Transaction, shall be forever barred from objecting to the Transaction, including the vesting or transferring of substantially all of the Debtors’ assets Free and Clear (as defined in the Plan), claims and other interests except as otherwise set forth in the Plan, and will be deemed to consent to the Transaction, including the vesting or transferring of substantially all of the Debtors’ assets Free and Clear (as defined in the Plan), claims and other interests except as otherwise set forth in the Plan and provided by such Transaction.

25.          Any Person (as defined in the Plan) failing to timely file an objection to any Cure Amounts set forth in the Assumption Notice or the proposed assumption (and, if applicable, assignment) of the Desired 365 Contracts shall be forever barred from objecting to the assumption of the Cure Amounts and from asserting a claim for any cure or other amounts against any Debtors, their estates, the Reorganized Debtors (if applicable), the Stalking Horse, or

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any of their respective affiliates (or such other Person that agrees to purchase the New Cano Stock or Acquired Property under a different transaction that is approved by the Bankruptcy Court) with respect to its Desired 365 Contract arising before assumption (and, if applicable, assignment) of the Desired 365 Contract and will be deemed to consent to the proposed assumption (and, if applicable, assignment) of its Desired 365 Contract as provided by such Transaction.

26.          Where a counterparty to a Desired 365 Contract files a timely objection asserting a higher Cure Amount than the Cure Amount set forth in the Assumption Notice and the parties are unable to consensually resolve the dispute before the Confirmation Hearing, the amount to be paid or reserved with respect to such objection will be determined at the Confirmation Hearing or such other date and time as may be fixed by this Court.  All other objections to the proposed assumption (and, if applicable, assignment) of the Desired 365 Contracts will be heard at the Confirmation Hearing.

27.          If any Person asserts that any property, other than an executory contract or unexpired lease, cannot be transferred, sold, vested, assumed, and/or assigned Free and Clear (as defined in the Plan), claims and other interests except as otherwise set forth in the Plan, in accordance with the Transaction and Bankruptcy Code § 1141 on account of one or more alleged approval rights, consent rights, preferential purchase rights, rights of purchase, rights of first refusal, rights of first offer, or similar rights, then such Person shall file and serve a notice (a “Rights Notice”) so that the Rights Notice is actually received by the Notice Parties on or before the Objection Deadline.  Each Rights Notice must identify the property or properties that are subject to such alleged right, identify the type of right(s) claimed by such party, identify the

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agreement, document, or statute giving rise to such right, and identify the portion of the agreement, document, or statute giving rise to such right.

28.          Any Person failing to timely file and serve a Rights Notice shall be (a) forever barred from objecting to the transfer, sale, vesting, assumption, and/or assignment of the properties, Free and Clear (as defined in the Plan), claims and other interests except as otherwise set forth in the Plan, and from asserting any alleged approval rights, consent rights, preferential purchase rights, rights of purchase, rights of first refusal, rights of first offer, or similar rights with respect to the Debtors’ transfer, sale, assumption, and/or assignment of the properties, as set forth in (a) the Plan and (b) the Stalking Horse SPA or Purchase and Sale Agreement (if applicable); and (c) deemed to consent to and approve of the transfer, sale, vesting, assumption, and/or assignment of the properties, free and clear of all Liens (as defined in the Plan), claims and other interests except as otherwise set forth in the Plan by the Debtors (regardless of whether such consent must be in writing).

29.          Any Person desiring to submit a bid for the Acquired Property, including, but not limited to, New Cano Stock or the Debtors’ Assets (as defined by the Plan), must comply with the Bid Procedures and shall not be permitted to participate at the Auction unless such Person is an Auction Participant (as defined in the Bid Procedures).

30.          If one or more Qualifying Bids in addition to that of the Stalking Horse is determined by the Debtors in their business judgment to be higher or better than the Stalking Horse’s Qualified Bid, the Debtors will conduct the Auction at 10:00 a.m., (Prevailing Central Time), on                                       , 2012 at the offices of Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201 or at such later time or other place as agreed by the Stalking Horse and the Debtors or approved by Order of this Court, and notify all

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Qualified Bidders (as defined in the Bid Procedures).  Qualified Bidders seeking to participate as a bidder at the Auction shall comply with the Bid Procedures.

31.          Notwithstanding Bankruptcy Rules 6004, 6006 or otherwise, this Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing.  To the extent applicable, the stays described in Bankruptcy Rules 6004(h) and 6006(d) are hereby waived.

32.          Nothing in this order or the Motion shall be construed as prejudicing any rights the Debtors may have to dispute or contest the amount, or the basis for any claims against the Debtors in connection with or related to the claims addressed by this Order.

33.          The Debtors, their officers, employees, and agents are authorized and empowered to take such actions as may be necessary and appropriate to implement the terms of this Order.  It is further

34.          This Court shall retain jurisdiction to hear and consider all disputes arising out of the interpretation or implementation of this Order.

# # # END OF ORDER # # #

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EXHIBIT D

FORM OF ESCROW AGREEMENT

[See attached.]

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is executed as of March 7, 2012 (the “Effective Date”) by and among HAL COMMERCIAL ESCROW SERVICES, INC., a Texas corporation (“Escrow Agent”), NBI Services, Inc., an Oklahoma corporation (“Buyer”), and Cano Petroleum, Inc., a Delaware corporation (“Cano”).  Buyer and Cano shall be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.            Pursuant to that certain Stock Purchase Agreement dated March 7, 2012 among Cano, Cano Petro of New Mexico, Inc., a Texas corporation, Ladder Companies, Inc., a Delaware corporation, Square One Energy, Inc., a Texas corporation, Tri-Flow, Inc., an Oklahoma corporation, W.O. Energy of Nevada, Inc., a Nevada corporation, WO Energy, Inc., a Texas corporation, W.O. Operating Company, Ltd., a Texas limited partnership, and W.O. Production Company, Ltd., a Texas limited partnership, and Buyer (the “Stock Purchase Agreement”), Buyer has agreed, conditioned upon, among other things, confirmation of an order of the United States Bankruptcy Court for the Northern District of Texas approving a plan of reorganization of Cano and its subsidiaries to purchase 1,000 shares of common stock, par value $0.01 per share, of the reorganized Cano.

B.            Buyer will deliver into escrow a total of $2,000,000 (the “Escrow Funds”) to be distributed by Escrow Agent in accordance with the terms and conditions hereof.

C.            Escrow Agent is willing to serve as escrow agent on the terms and conditions provided in this Escrow Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the Parties and Escrow Agent set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the Parties and Escrow Agent, the Parties and Escrow Agent hereby agree as follows:

1.             Appointment of Escrow Agent.  The Parties hereby appoint Escrow Agent as their agent and custodian to hold, invest and disburse the Escrow Funds and any earnings and interest thereon in accordance with the terms of this Escrow Agreement.

2.             Delivery of Funds to Escrow Agent.  No later than the Effective Date, Buyer shall deliver the Escrow Funds, in immediately available funds, to Escrow Agent.  Upon receipt of the Escrow Funds, Escrow Agent shall hold the Escrow Funds on behalf of the Parties under the terms of this Escrow Agreement and distribute the Escrow Funds in accordance with Section 4.  On or before the Effective Date, Escrow Agent will notify the Parties of the account(s) of Escrow Agent maintained at the Bank (as hereinafter defined) into which Buyer should deposit the Escrow Funds.

3.             Investment of Escrow Funds.  Escrow Agent shall hold and maintain all cash funds comprising the Escrow Funds in a money market account (the “Escrow Account”) established and maintained by Escrow Agent at the Bank.  All earnings and interest from the Escrow Funds deposited in the Escrow Account shall also constitute Escrow Funds.

4.             Distribution of Escrow Funds by Escrow Agent.  Within three (3) business days after Escrow Agent receives a fully completed notice in the form attached hereto as Exhibit A and executed by the Parties (a “Distribution Notice”), and provided that such Distribution Notice does not contain any additional conditions or instructions that do not appear on Exhibit A, Escrow Agent shall deliver all or a portion of the Escrow Funds pursuant to the Distribution Notice, less any amounts owed under Section 11.

5.             Termination of Escrow Agreement.  This Escrow Agreement shall automatically terminate without any further action or notice by Escrow Agent or any other Party upon the disbursement of the entire balance of the Escrow Funds including any earnings and interest thereon pursuant to Section 4.  In addition, this Escrow Agreement may be terminated by mutual agreement of the Buyer and Cano, provided that written notice thereof is provided to Escrow Agent.  Such notice shall specify the joint instructions for distribution of all Escrow Funds.  For the avoidance of doubt, in the event this Escrow Agreement is so terminated, Escrow Agent shall be entitled to the compensation provided in Section 11.

6.             Duties of Escrow Agent.  Escrow Agent hereby accepts its obligations under this Escrow Agreement, and represents that it has the legal power and authority to enter into this Escrow Agreement and perform its obligations hereunder.  Escrow Agent further agrees that all Escrow Funds held by Escrow Agent hereunder shall be segregated from all other property held by Escrow Agent and shall be identified as being held in connection with this Escrow Agreement.  Segregation may be accomplished by appropriate identification on the books and records of Escrow Agent.  Escrow Agent agrees that its documents and records with respect to the transactions contemplated hereby will be available for examination by the Parties upon reasonable advance written notice and during Escrow Agent’s normal business hours.

7.             Conditions to Responsibilities of Escrow Agent. Acceptance by Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the Parties hereby agree shall define the rights, duties and immunities of Escrow Agent:

(a)           The duties and obligations of Escrow Agent hereunder shall be purely ministerial, shall be determined solely by the express provisions of this Escrow Agreement, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement.  Without limiting the generality of the foregoing, the Parties acknowledge and agree that Escrow Agent is not a party to, or liable or bound in any way under the Stock Purchase Agreement.

(b)           Escrow Agent shall not be responsible for any failure or inability of the Parties to comply with any of the provisions of any other agreement to which they may be party, including, without limitation the Stock Purchase Agreement.

(c)           THE PARTIES AGREE, JOINTLY AND SEVERALLY, TO INDEMNIFY AND HOLD HARMLESS THE ESCROW AGENT, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (INDIVIDUALLY “INDEMNIFIED PARTY” AND COLLECTIVELY, “INDEMNIFIED PARTIES”) FROM ANY COSTS, DAMAGES, EXPENSES OR CLAIMS, INCLUDING REASONABLE ATTORNEYS’ FEES (COLLECTIVELY, “EXPENSES”), WHICH THE ESCROW AGENT OR OTHER INDEMNIFIED PARTIES MAY INCUR OR SUSTAIN AS A RESULT OF OR ARISING OUT OF THIS ESCROW AGREEMENT OR DUTIES OF THE ESCROW AGENT OR THE OTHER INDEMNIFIED PARTIES RELATING THERETO; AND ESCROW AGENT IS HEREBY GIVEN A LIEN UPON AND SECURITY INTEREST IN THE ESCROW FUNDS SUBJECT TO THIS ESCROW AGREEMENT, TO SECURE ESCROW AGENT’S RIGHTS TO SUCH PAYMENT OR REIMBURSEMENT.  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE) OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PARTY WITH REGARD TO THOSE CERTAIN EXPENSES (IF ANY) WHICH ARE DETERMINED BY A FINAL NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION TO HAVE BEEN PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.  ANYTHING IN THIS ESCROW AGREEMENT TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL THE ESCROW AGENT OR THE OTHER INDEMNIFIED PARTIES BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER INCLUDING, BUT NOT LIMITED TO, LOST PROFITS.  THE OBLIGATION TO INDEMNIFY THE ESCROW AGENT AND THE OTHER INDEMNIFIED PARTIES SHALL SURVIVE THE TERMINATION OF THIS ESCROW AGREEMENT.

(d)           Escrow Agent shall be fully protected in acting on and relying upon any written notice (including, without limitation, any Distribution Notice), direction, request, waiver, consent, receipt or other

2

paper or document that Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties.  Further, Escrow Agent shall not have any duty or obligation to verify that any terms or conditions of this Escrow Agreement required for any Party to submit a Distribution Notice to Escrow Agent have been satisfied, and Escrow Agent may rely on the delivery of each Distribution Notice to Escrow Agent as conclusive evidence of the satisfaction of such terms and conditions.

(e)           Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything else which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

(f)            Escrow Agent may seek the advice of legal counsel (including that of Higier Allen & Lautin, P.C., a law firm affiliated with Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

(g)           In the event of any dispute hereunder or in the event Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall have the right at any time (but shall not be obligated) to: (i) retain the Escrow Funds until Escrow Agent shall have received (A) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Funds, together with a legal opinion by counsel for the presenting Party satisfactory to Escrow Agent to the effect that the order is final and non-appealable, in which case Escrow Agent shall disburse the Escrow Funds in accordance with such court order or (B) a written agreement without any conditions for disbursement executed by all of the Parties directing delivery of the Escrow Funds, in which case Escrow Agent shall disburse the Escrow Funds in accordance with such written agreement; or (ii) institute a bill of interpleader in a court of competent jurisdiction to determine the rights of the Parties and thereafter be absolved of any further duty or obligation hereunder with respect to the Escrow Funds.

8.             Tax Matters.  All income earned with respect to the Escrow Funds shall be for the account of Buyer and Cano, and all federal, state and local taxes based upon or measured by net or gross income arising from the Escrow Funds shall be paid equally by Buyer and Cano out of such income and reported to the Internal Revenue Service as having been so allocated and paid.  Concurrently with the execution of this Escrow Agreement, Buyer and Cano shall deliver to Escrow Agent a fully completed and executed IRS Form W-9.

9.             Disclosure Regarding Relationship with Bank.  The Parties acknowledge that Escrow Agent shall utilize Texas Capital Bank, National Association (“Bank”) as the depository for the Escrow Funds and any earnings and interest thereon constituting the Escrow Funds, that Escrow Agent has an independent business relationship with the Bank, and that the Bank may receive compensation from Escrow Agent in connection with this Escrow Agreement.

10.          Release of Claims against Escrow Agent.  The Parties each hereby unconditionally release the Escrow Agent and/or any of, as the case may be, its assigns, officers, directors, employees, legal counsel, and any and all subsidiaries, successors, predecessors (collectively, the “Released Parties”) from any and all claims or liabilities of any kind whatsoever which the Parties may have or may have had against the Released Parties in connection with this Escrow Agreement; provided that the Parties do not release the Released Parties for any claims or liabilities for willful misconduct or gross negligence which may arise from the Escrow Agent’s duties under this Escrow Agreement.

11.          Compensation.  Escrow Agent shall be paid for its services to be rendered hereunder in accordance with Schedule 1 and the Parties agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), which amounts shall be paid to and may be unilaterally withdrawn by Escrow Agent from the Escrow Funds.  The Parties shall be jointly and severally responsible for such compensation of Escrow Agent.  Notwithstanding anything to the contrary in this Escrow Agreement, the disbursement fee set forth in Schedule 1 shall be deducted from the amount of each disbursement to be made by the Escrow Agent

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pursuant to this Escrow Agreement.  The obligations of the Parties under this Section 11 shall survive the termination of this Escrow Agreement.

12.          Resignation of Escrow Agent; Appointment of Successor.  Escrow Agent acting at any time hereunder may resign at any time by giving thirty (30) days prior written notice of resignation to the Parties, such resignation to be effective upon the appointment of a successor Escrow Agent.  In addition, the Parties may cause the removal of Escrow Agent at any time upon providing ten (10) days written notice executed by all of the Parties regarding the same.  In either event, the Parties shall appoint as successor Escrow Agent a bank or trust company satisfactory to them by a written instrument delivered to each of the retiring Escrow Agent and the successor Escrow Agent, and upon such appointment and its acceptance thereof, the successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as of the effective date of resignation or removal as though it had been originally named herein, the retiring Escrow Agent shall be discharged from all duties and obligations thereafter arising or accruing hereunder, and the retiring Escrow Agent shall duly transfer and deliver to the successor Escrow Agent the Escrow Funds and any other property then held by the retiring Escrow Agent hereunder.  After any retiring Escrow Agent’s resignation or removal hereunder, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken, omitted or suffered by it while it was the Escrow Agent hereunder.

13.          Notices.  All notices (including, without limitation, any Distribution Notice), requests, demands and other communications hereunder shall be given in writing and shall be:  (a) personally delivered; (b) sent by facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service.  The respective addresses to be used for all such requests, demands or other communications hereunder are as follows:

If to Buyer:

NBI Services, Inc.

PO Box 4470

Tulsa, OK  74159

Attn:  Richard Nichols

Fax:  (918) 582-0777

with a copy to:

McDonald, McCann & Metcalf, LLP

15 East 5th Street, Suite 1800

Tulsa, OK  74103

Attn:  Gary M. McDonald and Chad J. Kutmas

Fax:  (918) 430-3707

If to Cano:

Cano Petroleum, Inc.

6500 North Belt Line Road, Suite 200

Irving, Texas 75063

Attn: James R. Latimer

Fax:  (214) 687-9298

with a copy to:

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas  75201

Attn:  Arthur J. Wright; David M. Bennett; Wesley P. Williams

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Fax:  (214) 999-1695; (214) 880-3293; (214) 999-1567

If to Escrow Agent:

HAL Commercial Escrow Services, Inc.

5057 Keller Springs Road, Suite 600

Addison, Texas  75001

Attn: Thomas Higier

Tel:         (972) 716-1888

Fax:        (972) 716-1899

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.  Any Party may change its address for the purposes of this Escrow Agreement by giving written notice thereof in accordance with this Section.

14.          Governing Law.  This Escrow Agreement is being delivered and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Texas without regard for conflicts of laws principles.

15.          General.  Unless otherwise provided in this Escrow Agreement, the term “days” means calendar days.  All references to “Section” or “Sections,” contained herein are, unless specifically indicated otherwise, references to sections of this Escrow Agreement.  The Section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.  This Escrow Agreement and any affidavit, certificate, instrument, agreement, notice (including, without limitation, any Distribution Notice) or other document required to be provided hereunder may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.  This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written and oral with respect to the subject matter hereof.  No party hereto has relied on any representations or agreements of any other, except as specifically set forth in this Escrow Agreement.  Any references herein to “Exhibit” or “Schedule” are references to exhibits or schedules attached hereto, all of which are made a part hereof for all purposes, the same as if set forth verbatim herein.  Except as expressly provided herein, this Escrow Agreement or any provision hereof may be terminated, amended, modified or waived only by written instrument duly signed by the parties hereto.  This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and permitted assigns.  This Escrow Agreement is for the sole and exclusive benefit of the parties hereto and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.  Except as expressly provided herein, this Escrow Agreement may not be assigned by any party hereto without the written consent of the other parties hereto and any attempted assignment without such written consent shall be null and void and without legal effect.  If any provision of this Escrow Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their respective authorized officers as of the Effective Date.

ESCROW AGENT:

HAL COMMERCIAL ESCROW SERVICES, INC.,
a Texas corporation

By:
Name:
Title:

BUYER:

NBI SERVICES, INC.,
an Oklahoma corporation

By:
Richard J. Nichols,
Chief Executive Officer

CANO:

CANO PETROLEUM, INC.,
a Delaware corporation

By:
James R. Latimer III,
Chief Executive Officer

ESCROW AGREEMENT

SIGNATURE PAGE

SCHEDULE 1

HAL COMMERCIAL ESCROW SERVICES, INC.

(“Escrow Agent”)

Schedule of Fees

Reasonable additional compensation may be charged for time and expenses where services provided are not covered under this fee schedule or where standard fees do not adequately compensate for services provided or costs incurred. All fees are due at the time the account is established.  The annual fee is not prorated if account closes in less than twelve (12) months.

The escrow documents must substantially include provisions which will be provided.  All documents must be reviewed by counsel for the Escrow Agent.  Legal review hours in excess of three (3) incurred either in connection with the establishment or administration of the escrow will be billed to the parties or charged to the account.

Services include establishment of escrow, deposit and investment of funds into one (1) or more accounts (as deemed appropriate by Escrow Agent, in the exercise of its sole discretion) at a federally insured bank or financial institution, monthly statements regarding escrow account(s), processing receipts and disbursements and monitoring administration and ultimate resolution of escrow.

Set up fee:	$2,500.00

Annual Fee:	One-tenth of one percent (0.1 of 1%) of fair market value of aggregate escrowed assets (minimum $1,000.00) (payable in advance)

Receipts/Disbursements:	$25.00 each

Individual Confirms:	$10.00 each

Additional Information:

Whenever Escrow Agent receives less than forty-eight (48) hours notice (as defined by receipt of proposed documents that are being considered by Escrow Agent), an additional $1,000.00 set up fee will be charged.  Escrow Agent may additionally charge the reasonable fees and expenses of its tax advisors.

Upon notice to client, fees are subject to change.

EXHIBIT A

DISTRIBUTION NOTICE

             , 20

DELIVERED VIA PRIVATE OVERNIGHT DELIVERY SERVICE

HAL Commercial Escrow Services, Inc.

5057 Keller Springs Road, Suite 600

Addison, Texas  75001

Attn: Thomas Higier

NBI Services, Inc.

PO Box 4470

Tulsa, OK  74159

Attn:  Richard Nichols

Cano Petroleum, Inc.

6500 North Belt Line Road, Suite 200

Irving, Texas 75063

Attn: James R. Latimer

Re:                             Escrow Agreement dated March 7, 2012 (the “Escrow Agreement”) by and among HAL COMMERCIAL ESCROW SERVICES, INC., a Texas corporation (“Escrow Agent”), NBI SERVICES, INC., an Oklahoma corporation (“Buyer”) and CANO PETROLEUM, INC, a Delaware corporation (“Cano”).

Dear Mr. Higier:

Reference is hereby made to the Escrow Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Escrow Agreement.  Pursuant to Section 4 of the Escrow Agreement, each of the undersigned hereby instructs the Escrow Agent to disburse by wire transfer $                                   of the Escrow Funds (less any fees due to Escrow Agent under the Escrow Agreement), as follows:

Bank Name:
ABA Routing Number:
Name on Account:
Account Number:

Should there be insufficient Escrow Funds to make such wire transfer, Escrow Agent is authorized to disburse by wire transfer the balance of the Escrow Funds (less any fees due to Escrow Agent under the Escrow Agreement) to the above account number.

Each of the undersigned hereby certifies that (a) all information set forth herein is correct and requests that Escrow Agent distribute the above-identified Escrow Funds in accordance with and as set forth in the Escrow Agreement and this Distribution Notice, (b) a copy of this Distribution Notice has been delivered to each party required to receive this Distribution Notice under the Escrow Agreement on the date and by the method of delivery indicated above, and (c) the undersigned is authorized to execute and deliver this Distribution Notice.  This Distribution Notice may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

BUYER:

NBI SERVICES, INC.,
an Oklahoma corporation

By:
Richard J. Nichols,
Chief Executive Officer

CANO:

CANO PETROLEUM, INC.,
a Delaware corporation

By:
James R. Latimer III,
Chief Executive Officer